   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1999


                                                      REGISTRATION NO. 333-60355
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 7

                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                             AIMCO PROPERTIES, L.P.
           (Exact name of co-registrant as specified in its charter)


                     MARYLAND                                           84-1259577
                     DELAWARE                                           84-1275621
 (State or other jurisdiction of incorporation or         (I.R.S. Employer Identification Number)
                   organization)
      1873 SOUTH BELLAIRE STREET, 17TH FLOOR                          PETER KOMPANIEZ
              DENVER, COLORADO 80222                                     PRESIDENT
                  (303) 757-8101                          1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                                                                  DENVER, COLORADO 80222
                                                                      (303) 757-8101
                                                                    FAX: (303) 753-9538
(Address, including zip code, and telephone number,  (Name, address, including zip code, and telephone
 including area code, of co-registrants' principal                        number,
                executive offices)                      including area code, of agent for service)


                             ---------------------
                                    Copy to:

                              JONATHAN L. FRIEDMAN
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             300 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 687-5000
                              FAX: (213) 687-5600
                             ---------------------
    Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and if there is compliance with General Instruction G, check the following box. [ ]
    If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE          PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
         TO BE REGISTERED              REGISTERED      OFFERING PRICE PER UNIT(1) AGGREGATE OFFERING PRICE REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $.01
  per share(3)....................
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
  $.01 per share(3)...............
------------------------------------------------------------------------------------------------------------------------------
Partnership Preferred Units(4)....    $200,000,000                                      $200,000,000
------------------------------------------------------------------------------------------------------------------------------
Partnership Common Units(4).......    $200,000,000                                      $200,000,000
------------------------------------------------------------------------------------------------------------------------------
         Total....................   $1,000,000,000               (1)                  $1,000,000,000           $295,000
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) To be determined, from time to time, by the Registrants in connection with the issuance of the securities registered hereunder.
(2) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
(3) To be issued by Apartment Investment and Management Company ("AIMCO"). The amount of such securities registered hereby includes (i) shares of Preferred Stock and Class A Common Stock of AIMCO issuable in exchange for Partnership Preferred Units or Partnership Common Units of AIMCO Properties, L.P. tendered for redemption pursuant to the agreement of limited partnership of AIMCO Properties, L.P., plus such additional number of shares of Preferred Stock and Class A Common Stock as may be issuable pursuant to the antidilution adjustment provisions of such agreement and (ii) shares of Class A Common Stock of AIMCO issuable upon conversion of shares of Preferred Stock of AIMCO. In no event will the aggregate maximum offering price of all securities registered under this Registration Statement by AIMCO exceed $600,000,000.
(4) To be issued by AIMCO Properties, L.P.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This filing includes a prospectus supplement relating to an exchange offer for units of limited partnership interest in Shelter Properties IV.



     In accordance with Rule 472(b) the Registrants have not refiled the 89 prospectus supplements for the partnerships listed below filed with Amendment Numbers 2, 3, 4 and 6 since no changes have yet been made to such documents. The base prospectus and the 89 other prospectus supplements filed with Amendment Numbers 2, 3, 4 and 6 continue to remain part of this Registration Statement and will be refiled with future Amendments when changes are made to a particular document.


Angeles Income Properties, Ltd. II
Angeles Income Properties, Ltd. III
Angeles Income Properties, Ltd. IV
Angeles Income Properties, Ltd. 6
Angeles Opportunity Properties, Ltd.
Angeles Partners VII
Angeles Partners VIII
Angeles Partners IX
Angeles Partners X
Angeles Partners XI
Angeles Partners XII
Angeles Partners XIV
Baywood Partners, Ltd.
Brampton Associates Partnership
Buccaneer Trace Limited Partnership
Burgundy Court Associates, L.P.
Calmark/Fort Collins, Ltd.
Calmark Heritage Park II Ltd.
Casa Del Mar Associates Limited Partnership
Catawba Club Associates, L.P.
Cedar Tree Investors Limited Partnership
Century Properties Fund XVI
Century Properties Fund XVIII
Century Properties Fund XIX
Century Properties Growth Fund XXII
Chapel Hill, Limited
Chestnut Hill Associates Limited Partnership
Coastal Commons Limited Partnership
Consolidated Capital Institutional Properties/2
Consolidated Capital Institutional Properties/3
Consolidated Capital Properties III
Consolidated Capital Properties IV
Consolidated Capital Properties V
Consolidated Capital Properties VI
DFW Apartment Investors Limited Partnership
DFW Residential Investors Limited Partnership
Davidson Diversified Real Estate I, L.P.
Davidson Diversified Real Estate II, L.P.
Davidson Diversified Real Estate III, L.P.
Davidson Growth Plus, L.P.
Davidson Income Real Estate, L.P.
Drexel Burnham Lambert Real Estate Associates II
Four Quarters Habitat Apartment Associates, Ltd.
Fox Strategic Housing Income Partners
Georgetown of Columbus Associates, L.P.
HCW Pension Real Estate Fund Limited
  Partnership
Investors First-Staged Equity
Johnstown/Consolidated Income Partners
La Colina Partners, Ltd.
Lake Eden Associates, L.P.
Landmark Associates, L.P.
Minneapolis Associates II Limited Partnership

Multi-Benefit Realty Fund '87-1-Class A*

Multi-Benefit Realty Fund '87-1-Class B*
National Property Investors 8
Northbrook Apartments, Ltd.
Olde Mill Investors Limited Partnership
Orchard Park Apartments Limited Partnership
Park Town Place Associates Limited Partnership
Quail Run Associates, L.P.
Ravensworth Associates Limited Partnership
Rivercreek Apartments Limited Partnership
Rivercrest Apartments, Limited
Riverside Park Associates L.P.
Salem Arms of Augusta Limited Partnership
Shaker Square, L.P.

Shannon Manor Apartments, a Limited Partnership

Sharon Woods, L.P.
Shelter Properties III
Shelter Properties VI
Shelter Properties VII Limited Partnership
Snowden Village Associates, L.P.
Springhill Lake Investors Limited Partnership
Sturbrook Investors, Ltd.
Sycamore Creek Associates, L.P.
Texas Residential Investors Limited Partnership
Thurber Manor Associates, Limited Partnership
U.S. Realty Partners Limited Partnership
United Investors Growth Properties
United Investors Growth Properties II
United Investors Income Properties
Villa Nova, Limited Partnership
Walker Springs, Limited
Wingfield Investors Limited Partnership
Winrock-Houston Limited Partnership
Winthrop Apartment Investors Limited Partnership
Winthrop Growth Investors 1 Limited Partnership
Winthrop Texas Investors Limited Partnership
Woodmere Associates, L.P.
Yorktown Towers Associates

---------------


*This offer will be combined into one prospectus supplement.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 12, 1999


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1999)

                             AIMCO Properties, L.P.
        is offering to acquire units of limited partnership interest of

                             Shelter Properties IV
                        in exchange for your choice of:
                 20.20 of our 8.0% Partnership Preferred Units;
                            of our Partnership Common Units; or
                                $505.00 in cash.

     Generally, you will not recognize any        We will accept all of the outstanding units
immediate taxable gain or loss if you exchange    tendered in response to our offer. Our offer
your units solely for our securities. However,    is not subject to any minimum number of units
you will recognize taxable gain or loss if you    being tendered.
exchange your units for cash.
                                                  You will not pay any fees or commissions if
     We have retained Robert A. Stanger & Co.,    you tender your units.
Inc. to conduct an analysis of our offer and
to render an opinion as to the fairness to you    Our offer and your withdrawal rights will
of the offer consideration from a financial       expire at 5:00 p.m., Denver, Colorado time, on
point of view.                                                , 1999, unless we extend the
                                                  deadline.
     Our offer consideration will be reduced
for any distributions subsequently made by
your partnership prior to the expiration of
our offer.


     SEE "RISK FACTORS" BEGINNING ON PAGE S-23 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF RISK FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:


     - We determined the offer consideration of $505 per unit without any arms-length negotiations. Accordingly, our offer consideration may not reflect the fair market value of your units. As of October 31, 1997, your general partner (which is our subsidiary) estimated the net asset value of your units to be $715.00 per unit and an affiliate estimated the net liquidation value of your units to be $737.85 per unit.

     - Although your partnership's agreement of limited partnership provides for termination in the year 2022, the prospectus pursuant to which the units were sold in 1982 indicated that the properties owned by your partnership might be sold within three to eight years of their acquisition if conditions permitted.

     - To date, your partnership still owns three properties. We cannot predict when any properties may be sold.


     - Continuation of your partnership will result in our affiliates continuing to receive management fees from your partnership. Such fees would not be payable if your partnership was liquidated.


     - Your general partner is a subsidiary of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - We are making this offer with a view to making a profit, and therefore, there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.


     - Unlike your partnership, our policy is to reinvest proceeds from the sale or refinancing of our properties.


     - We may change our investment, acquisition and financing policies without a vote of our securityholders.

     - It is possible that we may conduct a subsequent offer at a higher price.


     - If you acquire our securities, your investment will change from holding an interest in a few properties to holding an interest in our large portfolio of properties, thereby fundamentally changing the nature of your investment.



     - Recently, Moody's Investors Service revised its outlook for our ratings from stable to negative.



     - There is currently no market for the Partnership Preferred Units or
       Partnership Common Units. Further, on or after                     , 200
                 we may redeem the Partnership Preferred Units for $25 per unit.



     Neither the Securities and Exchange Commission nor any state securities commission has approved the offer, the securities that may be issued in the offer or the fairness or merits of the offer. In addition, neither the Securities and Exchange Commission nor any state securities commission has
determined if this Prospectus Supplement or the Prospectus, dated           ,
1999 is accurate or adequate. Any representation to the contrary is a criminal offense.


     The Attorney General of the State of New York has not passed on or endorsed the merits of this Offer. Any representation to the contrary is unlawful.


                               February 12, 1999

                               TABLE OF CONTENTS


                                                  PAGE
                                                  -----
QUESTIONS AND ANSWERS ABOUT THE OFFER..........     S-1
SUMMARY........................................     S-2
  The AIMCO Operating Partnership..............     S-2
  Affiliation with your General Partner........     S-2
  Risk Factors.................................     S-2
  Background and Reasons for the Offer.........     S-6
  Valuation of Units...........................    S-10
  Fairness of the Offer........................    S-10
  Stanger Analysis.............................    S-11
  Your Partnership.............................    S-12
  The Offer....................................    S-13
  Terms of the Offer...........................    S-13
  Certain Federal Income Tax Consequences......    S-15
  Comparison of Your Partnership and the AIMCO
    Operating Partnership......................    S-15
  Comparison of Your Units and AIMCO OP Units..    S-15
  Conflicts of Interest........................    S-16
  Source and Amount of Funds and Transactional
    Expenses...................................    S-16
  Summary Financial Information of AIMCO
    Properties, L.P............................    S-17
  Summary Pro Forma Financial and Operating
    Information of AIMCO Properties, L.P.......    S-19
  Summary Financial Information of Shelter
    Properties IV..............................    S-21
  Comparative Per Unit Data....................    S-21
THE AIMCO OPERATING PARTNERSHIP................    S-22
RISK FACTORS...................................    S-23
  Risks to Unitholders Who Tender Their Units
    in the Offer...............................    S-23
    No Third Party Valuation or Appraisal; No
      Arms-Length Negotiation and No General
      Partner Recommendation...................    S-23
    Conflicts of Interest with Respect to the
      Offer....................................    S-23
    Possible Subsequent Offer at a Higher
      Price....................................    S-23
    Possible Recognition of Taxable Gain on a
      Sale of Your Units.......................    S-23
    Offer Consideration May Not Equal the Value
      of Your Partnership......................    S-24
    Offer Consideration May Not Represent
      Future Liquidation Value.................    S-24
    Holding Units May Result in Greater Future
      Value....................................    S-24
    Offer Consideration May Be Less Than
      Liquidation Value........................    S-24
    Offer Consideration May Not Necessarily
      Represent Fair Market Value..............    S-24
    Offer Consideration Equals Estimated
      Liquidation Proceeds.....................    S-24
    Fairness Opinion of Third Party Relied on
      Information We Provided..................    S-25
    Loss of Future Distributions from Your
      Partnership..............................    S-25
    Possible Effect of the Other Exchange
      Offers on Us.............................    S-25
  Risks to Unitholders Exchanging Units for OP
    Units in the Offer.........................    S-25
    Fundamental Change in Nature of
      Investment...............................    S-25
    Uncertain Future Distributions.............    S-25
    Possible Redemption in Required
      Distributions on Preferred OP Units......    S-25
    Possible Recognition of Preferred OP
      Units....................................    S-25
    Possible Recognition of Taxable Gains on OP
      Units....................................    S-26
    Fundamental Change in Number of Properties
      Owned....................................    S-26
    Limitations on Holders of OP Units in
      Effecting a Change of Control............    S-26
    Limitation on Transfer of OP Units.........    S-26
    Limited Voting Rights of Holders of OP
      Units....................................    S-26
    Lack of Trading Market for OP Units........    S-26



                                                  PAGE
                                                  -----
    Litigation Associated with Partnership
      Acquisitions.............................    S-26
    Dilution of Interests of Holders of OP
      Units....................................    S-27
  Risks to Unitholders Who Do Not Tender Their
    Units in the Offer.........................    S-27
    Possible Increase in Control of Your
      Partnership by Us........................    S-27
    Recognition of Gain Resulting from Possible
      Future Reduction in Your Partnership
      Liabilities..............................    S-27
    Possible Termination of Your Partnership
      for Federal Income Tax Purposes..........    S-27
    Lack of Trading Market for Units...........    S-27
    Possible Change in Time Frame Regarding
      Sale of Properties.......................    S-27
    Possible Reduction of Available Information
      About Your Partnership...................    S-28
SPECIAL FACTORS TO CONSIDER....................    S-28
BACKGROUND AND REASONS FOR THE OFFER...........    S-28
  Background of the Offer......................    S-28
  Alternatives Considered......................    S-30
  Expected Benefits of the Offer...............    S-32
  Disadvantages of the Offer...................    S-33
VALUATION OF UNITS.............................    S-34
FAIRNESS OF THE OFFER..........................    S-35
  Position of the General Partner of Your
    Partnership With Respect to the Offer;
    Fairness...................................    S-35
  Fairness to Unitholders who Tender their
    Units......................................    S-37
  Fairness to Unitholders who do not Tender
    their Units................................    S-37
  Comparison of Consideration to Alternative
    Consideration..............................    S-38
  Allocation of Consideration..................    S-43
STANGER ANALYSIS...............................    S-43
  Experience of Stanger........................    S-43
  Summary of Materials Considered..............    S-44
  Summary of Reviews...........................    S-45
  Conclusions..................................    S-47
  Assumptions, Limitations and
    Qualifications.............................    S-47
  Compensation and Material Relationships......    S-48
YOUR PARTNERSHIP...............................    S-48
  General......................................    S-48
  Capital Replacement..........................    S-48
  Borrowing Policies...........................    S-49
  Competition..................................    S-49
  Legal Proceedings............................    S-49
  Additional Information Concerning Your
    Partnership................................    S-49
  History of the Partnership...................    S-49
  General Policy Regarding Sales and
    Refinancings of Partnership Properties.....    S-50
  Property Management..........................    S-50
  Fiduciary Responsibility of the General
    Partner of Your Partnership................    S-50
  Distributions................................    S-51
  Beneficial Ownership of Interests in Your
    Partnership................................    S-51
  Compensation Paid to the General Partner and
    its Affiliates.............................    S-52
THE OFFER......................................    S-53
  Terms of the Offer; Expiration Date..........    S-53
  Acceptance for Payment and Payment for
    Units......................................    S-53
  Procedure for Tendering Units................    S-54
  Withdrawal Rights............................    S-57
  Extension of Tender Period; Termination;
    Amendment..................................    S-57
  Fractional OP Units..........................    S-58
  Future Plans of the AIMCO Operating
    Partnership................................    S-58
  Voting by the AIMCO Operating Partnership....    S-59

                                                  PAGE
                                                  -----
  Dissenters' Rights...........................    S-59
  Conditions of the Offer......................    S-59
  Effects of the Offer.........................    S-61
  Certain Legal Matters........................    S-62
  Fees and Expenses............................    S-64
  Accounting Treatment.........................    S-64
CERTAIN FEDERAL INCOME TAX CONSEQUENCES........    S-65
  Tax Consequences of Exchanging Units Solely
    for OP Units...............................    S-65
  Tax Consequences of Exchanging Units for Cash
    and OP Units...............................    S-66
  Tax Consequences of Exchanging Units Solely
    for Cash...................................    S-66
  Adjusted Tax Basis...........................    S-66
  Character of Gain or Loss Recognized Pursuant
    to the Offer...............................    S-67
  Passive Activity Losses......................    S-67
  Foreign Offerees.............................    S-68
  Certain Tax Consequences to Non-Tendering and
    Partially-Tendering Offerees...............    S-68
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO
  OPERATING PARTNERSHIP........................    S-70
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS....    S-78
DESCRIPTION OF PREFERRED OP UNITS..............    S-84
  General......................................    S-84
  Ranking......................................    S-84
  Distributions................................    S-84



                                                  PAGE
                                                  -----
  Allocation...................................    S-85
  Liquidation Preference.......................    S-85
  Redemption...................................    S-86
  Voting Rights................................    S-86
  Restrictions on Transfer.....................    S-87
DESCRIPTION OF CLASS I PREFERRED STOCK.........    S-87
COMPARISON OF PREFERRED OP UNITS AND CLASS I
  PREFERRED STOCK..............................    S-89
CONFLICTS OF INTEREST..........................    S-93
  Conflicts of Interest with Respect to the
    Offer......................................    S-93
  Conflicts of Interest that Currently Exist
    for Your Partnership.......................    S-93
  Competition Among Properties.................    S-93
  Features Discouraging Potential Takeovers....    S-93
  Future Exchange Offers.......................    S-93
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL
  EXPENSES.....................................    S-94
LEGAL MATTERS..................................    S-95
EXPERTS........................................    S-95
PRO FORMA FINANCIAL STATEMENTS.................     P-1
OPINION OF ROBERT A. STANGER & CO., INC. ......     A-1
DIRECTORS AND EXECUTIVE OFFICERS OF APARTMENT
  INVESTMENT AND MANAGEMENT COMPANY AND
  AIMCO-GP, INC. ..............................     B-1

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT DO I NEED TO DO NOW?

A: First, you should read this Prospectus Supplement and the accompanying Prospectus thoroughly and discuss it with your financial and tax advisors. Second, you should decide if you want to tender any of your units and, if so, whether you prefer to receive Partnership Preferred Units, Partnership Common Units, cash or a combination. Third, if you do want to tender any of your units, you should fill out the Letter of Transmittal that accompanies these materials and send it to the Information Agent listed on the back cover of this Prospectus Supplement.

Q:   ARE THERE ANY RESTRICTIONS ON THE NUMBER OF UNITS I MAY TENDER?

A: No. However, if you tender less than all of your units, you must continue to hold at least three units (except for units held by IRAs and Keogh Plans) following our acceptance of tendered units.

Q: WHEN WILL THE OFFER BE COMPLETED AND WHEN WILL I RECEIVE PARTNERSHIP PREFERRED UNITS, PARTNERSHIP COMMON UNITS OR CASH?

A:   You have until                  , 1999 to send your Letter of Transmittal
     to the Information Agent. As soon as practicable after the
       , 1999 deadline, we will deliver to you the Partnership Preferred Units, Partnership Common Units or cash to which you are entitled. However, we reserve the right to extend, terminate or amend the offer and, under certain circumstances, to delay payment for your units.

Q: CAN I CHANGE MY MIND AFTER I HAVE SENT MY LETTER OF TRANSMITTAL TO THE INFORMATION AGENT?

A: Yes. You can withdraw your Letter of Transmittal or submit a new one, changing the number of units you wish to tender or the form of payment you choose to receive. However, you must do this before the expiration of the offer, and you must follow the instructions provided with the Letter of Transmittal and any instructions of the Information Agent.

Q:   WHOM DO I CONTACT FOR ADDITIONAL INFORMATION OR IF I HAVE QUESTIONS?

A: You should feel free to contact the Information Agent listed on the back cover of this Prospectus Supplement.

                                    SUMMARY

     This summary highlights some of the information in this Prospectus Supplement and the accompanying Prospectus.

THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO". AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through wholly owned subsidiaries, AIMCO acts as the sole general partner of, the AIMCO Operating Partnership. As of December 31, 1998, AIMCO owned approximately an 83% interest in the AIMCO Operating Partnership. As of December 31, 1998, our portfolio of owned or managed properties included 379,363 apartment units in 2,147 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled by the National Multi Housing Council, we believe that we are one of the largest owners and managers of multifamily apartment properties in the United States. As of December 31, 1998, we:

     - owned or controlled 63,268 units in 243 apartment properties;

     - held an equity interest in 170,061 units in 901 apartment properties; and

     - managed 146,034 units in 1,003 apartment properties for third party owners and affiliates.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER


     As a result of our October 1, 1998 merger with Insignia Financial Group, Inc., we acquired a 51% ownership interest in Insignia Properties Trust, which has a 100% ownership interest in the general partner of your partnership Shelter Realty IV Corporation and the company that manages the property owned by your partnership.



RISK FACTORS



     You should carefully consider the risks set forth under "Risk Factors" beginning on page S-23 of this Prospectus Supplement and on page 2 of the accompanying Prospectus. The following highlights some of the risks associated with our offer and the disadvantages of the offer to you and should be considered when you review "Summary -- Background and Reasons for the Offer -- Expected Benefits of the Offer":



Risks to Unitholders Who Tender Their Units in the Offer


     NO THIRD PARTY VALUATION OR APPRAISAL. We did not use any third-party appraisal or valuation to determine the value of your partnership's property. We established the terms of our offer, including the exchange ratios and the cash consideration, without any arms-length negotiations.


     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. We are making this offer with a view to making a profit. There is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price. The conflict results from the fact that we determined the offer consideration without negotiating with any other party. We did not consult with or negotiate with the general partner or any limited partner. Since our affiliates receive fees for managing your partnership and its properties, a conflict of interest exists between our continuing the partnership and such fees and the liquidation of the partnership and the termination of such fees.

     POSSIBLE SUBSEQUENT OFFER AT A HIGHER PRICE. It is possible that we may make a subsequent offer at a higher price. Such a decision will depend, among other things, on the performance of the partnership, prevailing interest rates, and our interest in acquiring additional limited partnership interests.



     POSSIBLE RECOGNITION OF TAXABLE GAIN ON A SALE OF YOUR UNITS. In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership. If you tender your units for cash or for both cash and OP Units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us. See "Certain Federal Income Tax Matters."


     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.


     OFFER CONSIDERATION MAY NOT EQUAL THE VALUE OF YOUR PARTNERSHIP. In October 1997, your general partner (which is our affiliate) estimated the net asset value of a unit in your partnership to be $715.00 and an affiliate estimated the net liquidation value of a unit to be $737.85 (which represents the per unit amount of the appraised values discussed below). In November and December 1997, an independent appraiser valued the properties on an unencumbered basis to be $59,000,000. We value your properties on such basis to be less than $51,200,000, after giving effect to approximately $4,600,000 of deferred maintenance. Therefore, it is possible, that the sale of the properties could result in you receiving more per unit than our offer and you would receive more than our offer if any of the properties were actually sold for any of such estimated amounts.



     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership.



     HOLDING UNITS MAY RESULT IN GREATER FUTURE VALUE. You might receive more value if you retain your units until your partnership is liquidated.



     OFFER CONSIDERATION MAY BE LESS THAN LIQUIDATION VALUE. While the actual proceeds obtained from a liquidation are highly uncertain and could be more or less than our estimate, we believe that the offer consideration represents only the same amount you would receive if we liquidated the partnership on a prompt basis. Even if our cash offer consideration is equal to liquidation value, if you accept OP Units, you may not ultimately receive an amount equal to the cash offer when you sell the OP Units or any AIMCO securities you may receive upon redemption of OP Units.


     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units. Such prices could be higher or lower than the offer consideration.

     OFFER CONSIDERATION EQUALS ESTIMATED LIQUIDATION PROCEEDS. We determined the offer consideration for your units by estimating the liquidation value of your partnership's assets. Other methods of valuing the partnership could result in a higher valuation.



     FAIRNESS OPINION OF THIRD PARTY RELIED ON INFORMATION WE PROVIDED. Robert
A. Stanger & Co.'s analysis of our offer and opinion as to the fairness to you of our offer consideration from a financial point of view relies on information prepared by the general partner of your partnership (which is controlled by us). No tests of the underlying data were performed, and no independent appraisal was conducted. Because the fairness opinion will not be updated, changes may occur from the date of the fairness opinion that might affect the conclusions expressed in the opinion.


     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. For any units that we acquire from you, you will not receive any future distributions from your partnership's operating cash flow or upon a sale or refinancing of property owned by your partnership. If you elect to receive our Preferred OP Units or Common OP Units ("OP Units") in exchange for your units, you will be entitled to future distributions from us from our operating cash flow and upon a dissolution, liquidation or wind-up of the AIMCO Operating Partnership.


     POSSIBLE EFFECT OF THE OTHER EXCHANGE OFFERS ON US. Concurrently with this offer, we are making similar offers to investors in 89 other limited partnerships. If all of these offers had been completed by December 31, 1997, our net income for the nine months ended September 30, 1998 would have been
$          instead of $          , based on the assumptions included in the Pro
Forma Financial Statements. If we borrow funds for the cash consideration for these offers, our interest costs would increase which could adversely affect our future earnings. If all units in all the offers were purchased for cash and we borrowed all the funds, then at current interest rates, our interest expense
would increase by $     per year. See "Pro Forma Financial Statements."



     Risks to Unitholders Exchanging Units for OP Units in the Offer


     FUNDAMENTAL CHANGE IN NATURE OF INVESTMENT. If you tender your units in exchange for our OP Units, you will have changed fundamentally the nature of your investment from (i) a partnership that distributes to its partners the proceeds from a sale or refinancing of its properties to (ii) a partnership that reinvests the proceeds from sales and refinancings of its properties. You will have changed from a small partnership with a partnership termination date of 2022 to a much larger partnership with a partnership termination date of 2093.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.


     POSSIBLE REDUCTION IN REQUIRED DISTRIBUTIONS ON PREFERRED OP UNITS. On and
after             ,   20  , we may reduce the rate of distributions required to
be paid on the Preferred OP Units, thus reducing the rate of return and possibly encouraging you to redeem such units.


     POSSIBLE REDEMPTION OF PREFERRED OP UNITS. On and after             , 20  ,
we may redeem each share of Series I Preferred Stock for $25, plus any accumulated, accrued and unpaid dividends, possibly forcing you to sell such shares to AIMCO or to sell in the open market at a possibly lower price per share than would have occurred without the redemption. If, for example, after five years we redeemed the Series I Preferred Stock for $25 per share, you will have received the present value equivalent of the cash consideration of our offer (assuming annual distributions of $2.00 on each Preferred OP Unit, a discount rate of 8% and without giving effect to the potential tax deferral associated with receiving OP Units instead of cash).


     POSSIBLE RECOGNITION OF TAXABLE GAINS ON OP UNITS. There are certain tax risks associated with the acquisition, retention and disposition of OP Units. Although your general partner (which is our subsidiary) has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.

     FUNDAMENTAL CHANGE IN NUMBER OF PROPERTIES OWNED. If you tender your units for our OP Units, you will have changed your investment from an interest in a partnership that owns and manages a few properties to an interest in a partnership that invests in and manages a large portfolio of properties.


     LIMITATIONS ON HOLDERS OF OP UNITS IN EFFECTING A CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.


     LIMITATION ON TRANSFER OF OP UNITS. Investors in our partnership must hold their units for one year, subject to exceptions. Thereafter transfers may be made subject to applicable transfer restrictions.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of limited partnership interests. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership. Such matters affecting the operation of the AIMCO Operating Partnership include liquidation and distribution policies, property purchases, and potential mergers or acquisitions. Furthermore, since AIMCO owns approximately 83% of the limited partnership interest in the AIMCO Operating Partnership, we effectively control the outcome of most decisions put to the limited partners (unlike in your partnership).

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.


     UNCERTAINTY OF PUBLIC TRADING MARKET. We cannot predict the price at which our stock will trade in the future. Recently, there have been fluctuations in the trading prices for many REIT equity securities, including ours.



     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases (such as your partnership), we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. Therefore, there is a risk that we will be subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement. As a result, we may incur costs associated with defending or settling such litigation or paying any judgement if we lose. As of the present time, limited partners of your partnership have initiated lawsuits on such grounds.



     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.



  Risks to Unitholders Who Do Not Tender Their Units in the Offer



     POSSIBLE INCREASE IN CONTROL OF YOUR PARTNERSHIP BY US. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership and, in fact, may be able to control any vote of the limited partners. Also, removal of your general partner (which is our subsidiary) or the property manager of your partnership's property may become more difficult or impossible without our consent or approval. However, on any matter submitted to the limited partners of your partnership for their approval or consent, AIMCO and the AIMCO Operating Partnership intend to vote all units acquired pursuant to this offer or in any subsequent transaction in the same proportion as the other outstanding units are voted.



     POSSIBLE TERMINATION OF YOUR PARTNERSHIP FOR FEDERAL INCOME TAX
PURPOSES. In addition, if there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for Federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.



     POSSIBLE CHANGE IN TIME FRAME REGARDING SALE OF PROPERTIES. It is not known when the properties owned by your partnership may be sold. Therefore, there may be no way to liquidate your investment in the partnership in the future until the properties are sold and your partnership is liquidated. You may continue to have to hold the units not exchanged in this offer for an indefinite period of time. Your partnership's prospectus, dated June 8, 1982, pursuant to which units in your partnership were sold, indicated that your partnership was intended to be self-liquidating and that it was anticipated that the partnership's properties would generally be sold within three to eight years of their acquisition, provided market conditions permit. The prospectus also indicated that there could be no assurance that the partnership would be able to so liquidate and that, unless sooner terminated as provided in the partnership agreement, the existence of the partnership would continue until the year 2019. The partnership currently owns three properties. The general partner of your partnership continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for your partnership. We cannot predict when any of the properties will be sold or otherwise disposed of. However, there is no current plan or intention to sell the properties in the near future.


     POSSIBLE REDUCTION OF AVAILABLE INFORMATION ABOUT YOUR PARTNERSHIP. If there are less than 300 unitholders in your partnership upon consummation of the offer, your partnership could cease filing periodic reports with the SEC, such as yearly reports, including annual audited financial statements, and quarterly reports containing unaudited quarterly financial statements, on Form 10-KSB and Form 10-QSB. Such reports are publicly available and can be obtained on the SEC's web site. The lack of such filings could affect the already limited secondary market which currently exists for units in your partnership and may result in others not tendering for such units. In such a case, you would regularly have access only to the limited information your partnership's agreement of limited partnership requires your general partner (which is our affiliate) to provide each year, which information consists primarily of tax information.

BACKGROUND AND REASONS FOR THE OFFER

  Background of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     On October 1, 1998, we merged with Insignia Financial Group, Inc. In doing so, we acquired a 51% ownership interest in Insignia Properties Trust, which has a 100% ownership interest in the general partner of your partnership and the company that manages the property owned by your partnership. Through our subsidiaries, we currently own, in the aggregate, approximately a 40.1% interest, consisting of a 39.5% limited partnership interest and a 0.6% general partnership interest, in your partnership.

     One of the consequences of the merger with Insignia is to allow us to make the exchange offer and, if successful, to increase our ownership in your partnership.

     We contacted Robert A. Stanger & Co., Inc. in August 1998 to discuss the possibility of Stanger providing an independent fairness opinion for our offer consideration. We chose Stanger based on Stanger's expertise and strong reputation in this area of work. On October 20, 1998, we entered into an agreement with Stanger to provide such a fairness opinion for your partnership and other partnerships.

  Alternatives Considered

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner (which is our subsidiary):

        Liquidation. One alternative to our offer would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of your partnership's property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners.


        Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership to continue its business without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment and retail properties could improve over time, making a sale of your partnership's property in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership without the offer. Your partnership faces maturity or balloon payment dates on its mortgage loans and must either obtain refinancing or sell its property. If your partnership were to continue operating as presently structured, it could be forced to borrow on terms that could result in net losses from operations. Your partnership's mortgage notes are due in November 15, 2002 and require balloon payments of $20,669,000. Your partnership currently has adequate sources of cash to finance its operations on both a short term and long term basis but will have to sell the properties or refinance them in 2002 to pay such balloon payments. In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner (which is our subsidiary) expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless he were to sell his units in a private transaction. Any such sale would likely be at a very substantial discount from the partner's pro rata share of the fair market value of your partnership's property. There is currently no market for the Partnership Preferred Units or
     Partnership Common Units. Further, on or after                     ,
     200     we may redeem the Partnership Preferred Units for $25 per unit.


  Expected Benefits of the Offer

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. The offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership for cash or for units in the AIMCO Operating Partnership.

     There are four principal advantages of exchanging your units for Preferred OP Units:

     - Enhanced Liquidity After One Year. While holders of the Preferred OP Units must hold such units for one year, subject to certain exceptions, after a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the NYSE.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.


     - Preferred Quarterly Distributions. Your partnership paid distributions of $16.08 for the fiscal year ended October 31, 1998. Holders of Preferred OP Units will be entitled to receive quarterly distributions of $0.50 per unit (equivalent to $2.00 on an annualized basis) before any distributions are paid to holders of Common OP Units. This is equivalent to a distribution of $40.40 per year on the number of Preferred OP Units you will receive in exchange for each of your partnership units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Preferred OP Units rank equal to seven other outstanding classes of Partnership Preferred Units. Since October 31, 1998 your partnership has made distributions of $48 per unit.


     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of exchanging your units for Common OP
Units:

     - Enhanced Liquidity After One Year. While the holders of the Common Units OP Units must hold such units for one year, subject to certain exceptions, after a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the NYSE.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.


     - Quarterly Distributions. Your partnership paid distributions of $16.08 for the fiscal year ended October 31, 1998. We pay quarterly distributions on the Common OP Units. In January 1999, we increased our distribution rate on each of the Common OP Units to $2.50 on an annual basis. Assuming no change in the level of our distributions, this is
       equivalent to a distribution of $     per year on the number of Common OP
       Units you will receive in exchange for each of your partnership units. See "The AIMCO Operating Partnership."


     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

  Disadvantages of the Offer.


     The principal disadvantages to the offer are:



     - Lack of Independent Price Determination. We determined the offer price and the terms of the offer, including the exchange ratio for Common OP Units and Preferred OP Units, and the terms of the Preferred OP Units and the Class I Preferred Stock. The terms of the offer and the nature of the securities could differ if they were subject to independent third party negotiations. We determined the offering price and asked Stanger to determine if the price was fair. We did not ask Stanger to determine a fair price.

     - No Separate Representation of Limited Partners. In structuring the offer and the consideration, no one separately represented the interests of the limited partners. Although we have a fiduciary duty to the limited partners, we also have conflicting responsibilities to our equity holders. We did not appoint, or ask the limited partners to appoint, a party to represent only their interests.



     - No Proposal to Sell the Property. We are not proposing to try to liquidate the partnership and sell the partnership's property and distribute the net proceeds. An arms-length sale of such property after offering it for sale through licensed real estate brokers may be a better way to determine the true value of the property rather than the methods we chose. The sale of the property and the liquidation of the partnership might result in greater pretax cash proceeds to you than our offer.



     - OP Units. Investing in OP Units has risks that include the lack of a public market, transfer restrictions and a one year holding period before they can be redeemed by a holder. The ultimate return on the OP Units is directly tied to the future price of AIMCO's Class A Common Stock or Class I Preferred Stock. You could ultimately receive less for your OP Units than the cash price in our offer. Further, on or after
                        , 200 we may redeem the Partnership Preferred Units for $25 per unit.



     - Continuation of the Partnership. We are proposing to continue to operate your partnership and not to attempt to liquidate it at the present time. Thus, our offer does not satisfy any expectation that you would receive the return of your investment in the partnership through a sale of the property. Further, while the original projected time frame in the original offering document for your partnership units stated that the properties may be sold in approximately three to eight years from the date of acquisition, such properties were not so sold and two were lost to foreclosures. At the current time we do not believe that the sale of the properties would be advantageous given market conditions, the condition of the properties and tax considerations. In particular, we considered the changes in the local rental market, the potential for appreciation in the value of a property and the tax consequences to you and your partners on a sale of a property.



     For a description of certain risks of our offer, see "Risk Factors."

VALUATION OF UNITS



     We determined the offer consideration by estimating the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just an estimate. In estimating the capitalization rate, we considered the property's physical condition (including deferred maintenance), age and location. In addition, we considered recent trends in the real estate market in which the property is located, and fluctuations in the availability of commercial mortgage financing. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our offer consideration. We determined our offer consideration as follows:



Estimated total gross valuation of your partnership's
  properties(1).............................................  $51,991,000
Plus: Cash and cash equivalents.............................    1,220,727
Plus: Other partnership assets, net of security deposits....    2,537,082
Less: Mortgage debt, including accrued interest.............   24,009,642
Less: Notes payable, including accrued interest.............      163,762
Less: Other liabilities.....................................      933,910
Partnership valuation before taxes and certain costs........   30,641,495
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................    4,433,556
Less: Closing costs.........................................      942,737
Estimated net valuation of your partnership.................   25,265,202
Percentage of estimated net valuation allocated to units....          100%
Estimated net valuation of units............................   25,265,202
          Total number of units.............................       49,995
Estimated valuation per unit................................       505.00
                                                              -----------
Cash consideration per unit.................................  $    505.00
                                                              -----------


---------------


(1) See "Valuation of Units" for a determination of the estimated gross valuation for each property and a more detailed explanation of the calculation of the offer price.



     In order to determine the number of Preferred OP Units we are offering for each of your units, we divided the cash offer consideration of $505.00 by the $25 liquidation preference of each Preferred OP Unit to get 20.20 Preferred OP Units per unit.



     In order to determine the number of Common OP Units we are offering for each of your units, we divided the cash offer consideration of $505.00 by a
price of $     , the average closing price of AIMCO's Class A Common Stock on
the NYSE for the   trading days prior to                , 1999, to get
          Common OP Units per unit.



FAIRNESS OF THE OFFER



     Fairness to Unitholders. We have a majority ownership interest in your general partner (which is our subsidiary). As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. Your general partner did not participate in the structuring of the offer. We and your general partner believe that the offer and all forms of consideration offered is fair to you and the other limited partners of your partnership. We have retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to you of our offer consideration. Stanger is not affiliated with us or your general partner. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.



     The terms of our offer have been established by us and are not the result of arms-length negotiations.



     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership interests in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner (which is our subsidiary) has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.



     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner (which is our subsidiary) has compared our offer consideration to:



     - prices at which the units have been sold in the illiquid secondary market, where information concerning such transactions is known to the general partner; and



     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if your partnership was liquidated;



     - your general partner's estimate of the going concern value of your partnership if it continued operating as an independent stand-alone entity;



     -  the net book value of your partnership;



     - recent appraisals for the properties for $59,000,000, which appraisals did not take into account the mortgages, other assets and liabilities, costs of sale of the properties and over $4.4 million of deferred maintenance of the properties;



     -  your general partner's estimate of net asset value; and



     -  an affiliate's estimate of net liquidation value.



     The results of these comparative analyses are summarized as follows:



                                COMPARISON TABLE



                                                                    PER UNIT
                                                                    --------
Cash offer consideration....................................              $505.00
Partnership Preferred Units.................................              $505.00
Partnership Common Units....................................              $505.00
Alternatives:
  Prices on secondary market................................   $175.00 to $500.00
  Estimated liquidation proceeds............................              $505.00
  Estimated going concern value.............................              $448.00
  Net book value............................................              $156.00
  General partner's estimate of net asset value.............              $715.00
  Affiliate's estimate of net liquidation value.............              $737.85(1)


---------------


(1) Represents a per unit amount of the appraised value of $59,000,000.



STANGER ANALYSIS



     We engaged Stanger to conduct an analysis of our offer and to render its opinion based on the review, analysis, scope and limitations described therein, as to the fairness to you of our offer consideration from a financial point of view. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Appendix A and should be read in its entirety. We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. We have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render the fairness opinion. Based on its analysis, and subject to the assumptions, limitations and qualifications cited in its opinion, Stanger concluded that our offer consideration is fair to you from a financial point of view. Stanger has rendered similar fairness opinions with regard to the other tender offers being made by the AIMCO Operating Partnership. Stanger rendered the opinions only as to the individual fairness of the offer consideration in each proposed exchange offer.


YOUR PARTNERSHIP

     Shelter Properties IV was organized on August 21, 1981, under the laws of the State of South Carolina. Its primary business is real estate ownership and related operations. Your partnership sold 40,000 limited partnership units in 1982 for $1,000.00 per unit. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Baymeadows Apartments, a 904-unit complex in Jacksonville, Florida; Quail Run Apartments, a 332-unit complex in Columbia, South Carolina; and Countrywood Village Apartments, a 384-unit complex in Raleigh, North Carolina. The general partner of your partnership is Shelter Realty IV Corporation, which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as a manager of the properties owned by your partnership. As of September 15, 1998, there were 49,995 units of limited partnership interest issued and outstanding, which were held of record by 3,676 limited partners. Between November 1, 1992 and July 31, 1998 your partnership made a total of $53.80 of distributions per unit. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement particularly Item 2 of Form 10K-SB which contains detailed information regarding the properties owned, including mortgages, lease rates and taxes.

     Property Management. Since December 1990, your partnership's property has been managed by an affiliate of ours. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors. The property manager is an affiliate of your general partner and us.

     Investment Objectives and Policies; Sale or Financing of Investments. Under your partnership agreement, your partnership is not permitted to raise new capital and reinvest cash in new properties. Your partnership will terminate on December 31, 2022, unless earlier dissolved. Your partnership's prospectus, dated June 8, 1982, pursuant to which units in your partnership were sold, indicated that your partnership was intended to be self-liquidating and that it was anticipated that the partnership's properties would generally be sold within three to eight years of their acquisition, provided market conditions permit. The prospectus also indicated that there could be no assurance that the partnership would be able to so liquidate and that, unless sooner terminated as provided in the partnership agreement, the existence of the partnership would continue until the year 2019. The partnership currently owns three properties. The general partner of your partnership continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for your partnership. We cannot predict when any of the properties will be sold or otherwise disposed of. However, there is no current plan or intention to sell the properties in the near future.

THE OFFER



     In exchange for each of your units, we are offering you a choice of:



     - 20.20 of our Partnership Preferred Units ("Preferred OP Units");



     -        of our Partnership Common Units ("Common OP Units"); or



     - $505.00 in cash;



in each case, subject to reduction for any distribution subsequently made by your partnership prior to the expiration of our offer.



     We will accept all of the outstanding units tendered in response to our offer. Our offer is not subject to any minimum number of units being tendered.



     Our offer will expire at 5:00 p.m., Denver, Colorado time, on , 1999, unless we extend the deadline.


TERMS OF THE OFFER

     General. We are offering to acquire all of the outstanding 49,995 units of your partnership, which we do not directly or indirectly own, for consideration
per unit of 20.20 Preferred OP Units,        Common OP Units, or $505.00 in
cash. If you tender units pursuant to the offer, you may chose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this Prospectus Supplement, the accompanying Prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time (the "Letter of Transmittal"). To be eligible to receive Preferred OP Units, Common OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the Expiration Date. For administrative purposes, the transfer of units tendered pursuant to
the offer will be deemed to take effect as of             , 1999.

     Expiration Date. Our offer will expire at 5:00 P.M., Denver, Colorado time,
on               , 1999, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent (as defined below), either with your units to be tendered or in compliance with the specified procedures for guaranteed delivery of units. If you have units registered in the name of a broker, dealer, commercial bank, trust company, custodian or nominee and you wish to tender any units pursuant to the offer, you are urged to contact such person promptly.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the expiration date of our offer, and unless already accepted for payment as provided for herein, you may withdraw your tender of
units, pursuant to the offer on and after      , 1999.

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in our operating partnership or receive cash, or to retain your units.

     Fractional OP Units. We will issue fractional Common OP Units or Preferred OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, we, in our capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners, to the extent of units we purchase pursuant to the offer. The offer will not affect the operation of your partnership's property because your general partner (which is our subsidiary) and the property manager of your partnership's property will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial amount of units pursuant to the offer, we may be in a position to influence or control voting decisions with respect to your partnership.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause your partnership to sell its property or to prepay the current mortgage within any specified time period.

     Certain Legal Matters. Except as set forth in this section, we are not, based on information provided by your general partner (which is our affiliate), aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units pursuant to the offer as contemplated herein that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this Prospectus Supplement and the accompanying Prospectus and the legal fees and expenses in connection therewith. We will also pay the fees of Stanger for providing the fairness opinions for the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units payable to you and your partners) will be approximately $50,000.

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

     No Dissenters' Rights. You are not entitled to dissenters' (appraisal) rights in connection with the offer.

     Other Offers. The AIMCO Operating Partnership is also making similar
exchange offers to approximately      other limited partnerships in which it
owns a majority interest and controls the general partner, substantially all of which were acquired in the merger on October 1, 1998 with Insignia Financial Group, Inc.

Each of such exchange offers is being made by a separate prospectus supplement which is similar to this Prospectus Supplement. Copies of such prospectus supplements may be obtained upon written request from the Information Agent at the address set forth in "-- Information Agent" or on the back cover page of this Prospectus Supplement. The exchange offers may be different for limited partners in each partnership in terms of pricing and percentage of units sought, but the effects of the offers will essentially be the same. In general, we believe that the risk factors (except for certain tax-related risk factors) described herein for this offer will also be applicable to the other offers.


     Previously, affiliates of Insignia Financial Group, Inc. made cash tender offers to limited partners of certain of the partnerships which are subject to the exchange offers and which are public partnerships. For such cash tender offers outstanding on the date Insignia Financial Group, Inc. merged into AIMCO, we extended such cash offers to inform the limited partners of our acquisition of control and all such cash tender offers expired on December 1998. For information regarding the prior cash tender offers made to you and the other limited partners of your partnership, see "Background and Reasons for the Offer -- Previous Tender Offers."


     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer (the "Information Agent"). Its telephone numbers are (888) 349-2005 and (201) 896-1900. Its fax number is (201) 460-2881.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     You will generally not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for Preferred OP Units or Common OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to our operating partnership.

     THE FOREGOING SUMMARY IS A GENERAL DISCUSSION OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF TENDERING UNITS IN THE OFFER. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES OR IF YOU ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. THE PARTICULAR TAX CONSEQUENCES OF THE OFFER TO YOU WILL DEPEND ON A NUMBER OF FACTORS RELATED TO YOUR TAX SITUATION. YOU SHOULD REVIEW "CERTAIN FEDERAL INCOME TAX MATTERS" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAXATION OF AIMCO AND AIMCO STOCKHOLDERS," "FEDERAL INCOME TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS" AND "OTHER TAX CONSEQUENCES" IN THE ACCOMPANYING PROSPECTUS AND CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE OFFER.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, your general partner (which is our affiliate) may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units, Preferred OP Units and Common OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

     As of December 31, 1998, the AIMCO Operating Partnership had approximately 9,763,488 Common OP Units outstanding (excluding interests held by AIMCO) and no Preferred OP Units outstanding. The number of OP Units you may acquire from us in exchange for your units will represent a lower percentage of the outstanding limited partnership interests in the AIMCO Operating Partnership than that of your current ownership interest in your partnership. In response to our offer you could elect to receive $505.00 in cash, 20.20 Preferred OP Units or Common OP Units. Both your units and the AIMCO OP Units are subject to transfer restrictions and it is unlikely that a real trading market will ever develop for any of such securities. If you subsequently redeem OP Units for AIMCO Class A Common Stock or Class I Preferred Stock, we can make no assurance as to the value of such shares of AIMCO stock, at that time, which may be less than the cash offer price of $505.00.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is affiliated with us and, therefore, has substantial conflicts of interest with respect to the offer, including (i) the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing your partnership's property and (ii) our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own a majority of both the general partner of your partnership and the manager of your partnership's property. The general partner does not receive an annual management fee but may receive reimbursements for expenses incurred in its capacity as general partner. The general partner of your partnership received total fees and reimbursements of $158,000 for the nine months ended July 31, 1998. The property manager received management fees of $430,000 for the nine months ended July 31, 1998. We have no current intention of changing the fee structure for your general partner or for your property manager.

     Competition Among Properties. Your partnership's properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where your partnership's property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we will attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. If the results of operations were to improve for your partnership under our management, we might be required to pay a higher price for any future exchange offers we may make for units of your partnership.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $15,300,000 will be required to purchase all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings.

            SUMMARY FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The historical summary financial data for AIMCO Properties, L.P. for the nine months ended September 30, 1998 and 1997 is unaudited. The historical summary financial data for AIMCO Properties, L.P. for the years ended December 31, 1997, 1996 and 1995 and for the AIMCO Properties, L.P. Predecessors for the period January 10, 1994 through July 28, 1994, and the year ended December 31, 1993, is based on audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in AIMCO Properties, L.P.'s Registration Statement on Form 10, as amended, which is incorporated by reference herein. All dollar values are in thousands, except per unit data.

                                                                   AIMCO PROPERTIES, L.P.
                                          -------------------------------------------------------------------------
                                                                                                         FOR THE
                                                                                                          PERIOD
                                                                                                         JULY 29,
                                            FOR THE NINE MONTHS            FOR THE YEAR ENDED              1994
                                            ENDED SEPTEMBER 30,               DECEMBER 31,               THROUGH
                                          -----------------------   --------------------------------   DECEMBER 31,
                                             1998         1997         1997        1996       1995         1994
                                          ----------   ----------   ----------   --------   --------   ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...............  $  265,700   $  127,083   $  193,006   $100,516   $ 74,947    $  24,894
  Property operating expenses...........    (101,600)     (50,737)     (76,168)   (38,400)   (30,150)     (10,330)
  Owned property management expenses....      (7,746)      (4,344)      (6,620)    (2,746)    (2,276)        (711)
  Depreciation..........................     (59,792)     (23,848)     (37,741)   (19,556)   (15,038)      (4,727)
                                          ----------   ----------   ----------   --------   --------    ---------
                                              96,562       48,154       72,477     39,814     27,483        9,126
                                          ----------   ----------   ----------   --------   --------    ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income......      13,968        9,173       13,937      8,367      8,132        3,217
  Management and other expenses.........      (8,101)      (5,029)      (9,910)    (5,352)    (4,953)      (2,047)
  Corporate overhead allocation.........        (196)        (441)        (588)      (590)      (581)          --
  Other assets, depreciation and
    amortization........................          (3)        (236)        (453)      (218)      (168)        (150)
  Owner and seller bonuses..............          --           --           --         --         --           --
  Amortization of management company
    goodwill............................          --           --         (948)      (500)      (428)          --
                                          ----------   ----------   ----------   --------   --------    ---------
                                               5,668        3,467        2,038      1,707      2,002        1,020
  Minority interests in service company
    business............................          --           48          (10)        10        (29)         (14)
                                          ----------   ----------   ----------   --------   --------    ---------
  Company's shares of income from
    service company business............       5,668        3,515        2,028      1,717      1,973        1,006
                                          ----------   ----------   ----------   --------   --------    ---------
  General and administrative expenses...      (7,444)      (1,408)      (5,396)    (1,512)    (1,804)        (977)
  Interest income.......................      18,244        4,458        8,676        523        658          123
  Interest expense......................     (56,756)     (33,359)     (51,385)   (24,802)   (13,322)      (1,576)
  Minority interest in other
    partnerships........................      (1,052)        (777)       1,008       (111)        --           --
  Equity in losses of unconsolidated
    partnerships(c).....................      (5,078)        (463)      (1,798)        --         --           --
  Equity in earnings of unconsolidated
    subsidiaries(d).....................       8,413          456        4,636         --         --           --
  Amortization of goodwill..............      (5,071)        (711)          --         --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Income from operations................      53,486       19,865       30,246     15,629     14,988        7,702
  Gain on disposition of properties.....       2,783         (169)       2,720         44         --           --
  Provision for income taxes............          --           --           --         --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Income (loss) before extraordinary
    item................................      56,269       19,696       32,966     15,673     14,988        7,702
  Extraordinary item -- early
    extinguishment of debt..............          --         (269)        (269)        --         --           --
                                          ----------   ----------   ----------   --------   --------    ---------
  Net income (loss).....................  $   56,269   $   19,427   $   32,697   $ 15,673   $ 14,988    $   7,702
                                          ==========   ==========   ==========   ========   ========    =========
OTHER INFORMATION:
  Total owned properties (end of
    period).............................         241          109          147         94         56           48
  Total owned apartment units (end of
    period).............................      62,955       28,773       40,039     23,764     14,453       12,513
  Units under management (end of
    period).............................     154,729       71,038       69,587     19,045     19,594       20,758
  Basic earnings per Common OP Unit.....  $     0.80   $     0.53   $     1.09   $   1.05   $   0.86    $    0.42
  Diluted earnings per Common OP Unit...  $     0.79   $     0.53   $     1.08   $   1.04   $   0.86    $    0.42
  Distributions paid per Common OP
    Unit................................  $   1.6875   $   1.3875   $     1.85   $   1.70   $   1.66    $    0.29
  Cash flows provided by operating
    activities..........................      50,825       53,435       73,032     38,806     25,911       16,825
Cash flows used in investing
  activities............................    (185,453)    (314,814)    (717,663)   (88,144)   (60,821)    (186,481)
Cash flows provided by (used in)
  financing activities..................     141,221      293,984      668,549     60,129     30,145      176,800

                                           AIMCO PROPERTIES, L.P.'S
                                               PREDECESSORS(a)
                                          --------------------------
                                            FOR THE
                                            PERIOD
                                          JANUARY 10,
                                             1994       FOR THE YEAR
                                            THROUGH        ENDED
                                           JULY 28,     DECEMBER 31,
                                            1994(b)         1993
                                          -----------   ------------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...............    $ 5,805       $  8,056
  Property operating expenses...........     (2,263)        (3,200)
  Owned property management expenses....         --             --
  Depreciation..........................     (1,151)        (1,702)
                                            -------       --------
                                              2,391          3,154
                                            -------       --------
SERVICE COMPANY BUSINESS:
  Management fees and other income......      6,533          8,069
  Management and other expenses.........     (5,823)        (6,414)
  Corporate overhead allocation.........         --             --
  Other assets, depreciation and
    amortization........................       (146)          (204)
  Owner and seller bonuses..............       (204)          (468)
  Amortization of management company
    goodwill............................         --             --
                                            -------       --------
                                                360            983
  Minority interests in service company
    business............................         --             --
                                            -------       --------
  Company's shares of income from
    service company business............        360            983
                                            -------       --------
  General and administrative expenses...         --             --
  Interest income.......................         --             --
  Interest expense......................     (4,214)        (3,510)
  Minority interest in other
    partnerships........................         --             --
  Equity in losses of unconsolidated
    partnerships(c).....................         --             --
  Equity in earnings of unconsolidated
    subsidiaries(d).....................         --             --
  Amortization of goodwill..............         --             --
                                            -------       --------
  Income from operations................     (1,463)           627
  Gain on disposition of properties.....         --             --
  Provision for income taxes............        (36)          (336)
                                            -------       --------
  Income (loss) before extraordinary
    item................................     (1,499)           291
  Extraordinary item -- early
    extinguishment of debt..............         --             --
                                            -------       --------
  Net income (loss).....................    $(1,499)      $    291
                                            =======       ========
OTHER INFORMATION:
  Total owned properties (end of
    period).............................          4              4
  Total owned apartment units (end of
    period).............................      1,711          1,711
  Units under management (end of
    period).............................     29,343         28,422
  Basic earnings per Common OP Unit.....        N/A            N/A
  Diluted earnings per Common OP Unit...        N/A            N/A
  Distributions paid per Common OP
    Unit................................        N/A            N/A
  Cash flows provided by operating
    activities..........................      2,678          2,203
Cash flows used in investing
  activities............................       (924)       (16,352)
Cash flows provided by (used in)
  financing activities..................     (1,032)        14,114


                                                                   AIMCO PROPERTIES, L.P.
                                          -------------------------------------------------------------------------
                                                                                                         FOR THE
                                                                                                          PERIOD
                                                                                                         JULY 29,
                                            FOR THE NINE MONTHS            FOR THE YEAR ENDED              1994
                                            ENDED SEPTEMBER 30,               DECEMBER 31,               THROUGH
                                          -----------------------   --------------------------------   DECEMBER 31,
                                             1998         1997         1997        1996       1995         1994
                                          ----------   ----------   ----------   --------   --------   ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Funds from operations(e)................  $  132,881   $   49,692   $   81,155   $ 35,185   $ 25,285    $   9,391
Weighted average number of Common OP
  Units outstanding.....................      53,007       24,347       29,119     14,994     11,461       10,920
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation..........................  $2,685,487   $1,250,239   $1,657,207   $865,222   $477,162    $ 406,067
Real estate, net of accumulated
  depreciation..........................   2,355,122    1,107,545    1,503,922    745,145    448,425      392,368
Total assets............................   3,121,949    1,608,195    2,100,510    827,673    480,361      416,361
Total mortgages and notes payable.......   1,275,401      661,715      808,530    522,146    268,692      141,315
Redeemable Partnership Units............     232,405      178,321      197,086     96,064     38,463       32,047
Mandatorily redeemable 1994 Cumulative
  Senior Preferred Units................          --           --           --         --         --      107,228
Partners' Capital.......................   1,427,087      560,737      960,176    178,462    160,947      137,354

                                           AIMCO PROPERTIES, L.P.'S
                                               PREDECESSORS(a)
                                          --------------------------
                                            FOR THE
                                            PERIOD
                                          JANUARY 10,
                                             1994       FOR THE YEAR
                                            THROUGH        ENDED
                                           JULY 28,     DECEMBER 31,
                                            1994(b)         1993
                                          -----------   ------------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Funds from operations(e)................        N/A            N/A
Weighted average number of Common OP
  Units outstanding.....................        N/A            N/A
BALANCE SHEET INFORMATION:
Real estate, before accumulated
  depreciation..........................    $47,500       $ 46,819
Real estate, net of accumulated
  depreciation..........................     33,270         33,701
Total assets............................     39,042         38,914
Total mortgages and notes payable.......     40,873         41,893
Redeemable Partnership Units............         --             --
Mandatorily redeemable 1994 Cumulative
  Senior Preferred Units................         --             --
Partners' Capital.......................     (9,345)        (7,556)

---------------

(a) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of AIMCO Class A Common Stock and issued 966,000 shares of convertible preferred stock and 513,514 unregistered shares of AIMCO Common Stock. The proceeds from the offering and such other issuances were contributed by AIMCO to AIMCO Properties, L.P. for 9,075,000 OP Units, 966,000 Preferred Units and 513,514 Common OP Units, respectively. On such date, AIMCO Properties, L.P. and its predecessors engaged in a business combination and consummated a series of related transactions which enabled AIMCO Properties, L.P. to continue and expand the property management and related businesses of its predecessors. The 966,000 shares of convertible preferred stock and 513,514 shares of AIMCO Class A Common Stock that were issued concurrently with the initial public offering were repurchased in 1995.

(b) Represents the period January 1, 1994 through July 28, 1994, the date of the completion of the business combination with AIMCO Properties, L.P.

(c) Represents AIMCO Properties, L.P.'s share of earnings from partnerships that own 83,431 apartment units in which partnerships AIMCO Properties, L.P. purchased an equity interest from the NHP Real Estate Companies.

(d) Represents AIMCO Properties, L.P. equity earnings in unconsolidated subsidiaries.

(e) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with GAAP, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                                                                                                    FOR THE
                                                                 FOR THE NINE                                       PERIOD
                                                                 MONTHS ENDED          FOR THE YEAR ENDED         JANUARY 10,
                                                                SEPTEMBER 30,             DECEMBER 31,               1994
                                                              ------------------   ---------------------------      THROUGH
                                                                1998      1997      1997      1996      1995     JULY 28, 1994
                                                              --------   -------   -------   -------   -------   -------------
                                                                                       (IN THOUSANDS)
Net income..................................................  $ 56,269   $19,427   $32,697   $15,673   $14,988      $ 7,702
(Gain) loss on disposition of property......................    (2,783)      169    (2,720)      (44)       --           --
Extraordinary item..........................................        --       269       269        --        --           --
Real estate depreciation, net of minority interests.........    56,900    21,052    33,751    19,056    15,038        4,727
Amortization of goodwill....................................     7,077       711       948       500       428           76
Equity in earnings of unconsolidated subsidiaries:
  Real estate depreciation..................................        --     2,689     3,584        --        --           --
  Amortization of management contracts......................     4,201       430     1,587        --        --           --
  Deferred taxes............................................     6,134     2,164     4,894        --        --           --
Equity in earnings of other partnerships:
  Real estate depreciation..................................    17,379     2,781     6,280        --        --           --
  Preferred stock dividends.................................   (12,296)       --      (135)       --    (5,169)      (3,114)
                                                              --------   -------   -------   -------   -------      -------
Funds from operations.......................................  $132,881   $49,692   $81,155   $35,185   $25,285      $ 9,391
                                                              ========   =======   =======   =======   =======      =======

SUMMARY PRO FORMA FINANCIAL AND OPERATING INFORMATION OF AIMCO PROPERTIES, L.P.

     The following table sets forth summary pro forma financial and operating information of AIMCO Properties, L.P. (the AIMCO Operating Partnership) for the nine months ended September 30, 1998 and for the year ended December 31, 1997. The pro forma financial and operating information gives effect to AIMCO's merger with Insignia Financial Group, Inc., the transfer of certain assets and liabilities of Insignia to unconsolidated subsidiaries, a number of transactions completed before the Insignia merger, and a number of exchange offers proposed to be made to limited partnerships formerly controlled or managed by Insignia, including your partnership.

                                                                 AIMCO PROPERTIES, L.P.
                                                              ----------------------------
                                                              FOR THE NINE
                                                                 MONTHS         FOR THE
                                                                  ENDED        YEAR ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1998            1997
                                                              -------------   ------------
                                                                 (IN THOUSANDS, EXCEPT
                                                                     PER UNIT DATA)
OPERATING DATA:
RENTAL PROPERTY OPERATIONS:
  Rental and other income...................................    $ 344,421      $ 440,660
  Property operating expenses...............................     (135,347)      (188,571)
  Owned property management expenses........................       (8,875)       (11,760)
  Depreciation..............................................      (78,169)       (95,842)
                                                                ---------      ---------
                                                                  122,030        144,487
                                                                ---------      ---------
SERVICE COMPANY BUSINESS:
  Management fees and other income..........................       28,912         41,676
  Management and other expenses.............................      (14,386)       (23,683)
  Corporate overhead allocation.............................         (196)          (588)
  Depreciation and amortization.............................      (18,584)       (32,177)
                                                                ---------      ---------
                                                                   (4,254)       (14,772)
  Minority interests in service company business............           --            (10)
                                                                ---------      ---------
  Partnership's shares of income from service company
     business...............................................       (4,254)       (14,782)
                                                                ---------      ---------
  General and administrative expenses.......................       (9,207)       (21,228)
  Interest income...........................................      (97,374)      (104,858)
  Interest expense..........................................       40,887         21,734
  Minority interest.........................................       (8,052)        (9,481)
  Equity in losses of unconsolidated partnerships...........      (14,461)       (31,479)
  Equity in earnings of unconsolidated subsidiaries.........        1,538          6,245
  Amortization of Goodwill..................................       (5,071)            --
                                                                ---------      ---------
          Net income........................................    $  26,036      $  (9,362)
                                                                =========      =========
PER OP UNIT DATA:
Basic earnings (loss) per Common OP Unit....................    $   (0.06)     $   (0.76)
Diluted earnings (loss) per Common OP Unit..................    $   (0.06)     $   (0.76)
Distributions paid per Common OP Unit.......................    $    1.69      $    1.85
Book value per Common OP Unit...............................    $   24.52      $   26.96
CASH FLOW DATA:
Cash provided by operating activities.......................    $  83,789      $ 141,666
Cash used in investing activities...........................      (81,259)      (959,686)
Cash provided by (used in) financing activities.............       (2,799)       775,969
OTHER DATA:
Funds from operations(a)....................................    $ 184,393      $ 190,185
Weighted average number of Common OP Units outstanding......       73,942         73,090

                                                              AIMCO PROPERTIES, L.P.
                                                              ----------------------
                                                                   FOR THE NINE
                                                                   MONTHS ENDED
                                                                SEPTEMBER 30, 1998
                                                              ----------------------
                                                              (IN THOUSANDS, EXCEPT
                                                                  PER UNIT DATA)
BALANCE SHEET DATA:
Real estate, net of accumulated depreciation................        $2,595,471
Total assets................................................         4,504,676
Total mortgages and notes payable...........................         1,710,293
Company-obligated mandatorily redeemable convertible
  securities of a subsidiary trust..........................           149,500
Redeemable partnership units................................           282,473
Partners' capital...........................................         1,979,869

---------------

(a) AIMCO Properties, L.P.'s management believes that the presentation of funds from operations or "FFO," when considered with the financial data determined in accordance with GAAP, provides useful measures of AIMCO Properties, L.P. performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO Properties, L.P., nor should it be considered as an alternative to net income as an indicator of operating performance. The Board of Governors of NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. AIMCO Properties, L.P. calculates FFO in a manner consistent with the NAREIT definition, plus amortization of management company goodwill, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries and less the payments of dividends on perpetual preferred stock. AIMCO Properties, L.P. management believes that presentation of FFO provides investors with an industry accepted measurement which helps facilitate an understanding of AIMCO Properties, L.P.'s ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO Properties, L.P.'s basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of pro forma net income to pro forma funds from operations:

                                                                FOR THE NINE
                                                                MONTHS ENDED      FOR THE YEAR ENDED
                                                             SEPTEMBER 30, 1998   DECEMBER 31, 1997
                                                             ------------------   ------------------
                                                                         (IN THOUSANDS)
        Net income (loss).................................        $ 27,037             $ (9,362)
        HUD release fee and legal reserve.................              --               10,202
        Real estate depreciation, net of minority
          interests.......................................          73,621               89,177
        Amortization of management contracts..............           8,660               11,546
        Amortization of management company goodwill.......          15,479               18,528
        Equity in earnings of unconsolidated subsidiaries:
          Real estate depreciation........................              --                1,715
          Amortization of management company goodwill.....             959                1,918
          Amortization of management contracts............          21,704               28,775
          Deferred taxes..................................             268                 (231)
        Equity in earnings of other partnerships:
          Real estate depreciation........................          66,368               77,474
        Interest on convertible debentures................          (7,537)             (10,003)
        Preferred unit distributions......................         (22,166)             (29,554)
                                                                  --------             --------
        Funds from operations.............................        $184,493             $190,185
                                                                  ========             ========

             SUMMARY FINANCIAL INFORMATION OF SHELTER PROPERTIES IV


     The summary financial information for Shelter Properties IV as of and for the years ended October 31, 1998, 1997, 1996, 1995 and 1994 is derived from audited financial statements. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein.


                             SHELTER PROPERTIES IV


                                                                        FOR THE YEAR ENDED OCTOBER 31,
                                                              ---------------------------------------------------
                                                               1998       1997       1996       1995       1994
                                                              -------    -------    -------    -------    -------
                                                                     (IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
  Total Revenues............................................  $11,566    $11,270    $10,910    $10,439    $ 9,913
  Net Income/(Loss).........................................    1,531        507        246       (574)        62
  Net Income per limited partnership unit...................    30.32      10.04       4.86     (11.36)      1.22
  Distributions per limited partnership unit................    16.08      15.84      19.80         --         --
  Distributions per limited partnership unit (which
    represent a return of capital)..........................       --         --         --         --         --



                                                                                  OCTOBER 31,
                                                              ---------------------------------------------------
                                                               1998       1997       1996       1995       1994
                                                              -------    -------    -------    -------    -------
                                                                     (IN THOUSANDS, EXCEPT PER UNIT DATA)
BALANCE SHEET DATA:
  Cash and Cash Equivalents.................................  $ 3,181    $ 1,847    $ 2,291    $   886    $ 1,248
  Real Estate, Net of Accumulated Depreciation..............   26,689     27,727     28,673     29,518     30,531
  Total Assets..............................................   33,336     33,085     34,350     35,523     38,162
  Notes Payable.............................................   23,493     24,067     24,590     25,069     25,508
Total Liabilities...........................................   24,838     25,306     26,278     26,698     26,762
General Partners Capital (Deficit)..........................       --         (7)        (4)         4         10
Limited Partners Capital (Deficit)..........................    8,498      7,786      8,076      8,821      9,390
                                                              -------    -------    -------    -------    -------
Partners' Capital (Deficit).................................  $ 8,498    $ 7,779    $ 8,072    $ 8,825    $ 9,400
Total Distributions.........................................  $   812    $   800    $ 1,000    $    --    $    --
Book value per limited partnership unit.....................  $169.98    $155.74    $161.54    $176.46    $187.79
Net increase (decrease) in cash and cash equivalents........  $ 1,334    $  (444)   $  (468)   $  (361)   $   637
Net cash provided by operating activities...................  $ 3,889    $ 2,165    $ 2,271    $ 1,719    $ 1,640
Ratio of earnings to fixed charges..........................     1.71/1     1.23/1     1.11/1      .75/1     1.03/1


                           COMPARATIVE PER UNIT DATA

     Set forth below are cash distributions for OP Units and historical cash distributions per unit of your partnership.


                                                                 AIMCO
                                                               OPERATING        SHELTER
                                                              PARTNERSHIP    PROPERTIES IV
                                                              ------------   -------------
                                                               YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,    OCTOBER 31,
                                                                  1998           1998
                                                              ------------   -------------
Equivalent cash distributions on the number of Common OP
  Units issuable in the offer for each unit of your
  partnership...............................................     $              $16.08
Equivalent cash distributions on the number of Preferred OP
  Units tendered in the offer for each unit of your
  partnership...............................................     $40.40         $16.08

                        THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of AIMCO. AIMCO is a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. As of December 31, 1998, AIMCO, through its wholly owned subsidiaries, AIMCO-GP, Inc., the sole general partner of the AIMCO Operating Partnership (the "AIMCO GP"), and AIMCO-LP, Inc., a limited partner in the AIMCO Operating Partnership (the "Special Limited Partner"), held approximately an 83% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled by the National Multi Housing Council, we believe that AIMCO is one of the largest owner and manager of multifamily apartment properties in the United States, with a total portfolio of 379,363 apartment units in 2,147 properties located in 49 states, the District of Columbia and Puerto Rico. As of December 31, 1998, AIMCO:

     - owned or controlled 63,268 units in 243 apartment properties;

     - held an equity interest in 170,061 units in 901 apartment properties; and

     - managed 146,034 units in 1,003 apartment properties for third party owners and affiliates.


     AIMCO's Class A Common Stock is listed and traded on the NYSE under the symbol "AIV." On February 11, 1999, the last reported sale price of AIMCO Class A Common Stock on the NYSE was $37 15/16. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the Common OP Units for the same periods.



                                                   CLASS A                 PARTNERSHIP
                                                 COMMON STOCK                COMMON
                                        ------------------------------        UNITS
          CALENDAR QUARTERS             HIGH     LOW       DIVIDEND(1)   DISTRIBUTION(1)
          -----------------             ----     ---       -----------   ---------------
1998
  Fourth Quarter......................  $37 3/8  $30        $ 0.6250         $0.6250
  Third Quarter.......................   41       30 15/16    0.5625          0.5625
  Second Quarter......................   38 7/8   36 1/2      0.5625          0.5625
  First Quarter.......................   38 5/8   34 1/4      0.5625          0.5625
1997
  Fourth Quarter......................   38       32          0.5625          0.5625
  Third Quarter.......................   36 3/16  28 1/8      0.4625          0.4625
  Second Quarter......................   29 3/4   26          0.4625          0.4625
  First Quarter.......................   30 1/2   25 1/2      0.4625          0.4625
1996
  Fourth Quarter......................   28 3/8   21 1/8      0.4625          0.4625
  Third Quarter.......................   22       18 3/8      0.4250          0.4250
  Second Quarter......................   21       18 3/8      0.4250          0.4250
  First Quarter.......................   21 1/8   19 3/8      0.4250          0.4250


---------------

(1) In January 1999, the quarterly dividend and distribution rates increased to $0.625.


     The principal executive offices of AIMCO, the AIMCO GP, the Special Limited Partner and the AIMCO Operating Partnership are located at 1873 South Bellaire Street, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                                  RISK FACTORS

     The following sets forth certain risks and disadvantages of the offer and should be read and considered when reviewing the potential benefits of the offer set forth in "Background and Reasons for the Offer -- Expected Benefits of the Offer." In addition, you should review the other risks of investing in us beginning on page 2 of our accompanying Prospectus.

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     NO THIRD PARTY VALUATION OR APPRAISAL; NO ARMS-LENGTH NEGOTIATION AND NO GENERAL PARTNER RECOMMENDATION. We did not base our valuation of your partnership's property on any third-party appraisal or valuation. We established the terms of our offer, including the exchange ratios and the cash consideration. Such terms are not the result of arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units. Based on information recorded by the general partner of your partnership, we believe that sales prices for your units have ranged from $175.00 per unit to $500.00 per unit from November 1, 1995 to July 31, 1998. As of October 31, 1997, your general partner estimated the net asset value of your units to be $715.00 per unit. However, we do not believe that these valuations represent the current fair market value of your units. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of our offer consideration from a financial point of view.


     CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER. Your general partner is a subsidiary of AIMCO and an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. We are making this offer with a view to making a profit. There is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price. We determined the offer consideration without negotiating with any other party, including the general partner or any limited partner. Another conflict is the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of your partnership's property from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Your general partner makes no recommendation to you as to whether you should tender your units. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership. Since our affiliates receive fees for managing your partnership and its properties, a conflict of interest exists between our continuing the partnership and such fees and the liquidation of the partnership and the termination of such fees.



     POSSIBLE SUBSEQUENT OFFER AT A HIGHER PRICE. It is possible that we may conduct a subsequent offer at a higher price. Such a decision will depend, among other things, on the performance of the partnership, prevailing interest rates, and our interest in acquiring additional limited partnership interests.



     POSSIBLE RECOGNITION OF TAXABLE GAIN ON A SALE OF YOUR UNITS. In general, your exchange of units for OP Units will not be a taxable transaction. Your sale of units for cash will be a taxable sale, with the result that you will recognize gain or loss measured by the difference between the amount realized on the sale and your adjusted tax basis in the units you transfer to us. Your exchange of units for cash and OP Units will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. Although we have no present intention to liquidate or sell your partnership's property or prepay the current mortgage on your partnership's property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. See "Certain Federal Income Tax Matters." If you redeem OP Units for shares of AIMCO Class A Common Stock or Preferred Stock, you will recognize gain or loss measured by the difference between the amount realized from our tender offer and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     This summary is a general discussion of certain of the anticipated Federal income tax consequences of the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Internal Revenue Code of 1986, as amended. The particular tax consequences for you of our offer will depend upon a number of factors related to your tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether you are no longer subject to the "passive loss" rules with respect to your partnership. Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor with specific reference to your own tax situation.


     OFFER CONSIDERATION MAY NOT EQUAL THE VALUE OF YOUR PARTNERSHIP. In October 1997, your general partner (which is our affiliate) estimated the net asset value of a unit in your partnership to be $715.00 and an affiliate estimated the net liquidation value of a unit to be $737.85 (which represents the per unit amount of the appraised values discussed below). In November and December 1997, an independent appraiser valued the properties on an unencumbered basis to be $59,000,000. We value your properties on such basis to be less than $51,200,000, although we believe the properties need approximately $4,600,000 of deferred maintenance not considered by the appraiser. Therefore, it is possible, that the sale of the properties could result in you receiving more pretax cash per unit than our offer and you would receive more than our offer if any of the properties were actually sold for any of such estimated amounts.



     OFFER CONSIDERATION MAY NOT REPRESENT FUTURE LIQUIDATION VALUE. Our offer consideration could be less than the net proceeds that you would realize upon a future liquidation of your partnership. As of October 31, 1997, an affiliate of your general partner (which is our affiliate) estimated the net liquidation value of your units to be $737.85 per unit. However, we do not believe that this valuation represents the current fair market value of your units. Furthermore, your general partner has no present intention to liquidate your partnership, and your partnership's agreement of limited partnership does not require a sale of your partnership's properties by any particular date.



     HOLDING UNITS MAY RESULT IN GREATER FUTURE VALUE. You might receive more pretax cash consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership.



     OFFER CONSIDERATION MAY BE LESS THAN LIQUIDATION VALUE. While the actual proceeds obtained from a liquidation are highly uncertain, we believe that the offer consideration represents only the same amount you would receive if we liquidated the partnership on a prompt basis. Even if our cash offer consideration is equal to liquidation value, if you accept OP Units, you may not ultimately receive an amount equal to the cash offer when you sell the OP Units or any AIMCO securities you may receive upon redemption of OP Units.


     OFFER CONSIDERATION MAY NOT NECESSARILY REPRESENT FAIR MARKET VALUE. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of the units. However, the offer consideration does not necessarily reflect the price that you would receive in an open market for your units. Such prices could be higher or lower than the offer consideration.


     OFFER CONSIDERATION EQUALS ESTIMATED LIQUIDATION PROCEEDS. We determined the offer consideration for your units by estimating the liquidation value of your partnership's assets. Other methods of valuing the partnership could result in a higher valuation.

     FAIRNESS OPINION OF THIRD PARTY RELIED ON INFORMATION WE PROVIDED. Robert
A. Stanger & Co.'s analysis of our offer and opinion as to the fairness to you of our offer consideration from a financial point of view relies on information prepared by the general partner of your partnership (which is controlled by us). No tests of the underlying data were performed, and no independent appraisal was conducted. Because the fairness opinion will not be updated, changes may occur from the date of the fairness opinion that might affect the conclusions expressed in the opinion.


     LOSS OF FUTURE DISTRIBUTIONS FROM YOUR PARTNERSHIP. If you tender your units in response to our offer, you will transfer all right title and interest in and to all of the units that we accept, and all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, for any units that we acquire from you, you will not receive any future distributions from operating cash flow of your partnership or upon a sale or refinancing of property owned by your partnership. If you tender your units in exchange for OP Units, you will be entitled to future distributions from the operating cash flow of the AIMCO Operating Partnership and upon a dissolution, liquidation or winding-up of the AIMCO Operating Partnership. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."


     POSSIBLE EFFECT OF THE OTHER EXCHANGE OFFERS ON US. Concurrently with this offer, we are making similar offers to investors in 89 other limited partnerships. If all of these offers had been completed by December 31, 1997, our net income for the nine months ended September 30, 1998 would have been
$     instead of $     , based on the assumptions included in the Pro Forma
Financial Statements. If we borrow funds for the cash consideration for these offers, our interest costs would increase which could adversely affect our future earnings. If all units in all the offers were purchased for cash and we borrowed all the funds, then at current interest rates, our interest expense
would increase by $       per year. See "Pro Forma Financial Statements."


  RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     FUNDAMENTAL CHANGE IN NATURE OF INVESTMENT. If you tender your units in exchange for our OP Units, you will have changed fundamentally the nature of your investment from (i) a partnership that distributes to its partners the proceeds from a sale or refinancing of its properties to (ii) a partnership that reinvests the proceeds from sales and refinancings of its properties. You will have changed from a small partnership with a partnership termination date of 2022 to a much larger partnership with a partnership termination date of 2093.

     Under the AIMCO Operating Partnership Agreement, the general partner has the ability, without the concurrence of the limited partners, to acquire and dispose of properties and to borrow funds. Further, while it is the intent to distribute net income from operations, sales and refinancing of your partnership, the general partner may not make such distributions. The AIMCO Operating Partnership generally makes the same distribution on the Common OP Units as AIMCO pays dividends on its Class A Common Stock. Further, AIMCO must distribute a significant percentage of its consolidated revenues each year in order to retain its status as a REIT. Your partnership is permitted not to make distributions under certain circumstances such as reinvesting in your partnership. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

     UNCERTAIN FUTURE DISTRIBUTIONS. Although our operating partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that our operating partnership will generate or the portion that we will choose to distribute.

     POSSIBLE REDUCTION IN REQUIRED DISTRIBUTIONS ON PREFERRED OP UNITS. On and
after             ,   20  , we may reduce, the rate of distributions required to be paid on the Preferred OP Units, thus reducing the rate of return and possibly encouraging you to redeem such units.

     POSSIBLE REDEMPTION OF PREFERRED OP UNITS. On and after             , 20  ,
we may redeem each share of Series I Preferred Stock for $25, plus any accumulated, accrued and unpaid dividends, possibly forcing you to sell such shares to AIMCO or to sell in the open market at a possibly lower price per share than would have occurred without the redemption. If, for example, after five years we redeemed the Series I

Preferred Stock for $25 per share, you will have received the present value equivalent of the cash consideration of our offer (assuming annual distributions of $2.00 on each Preferred OP Unit, a discount rate of 8% and without giving effect to the potential tax deferral associated with receiving OP Units instead of cash).


     POSSIBLE RECOGNITION OF TAXABLE GAINS ON OP UNITS. There are certain tax risks associated with the acquisition, retention and disposition of OP Units. Although your general partner (which is our affiliate) has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and Unitholders" in the accompanying Prospectus.


     FUNDAMENTAL CHANGE IN NUMBER OF PROPERTIES OWNED. If you exchange your units for OP Units, you will have changed your investment from an interest in a partnership which owns and manages a few properties to an interest in the AIMCO Operating Partnership which is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a single property or entity, there can be no assurance as to the value or performance of our securities or our portfolio of properties as compared to the value of your units or your partnership.


     LIMITATIONS ON HOLDERS OF OP UNITS IN EFFECTING A CHANGE OF CONTROL. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.


     LIMITATION ON TRANSFER OF OP UNITS. Investors in our partnership must hold their units for one year, subject to exceptions. Thereafter transfers may be made subject to applicable transfer restrictions.

     LIMITED VOTING RIGHTS OF HOLDERS OF OP UNITS. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of limited partnership interests. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of our operating partnership. Such matters affecting the operation of the AIMCO Operating Partnership include liquidation and distribution policies, property purchases, and potential mergers or acquisitions. Furthermore, since AIMCO owns approximately 83% of the limited partnership interest in the AIMCO Operating Partnership, we effectively control the outcome of most decisions put to the limited partners (unlike in your partnership). See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

     LACK OF TRADING MARKET FOR OP UNITS. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.


     LITIGATION ASSOCIATED WITH PARTNERSHIP ACQUISITIONS. We often acquire interests in limited partnerships that own apartment properties. In some cases (such as for your partnership), we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. Therefore, there is a risk that we will be subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement. As a result, we may incur costs associated with defending or settling such litigation or paying any judgement if we lose. As of the present time, limited partners of your partnership have initiated lawsuits on such grounds.

     DILUTION OF INTERESTS OF HOLDERS OF OP UNITS. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER


     POSSIBLE INCREASE IN CONTROL OF YOUR PARTNERSHIP BY US. Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership and may control such voting decisions. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner without our consent may become more difficult or impossible. We also own a majority of the company that manages your partnership's property. In the event that we acquire a substantial number of units pursuant to our offer, removal of the property manager without our consent may become more difficult or impossible. However, on any matter submitted to the limited partners of your partnership for their approval or consent, AIMCO and the AIMCO Operating Partnership intend to vote all units acquired pursuant to this offer or in any subsequent transaction in the same proportion as the other outstanding units are voted.


     RECOGNITION OF GAIN RESULTING FROM POSSIBLE FUTURE REDUCTION IN YOUR PARTNERSHIP LIABILITIES. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner (which is our affiliate) has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.


     POSSIBLE TERMINATION OF YOUR PARTNERSHIP FOR FEDERAL INCOME TAX
PURPOSES. If there is a sale or exchange of 50% or more of the total interest in capital and profits of your partnership within any 12-month period, including sales or exchanges resulting from the offer, your partnership will terminate for Federal income tax purposes. Any such termination may, among other things, subject the assets of your partnership to longer depreciable lives than those currently applicable to the assets of your partnership. This would generally decrease the annual average depreciation deductions allocable to you if you do not tender all of your units (thereby increasing the taxable income allocable to your units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership. Any such termination may also change (and possibly shorten) your holding period with respect to your units that you choose to retain.


     LACK OF TRADING MARKET FOR UNITS. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. If you desire or need liquidity, you may wish to consider our offer. Our offer affords you an opportunity to dispose of your units for cash, an opportunity which might not be available to you in the foreseeable future. However, our offer consideration does not necessarily reflect the price that you would receive in an open market for your units or upon a liquidation of your partnership's assets. Such prices may be higher or lower than our offer consideration.


     POSSIBLE CHANGE IN TIME FRAME REGARDING SALE OF PROPERTIES. It is not known when the properties owned by your partnership may be sold. Therefore, there may be no way to liquidate your investments in the partnership in the future until the properties are sold and your partnership is liquidated. You may continue to have to hold the units not exchanged in this offer for an indefinite period of time. Your partnership's prospectus, dated June 8, 1982, pursuant to which units in your partnership were sold, indicated that your partnership was intended to be self-liquidating and that it was anticipated that the partnership's properties would generally be sold within three to eight years of their acquisition, provided market conditions permit.

The prospectus also indicated that there could be no assurance that the partnership would be able to so liquidate and that, unless sooner terminated as provided in the partnership agreement, the existence of the partnership would continue until the year 2022. The partnership currently owns three properties. The general partner of your partnership continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for your partnership. We cannot predict when any of the properties will be sold or otherwise disposed of. However, there is no current plan or intention to sell the properties in the near future.


     POSSIBLE REDUCTION OF AVAILABLE INFORMATION ABOUT YOUR PARTNERSHIP. If there are less than 300 unitholders in your partnership upon consummation of the offer, your partnership could cease filing periodic reports with the SEC, such as yearly reports, including annual audited financial statements, and quarterly reports containing unaudited quarterly financial statements, on Form 10-KSB and Form 10-QSB. Such reports are publicly available and can be obtained on the SEC's web site. The lack of such filings could affect the already limited secondary market which currently exists for units in your partnership and may result in others not tendering for such units. In such a case, you would regularly have access only to the limited information your partnership's agreement of limited partnership requires your general partner (which is our affiliate) to provide each year, which information consists primarily of tax information.


                          SPECIAL FACTORS TO CONSIDER



     In reviewing the offer, you should pay special attention to the information in the Sections entitled "Background and Reasons for the Offer," "Valuation of the Units," "Fairness of the Offer" and "Stanger Analysis," which contain information regarding the background and reasons for the offer, the method of evaluating units in the offer and alternative valuation methods considered, our view as to the fairness of the offer, and the opinion rendered by Stanger.


                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  General

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in your partnership's property while providing you and other investors with an opportunity to retain or liquidate your investment in your partnership by tendering for OP Units or for cash.

     On October 1, 1998, AIMCO merged (the "Insignia Merger") with Insignia Financial Group, Inc. ("Insignia"). As a result of the Insignia Merger, AIMCO acquired approximately 51% of the outstanding common shares of beneficial interest of Insignia Properties Trust ("IPT"). The general partner of your partnership is a wholly owned subsidiary of IPT. Through the Insignia Merger, AIMCO also acquired a majority ownership interest in the entity that manages the properties owned by your partnership. Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 40.1% interest, consisting of a 39.5% limited partnership interest and a 0.6% general partnership interest, in your partnership.

     IPT and AIMCO have entered into an agreement and plan of merger, dated as of October 1, 1998 (the "IPT Merger Agreement"), pursuant to which IPT is to be merged into AIMCO or a subsidiary of AIMCO (the "IPT Merger"). The IPT Merger Agreement provides that, upon consummation of the IPT Merger, IPT shareholders will receive $13.25 per share in cash or $13.28 per share in shares of AIMCO's Class A Common Stock, at AIMCO's option. The transactions contemplated by the IPT Merger Agreement are subject to certain conditions. The IPT Merger requires the approval of the holders of a majority of the outstanding IPT Shares. AIMCO has agreed to vote all of the IPT Shares owned by it in favor of the IPT Merger and the related merger agreement and granted an irrevocable proxy to certain affiliates of IPT to vote such shares. Accordingly, IPT shareholder approval is assured. The IPT Merger is expected to close in late February 1999.



     One of the reasons we chose to acquire Insignia is that we would be able to make the exchange offers to acquire limited partnership interests of some of the limited partnerships formerly controlled or managed by Insignia (the "Insignia Partnerships"). Such offers would provide liquidity for the limited partners of the Insignia Partnerships, and would provide the AIMCO Operating Partnership with a larger asset and capital base and increased diversification. As of
February   , 1999, the AIMCO Operating Partnership has made offers to of the Insignia Partnerships, including your partnership.



     During our negotiations with Insignia in early 1998, we decided that if the merger with Insignia were consummated, we could also benefit from making offers for limited partnership interests in the Insignia Partnerships. While some of the Insignia Partnerships are public partnerships and information is publicly available on such partnerships for weighing the benefits of making an exchange offer, many of the partnerships are private partnerships and information about such partnerships comes principally from the general partner. Our control of the general partner makes it possible to obtain access to such information. Further, such control also means that we control the operations of the partnerships and their properties. Insignia did not propose that we conduct such exchange offers, rather we initiated the offers on our own. We determined in June of 1998 that if the merger with Insignia were consummated, we would offer to limited partners of the Insignia Partnerships limited partnership units of the AIMCO Operating Partnership and/or cash.



     In connection with the Insignia Merger we acquired general partnership interests and certain limited partnership interests in a number of private and public partnerships. Eight private partnerships (owning approximately 120,000 apartment units) out of the 90 partnerships involved in the proposed exchange offers do not have audited financial statements prepared in accordance with generally accepted accounting practices ("GAAP"). Certain of these partnerships have audited financial statements prepared on the basis of federal income taxes and others have unaudited financial statements which may or may not be prepared on the basis of GAAP or federal income taxes. For the Insignia Partnerships for which exchange offers are being made which do not have audited GAAP financial statements for at least two years, we are making the offer on the basis of either one year of audited GAAP financial statements and one year of unaudited GAAP financial statements or just unaudited GAAP financial statements. We tried to obtain two years of audited GAAP financial statements for all the partnerships for which offers are being made, but because of the inability to locate records from inception of the partnerships which would allow auditors to verify the original purchase price of the properties, no audits were possible. In these cases, the entities which controlled the general partners prior to Insignia are no longer in business or have no current knowledge or records of such partnerships. For the same reasons, we do not have all the records for past years of some of the partnerships. We believe that the unaudited financial statements included in the prospectus supplements for such partnerships have been prepared in accordance with GAAP based principally on the historical financial statements and records we have. In acquiring Insignia and the interests in the Insignia Partnerships, we conducted due diligence with regard to certain of the assets acquired including the major properties held by the Insignia Partnerships. Our due diligence focused on the condition of the major properties and the terms of the partnership agreements. Since Insignia had audited GAAP financial statements and since those partnerships without audited GAAP financial statements are generally smaller, we did not focus on the issue of audited GAAP based financial statements for the smaller partnerships at the time of the merger. Further, for our internal due diligence use, audited tax based financial statements are also used. The total number of Insignia
Partnerships we acquired an interest in was approximately    of which
approximately    do not have audited GAAP statements. We were not able to pick and choose the partnerships in which we would acquire an interest. The Insignia Partnerships were part of the business of Insignia. As a consequence, we acquired interests in certain small private partnerships which do not have the ability to obtain audited GAAP financial statements. It is our policy to acquire properties or partnerships with audited GAAP based financial statements. However, in connection with large acquisitions of partnerships interests, such as with the Insignia Merger, we may occasionally acquire a partnership or property without audited GAAP financial statements.

  Previous Tender Offers

     Prior to the Insignia Merger, a number of tender offers had been made to acquire units of your partnership. On July 21, 1998, Cooper River Properties, L.L.C., then an affiliate of Insignia and now our affiliate, commenced a tender offer pursuant to which it acquired 3,685 units (representing approximately 7.4% of the number outstanding) at a cash purchase price of $500 per unit.

     We are aware that tender offers may have been made by unaffiliated third parties to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in these tender offers. In connection with tender offers made by Insignia affiliates with respect to partnerships for which we are making offers, some limited partners filed lawsuits in March 1998. See "The Offer -- Certain Legal Matters -- Litigation." We are not aware of any merger, consolidation or combination involving any of the Insignia Partnerships. Furthermore, we are not aware of any acquisitions of any of such partnerships or a material amount of the assets of such partnerships.

  Engagement of Fairness Opinion Provider

     The AIMCO Operating Partnership contacted Stanger in August 1998 to discuss the possibility of Stanger providing a fairness opinion for our offer. The AIMCO Operating Partnership chose Stanger based on Stanger's expertise and strong reputation in this area of work. The parties entered into a definitive agreement dated October 20, 1998 for Stanger to provide such fairness opinion for your partnership and other partnerships.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner (which is our subsidiary).

  Liquidation

     Benefits of Liquidation. One alternative would be for your partnership to sell its assets, distribute the net liquidation proceeds to its partners in accordance with your partnership's agreement of limited partnership, and thereafter dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If your partnership were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of part or all of your partnership's property would be a taxable event for you and your partners and would generally result in significant amounts of taxable income to you and your partners. In the opinion of your general partner (which is our subsidiary), the present time may not be the most desirable time to sell the real estate assets of your partnership in private transactions, and any liquidation sale would be uncertain. Liquidation of the partnership's assets may trigger a substantial prepayment penalty under the mortgage for the property. Your general partner believes it currently is in the best interest of your partnership to continue holding its real estate assets.

  Continuation of the Partnership Without the Offer


     Benefits of Continuation. A second alternative would be for your partnership to continue as a separate legal entity, with its own assets and liabilities and continue to be governed by its existing agreement of limited partnership, without our offer. A number of advantages could result from the continued operation of your partnership. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently. The continuation of your partnership will allow you to continue to participate in the net income and any increases of revenue of your partnership and any net proceeds from the sale of any property owned by your partnership. However, no assurance can be given as to future operating results or as to the results of any attempts to sell any property owned by your partnership.



     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing the operations of your partnership without our offer. If your partnership were to continue operating as presently structured, your partnership could be forced to borrow on terms that could result in net losses from operations. Your partnership's mortgage notes are due in November 15, 2002 and require balloon payments of $20,669,000. Your partnership currently has adequate sources of cash to finance its operations on both a short term and long term basis but will have to sell the properties or refinance them in 2002 to pay such balloon payments. There is currently no market for the Partnership Preferred Units or Partnership Common Units. Further, on or after
          , 200 we may redeem the Partnership Preferred Units for $25 per unit.


     In addition, continuation of your partnership as a separate entity without our offer would deny you and your partners the benefits of our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from your pro rata share of the fair market value of your partnership's property. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

  Alternative Structures Considered.


     Before we decided to make our offer, we considered a number of alternative transactions, including purchasing some or all of your partnership's properties; making an offer of only cash for your units; making an offer of only Common OP Units for your units; and making an offer of only Preferred OP Units for your units. A merger was not possible because neither your partnership's agreement of limited partnership nor the South Carolina Uniform Limited Partnership Act provides for any partnership merger. In addition, a merger would require a vote of the limited partners of your partnership. If the merger was approved, all limited partners, including those who whish to retain their units and continue to participate in your partnership, would be forced to participate in the merger transaction. If the merger was not approved, all limited partners, including those who would like to liquidate their investment in your partnership, would be forced to retain their units.



     We also considered purchasing your partnership's properties from your partnership. However, a sale of your partnership's properties would require a vote of all the limited partners. If the sale was approved, all limited partners, including those who wish to continue to participate in the ownership of your partnership's properties, would be forced to participate in the sale transaction, and possible to recognize taxable income. If the sale was not approved, all limited partners, including those who would like to dispose of their investment in your partnership's properties, would be forced to retain their investment.



     In order to give all limited partners in your partnership an opportunity to make their won investment decision, we elected to make an offer directly to you and the other limited partners. We considered making an all cash offer in order to satisfy some limited partners' desire for immediate liquidity. However, an all cash offer would not be desirable for those limited partners who do not desire immediate liquidity and do not want to immediately recognize any taxable income, but might otherwise be interest in disposing of their investment in your partnership and might want an opportunity to control the timing of any realization of taxable income associated with liquidating such investment in the future.



     We considered making an offer of only OP Units, either all Common OP Units or all Preferred OP Units. The primary disadvantage of an all OP Unit offer is that those limited partners who want immediate liquidity would be forced to wait at least one year before exchanging their OP Units for cash or AIMCO stock. We decided to offer limited partners both Common OP Units and preferred OP Units in order to permit investors to make their own decision as to whether they preferred the possibility of future capital appreciation (Common OP Units) or preferred distribution rights (Preferred OP Units).



     After considering these alternatives, we decided to offer limited partners the possibility of all three forms of consideration: cash, Common OP Units and Preferred OP Units. We think that such an offer will appeal to a large number of limited partners in your partnership, while permitting each one to retain any or all of his or her units and remain a limited partner in your partnership on the same terms as before.


  Sale of Assets

     Your partnership could sell the properties it owns and not liquidate. The general partner of your partnership considers sale of your partnership's properties from time to time. However, any such sale would likely be a taxable transaction.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the property owned by your partnership. Our offer provides us with an opportunity to increase our ownership interest in the property owned by your partnership while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are four principal advantages of tendering your units for Preferred OP Units:

     - Enhanced Liquidity After One Year. While holders of the Preferred OP Units must hold such units for one year, subject to certain exceptions, after a one-year holding period, you may choose to redeem your Preferred OP Units and receive, at our option, shares of AIMCO's Class I Preferred Stock, shares of AIMCO's Class A Common Stock or cash. AIMCO's Class A Common Stock is, and AIMCO's Class I Preferred Stock is expected to be, listed and traded on the NYSE.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Preferred OP Units.


     - Preferred Quarterly Distributions. Your partnership paid distributions of $16.08 for the fiscal year ended October 31, 1998. Holders of Preferred OP Units will be entitled to receive quarterly distributions of $0.50 per unit (equivalent to $2.00 on an annualized basis) before any distributions are paid to holders of Common OP Units. This is equivalent to a distribution of $40.40 per year on the number of Preferred OP Units you will receive in exchange for each of your partnership units. However, one class of outstanding Partnership Preferred Units has prior distribution rights and the Preferred OP Units rank equal to seven other outstanding classes of Partnership Preferred Units. Since October 31, 1998 your partnership has made distributions of $48 per unit.


     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     There are five principal advantages of tendering your units for Common OP
Units:

     - Enhanced Liquidity After One Year. While the holders of the Common OP Units must hold such units for one year, subject to certain exceptions, after a one-year holding period, you may choose to redeem your Common OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the NYSE.

     - Tax Deferral. You will generally not recognize any immediate taxable gain if you exchange your units solely for Common OP Units.


     - Quarterly Distributions. Your partnership paid distributions of $16.08 for the fiscal year ended October 31, 1998. We pay quarterly distributions on the Common OP Units. In January 1999, we increased our distribution rate on each of the Common OP Units to $2.50 on an annual basis. Assuming no change in the level of our distributions, this is
       equivalent to a distribution of $     per year on the number of Common OP
       Units you will receive in exchange for each of your partnership units. See "The AIMCO Operating Partnership."


     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the Common OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

DISADVANTAGES OF THE OFFER

     The principal disadvantages to the offer are:

     - Lack of Independent Price Determination. We determined the offer price and the terms of the offer, including the exchange ratio for Common OP Units and Preferred OP Units, and the terms of the Preferred OP Units and the Class I Preferred Stock. The terms of the offer and the nature of the securities could differ if they were subject to independent third party negotiations. We determined the offering price and asked Stanger to determine if the price was fair. We did not ask Stanger to determine a fair price.

     - No Separate Representation of Limited Partners. In structuring the offer and the consideration, no one separately represented the interests of the limited partners. Although we have a fiduciary duty to the limited partners, we also have conflicting responsibilities to our equity holders. We did not appoint, or ask the limited partners to appoint, a party to represent only their interests.

     - No Proposal to Sell the Property. We are not proposing to try to liquidate the partnership and sell the partnership's property and distribute the net proceeds. An arms-length sale of such property after offering it for sale through licensed real estate brokers may be a better way to determine the true value of the property rather than the methods we chose. The sale of the property and the liquidation of the partnership might result in greater cash proceeds to you than our offer.


     - OP Units. Investing in OP Units has risks that include the lack of a public market, transfer restrictions and a one year holding period before they can be redeemed by a holder. The ultimate return on the OP Units is directly tied to the future price of AIMCO's Class A Common Stock or Class I Preferred Stock. You could ultimately receive less for your OP
       Units than the cash price in our offer. Further, on or after        ,
       200  we may redeem the Partnership Preferred Units for $25 per unit.



     - Continuation of the Partnership. We are proposing to continue to operate your partnership and not to attempt to liquidate it at the present time. Thus, our offer does not satisfy any expectation that you would receive the return of your investment in the partnership through a sale of the property. Further, while the original projected time frame in the original offering document for your partnership units stated that the properties may be sold in approximately three to eight years from the date of acquisition, such properties were not so sold and two were lost to foreclosures. At the current time we do not believe that the sale of the properties would be advantageous given market conditions, the condition of the properties and tax considerations. In particular, we considered the changes in the local rental market, the potential for appreciation in the value of a property and the tax consequences to you and your partners on a sale of a property. See also "Your
       Partnership -- General Policy Regarding Sales and Refinancing of Partnership Property."


     For a description of certain risks of our offer, see "Risk Factors."

                               VALUATION OF UNITS



     We determined our cash offer consideration by estimating the value of each property owned by your partnership using the direct capitalization method. This method involves applying a capitalization rate to the property's annual net operating income. We determined appropriate capitalization rates using our best judgment, but our valuation is just a subjective estimate and someone else could apply a different capitalization rate. In estimating the capitalization rates, we considered the property's physical condition (including deferred maintenance), age, location and the fact that the current mortgages are at 7.6% with pre-payment penalties. In addition, we considered recent trends in the real estate markets in which the property is located, and the fluctuations in the availability of commercial mortgage financing. Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined our cash offer consideration as follows:



     - First, we estimated the value of the property owned by your partnership using the direct capitalization method. We selected capitalization rates based on our experience in valuing similar properties. The lower the capitalization rate applied to a property's income, the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates comparable to those used by us, however there is no single correct capitalization rate and others might use different rates. We divided each property's fiscal 1997 net operating income by its capitalization rate to derive an estimated gross property value as described in the following table:



                                                                                    ESTIMATED
                                             FISCAL 1997 NET     CAPITALIZATION   GROSS PROPERTY
                PROPERTY                   OPERATING INCOME(1)        RATE            VALUE
                --------                   -------------------   --------------   --------------
Baymeadows Apartments                          $2,566,000             9.75%        $26,322,000
Quail Run Apartments                            1,126,000             9.75          11,552,000
Countrywood Village Apartments                  1,412,000            10.00          14,117,000
                                                                                   -----------
Estimated Total Gross Property Value                                               $51,991,000


---------------


     (1) The total net operating income is equal to total revenues of $11,143,000, less total expenses of $5,552,000 and recurring replacement costs of $486,000.



     - Second, we calculated the value of the equity of your partnership by adding to the aggregate gross property value of all properties owned by your partnership, the value of the non-real estate assets of your partnership, and deducting the liabilities of your partnership, including mortgage debt and debt owed by your partnership to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from this value certain other costs including required capital expenditures, deferred maintenance, and closing costs to derive a net equity value for your partnership of $25,265,202. Closing costs, which are estimated to be 2.5% of the gross property value, include legal and accounting fees, transfer taxes, title and escrow costs and broker's fees.

     - Third, using this net equity value, we determined the proceeds that would be paid to holders of units in the event of a liquidation of your partnership, based on the terms of your partnership's agreement of limited partnership. Accordingly, 100% of the estimated liquidation proceeds are assumed to be distributed to holders of units. Our cash offer consideration represents the per unit liquidation proceeds determined in this manner.



Estimated total gross valuation of your partnership's
  properties................................................  $51,991,000
Plus: Cash and cash equivalents.............................    1,220,727
Plus: Other partnership assets, net of security deposits....    2,537,082
Less: Mortgage debt, including accrued interest.............   24,009,642
Less: Notes payable, including accrued interest.............      163,762
Less: Other liabilities.....................................      933,910
Partnership valuation before taxes and certain costs........   30,641,495
Less: Extraordinary capital expenditures for deferred
  maintenance...............................................    4,433,556
Less: Closing costs.........................................      942,737
Estimated net valuation of your partnership.................   25,265,202
Percentage of estimated net valuation allocated to units....          100%
Estimated net valuation of units............................   25,265,202
          Total number of units.............................       49,995
Estimated valuation per unit................................       505.00
                                                              -----------
Cash consideration per unit.................................       505.00
                                                              -----------



     - In order to determine the number of Preferred OP Units we are offering you, we divided the cash offer consideration of $505.00 by the liquidation preference of $25 per Preferred OP Unit to get 20.20 Preferred OP Units per unit.



     - In order to determine the number of Common OP Units we are offering for each of your units, we divided the cash offer consideration of $505.00 by
       $       , the average closing price of AIMCO's Class A Common Stock on
       the NYSE for the   trading days prior to                  , 1999, to get
              Common OP Units per unit.



     - The total net valuation of all partnerships in which the AIMCO Operating Partnership is making similar exchange offers, and which were valued
       using the same methods as used for your partnership, is $       , of
       which, $       or      % is the net valuation of your partnership.



                             FAIRNESS OF THE OFFER



POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS



     The AIMCO Operating Partnership has a majority ownership interest in the general partner of your partnership. Therefore, the general partner of your partnership makes no recommendation whether you should tender or refrain from tendering your units since it did not participate in the structuring of the offer and has substantial conflicts of interest with regard to the offer. However, for all of the reasons discussed herein, we and your general partner believe that the offer is fair to you and the other holders of units in your partnership. We also reasonably believe that the similar offers to the limited partners of the other partnerships are fair to such limited partners. The AIMCO Operating Partnership has retained Stanger to conduct an analysis of the offer and to render an opinion as to the fairness to unitholders of the offer consideration from a financial point of view. Stanger is not affiliated with AIMCO or your partnership. Stanger is one of the leaders in the field of analyzing and evaluating complex real estate transactions. However, we provided much of the information used by Stanger in forming its fairness opinion. We believe the information provided to Stanger is accurate in all material respects. See "Stanger Analysis." You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, your general partner (which is our subsidiary) and the AIMCO Operating Partnership considered the following factors and information:



        1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.



        2. The estimated value of your partnership's properties has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.



        3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer. See "Background and Reasons for the Offer -- Alternatives Considered."



        4. An evaluation of the financial condition and results of operations of your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations. The results of operations of your partnership have fluctuated over the last five years with net income varying from a net loss of $574,000 for the 1995 fiscal year to net income of $1,531,000 for the 1998 fiscal year. One of the five properties acquired in 1982 and 1983 was deeded to the lender in lieu of foreclosure in 1987 and a second was foreclosed upon in 1992. Therefore, your partnership has had an inconsistent operating history. Although your partnership had partners' capital of $8,498,000 as of October 31, 1998, the general partner believes the three remaining properties require at least $4,600,000 of deferred maintenance. These factors are reflected in our valuation of your partnership.



        5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are substantially the financial equivalent to your interest in your partnership, adjusted to reflect the expenses of the offer. See "Valuation of Units."



        6. The opinion of Stanger, an independent third party, that the offer consideration is fair to holders of units from a financial point of view. See "Stanger Analysis"



        7. The fact that the units are illiquid and the offer provides holders of units with liquidity. However, we did review whether trading information was available.



        8. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.



        9. The fact that the offer provides holders of units with the opportunity to defer taxes by electing to accept Preferred OP Units or Common OP Units.



        10. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which Common OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.



        11. The estimated unit value of $505.00, based on a total estimated value of your partnership's properties of $51,991,000. Your general partner (which is our subsidiary) has no present intention to liquidate your partnership or to sell or refinance your partnership's properties. See "Background and Reasons for the Offer". See "Valuation of Units" for a detailed explanation of the methods we used to value your partnership.



        12. Anticipated annualized distributions with respect to the Preferred OP Units are $2.00 and current annualized distributions with respect to the Common OP Units are $2.25. This is equivalent to distributions of $40.40 per year on the number of Preferred OP Units, or distributions of $ per year on the number of Common OP Units, that you would receive in exchange for each of your partnership's units. Distributions with respect to your units for the nine months ended September 30, 1998 were $16.07. See "Comparison of Ownership of Your Units and AIMCO OP Units -- Distributions."

        13. The offer consideration in light of any previous tender offers and the results of such offers since the results of the offer indicate a price at which some limited partners sold their units. See "Background and Reasons for the Offer -- Background of the Offer -- Previous Tender Offers" and "Your Partnership -- Beneficial Ownership of Interests in Your Partnership."



        14. The fact that if your partnership were liquidated as opposed to continuing, the general partner (which is our subsidiary) would not receive the substantial management fees it currently receives. As discussed in "Fairness of the Offer-Comparison of Consideration to Alternative Consideration-Estimated Liquidation Proceeds," we do not believe that liquidation of the partnership is in the best interests of the unitholders. Therefore, we believe the offer is fair in that the fees paid to the general partner would continue even if the offer was not consummated. We are not proposing to change the current management fee arrangement.



     In evaluating these factors, your general partner (which is our subsidiary) and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.



     Your general partner (which is our subsidiary) has not retained an unaffiliated representative to act on behalf of the limited partners in negotiating the terms of the offer since each individual limited partner can make his own decision as to whether or not to tender and what consideration to take. Unlike a merger or other form of partnership reorganization, a majority or more of the holders of limited partnership interests in your partnership cannot bind you. If an unaffiliated representative had been obtained, it is possible that such representative could have negotiated a higher price for your units than was unilaterally offered by the AIMCO Operating Partnership. We have retained Stanger to conduct an analysis of our offer and to render an opinion as to the fairness to you of the offer consideration from a financial point of view. Although no representative has been retained to act solely on behalf of the limited partners for purposes of negotiating the terms of the offer, we have determined that the transaction is fair to you from a financial point of view. We made this determination based, in part, on the fairness opinion from Stanger and the fact that all limited partners may elect to retain their existing security on the same terms as before our offer.



FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS



     Your general partner (which is our affiliate) makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties and, although there are other ways to value real estate, is a reasonably fair method to determine the consideration offered. Although we believe our offer consideration represents the amount you would receive if we currently liquidated your partnership, an actual liquidation might generate a higher or lower price for holders of units. A liquidation in the future might generate a higher or lower price for holders of units.



     The future value of the OP Units received in the offer will depend on some of the same factors that will affect the value of the units, primarily the condition of the real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units, which may preclude you from realizing the full value of your investment.



FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS



     Your general partner (which is our subsidiary) makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to liquidate, sell, finance or refinance your partnership's property within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION



  General



     To assist holders of units in evaluating the offer, your general partner (which is our affiliate) has attempted to compare the cash offer consideration against: (a) the prices at which the units have been sold in the illiquid secondary market; (b) estimates of the value of the units on a liquidation basis; (c) estimates of the going concern value of your units based on continuation of your partnership as a stand-alone entity; (d) the net book value of your units; (e) the recent appraisals of your partnership's properties; (f) estimates of the net asset value of your units; and (g) estimates of net liquidation value of your units. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, established based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the Offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."



     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by your general partner (which is our subsidiary). These assumptions relate to, among other things: the 1998 budget as to income and expenses of each property, other projected amounts and the capitalization rates that may be used by prospective buyers if your partnership assets were to be liquidated. The 1998 budget is discussed in "Stanger Analysis -- Summary of Materials Considered" and other projected amounts are discussed in "Stanger Analysis -- Summary of Reviews."



     In addition, these estimates are based upon certain information available to your general partner (which is our subsidiary) at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which your partnership's property is sold and changes in availability of capital to finance acquisitions of apartment properties.



     Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2022, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.



                                COMPARISON TABLE



                                                                     PER UNIT
                                                                ------------------
Cash offer price............................................    $505.00
Partnership preferred units.................................    505.00(1)
Partnership common units....................................    505.00(1)
Alternatives:
  Prices on secondary market................................    $175.00 to $500.00
  Estimated liquidation proceeds............................    $505.00
  Estimated going concern value.............................    $448.00
  Net book value............................................    $156.00
  General partner's estimate net asset value................    $715.00
  Affiliate's estimate of net liquidation value.............    $737.85(2)

---------------


(1) In our discussion of the offer price as being fair with regard to other methods of valuing the partnership, we believe the number of Common OP Units and Preferred OP Units to be issued per unit in the offer to be equal to the cash price per unit. Therefore, the fairness discussion applies equally to the cash and non-cash forms of consideration being effected. See "Valuation of the Units" for details of how the number of OP Units was determined.



(2) Represents a per unit amount of the appraised value of $59,000,000.



  Prices on Secondary Market



     Secondary market sales activity for the units, including privately negotiated sales, has been limited and sporadic. According to information obtained from your general partner (which is our subsidiary) from November 1, 1995 to July 31, 1998 an aggregate of 1,419 units (representing approximately 2.8% of the total outstanding units) was transferred (excluding units transferred by Insignia to IPLP in February 1998 and in tender offers) in sale transactions. Set forth in the table below are the high and low sales prices of units for the quarterly periods from November 1, 1995 to July 31, 1998, as reported by your general partner and by The Partnership Spectrum, which is an independent, third-party source. The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices; thus the AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete. The transfer paperwork submitted to the general partner often does not include the requested price information or contains conflicting information as to the actual sales price. Accordingly, you should not rely upon this information as being completely accurate.



                             SHELTER PROPERTIES IV


                   REPORTED SALES PRICES OF PARTNERSHIP UNITS



                                                                                  AS REPORTED BY
                                                         AS REPORTED BY          THE PARTNERSHIP
                                                     THE GENERAL PARTNER(A)        SPECTRUM(B)
                                                     ----------------------   ----------------------
                                                     LOW SALES   HIGH SALES   LOW SALES   HIGH SALES
                                                       PRICE       PRICE        PRICE       PRICE
                                                     PER UNIT     PER UNIT    PER UNIT     PER UNIT
                                                     ---------   ----------   ---------   ----------
Fiscal Year Ended October 31, 1998:
  Fourth Quarter..................................    $           $            $           $
  Third Quarter...................................     488.33      380.00
  Second Quarter..................................     490.00      351.00       345.00      421.00
  First Quarter...................................     500.00      320.00       330.00      351.00
Fiscal Year Ended October 31, 1997:
  Fourth Quarter..................................     380.06      315.20       330.00      348.00
  Third Quarter...................................     375.00      265.00       320.00      380.00
  Second Quarter..................................     360.00      285.20       320.00      375.00
  First Quarter...................................     297.00      250.00       285.00      350.00
Fiscal Year Ended October 31, 1996:
  Fourth Quarter..................................     363.00      217.00       275.00      300.00
  Third Quarter...................................     280.00      260.00           --          --
  Second Quarter..................................     250.00      250.00           --          --
  First Quarter...................................     363.00      175.00           --          --


---------------


(a) Although the general partner requests and sometimes receives information on the prices at which units are sold, it does not regularly receive or maintain information regarding the bid or asked quotations of secondary market makers, if any. The general partner processes transfers of units only 12 times per year -- on the first day of each month. The prices in the table are based solely on information provided to the general partner by sellers and buyers of units transferred in sale transactions (i.e., excluding transactions believed to result from the death of a limited partner, rollover to an IRA account, establishment of a trust, trustee to trustee transfers, termination of a benefit plan, distributions from a qualified or non-qualified plan, uniform gifts, abandonment of units or similar non-sale transactions).



(b) The gross sales prices reported by The Partnership Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported prices. The AIMCO Operating Partnership does not know whether the information compiled by The Partnership Spectrum is accurate or complete.



(c)  Information not yet published.



     The AIMCO Operating Partnership believes that, although secondary market sales information probably is not a reliable measure of value because of the limited and inefficient nature of the market for units, this information may be relevant to a limited partner's decision as to whether to tender his or her units pursuant to the offer. At present, privately negotiated sales and sales through intermediaries (e.g., through the trading system operated by American Partnership Board, Inc., which publishes sell offers by holders of units) are the only means available to a limited partner to liquidate an investment in units (other than the offer) because the units are not listed or traded on any exchange or quoted on NASDAQ.



     The known secondary market prices are less than our cash offer price and, thus, we believe our offer price is fair in relation to the secondary market prices.



  Prior Tender Offers



     Prior to our merger with Insignia, an affiliate of Insignia purchased units in your partnership for $500.00. We believe that our offer consideration of $505.00 is fair in relation to the consideration in that prior tender offer.



  Appraisals



     Each of your partnership's properties was appraised in 1997 by an independent third party appraiser, Koeppel Tener Real Estate Services, Inc. (the "Appraiser"), in connection with a requirement in your partnership's agreement of limited partnership and not in connection with the offer. According to the appraisal reports, the scope of the appraisals included an inspection of each property and an analysis of the surrounding market. The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach, and represented that its report was prepared in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, and in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (known as "FIRREA"). The estimated market value of the fee simple estate of each of the properties specified in those reports was $32,000,000 for Baymeadows Apartments on November 24, 1997; $12,700,000 for Quail Run Apartments on November 19, 1997; and $14,300,000 for Countrywood Village Apartments on December 9, 1997. The major difference between the value in the appraisals and the value determined using our valuation method, relates to the valuation of Baymeadows Apartments. The Appraiser valued such apartments at approximately $7,500,000 above our estimated total gross property valuation due to the Appraiser utilizing a net operating income of approximately $500,000 more than we used. The Appraiser calculated a potential gross rental income instead of using 1997 actual results and the fact that such apartments need approximately $3,800,000 of deferred maintenance. Such appraisals are not expected to be updated.



     The total value of the appraised properties is $59,000,000 and was not brought down to a per unit basis since such appraisals do not reflect the mortgages encumbering the properties of $25,048,382 (including interest), other assets and liabilities of the partnership or any costs of sales of the properties as reflected in "Valuation of the Units." However, using the appraisal amount instead of the "estimated gross valuation of your partnership's properties" in the table in the "Valuation of Units" would result in a higher amount per unit than our offer. Previously, an affiliate of your general partner relied on such appraisal amounts to calculate an estimated net liquidation value of $737.85 per unit. See "Fairness of the Offer -- Comparison of Consideration to Alternative Consideration -- Affiliate's Estimate of Net Liquidation Value."

     We believe that, based on the condition of the properties, the appraisals substantially overstate their value. For instance, we have recently received reports prepared in the ordinary course of our business by an independent third party that there is at least $4,600,000 of deferred maintenance costs required at the three properties of which $3,800,000 is budgeted for Baymeadows Apartments. Budgeted capital improvements at Baymeadows Apartments include parking lot repairs, plumbing upgrades, major landscaping, roof replacement, major building repairs and improvements to the recreational facility. Budgeted capital improvements at Quail Run Apartments include roof replacement, major carpet replacement, and repairs to the air conditioning systems. Countrywood Village Apartments has no major budget expenditures proposed for 1999. The appraisals did not take into account the deferred maintenance costs of the partnership's properties. Therefore, we believe that the appraisals are less meaningful in assessing the fairness of our offer consideration than the analysis described above under "Valuation of Units." On this basis, we believe that our offer consideration is fair in relation to such appraisal amounts. The Appraiser performed the real estate appraisals in the normal course of its business and the executive officers who rendered the report are members of the Appraisal Institute. The Appraiser was paid $11,100 for the 1997 appraisals and also appraised the properties in 1995 and has conducted other appraisals of properties held by our affiliates. No limitations were imposed on the Appraiser by the general partner. A copy of the appraisals may be obtained by contacting the Information Agent at the address and telephone numbers set forth on the back cover page of this Prospectus Supplement.



     Adjuster's International, Inc. ("AI") is a loss consulting and public adjusting firm, which does replacement/repair costs and work-in-process analyses. Its staff consists of consultants, senior public adjusters and certified professional public adjusters. AI performed its analysis of the physical condition of the properties in the ordinary course of its business by inspecting the properties and then estimating needed repairs for each part of the building inspected. AI was retained by and paid $10,000 by us for its reports and has conducted and may in the future conduct similar analyses of other properties held by our affiliates in the ordinary course of business. No limitations were imposed on AI by the general partner or us. A copy of reports, which are not dated, by AI may be obtained by contacting the Information Agent at the address and telephone numbers set forth on the back cover page of this Prospectus Supplement.



  Estimated Liquidation Proceeds



     Liquidation value is a measure of the price at which the assets of your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. Your general partner (which is our subsidiary) estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The liquidation analysis also assumed that your partnership's property was sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of your partnership were sold at their book value, and that the net proceeds of sale were allocated to your partners in accordance with your partnership's agreement of limited partnership.



     The liquidation analysis assumes that the assets of your partnership are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.



  Estimated Going Concern Value



     Going concern value is a measure of the value of your partnership if it continued operating as an independent stand-alone entity. The estimated value of the partnership on a going concern basis is not intended to reflect the distributions payable to limited partners if its assets were to be sold at their current fair market value. The general partner of your partnership estimated the going-concern value of your partnership by analyzing projected cash flows and performing a discounted cash flow analysis. The general partner of your partnership assumed that your partnership will be operated in the same manner as currently, as an independent stand-alone entity, and its assets sold in a liquidation after a ten-year holding period. Distribution and sale proceeds per partnership unit were discounted in the projections at a rate of 17.5%.



     The general partner of your partnership assumed that real estate selling costs will be incurred which will equal 3% of the sales price. This analysis assumes that the partnership property will be sold in a liquidation, at the expiration of the ten-year holding period, to an independent third-party buyer. Upon such liquidation, other balance sheet assets (excluding amortizing assets) and liabilities of your partnership will be sold at their book value, and the net proceeds of sale will be allocated between the general partners and offerees in accordance with your partnership's agreement of limited partnership. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners of your partnership's cash flow from operations might be reduced because relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales are assumed to occur concurrently.



     The going concern method relies on a number of assumptions, including among other things, (i) rental rates for new leases and lease renewals; (ii) improvements needed to prepare an apartment for a new lease or a renewal lease;
(iii) lease periods; (iv) capital expenditures; (v) broker's commissions; and
(vi) discount rates applied to future cash flows. The use of assumptions or variables that differ from those described above could produce substantially different results. Neither we nor the general partner of your partnership solicited any offers or inquiries from prospective buyers of the property owned by your partnership in connection with the preparation of the estimates of value of the properties and the actual amounts for which the partnership's properties or the partnership could be sold could be significantly higher or lower than any of the estimates contained herein. The estimated going concern value of your partnership is $448 per unit, which value is below our offer price per unit. Therefore, we believe the offer price is fair in relation to the going concern value.



     There is currently no market for the Partnership Preferred Units or
Partnership Common Units. Further, on or after                , 200 we may
redeem the Partnership Preferred Units for $25 per unit.



  Net Book Value



     Net book value per unit is only $156.00 and is substantially below the offer price. Net book value would not be a fair price to offer since it does not reflect market values for the apartments but original costs less depreciation.



  General Partner's Annual Estimates of Net Asset Value



     Your general partner (which is our subsidiary) prepared an estimate of your partnership's net asset value per unit in connection with an offer to purchase up to 4.9% of the outstanding units commenced by an unaffiliated party in September 1998. That estimate of your partnership's net asset value per unit as of October 31, 1997 was $715.00. This estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. This net asset value does not take into account (i) timing considerations discussed under "Fairness of the Offer -- Comparison of Consideration to Alternative Consideration -- Estimated Liquidation Proceeds,"
(ii) costs associated with winding up the partnership, (iii) the distribution paid by your partnership of $16.08 per unit for the fiscal year ended October 31, 1998 and the distribution of $48.00 per unit in January 1999, or (iv) the $4,600,000 in deferred maintenance costs. Therefore, the AIMCO Operating Partnership believes that this estimate of net asset value per unit does not necessarily represent either the fair market value of a unit or the amount a limited partner reasonably could expect to receive if the partnership's properties were sold and the partnership was liquidated. For this reason, the AIMCO Operating Partnership considered this net asset value estimate to be less meaningful in determining the offer consideration than the analysis described above under "Valuation of Units." Since our estimated liquidation value is the same as our offer price, we believe that our offer consideration (whether cash or OP Units) is fair in relation to the estimated liquidation value.



  Affiliate's Estimate of Net Liquidation Value



     An affiliate of your general partner and now an affiliate of ours, prepared an estimate of your partnership's net liquidation value per unit in connection with a tender offer to purchase units for $500 each which closed in October 1998. That estimate of your partnership's net liquidation value per unit as of October 31, 1997 was $737.85. This estimated net liquidation value is based on the appraisals set forth above adjusted for your partnership's other assets and liabilities (excluding prepaid and deferred expenses and security deposits). Four percent was then deducted from the resulting amount to cover the estimated costs of selling the properties. This final amount was then divided by the number of units outstanding to obtain the $737.85 per unit. While this value is higher than our cash offer consideration per unit and because this value is based on the appraisals and we believe that the appraisals overstate the value of the properties as discussed above, we believe the offer is fair in relation to this calculated value.



ALLOCATION OF CONSIDERATION



     We have allocated the estimated liquidation proceeds in accordance with the liquidation provisions of your partnership agreement of limited partnership. Accordingly, 100% of the estimated liquidation proceeds are assumed to be distributed to holders of units. See "Valuation of Units."



                                STANGER ANALYSIS



     We engaged Stanger, an independent investment banking firm, to conduct an analysis and to render an opinion (the "Fairness Opinion") as to whether the offer consideration for the units is fair, from a financial point of view, to the unitholders. We selected Stanger because of its experience in providing similar services to other parties in connection with real estate merger and sale transactions and Stanger's experience and reputation in connection with real estate partnerships and real estate assets. No other investment banking firm was engaged to provide, or has provided, any report, analysis or opinion relating to the fairness of our offer.



     Stanger has advised us that, subject to the assumptions, limitations and qualifications contained in its Fairness Opinion, the offer consideration for the units is fair, from a financial point of view, to the unitholders. We determined the offer consideration, and Stanger did not, and was not requested to, make any recommendations as to the form or amount of consideration to be paid in connection with the offer.



     The full text of the Fairness Opinion, which contains a description of the matters considered and the assumptions, limitations and qualifications made, is set forth as Appendix A hereto and should be read in its entirety. The summary set forth herein does not purport to be a complete description of the review performed by Stanger in rendering the Fairness Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or amenable to summary description.



     We imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in arriving at the fairness opinion. See "-- Assumptions, Limitations and Qualifications." We have agreed to indemnify Stanger against any losses, claims, damages, liabilities or expenses to which Stanger may be subject, under any applicable federal or state law, including federal and state securities laws, arising out of Stanger's engagement to prepare and deliver the Fairness Opinion.



EXPERIENCE OF STANGER



     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major NYSE member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.



     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets. Stanger was selected because of its experience and reputation in connection with real estate partnerships, real estate assets and mergers and acquisitions.



SUMMARY OF MATERIALS CONSIDERED



     In the course of Stanger's analysis to render its opinion, Stanger: (i) reviewed a draft of the Prospectus Supplement related to the offer in substantially the form which will be distributed; (ii) reviewed your partnership's annual reports on Form 10-KSB filed with the SEC for the years ending October 31, 1996, 1997, and the quarterly report on Form 10-QSB for the period ending July 31, 1998, which reports your partnership's management has indicated to be the most current available financial statements; (iii) reviewed descriptive information concerning your partnership's real estate assets (the "property") provided by management, including location, number of units and unit mix or square footage, age, and amenities; (iv) reviewed summary historical operating statements for your partnership's property for 1996, 1997 and 1998;
(v) reviewed operating budgets for your partnership's property for 1998, as prepared by your partnership; (vi) reviewed information prepared by management relating to any debt encumbering your partnership's property; (vii) reviewed information regarding market rental rates and conditions for similar properties in the general market area of your partnership's property and other information relating to acquisition criteria for similar properties; (viii) reviewed internal financial analyses and forecasts prepared by your partnership of the estimated current net liquidation value of your partnership; (ix) reviewed information provided by AIMCO concerning the AIMCO Operating Partnership, the Common OP Units and the Preferred OP Units; and (x) conducted other studies, analysis and inquiries as Stanger deemed appropriate.



     A summary of the operating budgets per property for the year ended October 31, 1998, which was supplied by your partnership to Stanger, is as follows:



                         FISCAL 1998 OPERATING BUDGETS



                                                   COUNTRYWOOD    QUAIL RUN    BAYMEADOWS
                                                   -----------   -----------   -----------
Total Revenues...................................  $ 2,656,541   $ 2,487,275   $ 6,445,183
Operating Expenses...............................   (1,066,183)   (1,116,562)   (3,301,692)
Replacement Reserves -- Net......................     (185,429)     (263,870)     (511,858)
Debt Service.....................................     (483,696)     (624,360)   (1,548,240)
Capital Expenditures.............................     (100,940)      (26,800)     (373,300)
                                                   -----------   -----------   -----------
          Net Cash Flow..........................  $   820,293   $   455,683   $   710,093
                                                   ===========   ===========   ===========



     The above budgets at the time they were made was forward-looking information developed by the general partner of your partnership. Therefore, the budgets were dependent upon future events with respect to the ability of your partnership to meet such budget. The budgets incorporated various assumptions including, but not limited to, lease revenue (including occupancy rates), various operating expenses, general and administrative expenses, depreciation expenses, capital expenditures, and working capital levels. While we deemed such budgets to be reasonable and valid at the date made, there is no assurance that the assumed facts will be validated or that the circumstances will actually occur. Any estimate of the future performance of a business, such as your partnership's business, is forward-looking and based on assumptions some of which inevitably will prove to be incorrect.



     The budget amounts provided above are figures that were not computed in accordance with generally accepted accounting principals ("GAAP"). Historically, budgeted operating results for a particular fiscal year have differed significantly in certain respects from the actual operating results for that year. In particular, items that are categorized as capital expenditures for purposes of preparing the operating budget are often re-categorized as expenses when the financial statements are audited and presented in accordance with GAAP. Therefore, the summary operating budget presented for fiscal 1998 should not necessarily be considered as indicative of what the audited operating results for fiscal 1998 will be.



     In addition, Stanger discussed with management of your partnership and AIMCO the market conditions for the property, conditions in the market for sales/acquisitions of properties similar to that owned by your partnership, historical, current and projected operations and performance of your partnership's property and your partnership, the physical condition of your partnership's property including any deferred maintenance, and other factors influencing value of your partnership's property and your partnership. Stanger also performed site inspections of your partnership's property, reviewed local real estate market conditions, and discussed with property management personnel conditions in local apartment rental markets and market conditions for sales and acquisitions of properties similar to your partnership's property.



SUMMARY OF REVIEWS



     The following is a summary of the material reviews conducted by Stanger in connection with and in support of its Fairness Opinion. The summary of the opinion and reviews of Stanger set forth in this Prospectus Supplement is qualified in its entirety by reference to the full text of such opinion.



     Property Evaluation. In preparing its Fairness Opinion, Stanger performed a site inspection of your partnership's property during October and November 1998. In the course of the site visit, the physical facilities of your partnership's property were observed, current rental and occupancy information was obtained, current local market conditions were reviewed, similar competing properties were identified, and local property management personnel were interviewed concerning your partnership's property and local market conditions. Stanger also reviewed and relied upon information provided by your partnership and AIMCO, including, but not limited to, financial schedules of historical and current rental rates, occupancies, income, expenses, reserve requirements, cash flow and related financial information; property descriptive information including unit mix or square footage; and information relating to the condition of the property, including any deferred maintenance, capital budgets, status of ongoing or newly planned property additions, reconfigurations, improvements and other factors affecting the physical condition of the property improvements.



     Stanger also reviewed historical operating statements for your partnership's property for 1996, 1997, and for the nine month period ending July 31, 1998, the operating budget for 1998 as prepared by your partnership and discussed with management the current and anticipated operating results of your partnership's property.



     In addition, Stanger interviewed management personnel of your partnership and AIMCO. Such interviews included discussions of conditions in the local market, economic and development trends affecting your partnership's property, historical and budgeted operating revenues and expenses and occupancies and the physical condition of your partnership's property (including any deferred maintenance and other factors affecting the physical condition of the improvements), projected capital expenditures and building improvements, the terms of existing debt, encumbering your partnership's property, and expectations of management regarding operating results of your partnership's property.



     Stanger also reviewed the acquisition criteria used by owners and investors in the type of real estate owned by your partnership, utilizing available published information and information derived from interviews conducted by Stanger with various real estate owners and investors.



     Review of Partnership Liquidation Analysis. Stanger reviewed the liquidation value calculation prepared by the management of your partnership. Stanger observed that such liquidation value was based upon the gross property valuation estimate prepared by management, which in turn is based upon fiscal year 1997 net operating income capitalized at capitalization rates ranging from 9.75% to 10.00%. Stanger further observed that the gross property valuation was adjusted for the following additional items to achieve the liquidation value of your partnership: (i) cash, other assets, mortgage indebtedness and other liabilities determined as of December 31, 1997; (ii) estimated closing costs equal to approximately 2.5% of gross real estate value; and (iii) extraordinary capital expenditure estimates in the amount of $4,433,556. Stanger observed that your partnership liquidation value of $25,265,202 was divided by the total units outstanding of 49,995 to achieve the liquidation value per unit of $505.00.



     Review of Partnership Going Concern Analysis. Stanger reviewed the going concern value calculation prepared by management of your partnership. Stanger observed that such going concern value was based upon the discounted present value of projected cash flows from the partnership over a ten-year period of operation which is a standard period for going concern analysis for real property assets. Such discounted cash flows were based upon year one net operating income from the real estate portfolio of $5,104,000 escalated at 3% per annum for the ten-year projection period. Net operating income was reduced by: (i) partnership administrative expenses of $299,000 per annum; and (ii) debt service on existing debt through maturity or the end of ten years, whichever occurs first. For debt which matures during the ten-year period, a refinancing at a 7% interest rate was assumed. At the end of the ten-year projection period, the properties were assumed to be sold based upon: (i) net operating income for the immediately following year capitalized at a capitalization rate of 10.25% to 10.50%; and (ii) expenses of sale estimated at 3% of property value. Stanger observed that the proceeds of sale were reduced by the estimated debt balance at the end of the tenth year to provide net proceeds from the sale of your partnership's property.



     The resulting cash flows for the ten-year period were discounted to present value at a discount rate of 17.5%. Stanger observed that such discount rate was based upon the portfolio real estate discount rate of 12.5%, adjusted for leverage risk and illiquidity risk. Stanger observed that the resulting partnership going concern value was divided by units outstanding of 49,995 to achieve management's estimate of going concern value of $448 per unit.



     Review of Secondary Market Prices. Stanger maintains a database of secondary market information. Stanger observed for its data that 171 units were reported traded in the secondary market during the first nine months of 1998 at prices ranging from $355 to $523 and averaged $407. Stanger observed that the units traded represent only 0.3% of the outstanding partnership units.



     Comparison of Offer Price to Liquidation Value, Going Concern Value and Secondary Market Price. Stanger observed that the offer price of $505 per unit is equal to management's estimate of liquidation value, and reflects a 12.7% premium to management's estimate of going concern value of $448 and a 24.1% premium to the average secondary market price per unit of $407. Stanger further observed that investors may select cash, Common OP Units or Preferred OP Units in exchange for their partnership units or they may elect to continue to hold their partnership units. Stanger further observed that the Common OP Units will
be priced at $     per unit, an amount which equals the average closing price for the common shares into which such Common OP Units are convertible, for the days prior to the effective date of the Transaction. Furthermore, Stanger observed that the Preferred OP Units to be issued in the transaction will be based upon the liquidation preference of $25. Stanger noted that the Preferred OP Units are redeemable for, at AIMCO's option, either: (i) $25 in cash per
Preferred OP Unit; (ii) common stock of AIMCO based upon a      -day average
price at the time of the requested redemption; or (iii) preferred stock of AIMCO with a dividend equal to the dividend payable on the Preferred OP Units redeemed. The 17.5% discount rate was based upon the property's estimated level internal rate of return of the portfolio derived from the discounted cash flow analysis, (12.5% as described above), plus 500 basis points reflecting the additional risk associated with mortgage debt equal to approximately 55% of
property value. Stanger observed that the      -day average price of the AIMCO
common stock is $          , as of                and therefore an investor
receiving AIMCO common shares in redemption of the Preferred OP Units would
receive           shares with a value approximating $     for each $25 Preferred
OP Unit redeemed, based upon AIMCO's common share price as of                .
Stanger further observed that average dividend yield on AIMCO's Class      ,
     ,      and      preferred shares is      %. Stanger observed that an
investor redeeming $25 in Preferred OP Units would receive approximately shares of AIMCO's preferred stock with a value approximating
$          , based upon the price of AIMCO preferred shares as of
               .



     In addition to the above analysis, Stanger prepared an independent estimate of net asset value, going consumer value and liquidation value per unit. Stanger's estimates were based in part upon information provided by us. Stanger relied upon the deferred maintenance estimates, property descriptions, unit configurations, allocation among partners, and other data provided by us. Stanger's analyses were based on balance sheet data as of July 31, 1998, adjusted for a $2,400,000 cash distribution, which we advised Stanger would be made after July 31, 1998. Stanger's estimate of net asset value, going concern value and liquidation value per unit were $532, $476, and $507 representing premiums (discounts) to the offer price of 5.3%, (5.7%) and .4%. See "Fairness of the Offer -- Comparison of Consideration to Alternative Consideration."



CONCLUSIONS



     Stanger concluded, based upon its analysis of the foregoing and the assumptions, qualifications and limitations stated below, as of the date of the Fairness Opinion, that the offer consideration to be paid for the units in connection with the offer is fair to the unitholders from a financial point of view. Stanger has rendered similar fairness opinions with regard to certain other exchange offers being made by the AIMCO Operating Partnership. Stanger rendered the opinions only as to the individual fairness of the offer consideration in each proposed exchange offer. The Fairness Opinion does not address the fairness of all possible acquisitions of interests in your partnership. In addition, the Fairness Opinion will not be revised to reflect the actual participation in the offer.



ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS



     In rendering the Fairness Opinion, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and data, and all other reports and information contained in this Prospectus Supplement or that were provided, made available, or otherwise communicated to Stanger by your partnership, AIMCO, or the management of the partnership's property. Stanger has not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of your partnership. Stanger relied upon the representations of your partnership and AIMCO concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditure and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of your partnership, the allocation of your partnership's net values between your general partner (which is our affiliate), special limited partner and limited partners of your partnership, the terms and conditions of any debt encumbering the partnership's property, and the transaction costs and fees associated with a sale of the property. Stanger also relied upon the assurance of your partnership, AIMCO, and the management of the partnership's property that any financial statements, budgets, pro forma statements, projections, capital expenditure estimates, debt, value estimates and other information contained in this Prospectus Supplement or provided or communicated to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of your partnership's agreement of limited partnership, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the partnership's property or other balance sheet assets and liabilities or other information reviewed between the date of such information provided and the date of the Fairness Opinion; that your partnership, AIMCO, and the management of the partnership's property are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading; that the highest and best use of the partnership's property is as improved; and that all calculations were made in accordance with the terms of your partnership's agreement of limited partnership.



     Stanger was not requested to, and therefore did not: (i) select the offer consideration or the method of determining the offer consideration; (ii) make any recommendation to your partnership or its partners with respect to whether to accept or reject the proposed offer or whether to accept the cash, Preferred OP Units or Common OP Units if the offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of your partnership or all or any part of your partnership; or (iv) express any opinion as to (a) the tax consequences of the offer to unitholders, (b) the terms of your partnership's agreement of limited partnership or the terms of any agreements or contracts between your partnership or AIMCO; (c) AIMCO's or the general partner's business decision to effect the offer, or alternatives to the offer, (d) the amount or allocation of expenses relating to the offer between AIMCO and your partnership or tendering unitholders; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the offer; and (f) any adjustments made to determine the offer consideration and the net amounts distributable to the unitholders, including but not limited to, balance sheet adjustments to reflect your partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the offer consideration for distributions made by your partnership subsequent to the date of the offer.



     Stanger is not expressing any opinions as to the fairness of any terms of the offer other than the offer consideration for the units, nor did Stanger address the fairness of all possible acquisitions of interests in the partnership. The opinion will not be revised to reflect the actual results of the offer. Stanger's opinion is based on business, economic, real estate and capital market, and other conditions as of the date of its analysis and addresses the offer in the context of information available as of the date of its analysis. Events occurring after such date and before the closing of the proposed offer could affect the partnership's property or the assumptions used in preparing the Fairness Opinion. Stanger has no obligation to update the Fairness Opinion on the basis of subsequent events.



     In connection with preparing the Fairness Opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the report set forth in Appendix A.


COMPENSATION AND MATERIAL RELATIONSHIPS


     Stanger has been retained by AIMCO to provide fairness opinions with respect to your partnership and other partnerships which are or will be the subject of similar offers. Stanger will be paid a fee by AIMCO of $17,000 with respect to your partnership. The estimated aggregate fee payable to Stanger in connection with all affiliated partnerships is estimated at $1,510,000, plus out-of-pocket expenses estimated at $61,000. In addition, Stanger is entitled to reimbursement for reasonable legal, travel and out-of-pocket expenses incurred in making the site visits and preparing the Fairness Opinion, and is entitled to indemnification against certain liabilities, including certain liabilities under Federal securities laws. No portion of Stanger's fee is contingent upon consummation of the offer or the content of Stanger's opinion. Stanger was engaged by AIMCO during 1997 to represent AIMCO in negotiations to acquire interests in a real estate limited partnership. Such transaction was never consummated and no fee was ever paid to Stanger in connection with such proposed transaction. AIMCO and its affiliates may retain the services of Stanger in the future. Any such future services could relate to this offer, some or all of the concurrent offers, or a completely separate transaction.


                                YOUR PARTNERSHIP

GENERAL

     Shelter Properties IV was organized on August 21, 1981, under the laws of the State of South Carolina. Its primary business is real estate ownership and related operations. Your partnership was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners. Your partnership's investment portfolio currently consists of the following three residential apartment complexes: Baymeadows Apartments, a 904-unit complex built in 1972 in Jacksonville, Florida; Quail Run Apartments, a 332-unit complex built in 1970 in Columbia, South Carolina; and Countrywood Village Apartments, a 384-unit complex built in 1972 in Raleigh, North Carolina. Your partnership acquired the properties between 1982 to 1983. The general partner of your partnership is Shelter Realty IV Corporation, which is a majority-owned subsidiary of AIMCO. A majority-owned subsidiary of AIMCO serves as manager of the properties owned by your partnership. As of September 15, 1998, there were 49,995 units of limited partnership interest issued and outstanding, which were held of record by 3,676 limited partners. Your partnership's principal executive offices are located at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, and its telephone number at that address is (303) 757-8101. For additional information about your partnership, please refer to the annual and quarterly reports prepared by your partnership which accompany this Prospectus Supplement.

CAPITAL REPLACEMENT

     Your partnership has an ongoing program of capital improvements, replacements and renovations, including roof replacements, kitchen and bath renovations, balcony repairs (where applicable), replacement of various building systems and other replacements and renovations in the ordinary course of business. All capital improvement and renovation costs are expected to be paid from operating cash flows, cash reserves, or from short-term or long-term borrowings. We have recently received a report prepared in the ordinary course of our business by an independent third party that there is at least $4,400,000 of deferred maintenance costs required at all three properties. Such maintenance costs consist primarily of repairs outside the buildings and new roofing.

BORROWING POLICIES


     Your partnership's properties are subject to first and second mortgages bearing interest at 7.60% and due in November 2002. The total balloon payments for the mortgages on the properties is $20,669,000. For further information on the properties and the mortgages, see Item 2 of the accompanying Form 10-KSB. Your partnership will have to refinance the properties or sell them prior to the balloon payments, or it will be in default of the mortgages and could lose the properties to foreclosure.


COMPETITION


     There are other residential properties within the market area of your partnership's property. The number and quality of competitive properties in such an area could have a material effect on the rental market for the apartments at your partnership's property and the rents that may be charged for such apartments. While we are a significant factor in the United States in the apartment industry, competition for apartments is local.


LEGAL PROCEEDINGS

     Your partnership is party to a variety of legal proceedings related to its ownership of the partnership's property and management and leasing business, respectively, arising in the ordinary course of the business, which are not expected to have a material adverse effect on your partnership.

ADDITIONAL INFORMATION CONCERNING YOUR PARTNERSHIP

     Your partnership files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document your partnership files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Your partnership's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.


     The SEC allows us to "incorporate by reference" the information your partnership files with them, which means that we can disclose important information to you about your partnership by referring you to those documents. The following report prepared by your partnership is incorporated by reference and considered to be part of this Prospectus Supplement:



     - Annual Report on Form 10-KSB, for the year ended October 31, 1998;



     In order to assist you in making your decision with respect to our offer, this Prospectus Supplement is accompanied by a copy of the annual report described above.


HISTORY OF THE PARTNERSHIP

     Your partnership sold 40,000 limited partnership units in 1982 for $1,000.00 per unit. Between November 1, 1992 and July 31, 1998 your partnership made a total of $53.80 of distributions per unit.

     Your partnership raised proceeds to purchase five properties in 1982 and 1983 and it has expended the funds so raised many years ago. Your partnership currently owns the properties described herein, each of which is subject to a substantial mortgage. In 1987, Rush Creek Village Apartments was deeded back to the lender in lieu of foreclosure in June 1987 and The Corners Apartments was foreclosed upon on November 2, 1992. Your general partner (which is our affiliate) has not experienced any material adverse financial developments from January 1, 1997 through the present.

     Your partnership's prospectus, dated June 8, 1982, pursuant to which units in your partnership were sold, indicated that your partnership was intended to be self-liquidating and that it was anticipated that the partnership's properties would generally be sold within three to eight years of their acquisition, provided market conditions permit. The prospectus also indicated that there could be no assurance that the partnership would be able to so liquidate and that, unless sooner terminated as provided in the partnership agreement, the existence of the partnership would continue until the year 2019. The partnership currently owns three properties. The general partner of your partnership continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for your partnership. We cannot predict when any of the properties will be sold or otherwise disposed of. However, there is no current plan or intention to sell the properties in the near future.


GENERAL POLICY REGARDING SALES AND REFINANCINGS OF PARTNERSHIP PROPERTIES


     In general, your general partner (which is our affiliate) regularly evaluates the partnership's properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions (including stability of the surrounding neighborhood) evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property (including any prepayment penalties), tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular partnership property. If rental market conditions improve, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the partnership's property in a private transaction at some point in the future a more attractive option than it is currently. Based on the above considerations and, in particular, the value of the property, the operating performance of the property, and new construction in the market, the general partner has determined that it is not in the best interests of limited partners to sell or refinance any property at the present time.


     For a description of mortgages, see the reports described under "Your Partnership -- Additional Information Concerning Your Partnership," which are incorporated by reference and are considered part of this Prospectus Supplement.

PROPERTY MANAGEMENT

     Your partnership's property is managed by an entity which is a majority-owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and your partnership, the property manager operates your partnership's property, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, your general partner (which is our affiliate) is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner is not liable to your partnership or the limited partners for any act or failure to act if such act or failure to act was performed in a manner determined by him or it in good faith to be within the scope of his or its authority and to be in the best interest of your partnership, and if he or it was not guilty of negligence, misconduct or a breach of fiduciary obligations in such act or failure to act. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is majority-owned by AIMCO. See "Conflicts of Interest".

     Under your partnership's agreement of limited partnership, your partnership will indemnify the general partner and any of its affiliates or your partnership's employees, against any claim or liability by or to any person other than your partnership, for any act or failure to act if such act or failure to act was performed in a manner determined by him or it in good faith to be within the scope of his or its authority and to be in the best interest of your partnership, and if he or it was not guilty of negligence, misconduct or a breach of fiduciary obligations in such act or failure to act, provided however, that your partnership will not furnish any indemnification as to liabilities arising under federal securities laws. The indemnification includes payment of reasonable attorney's fees or other expenses incurred in settling any claim or liability or incurred in any finally adjudicated judicial proceedings, and expenses incurred by the removal of any liens affecting any property of the person to be indemnified. Indemnification will be made from assets of your partnership and no limited partner will be personally liable to any person to be indemnified.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partner of your partnership.

DISTRIBUTIONS

     The following table sets forth the distributions paid per unit in the periods indicated below. The original cost per unit was $1,000.00.


                                                             TO THE AIMCO OPERATING
                                                           PARTNERSHIP AND AFFILIATES
                                            --------------------------------------------------------
                                                                                        PRO FORMA AS
                                                                                          LIMITED
      YEAR ENDED OCTOBER 31        AMOUNT   AS GENERAL PARTNER    AS LIMITED PARTNER     PARTNER(1)
      ---------------------        ------   ------------------   --------------------   ------------
1993.............................  $ 2.09          633.27                  2.09          104,489.55
1994.............................    0.00              --                    --                  --
1995.............................    0.00              --                    --                  --
1996.............................   19.80        5,999.40                 1,980          989,901.00
1997.............................   15.84        5,279.47                 1,584          791,920.80
1998(2)..........................   16.08              --                 1,608                  --
                                   ------
          Total..................  $53.97
                                   ======


---------------

(1) Total distributions to the AIMCO Operating Partnership, as limited partner if all units sought in the offer were acquired at the beginning of each period.


(2) After October 31, 1998, your partnership made a distribution of $48 per unit.


BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 40.08% interest in your partnership, including 19,737 units held by us and the interest held by us, as general partner of your partnership. Except as set forth above, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units, (ii) have effected any transactions in the units in the past two years, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     Your general partner (which is our affiliate) received total compensation (which includes all monies paid to the general partner by your partnership including reimbursement for expenses) in respect of its capacity as general partner of your partnership as described in the following table:


YEAR ENDED OCTOBER 31                                         COMPENSATION
---------------------                                         ------------
1994........................................................    $153,187
1995........................................................     173,135
1996........................................................     196,000
1997........................................................     223,000
1998........................................................     214,000


     In addition, a majority-owned subsidiary of AIMCO manages the property of your partnership. Your partnership has historically paid the property management fees as described in the following table:


                   YEAR ENDED OCTOBER 31                         FEES
                   ---------------------                         ----
1994........................................................   $486,071
1995........................................................    514,000
1996........................................................    540,000
1997........................................................    558,000
1998........................................................    576,000


     If the offer had been made in such prior periods, there would not have been any material difference in the compensation that would have been paid to your general partner (which is our affiliate), or the compensation paid to the property manager or AIMCO and its affiliates.

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire all of the outstanding 49,995 units of your partnership, which we do not directly or indirectly own, for consideration per
unit of (i) 20.20 Preferred OP Units, (ii)        Common OP Units, or (iii)
$505.00 in cash. If you tender units pursuant to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made by your partnership to you on or
after             , 1999 and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer
will expire at 5:00 p.m., Denver, Colorado time, on                  , 1999,
unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See "-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration.

     The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer.

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "-- Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our
offer will be deemed to take effect as of             , 1999.

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record
by IRAs and qualified plans, beneficial owners of units, as of             ,
1999.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced
by any interim distributions made by your partnership between             ,
1999, and the expiration of the offer.

See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units, and those units may not be withdrawn except to the extent that the tendering offerees are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer. Specifically, we may assign our rights to purchase your units for which you elect to receive cash to IPT or Insignia Properties, L.P. ("IPLP"). IPLP is a Delaware limited partnership that conducts substantially all of the operations of IPT.

PROCEDURE FOR TENDERING UNITS

  Valid Tender

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this Prospectus Supplement, on or prior to the expiration of the offer. You may tender all or any portion of your units. However, if you tender less than all of your units, you must continue to hold at least three units (except for units held by IRAs and Keogh Plans) following our acceptance of tendered units. No alternative, conditional or contingent tenders will be accepted.

  Signature Requirements

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Appointment as Proxy

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  Power of Attorney

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such acceptance for payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by your general partner (which is our affiliate) (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer,
(iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

  Assignment of Interest in Future Distributions and All Other Rights, Etc.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  Election of Consideration

     You may elect to receive Preferred OP Units, Common OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, the AIMCO Operating Partnership will issue Preferred OP Units to you.

  Determination of Validity; Rejection of Units; Waiver of Defects; No Obligation to Give Notice of Defects

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the Letters of Transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  Backup Federal Income Tax Withholding

     To prevent the possible application of back-up Federal income tax withholding of 31% with respect to payment of the offer consideration, you must provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  FIRPTA Withholding

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "Certain Federal Income Tax Matters."

  Transfer Taxes

     The amount of any transfer taxes (whether imposed on the registered holder of units or any person other than the person signing the Letter of Transmittal) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the such taxes or exemption therefrom is submitted.

  Binding Agreement

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to the expiration of our offer, as provided in this Prospectus Supplement, and unless units have been accepted for payment as described in "-- Acceptance For Payment and Payment For Units," tenders of units pursuant to this offer may be
made on or after          , 1999.

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this Prospectus Supplement. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or Common OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than 7:00 a.m., Denver, Colorado time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

FRACTIONAL OP UNITS

     We will issue fractional Common OP Units or Preferred OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns a majority of the general partner of your partnership and thereby controls the management of your partnership. In addition, AIMCO owns a majority of the company that manages your partnership's property. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. On any matter submitted to the limited partners of your partnership for their approval or consent, AIMCO and the AIMCO Operating Partnership intend to vote all units acquired pursuant to this offer or any subsequent transaction in the same proportion as the other outstanding units are voted. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating

Partnership may also buy your partnership's property, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business such as a merger, reorganization or liquidation. We have no present intention to cause your partnership to sell any of its properties or to prepay current mortgages within any specified time period.

VOTING BY THE AIMCO OPERATING PARTNERSHIP


     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence or control voting decisions with respect to your partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights." However, on any matter submitted to the limited partners of your partnership for their approval or consent, AIMCO and the AIMCO Operating Partnership intend to vote all units acquired pursuant to this offer or in any subsequent transaction in the same proportion as the other outstanding units are voted.


DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. In addition, we are not extending appraisal rights in connection with the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

     No provisions have been made with regard to the offer to allow you or other limited partners to inspect the books and records of your partnership or to obtain counsel or appraisal services at our expense or at the expense of your partnership. However, as described under "Comparison of Your Partnership and the AIMCO Operating Partnership -- Review of Investor Lists," you have the right under your partnership's agreement of limited partnership to obtain a list of the limited partners.

CONDITIONS OF THE OFFER


     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or
after             , 1999 and at or before the expiration date of the offer,
including any extension thereof, any of the following shall occur:



        (a) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that, in the reasonable judgment of the AIMCO Operating Partnership, is or may be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations which, in the reasonable judgment of the AIMCO Operating Partnership, has or may have material significance with respect to the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

        (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 7.5% per
     share, from                  , 1999 (iii) any extraordinary or material
     adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 7.5% increase in LIBOR or at least a 7.5% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each
     case from                , 1999 (iv) any material adverse change in the
     commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the reasonable judgment of the AIMCO Operating Partnership, might affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, in the reasonable judgment of the AIMCO Operating Partnership, a material acceleration or worsening thereof (any changes to the offer resulting from the conditions set forth in this paragraph will most likely involve a change in the amount or terms of the consideration offered or the termination of the offer); or


        (c) there shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as your general partner (which is our subsidiary) or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) might result, in the sole judgment of the AIMCO Operating Partnership, in a diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or


        (d) there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, in the reasonable judgment of the AIMCO Operating Partnership, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (c) above; or


        (e) your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which, in the reasonable judgment of the AIMCO Operating Partnership, has or could have an adverse affect on the value of your partnership or the units, (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated (any changes to the offer resulting from the conditions set forth in this paragraph will most likely involve a change in the amount or terms of the consideration offered or the termination of the offer); or


        (f) a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

        (g) with respect to the cash portion of the offer consideration only, the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its sole discretion. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

  Future Control by AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership or may control such voting decisions. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also owns a majority of the company that manages your partnership's property. In the event that the

AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible. However, on any matter submitted to the limited partners of your partnership for their approval or consent, AIMCO and the AIMCO Operating Partnership intend to vote all units acquired pursuant to this offer or in any subsequent transaction in the same proportion as the other outstanding units are voted.


  Effect on Trading Market; Registration Under Section 12(g) of the Exchange Act

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of securityholders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions.

     The units are registered under Section 12(g) of the Securities Exchange Act of 1934, which means, among other things, that your partnership is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. It is possible that upon consummation of the offer, the units in your partnership could cease to be registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and, your partnership could cease to be required to file periodic reports under the Exchange Act. If the units were held by fewer than 300 persons, your partnership could apply to de-register the units under the Exchange Act. The lack of filing periodic reports could affect the already limited secondary market which currently exists for units in your partnership and may result in others not tendering for such units. In such a case, you would regularly have access only to the limited information your partnership's agreement of limited partnership requires your general partner (which is our affiliate) to provide each year, which information consists primarily of tax information. The AIMCO Operating Partnership will provide to the holders of its OP Units annual financial statements audited by independent public accountants.

  Distributions to the AIMCO Operating Partnership

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

  Partnership Business

     This offer will not affect the operation of your partnership's property. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same. Consummation of the offer will not affect your partnership's agreement of limited partnership, the financial condition or results of operations of your partnership, the business and properties owned, the management compensation payable to your general partner (which is our subsidiary) or its affiliates or any other matter relating to your partnership, except it would result in the AIMCO Operating Partnership substantially increasing its ownership of units of your partnership. We will receive future distributions from your partnership for any units we purchase.

CERTAIN LEGAL MATTERS

     General. Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by your general partner (which is our subsidiary), aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer

Statement on Schedule 14D-1, a Going Private Transaction Statement on Schedule 13E-3 and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

     Antitrust. The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

     Margin Requirements. The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

     State Laws. The AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) limited partners residing in such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

  Certain Litigation


     On March 24, 1998, certain persons claiming to own limited partner interests in certain of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a purported class and derivative action in California Superior Court in the County of San Mateo against AIMCO, Insignia, the general partners of the partnerships, certain persons and entities who purportedly formerly controlled the general partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached fiduciary duties owed to the plaintiffs, or aided and abetted in those purported breaches, by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the general partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached fiduciary duties, or aided and abetted in those purported breaches, by mismanaging the partnerships and misappropriating assets of the partnerships by
(a) manipulating the operations of the partnerships to depress the trading price of limited partnership units of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing units at depressed prices to entrench certain of the defendants' positions of control over the partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the partnerships such as mailing lists of unitholders and (b) causing the general partners to enter into exclusive arrangements with their affiliates to sell goods and services to the general partners, the unitholders and tenants of properties owned by the partnerships. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the general partners and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, the defendants filed motions seeking dismissal of the action. In lieu of responding to the motion, plaintiffs have filed an amended complaint. On October 14, 1998, the AIMCO and Insignia defendants filed demurrers to the amended complaint. The demurrers (which are requests to dismiss the action as a matter of law) were heard on February 8, 1999, but no decision has been reached. While no assurances can be given, we believe that the ultimate outcome of this litigation will not have a material adverse effect on us.



     On July 30, 1998, certain entities claiming to own limited partnership interests in a number of the limited partnerships for which subsidiaries of IPT act as general partner (including your partnership) filed a complaint in the Superior Court of the State of California, County of Los Angeles against Insignia, the partnerships, the general partners (including your general partner) and additional entities affiliated with several of the defendants. Plaintiffs allege that they have requested from, but have been denied by each of the partnerships, lists of their respective limited partners for the purpose of making tender offers to purchase up to 4.9% of the units of limited partnership interest in each of the partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase units of limited partnership interest in many of the partnerships, with the alleged result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. The plaintiffs assert eleven causes of action, including breach of contract, unfair business practices, and violations of the partnership statutes of the states in which the partnerships are organized. Plaintiffs seeks compensatory, punitive and treble damages. Plaintiffs estimate compensatory damages to exceed $15 million. An answer to the complaint was filed by the defendants on September 15, 1998. While no assurances can be given, we believe that the ultimate outcome of this litigation will not have a material adverse effect on us.


FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this Prospectus Supplement and the Letter of Transmittal and its legal fees and expenses. The AIMCO Operating Partnership will also pay the fees of Stanger for providing the fairness opinion for the offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the purchase price of the units) will be approximately $50,000.

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following summary is a general discussion of certain Federal income tax consequences of the Offer that may be relevant to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer. This discussion is based upon the Internal Revenue Code of 1986 as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to change, possibly retroactively. Such summary is based on the assumptions that the AIMCO Operating Partnership and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). This summary assumes that your units and any OP Units that you receive in the offer constitute capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus Supplement. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion with regard to the fairness and accuracy of the discussion of the tax matters described in this Prospectus Supplement under the heading "Certain Federal Income Tax Consequences" and the attached Prospectus under headings "Federal Income Taxation of AIMCO and AIMCO Stockholders" and "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders" with regard to AIMCO's status as a REIT. You may obtain a copy of such opinion by sending a written request to the AIMCO Operating Partnership.


     THE FEDERAL INCOME TAX TREATMENT OF AN OFFEREE PARTICIPATING IN THE OFFER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF SELLING OR EXCHANGING UNITS PURSUANT TO THE OFFER OR OF A DECISION NOT TO SELL OR EXCHANGE IN LIGHT OR YOUR SPECIFIC TAX SITUATION.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes upon an exchange of units solely for OP Units. You may recognize gain upon such exchange, where, immediately prior to such exchange, the amount of liabilities of your partnership allocable to the units transferred by you exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the OP Units issued to you, as determined immediately after such exchange. In such event, any such excess would be treated as a deemed distribution to you of cash from the AIMCO Operating Partnership. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain.


     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after an exchange of units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to such units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most persons who participate in the tender offer would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.



     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership" in the accompanying Prospectus.

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS


     Generally, if you exchange your units for cash and OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. The portion of the units that will be treated as sold to the AIMCO Operating Partnership will be equal to a fraction, the numerator of which will be the sum of the cash received by you pursuant to the offer plus the amount of your partnership's liabilities deemed transferred as additional considerations in the exchange for purposes of the partial sale rules discussed in the next paragraph, and the denominator of which is the fair market value of the aggregate consideration received by you pursuant to the offer (i.e., the sum of the numerator of such fraction plus the fair market value of the OP Units received by you pursuant to the offer). The transfer by you of the remaining portion of such units will generally be treated as a tax-free contribution. At the time of transfer, the adjusted tax basis of the transferred units is allocated between the portion of the units deemed sold and the remaining portion of the units deemed contributed.



     For purposes of the partial sale rules, the amount of your partnership's liabilities deemed transferred in the exchange will be equal to the lesser of
(i) the excess of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange over the AIMCO Operating Partnership's liabilities allocated to you as determined immediately after the exchange or (ii) the product of (A) your partnership's liabilities allocable to you in respect of such transferred units immediately prior to the exchange and
(B) a fraction, (x) the numerator of which is the cash received by you pursuant to the offer and (y) the denominator of which is the excess of the fair market value of the aggregate consideration received in the exchange over the amount of your partnership liabilities allocable to you in respect of the transferred units immediately prior to the exchange.



     To the extent that your transfer of units to the AIMCO Operating Partnership is treated as a taxable sale, you will recognize gain or loss in an amount equal to the difference between (i) the cash received plus the amount of your partnership's liabilities deemed transferred in the exchange and (ii) your adjusted tax basis in units allocable to the portion of such units deemed sold. Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale. To the extent that your transfer of units in exchange for OP Units is treated as a tax-free contribution to the AIMCO Operating Partnership, you will generally not recognize any gain or loss for Federal income tax purposes. You may recognize gain upon such exchange if the amount of your partnership's liabilities allocable to you, as determined immediately prior to the exchange, in respect of the portion of units that are treated as being transferred in a tax-free contribution exceeds the amount of the AIMCO Operating Partnership liabilities allocated to you, as determined immediately after the exchange. In this event, such excess would be treated as a deemed distribution of cash from the AIMCO Operating Partnership to you. Such deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the OP Units received, and thereafter as a taxable gain. You will have a holding period in the OP Units received pursuant to the portion of the exchange that is treated as a tax free contribution that includes the holding period of your units transferred in exchange therefor.


TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     In general, you will recognize gain or loss on a sale of a unit pursuant to the offer equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash received by you for the unit sold pursuant to the offer (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such unit (as determined under Section 752 of the Code). Thus, your tax liability resulting from such sale of units could exceed the amount of cash received upon such sale.

ADJUSTED TAX BASIS

     In general, investors in your partnership had an initial tax basis in their units equal to the cash investment in the partnership increased by their share of partnership liabilities at the time such units were acquired. Your initial tax basis generally has been increased by (i) your share of your partnership's income and gains and (ii) any increases in your share of liabilities of your partnership, and has been decreased (but not below zero) by
(i) your share of cash distributions from your partnership, (ii) any decreases in your share of liabilities of your partnership, (iii) your share of losses of your partnership, and (iv) your share of nondeductible expenditures of your partnership that are not chargeable to capital. For purposes of determining your adjusted tax basis in units immediately prior to a disposition of such units, your adjusted tax basis in such units will include your allocable share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), your gain recognized pursuant to the offer will exceed the cash proceeds realized upon the sale of such unit. The initial adjusted tax basis of the OP Units received by you in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in such transferred units plus any gain recognized in the exchange and reduced by
(ii) cash received or deemed received in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer generally will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit attributable to your share of "unrealized receivables" of your partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture with respect to certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."


     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to such income or loss. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.


PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.


     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with such losses in the manner described below. If you sell all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you sell all or a portion of your units pursuant to the offer and recognizes a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you sell all of your units pursuant to the offer, the balance of any "suspended" losses from your partnership that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

FOREIGN OFFEREES


     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). In such event, under the FIRPTA provisions of the Code, the AIMCO Operating Partnership will be required to deduct and withhold 10% of the amount realized by a foreign person on the disposition. Amounts would be creditable against the foreign person's Federal income tax liability and, if in excess thereof, a refund could be obtained from the IRS by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.


CERTAIN TAX CONSEQUENCES TO NON-TENDERING AND PARTIALLY-TENDERING OFFEREES


     Section 708 of the Code provides that if there is a sale or exchange of 50% or more of the total interest in capital and profits of a partnership within any 12-month period, such partnership terminates for Federal income tax purposes (a "Termination"). It is possible that the AIMCO Operating Partnership's acquisition of units pursuant to the offer could result in a Termination of your partnership. If a purchase of units results in a Termination, the following Federal income tax events will be deemed. The terminated Partnership (the "Old Partnership") will be deemed to have contributed all of its assets (subject to its liabilities) (the "Hypothetical Contribution") to a new partnership (the "New Partnership") in exchange for an interest in the New Partnership and, immediately thereafter, the Old Partnership will be deemed to have distributed interests in the New Partnership (the "Hypothetical Distribution") to the AIMCO Operating Partnership and offerees who do not tender all of their units (a "Remaining Offeree") in proportion to their respective interests in the Old Partnership in liquidation of the Old Partnership.


     A Remaining Offeree will not recognize any gain or loss upon the Hypothetical Distribution or upon the Hypothetical Contribution and the capital accounts of the Remaining Offerees in the Old Partnership will carry over intact into the New Partnership. Any Termination may change (and possibly shorten) a Remaining Offeree's holding period with respect to its units in your partnership for Federal income tax purposes.

     The New Partnership's adjusted tax basis in its assets will carry over from the Old Partnership's basis in such assets immediately before the Termination. Any Termination may also subject the assets of the New Partnership to depreciable lives in excess of those currently applicable to the Old Partnership. This would generally decrease the annual average depreciation deductions allocable to the Remaining Offerees following consummation of the Offer (thereby increasing the taxable income allocable to their retained units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership.


     Section 704(c) of the Code will apply to the future allocation of income, gain, loss and deductions with respect to any New Partnership assets among the AIMCO Operating Partnership and the Remaining Offerees following the consummation of the offer only to the extent that such assets were Section 704(c) property in the hands of the Old Partnership immediately prior to the Hypothetical Contribution. Moreover, subject to the Code's anti-abuse regulations, the New Partnership will not be required to apply the same Section 704(c) allocation method applied by the Old Partnership. The Hypothetical Contribution will not trigger a new five-year holding period for purposes of measuring post-contribution appreciation of assets for the offeree who contributed such assets.


     Elections as to certain tax matters previously made by the Old Partnership prior to Termination will not be applicable to the New Partnership unless the New Partnership chooses to make the same elections.

     Additionally, upon a Termination, the Old Partnership's taxable year will close for all offerees. In the case of a Remaining Offeree reporting on a tax year other than a calendar year, the closing of your partnership's taxable year may result in more than 12 months' taxable income or loss of the Old Partnership being includible in such Offeree's taxable income for the year of Termination.


     YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE OR EXCHANGE OF UNITS PURSUANT TO THE OFFER.

                     COMPARISON OF YOUR PARTNERSHIP AND THE
                          AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with Common OP Units and Preferred OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for Common OP Units or Preferred OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO" IN THE ACCOMPANYING PROSPECTUS. For a comparison of certain legal rights associated with an investment in the Common OP Units and the Class A Common Stock, and a similar comparison in respect of the Preferred OP Units and the Class I Preferred Stock, see "Comparison of Common OP Units and Class A Common Stock" in the accompanying Prospectus and "Comparison of Preferred OP Units and Class I Preferred Stock" herein, respectively.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                     Form of Organization and Assets Owned


Your partnership is a limited partnership         The AIMCO Operating Partnership is organized
organized under South Carolina law.               as a Delaware limited partnership. The AIMCO
                                                  Operating Partnership owns interests (either
                                                  directly or through subsidiaries) in
                                                  numerous multifamily apartment properties.
                                                  The AIMCO Operating Partnership conducts
                                                  substantially all of the operations of
                                                  AIMCO, a corporation organized under
                                                  Maryland and as a REIT.

                             Duration of Existence


Your partnership was presented to limited         The term of the AIMCO Operating Partnership
partners as a finite life investment, with        continues until December 31, 2093, unless
limited partners to receive regular cash          the AIMCO Operating Partnership is dissolved
distributions out of your partnership's Net       sooner pursuant to the terms of the AIMCO
Cash from Operations (as defined in your          Operating Partnership's agreement of limited
partnership's agreement of limited partner-       partnership (the "AIMCO Operating
ship). The termination date of your               Partnership Agreement") or as provided by
partnership is December 31, 2022.                 law. See "Description of OP Units --
                                                  General" and "Description of OP
                                                  Units -- Dissolution and Winding Up" in the
                                                  accompanying Prospectus.

                        Purpose and Permitted Activities


Your partnership has been formed for the          The purpose of the AIMCO Operating
purpose of acquiring existing apartment           Partnership is to conduct any business that
properties which offer the potential for          may be lawfully conducted by a limited
appreciation in value and cash distributions      partnership organized pursuant to the
to the partners from operations. Subject to       Delaware Revised Uniform Limited Part-
restrictions contained in your partnership's      nership Act (as amended from time to time,
agreement of limited partnership, your            or any successor to such statute) (the
partnership may perform all acts necessary,       "Delaware Limited Partnership Act"),
advisable or convenient to the business of        provided that such business is to be
your partnership including borrowing money        conducted in a manner that permits AIMCO to
and creating liens.                               be qualified as a REIT, unless AIMCO ceases
                                                  to qualify as a REIT. The AIMCO Operating
                                                  Partner-

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                  ship is authorized to perform any and all
                                                  acts for the furtherance of the purposes and
                                                  business of the AIMCO Operating Partnership,
                                                  provided that the AIMCO Operating
                                                  Partnership may not take, or refrain from
                                                  taking, any action which, in the judgment of
                                                  its general partner could (i) adversely
                                                  affect the ability of AIMCO to continue to
                                                  qualify as a REIT, (ii) subject AIMCO to
                                                  certain income and excise taxes, or (iii)
                                                  violate any law or regulation of any
                                                  governmental body or agency (unless such ac-
                                                  tion, or inaction, is specifically consented
                                                  to by AIMCO). Subject to the foregoing, the
                                                  AIMCO Operating Partnership may invest in or
                                                  enter into partnerships, joint ventures, or
                                                  similar arrangements. The AIMCO Operating
                                                  partnership currently invests, and intends
                                                  to continue to invest, in a real estate
                                                  portfolio primarily consisting of
                                                  multifamily rental apartment properties.

                               Additional Equity


The general partner of your partnership is        The general partner is authorized to issue
authorized to issue additional limited            additional partnership interests in the
partnership interests in your partnership         AIMCO Operating Partnership for any
and may admit additional limited partners by      partnership purpose from time to time to the
selling no more than 40,000 units for cash        limited partners and to other persons, and
to selected persons who fulfill the               to admit such other persons as additional
requirements set forth in your partnership's      limited partners, on terms and conditions
agreement of limited partnership. The             and for such capital contributions as may be
capital contribution need not be equal for        established by the general partner in its
all limited partners and no action or con-        sole discretion. The net capital
sent is required in connection with the           contribution need not be equal for all OP
admission of any additional limited               Unitholders. No action or consent by the OP
partners.                                         Unitholders is required in connection with
                                                  the admission of any additional OP
                                                  Unitholder. See "Description of OP
                                                  Units -- Management by the AIMCO GP" in the
                                                  accompanying Prospectus. Subject to Delaware
                                                  law, any additional partnership interests
                                                  may be issued in one or more classes, or one
                                                  or more series of any of such classes, with
                                                  such designations, preferences and relative,
                                                  participating, optional or other special
                                                  rights, powers and duties as shall be
                                                  determined by the general partner, in its
                                                  sole and absolute discretion without the
                                                  approval of any OP Unitholder, and set forth
                                                  in a written document thereafter attached to
                                                  and made an exhibit to the AIMCO Operating
                                                  Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Under your partnership's agreement of             The AIMCO Operating Partnership may lend or
limited partnership, the general partner          contribute funds or other assets to its
will not purchase or lease any real property      subsidiaries or other persons in which it
from your partnership, borrow                     has an equity investment,

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

any funds from your partnership, or sell or       and such persons may borrow funds from the
lease any property to your partnership,           AIMCO Operating Partnership, on terms and
either directly or indirectly through an          conditions established in the sole and
affiliate or any other partnership in which       absolute discretion of the general partner.
a general partner has an interest, provided,      To the extent consistent with the business
however, that a general partner or an             purpose of the AIMCO Operating Partnership
affiliate may purchase property in their own      and the permitted activities of the general
name and temporarily hold title thereto for       partner, the AIMCO Operating Partnership may
your partnership or any other purpose             transfer assets to joint ventures, limited
related to the business of your partner-          liability companies, partnerships,
ship, provided further that (1) the property      corporations, business trusts or other
is purchased by your partnership for a price      business entities in which it is or thereby
no greater than the cost of the property to       becomes a participant upon such terms and
a general partner or affiliate, (2) there is      subject to such conditions consistent with
no difference in the interest rates of the        the AIMCO Operating Partnership Agreement
loans secured by the property at the time         and applicable law as the general partner,
acquired by a general partner or affiliate        in its sole and absolute discretion,
and at the time acquired by your                  believes to be advisable. Except as
partnership, and (3) neither the general          expressly permitted by the AIMCO Operating
partner nor any affiliate receives any other      Partnership Agreement, neither the general
economic advantage by reason of holding or        partner nor any of its affiliates may sell,
having held title to the property. The            transfer or convey any property to the AIMCO
general partner may not receive interest and      Operating Partnership, directly or
other financing charges on loans to your          indirectly, except pursuant to transactions
partnership in excess of the lesser of the        that are determined by the general partner
rates currently being paid by a general           in good faith to be fair and reasonable.
partner or an affiliate for borrowed funds
or two points over the South Carolina
National Bank prime interest rate, or
subject any asset of your partnership to a
mortgage, deed of trust or security interest
as security for repayment of a loan to your
partnership by a general partner or any
affiliate or provide permanent financing for
any assets of your partnership. In addition,
your partnership will not grant to a general
partner or an affiliate an exclusive right
or an exclusive employment to sell your
partnership's properties. Your partnership
may not enter into any contract with a
general partner or an affiliate unless the
contract provides that it may be terminated
by your partnership without penalty upon 60
days written notice.

                               Borrowing Policies


The general partner of your partnership is        The AIMCO Operating Partnership Agreement
authorized to borrow money on behalf of your      contains no restrictions on borrowings, and
partnership. The general partner cannot, in       the general partner has full power and
connection with the acquisition of                authority to borrow money on behalf of the
properties, subject any property of your          AIMCO Operating Partnership. The AIMCO
partnership to one or more mortgages, deeds       Operating Partnership has credit agreements
of trust and other security interests, so         that restrict, among other things, its
that the aggregate amount of indebtedness         ability to incur indebtedness. See "Risk
secured by mortgages, deeds of trust and          Factors -- Risks of Significant
other security interests to which all other       Indebtedness" in the accompanying
assets of your partnership are subject,           Prospectus.
immediately after such action, is greater
than 80% of the aggregate amount of the
purchase prices of such properties or, in
connection with the refinancing of a
property, subject a property to secured
indebtedness

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

exceeding 80% of the value of such property.
Except in connection with the acquisition or improvement of properties or the refinancing of previous obligations, the general partner may not mortgage or subject to the encumbrance of a mortgage, deed of trust or other security interest substantially all of the assets of your partnership at one time or from time to time without the approval of limited partners holding a majority of the outstanding units. The general partner also may not cause your partnership to incur, at any time, in connection with the financing of a property, long-term secured indebtedness exceeding 80% of the value of such property or new financing, including any "wrap-around" or "all-inclusive" obli-gation, containing a balloon payment due in less than the later of (1) ten years or (2) three years beyond the anticipated holding period of the property. The general partner may not allow any creditor who makes a non-recourse loan to your partnership to have, or to acquire at any time as a result of making such loan, any direct or indirect interest in the profit, gain, capital or other property of your partnership, other than as a secured creditor.

                            Review of Investor Lists


Under your partnership's agreement of             Each OP Unitholder has the right, upon
limited partnership, each partner has the         written demand with a statement of the
right to receive by mail, upon written            purpose of such demand and at such OP
request to your partnership and at his cost,      Unitholder's own expense, to obtain a
a list of the names and addresses of the          current list of the name and last known
limited partners and the number of units          business, residence or mailing address of
held by each of them, provided such request       the general partner and each other OP
is for a purpose reasonably related to such       Unitholder.
limited partner's interest in your
partnership.

                               Management Control


Under your partnership's agreement of             All management powers over the business and
limited partnership, the general partner has      affairs of the AIMCO Operating Partnership
complete and exclusive control over the           are vested in AIMCO-GP, Inc., which is the
management of your partnership's business         general partner. No OP Unitholder has any
and affairs, and the limited partners have        right to participate in or exercise control
no right to participate in the management or      or management power over the business and
conduct of your partnership's business or         affairs of the AIMCO Operating Partner-
affairs nor any power or authority to act on      ship. The OP Unitholders have the right to
behalf of your partnership in any respect         vote on certain matters described under
whatsoever. Subject to certain restrictions       "Comparison of Ownership of Your Units and
in your partnership's agreement of limited        AIMCO OP Units -- Voting Rights" below. The
partnership, the general partner has the          general partner may not be removed by the OP
right, power and authority, on behalf of          Unitholders with or without cause.
your partnership, and in its name, to
exercise all rights, powers and authority of      In addition to the powers granted a general
a partner of a partnership without limited        partner of a limited partnership under
partners under South Carolina partnership         applicable law or that
law. No limited partner (except one who

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

may also be a general partner, and then only      are granted to the general partner under any
in his capacity as general partner) may           other provision of the AIMCO Operating
participate in or has any control over your       Partnership Agreement, the general partner,
partnership's business or ha any authority        subject to the other provisions of the AIMCO
to act for or bind your partnership.              Operating Partnership Agreement, has full
                                                  power and authority to do all things deemed
                                                  necessary or desirable by it to conduct the
                                                  business of the AIMCO Operating Partner-
                                                  ship, to exercise all powers of the AIMCO
                                                  Operating Partnership and to effectuate the
                                                  purposes of the AIMCO Operating Partnership.
                                                  The AIMCO Operating Partnership may incur
                                                  debt or enter into other similar credit,
                                                  guarantee, financing or refinancing
                                                  arrangements for any purpose upon such terms
                                                  as the general partner determines to be
                                                  appropriate, and may perform such other acts
                                                  and duties for and on behalf of the AIMCO
                                                  Operating Partnership as are provided in the
                                                  AIMCO Operating Partnership Agreement. The
                                                  general partner is authorized to execute,
                                                  deliver and perform certain agreements and
                                                  transactions on behalf of the AIMCO
                                                  Operating Partnership without any further
                                                  act, approval or vote of the OP Unitholders.

                    Management Liability and Indemnification


Under your partnership's agreement of             Notwithstanding anything to the contrary set
limited partnership, the general partner is       forth in the AIMCO Operating Partnership
not liable to your partnership or the             Agreement, the general partner is not liable
limited partners for any act or failure to        to the AIMCO Operating Partnership for
act if such act or failure to act was             losses sustained, liabilities incurred or
performed in a manner determined by him or        benefits not derived as a result of errors
it in good faith to be within the scope of        in judgment or mistakes of fact or law of
his or its authority and to be in the best        any act or omission if the general partner
interest of your partnership, and if he or        acted in good faith. The AIMCO Operating
it was not guilty of negligence, misconduct       Partnership Agreement provides for
or a breach of fiduciary obligations in such      indemnification of AIMCO, or any director or
act or failure to act. In addition, your          officer of AIMCO (in its capacity as the
partnership will indemnify the general            previous general partner of the AIMCO
partner or its affiliates for any act or          Operating Partnership), the general partner,
failure to act as described above. Your           any officer or director of general partner
partnership will not furnish any indem-           or the AIMCO Operating Partnership and such
nification as to liabilities arising under        other persons as the general partner may
federal securities laws. The indemnification      designate from and against all losses,
includes payment of reasonable attorney's         claims, damages, liabilities, joint or
fees or other expenses incurred in settling       several, expenses (including legal fees),
any claim or liability or incurred in any         fines, settlements and other amounts
finally adjudicated judicial proceedings,         incurred in connection with any actions
and expenses incurred by the removal of any       relating to the operations of the AIMCO
liens affecting any property of the person        Operating Partnership, as set forth in the
to be indemnified. Indemnification will be        AIMCO Operating Partnership Agreement. The
made from assets of your partnership and no       Delaware Limited Partnership Act provides
limited partner will be personally liable to      that subject to the standards and
any person to be indemnified.                     restrictions, if any, set forth in its
                                                  partnership agreement, a limited partnership
                                                  may, and shall have the power to, indemnify
                                                  and hold harmless any partner or other
                                                  person from and against any and all

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                  claims and demands whatsoever. It is the
                                                  position of the Securities and Exchange
                                                  Commission that indemnification of directors
                                                  and officers for liabilities arising under
                                                  the Securities Act is against public policy
                                                  and is unenforceable pursuant to Section 14
                                                  of the Securities Act of 1933.

                            Anti-Takeover Provisions


Under your partnership's agreement of             Except in limited circumstances, the general
limited partnership, the limited partners         partner has exclusive management power over
may remove a general partner and appoint a        the business and affairs of the AIMCO
successor general partner upon a vote of the      Operating Partnership. The general partner
limited partners owning more than 50% of the      may not be removed as general partner of the
outstanding units. A general partner may          AIMCO Operating Partnership by the OP
resign, with the consent of a majority of         Unitholders with or without cause. Under the
the limited partners, if the general partner      AIMCO Operating Partnership Agreement, the
nominates a substitute general partner whose      general partner may, in its sole discretion,
admission will not terminate the status of        prevent a transferee of an OP Unit from
your partnership for federal income tax           becoming a substituted limited partner
purposes. No person may be admitted as a          pursuant to the AIMCO Operating Partnership
substitute general partner unless: (1) such       Agreement. The general partner may exercise
person agrees to become a substitute general      this right of approval to deter, delay or
partner; (2) the limited partners holding         hamper attempts by persons to acquire a
more than 50% of the outstanding units            controlling interest in the AIMCO Operating
consent to the admission of such person; and      Partnership. Additionally, the AIMCO
(3) such person executes and acknowledges         Operating Partnership Agreement contains
such instruments as the general partner           restrictions on the ability of OP
deems necessary or advisable, including a         Unitholders to transfer their OP Units. See
written acceptance and adoption of your           "Description of OP Units -- Transfers and
partnership's agreement of limited                Withdrawals" in the accompanying Prospectus.
partnership.

                    Amendment of Your Partnership Agreement


Your partnership's agreement of limited           With the exception of certain circumstances
partnership may be amended by the general         set forth in the AIMCO Operating Partnership
partner without the consent of the limited        Agreement, whereby the general partner may,
partners if such amendment: (1) adds to the       without the consent of the OP Unitholders,
representations, duties or obligations of         amend the AIMCO Operating Partnership
the general partner or surrenders any right       Agreement, amendments to the AIMCO Operating
or power granted to the general partner, for      Partnership Agreement require the consent of
the benefit of the limited partners; (2)          the holders of a majority of the outstanding
cures any ambiguity, corrects or supplements      Common OP Units, excluding AIMCO and certain
any provision which may be inconsistent with      other limited exclusions (a "Majority in
any other provision, or makes any other           Interest"). Amendments to the AIMCO
provisions with respect to matters or             Operating Partnership Agreement may be
questions arising under your partnership's        proposed by the general partner or by
agreement of limited partnership which will       holders of a Majority in Interest. Following
not be inconsistent with the provisions of        such proposal, the general partner will
your partnership's agreement of limited           submit any proposed amendment to the OP
partnership; or (3) deletes or adds any           Unitholders. The general partner will seek
provision required by applicable law. Other       the written consent of the OP Unitholders on
amendments to your partnership's agreement        the proposed amendment or will call a
of limited partnership must be approved by        meeting to vote thereon. See "Description of
the limited partners owning more than 50% of      OP Units -- Amendment of the AIMCO Operating
the outstanding units. No amendment may           Partnership Agreement" in the accompanying
change your partnership to a general              Prospectus.
partnership, extend your partnership's
termination date beyond December 31, 2022,
or change the

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

liability of the general partner or the
limited liability of the limited partners.
In addition, any amendment that alters the rights, powers or duties of the general partner under your partnership's agreement of limited partnership may not be made without the consent of the general partner affected.

                             Compensation and Fees


The general partner of your partnership does      The general partner does not receive
not receive an annual management fee as           compensation for its services as general
compensation but may receive reimbursements       partner of the AIMCO Operating Partnership.
for expenses incurred in its capacity as          However, the general partner is entitled to
general partner.                                  payments, allocations and distributions in
                                                  its capacity as general partner of the AIMCO
                                                  Operating Partnership. In addition, the
                                                  AIMCO Operating Partnership is responsible
                                                  for all expenses incurred relating to the
                                                  AIMCO Operating Partnership's ownership of
                                                  its assets and the operation of the AIMCO
                                                  Operating Partnership and reimburses the
                                                  general partner for such expenses paid by
                                                  the general partner. The employees of the
                                                  AIMCO Operating Partnership receive
                                                  compensation for their services.

                             Liability of Investors


Under your partnership's agreement of             Except for fraud, willful misconduct or
limited partnership, no limited partner is        gross negligence, no OP Unitholder has
liable for the debts, liabilities, contracts      personal liability for the AIMCO Operating
or any other obligations of your                  Partnership's debts and obligations, and
partnership. A limited partner will be            liability of the OP Unitholders for the
liable only to make his capital contribution      AIMCO Operating Partnership's debts and
and will not be required to lend any funds        obligations is generally limited to the
to your partnership or, after his capital         amount of their investment in the AIMCO
contribution is paid, to make any further         Operating Partnership. However, the
capital contributions to your partnership.        limitations on the liability of limited
                                                  partners for the obligations of a limited
                                                  partnership have not been clearly
                                                  established in some states. If it were
                                                  determined that the AIMCO Operating Part-
                                                  nership had been conducting business in any
                                                  state without compliance with the applicable
                                                  limited partnership statute, or that the
                                                  right or the exercise of the right by the
                                                  holders of OP Units as a group to make
                                                  certain amendments to the AIMCO Operating
                                                  Partnership Agreement or to take other
                                                  action pursuant to the AIMCO Operating
                                                  Partnership Agreement constituted
                                                  participation in the "control" of the AIMCO
                                                  Operating Partnership's business, then a
                                                  holder of OP Units could be held liable
                                                  under certain circumstances for the AIMCO
                                                  Operating Partnership's obligations to the
                                                  same extent as the general partner.

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                Fiduciary Duties


Under your partnership's agreement of             Unless otherwise provided for in the
limited partnership, the general partner          relevant partnership agreement, Delaware law
must diligently and faithfully devote such        generally requires a general partner of a
of its time to the business of your               Delaware limited partnership to adhere to
partnership as may be necessary to properly       fiduciary duty standards under which it owes
conduct the affairs of your partnership. The      its limited partners the highest duties of
general partner has a fiduciary                   good faith, fairness and loyalty and which
responsibility for the safekeeping and use        generally prohibit such general partner from
of all funds and assets of your partnership,      taking any action or engaging in any
whether or not in its immediate possession        transaction as to which it has a conflict of
or control and may not employ or permit an-       interest. The AIMCO Operating Partnership
other to employ such funds or assets in any       Agreement expressly authorizes the general
manner except for the benefit of your             partner to enter into, on behalf of the
partnership. The general partner also may         AIMCO Operating Partnership, a right of
not commingle the funds of your partnership       first opportunity arrangement and other
with the funds of any other person. The           conflict avoidance agreements with various
general partner and any of its affiliates         affiliates of the AIMCO Operating
and any of the limited partners may acquire       Partnership and the general partner, on such
real properties for their own account, or         terms as the general partner, in its sole
engage in the acquisition, development,           and absolute discretion, believes are
operation or management of real estate on         advisable. The AIMCO Operating Partnership
behalf of other partnerships, joint               Agreement expressly limits the liability of
ventures, corporations or other business          the general partner by providing that the
ventures formed by them or in which they may      general partner, and its officers and
have an interest, including business              directors will not be liable or accountable
ventures similar to, related to or in direct      in damages to the AIMCO Operating
or indirect competition with any business of      Partnership, the limited partners or as-
your partnership. Neither your partnership        signees for errors in judgment or mistakes
nor any other partner has any right in or to      of fact or law or of any act or omission if
such other business venture or income or          the general partner or such director or
profits derived therefrom. See "Your              officer acted in good faith. See
Partnership -- Fiduciary Responsibility of        "Description of OP Units -- Fiduciary
the General Partner of Your Partnership."         Responsibilities" in the accompanying
                                                  Prospectus.
In general, your partnership's agreement of
limited partnership and the AIMCO Operating
Partnership Agreement have limitations on
the liability of the general partner but
such limitations differ in terms and provide
more protection for the general partner of
the AIMCO Operating Partnership.

                            Federal Income Taxation


In general, there are no material                 The AIMCO Operating Partnership is not
differences between the taxation of your          subject to Federal income taxes. Instead,
partnership and the AIMCO Operating               each holder of OP Units includes in income
Partnership.                                      its allocable share of the AIMCO Operating
                                                  Partnership's taxable income or loss when it
                                                  determines its individual Federal income tax
                                                  liability.
                                                  Income and loss from the AIMCO Operating
                                                  Partnership may be subject to the passive
                                                  activity limitations. If an investment in an
                                                  OP Unit is treated as a passive activity,
                                                  income and loss from the AIMCO Operating
                                                  Partnership generally can be offset against
                                                  income and loss from other investments that
                                                  consti-

          YOUR PARTNERSHIP                      AIMCO OPERATING PARTNERSHIP

                                                  tute "passive activities" (unless the AIMCO
                                                  Operating Partnership is considered a
                                                  "publicity traded partnership", in which
                                                  case income and loss from the AIMCO
                                                  Operating Partnership can only be offset
                                                  against other income and loss from the AIMCO
                                                  Operating Partnership). Income of the AIMCO
                                                  Operating Partnership, however, attributable
                                                  to dividends from the Management
                                                  Subsidiaries (as defined below) or interest
                                                  paid by the Management Subsidiaries does not
                                                  qualify as passive activity income and
                                                  cannot be offset against losses from "pas-
                                                  sive activities."
                                                  Cash distributions by the AIMCO Operating
                                                  Partnership are not taxable to a holder of
                                                  OP Units except to the extent they exceed
                                                  such Partner's basis in its interest in the
                                                  AIMCO Operating Partnership (which will
                                                  include such OP Unitholder's allocable share
                                                  of the AIMCO Operating Partnership's nonre-
                                                  course debt).
                                                  Each year, OP Unitholders receive a Schedule
                                                  K-1 tax form containing tax information for
                                                  inclusion in preparing their Federal income
                                                  tax returns.
                                                  OP Unitholders are required, in some cases,
                                                  to file state income tax returns and/or pay
                                                  state income taxes in the states in which
                                                  the AIMCO Operating Partnership owns
                                                  property or transacts business, even if they
                                                  are not residents of those states. The AIMCO
                                                  Operating Partnership may be required to pay
                                                  state income taxes in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                              Nature of Investment



The partnership interests in your   The Preferred OP Units constitute   The Common OP Units constitute
partnership constitute equity in-   equity interests entitling each     equity interests entitling each OP
terests entitling each partner to   holder of Preferred OP Units, when  Unitholder to such partner's pro
its pro rata share of               and as declared by the board of     rata share of cash distributions
distributions to be made to the     directors of the general partner    made from Available Cash (as such
partners of your partnership.       of the AIMCO Operating Part-        term is defined in the AIMCO
                                    nership, quarterly cash distribu-   Operating Partnership Agreement)
                                    tion at a rate of $0.50 per         to the partners of the AIMCO
                                    Preferred OP Unit, subject to ad-   Operating Partnership. To the
                                    justments from time to time on or   extent the AIMCO Operating
                                    after the fifth anniversary of the  Partnership sells or refi-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                    issue date of the Preferred OP      nances its assets, the net
                                    Units.                              proceeds therefrom generally will
                                                                        be retained by the AIMCO Operating
                                                                        Partnership for working capital
                                                                        and new investments rather than
                                                                        being distributed to the OP
                                                                        Unitholders (including AIMCO).

                                 Voting Rights


Under your partnership's          Except as otherwise required      Under the AIMCO Operating
agreement of limited              by applicable law or in the       Partnership Agreement, the
partnership, upon the vote        AIMCO Operating Partnership       OP Unitholders have voting
of the limited partners           Agreement, the holders of         rights only with respect to
owning more than 50% of the       the Preferred OP Units will       certain limited matters such
outstanding units, the            have the same voting rights       as certain amendments and
limited partners may: (1)         as holders of the Common OP       termination of the AIMCO
dissolve your partnership;        Units. See "Description of        Operating Partnership
(2) remove the general            OP Units" in the accompany-       Agreement and certain
partner; (3) amend your           ing Prospectus. So long as        transactions such as the
partnership's agreement of        any Preferred OP Units are        institution of bankruptcy
limited partnership, subject      outstanding, in addition to       proceedings, an assignment
to certain exceptions; (4)        any other vote or consent of      for the benefit of creditors
appoint a substitute general      partners required by law or       and certain transfers by the
partner; and (5) approve or       by the AIMCO Operating            general partner of its
disapprove the sale of all        Partnership Agreement, the        interest in the AIMCO
or substantially all of the       affirmative vote or consent       Operating Partnership or the
assets of your partnership.       of holders of at least 50%        admission of a successor
                                  of the outstanding Preferred      general partner.
A general partner may cause       OP Units will be necessary
the dissolution of your           for effecting any amendment       Under the AIMCO Operating
partnership by being removed      of any of the provisions of       Partnership Agreement, the
from office, retiring or          the Partnership Unit              general partner has the
becoming insolvent. Your          Designation of the Preferred      power to effect the
partnership will not              OP Units that materially and      acquisition, sale, transfer,
dissolve but will be              adversely affects the rights      exchange or other
continued by the limited          or preferences of the             disposition of any assets of
partners if: (1) all of the       holders of the Preferred OP       the AIMCO Operating
partners elect to continue        Units. The creation or            Partnership (including, but
the business of your              issuance of any class or          not limited to, the exercise
partnership, or (2) the re-       series of partnership units,      or grant of any conversion,
maining general partner           including, without                option, privilege or
elects to continue the            limitation, any partner-          subscription right or any
business within 90 days           ship units that may have          other right available in
following one of the above        rights senior or superior to      connection with any assets
events and nominates a            the Preferred OP Units,           at any time held by the
substitute general partner        shall not be deemed to            AIMCO Operating Partnership)
whose admission will not          materially adversely affect       or the merger,
terminate the status of your      the rights or preferences of      consolidation,
partnership for federal           the holders of Preferred OP       reorganization or other
income tax purposes.              Units. With respect to the        combination of the AIMCO
                                  exercise of the above             Operating Partnership with
In general, you have greater      described voting rights,          or into another entity, all
voting rights in your             each Preferred OP Units           without the consent of the
partnership than you will         shall have one (1) vote per       OP Unitholders.
have as an OP Unitholder. OP      Preferred OP Unit.
Unitholders cannot remove                                           The general partner may
the general partner of the                                          cause the dissolution of the
AIMCO Operating Partnership.                                        AIMCO Operating Partnership
                                                                    by an

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                                                    "event of withdrawal," as
                                                                    defined in the Delaware
                                                                    Limited Partnership Act
                                                                    (including, without limi-
                                                                    tation, bankruptcy), unless,
                                                                    within 90 days after the
                                                                    withdrawal, holders of a
                                                                    "majority in interest," as
                                                                    defined in the Delaware
                                                                    Limited Partnership Act,
                                                                    agree in writing, in their
                                                                    sole and absolute
                                                                    discretion, to continue the
                                                                    business of the AIMCO Op-
                                                                    erating Partnership and to
                                                                    the appointment of a
                                                                    successor general partner.
                                                                    The general partner may
                                                                    elect to dissolve the AIMCO
                                                                    Operating Partnership in its
                                                                    sole and absolute
                                                                    discretion, with or with-
                                                                    out the consent of the OP
                                                                    Unitholders. See
                                                                    "Description of OP
                                                                    Units -- Dissolution and
                                                                    Winding Up" in the
                                                                    accompanying Prospectus.
                                                                    OP Unitholders cannot remove
                                                                    the general partner of the
                                                                    AIMCO Operating Partnership
                                                                    with or without cause.

                                 Distributions


Your partnership's agreement      Holders of Preferred OP           Subject to the rights of
of limited partnership            Units will be entitled to         holders of any outstanding
specifies how the cash            receive, when and as              Preferred OP Units, the
available for distribution,       declared by the board of          AIMCO Operating Partnership
whether arising from              directors of the general          Agreement requires the
operations or sales or            partner of the AIMCO              general partner to cause the
refinancing, is to be shared      Operating Partnership,            AIMCO Operating Partnership
among the partners. Dis-          quarterly cash distributions      to distribute quarterly all,
tributions of Net Cash from       at the rate of $0.50 per          or such portion as the
Operations will be made           Preferred OP Unit; provided,      general partner may in its
within 60 days following the      however, that at any time         sole and absolute discretion
end of each fiscal quarter.       and from time to time on or       determine, of Available Cash
The distributions payable to      after the fifth anniversary       (as defined in the AIMCO
the partners are not fixed        of the issue date of the          Operating Partnership
in amount and depend upon         Preferred OP Units, the           Agreement) generated by the
the operating results and         AIMCO Operating Partnership       AIMCO Operating Partnership
net sales or refinancing          may adjust the annual             during such quarter to the
proceeds available from the       distribution rate on the          general partner, the special
disposition of your part-         Preferred OP Units to the         limited partner and the
nership's assets.                 lower of (i)      % plus the      holders of Common OP Units
                                  annual interest rate then         on the record date es-
                                  applicable to U.S. Treasury       tablished by the general
                                  notes with a maturity of          partner with respect to such
                                  five years, and (ii) the          quarter, in accordance with
                                  annual dividend rate on the       their respective
                                  most recently issued AIMCO
                                  non-con-

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                  vertible preferred stock          interests in the AIMCO
                                  which ranks on a parity with      Operating Partnership on
                                  its Class H Cumulative            such record date. Holders of
                                  Preferred Stock. Such             any other Preferred OP Units
                                  distributions will be cumu-       issued in the future may
                                  lative from the date of           have priority over the
                                  original issue. Holders of        general partner, the special
                                  Preferred OP Units will not       limited partner and holders
                                  be entitled to receive any        of Common OP Units with
                                  distributions in excess of        respect to distributions of
                                  cumulative distributions on       Available Cash,
                                  the Preferred OP Units. No        distributions upon
                                  interest, or sum of money in      liquidation or other
                                  lieu of interest, shall be        distributions. See "Per
                                  payable in respect of any         Share and Per Unit Data" in
                                  distribution payment or pay-      the accompanying Prospectus.
                                  ments on the Preferred OP
                                  Units that may be in              The general partner in its
                                  arrears.                          sole and absolute discretion
                                                                    may distribute to the OP
                                  When distributions are not        Unitholders Available Cash
                                  paid in full upon the             on a more frequent basis and
                                  Preferred OP Units or any         provide for an appropriate
                                  Parity Units, all                 record date.
                                  distributions declared upon
                                  the Preferred OP Units and        The AIMCO Operating Partner-
                                  any Parity Units shall be         ship Agreement requires the
                                  declared ratably in               general partner to take such
                                  proportion to the respective      reasonable efforts, as
                                  amounts of distributions          determined by it in its sole
                                  accumulated, accrued and          and absolute discretion and
                                  unpaid on the Preferred OP        consistent with AIMCO's
                                  Units and such Parity Units.      qualification as a REIT, to
                                  Unless full cumulative            cause the AIMCO Operating
                                  distributions on the              Partnership to distribute
                                  Preferred OP Units have been      sufficient amounts to enable
                                  declared and paid, except in      the general partner to
                                  limited circumstances, no         transfer funds to AIMCO and
                                  distributions may be              enable AIMCO to pay
                                  declared or paid or set           stockholder dividends that
                                  apart for payment by the          will (i) satisfy the
                                  AIMCO Operating Partnership       requirements for qualifying
                                  and no other distribution of      as a REIT under the Code and
                                  cash or other property may        the Treasury Regulations and
                                  be declared or made,              (ii) avoid any Federal
                                  directly or indirectly, by        income or excise tax
                                  the AIMCO Operating               liability of AIMCO. See
                                  Partnership with respect to       "Description of OP
                                  any Junior Units, nor shall       Units -- Distributions" in
                                  any Junior Units be               the accompanying Prospectus.
                                  redeemed, purchased or
                                  otherwise acquired for
                                  consideration, nor shall any
                                  other cash or other property
                                  be paid or distributed to or
                                  for the benefit of holders
                                  of Junior Units. See
                                  "Description of Preferred OP
                                  Units -- Distributions."

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                Liquidity and Transferability/Redemption Rights



A limited partner may assign      There is no public market         There is no public market
all or part of his units to       for the Preferred OP Units        for the OP Units. The AIMCO
any person if: (1) such           and the Preferred OP Units        Operating Partnership
assignment, in the case of        are not listed on any             Agreement restricts the
an individual assignor, is        securities exchange. The          transferability of the OP
not a fractional unit and,        Preferred OP Units are            Units. Until the expiration
if assignor does not              subject to restrictions on        of one year from the date on
transfer all his interests,       transfer as set forth in the      which an OP Unitholder
such assignor and the             AIMCO Operating Partnership       acquired OP Units, subject
assignee would not hold less      Agreement.                        to certain exceptions, such
than three units, except in                                         OP Unitholder may not
limited circumstances; and        Pursuant to the AIMCO             transfer all or any por-
(2) there has been filed          Operating Partnership             tion of its OP Units to any
with your partnership an          Agreement, until the              transferee without the
instrument evidencing such        expiration of one year from       consent of the general
assignment and signed by          the date on which a holder        partner, which consent may
both the assignor and             of Preferred OP Units             be withheld in its sole and
assignee and such instrument      acquired Preferred OP Units,      absolute discretion. After
evidences the written             subject to certain                the expiration of one year,
acceptance and adoption of        exceptions, such holder of        such OP Unitholder has the
your partnership's agreement      Preferred OP Units may not        right to transfer all or any
of limited partnership. No        transfer all or any portion       portion of its OP Units to
assignee may become a             of its Preferred OP Units to      any person, subject to the
substitute limited partner        any transferee without the        satisfaction of certain con-
unless such assignee              consent of the general            ditions specified in the
executes a written accept-        partner, which consent may        AIMCO Operating Partnership
ance and adoption of your         be withheld in its sole and       Agreement, including the
partnership's agreement of        absolute discretion. After        general partner's right of
limited partnership.              the expiration of one year,       first refusal. See
                                  such holders of Preferred OP      "Description of OP Units --
                                  Units has the right to            Transfers and Withdrawals"
                                  transfer all or any portion       in the accompanying
                                  of its Preferred OP Units to      Prospectus.
                                  any person, subject to the
                                  satisfaction of certain           After the first anniversary
                                  conditions specified in the       of becoming a holder of
                                  AIMCO Operating Partner-          Common OP Units, an OP
                                  ship Agreement, including         Unitholder has the right,
                                  the general partner's right       subject to the terms and
                                  of first refusal.                 conditions of the AIMCO
                                                                    Operating Partnership
                                  After a one-year holding          Agreement, to require the
                                  period, a holder may redeem       AIMCO Operating Partnership
                                  Preferred OP Units and            to redeem all or a portion
                                  receive in exchange               of the Common OP Units held
                                  therefor, at the AIMCO            by such party in exchange
                                  Operating Partnership's           for a cash amount based on
                                  option, (i) subject to the        the value of shares of Class
                                  terms of any Senior Units,        A Common Stock. See
                                  cash in an amount equal to        "Description of OP
                                  the Liquidation Preference        Units -- Redemption Rights"
                                  of the Preferred OP Units         in the accompanying
                                  tendered for redemption,          Prospectus. Upon receipt of
                                  (ii) a number of shares of        a notice of redemption, the
                                  Class I Cumulative Preferred      AIMCO Operating Partnership
                                  Stock of AIMCO that pay an        may, in its sole and
                                  aggregate amount of               absolute discretion but
                                  dividends yield equivalent        subject to the restrictions
                                  to the distributions on           on the ownership of Class A
                                                                    Common

        YOUR UNITS             PREFERRED OP UNITS          COMMON OP UNITS

                                  the Preferred OP Units            Stock imposed under AIMCO's
                                  tendered for redemption and       charter and the transfer
                                  are part of a class or            restrictions and other
                                  series of preferred stock         limitations thereof, elect
                                  that is then listed on the        to cause AIMCO to acquire
                                  New York Stock Exchange or        some or all of the ten-
                                  another national securities       dered Common OP Units in ex-
                                  exchange, or (iii) a number       change for Class A Common
                                  of shares of Class A Common       Stock, based on an exchange
                                  Stock of AIMCO that is equal      ratio of one share of Class
                                  in Value to the Liquidation       A Common Stock for each
                                  Preference of the Preferred       Common OP Unit, subject to
                                  OP Units tendered for             adjustment as provided in
                                  redemption. The Preferred OP      the AIMCO Operating
                                  Units may not be redeemed at      Partnership Agreement.
                                  the option of the AIMCO Op-
                                  erating Partnership. See
                                  "Description of Preferred OP
                                  Units -- Redemption."

                       DESCRIPTION OF PREFERRED OP UNITS

GENERAL

     The Preferred OP Units are the Class I Partnership Preferred Units of the AIMCO Operating Partnership.

RANKING

     The Preferred OP Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the AIMCO Operating Partnership, effectively rank:(i) prior or senior to the Class E Partnership Preferred Units, the Class I High Performance Units, the Common OP Units and any other interest in the AIMCO Operating Partnership if the holders of Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such interest (the Common OP Units and such other interests are collectively referred to herein as "Junior Units"); (ii) on a parity with the Class B Partnership Preferred Units, the Class C Partnership Preferred Units, the Class D Partnership Preferred Units, the Class G Partnership Preferred Units, the Class H Partnership Preferred Units, the Class J Partnership Preferred Units, and with any other interest in the AIMCO Operating Partnership if the holders of such interest and the Preferred OP Units shall be entitled to the receipt of distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid distributions or stated preferences, without preference or priority of one over the other ("Parity Units"); and (iii) junior to the Class F Partnership Preferred Units and any other interest in the AIMCO Operating Partnership if the holders of such interest shall be entitled to the receipt of distributions or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Preferred OP Units ("Senior Units"). Junior Units, Parity Units and Senior Units may be issued from time to time by the AIMCO Operating Partnership without any approval or consent by holders of the Preferred OP Units.

     Although proceeds upon liquidation, dissolution or winding up of the AIMCO Operating Partnership will be made in accordance with the positive balance of all partners capital accounts, the AIMCO Operating Partnership creates, to the extent possible, the preference upon such events by specially allocating income, if necessary, to the Preferred OP Units in an amount equal to their liquidation preference.

DISTRIBUTIONS

     Holders of Preferred OP Units are entitled to receive, when and as declared by the board of directors of the general partner of the AIMCO Operating Partnership, quarterly cash distributions at the rate of $0.50 per Preferred OP Unit (equivalent to 8.0% per annum of the $25 stated liquidation preference); provided, however, that at any time and from time to time on or after the fifth anniversary of the issue date of the Preferred OP Units, the AIMCO Operating Partnership may adjust the annual distribution rate on the Preferred OP Units to
the lower of (i)        % plus the annual interest rate then applicable to U.S.
Treasury notes with a maturity of five years, and (ii) the annual dividend rate on the most recently issued AIMCO non-convertible preferred stock which ranks on a parity with its Class H Cumulative Preferred Stock. A reduction in the distribution rate will reduce your rate of return on the Preferred OP Units and possibly encourage you to redeem such Units. Such adjustment shall become effective upon the date the AIMCO Operating Partnership issues a notice to such effect to the holders of the Preferred OP Units. Such distributions are cumulative from the date of original issue, whether or not in any distribution period or periods such distributions have been declared, and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each a "Distribution Payment Date"), commencing on the first such date occurring after the date of original issue. If the Preferred OP Units are issued on any day other than a Distribution Payment Date, the first distribution payable on such Preferred OP Units will be prorated for the portion of the quarterly period that such Preferred OP Units are outstanding on the basis of twelve 30-day months and a 360-day year. Distributions are payable in arrears to holders of record as they appear on the records of the AIMCO Operating Partnership at the close of business on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding each Distribution Payment Date. Holders of Preferred OP Units will not be entitled to receive any distributions in excess of cumulative distributions on the Preferred OP Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred OP Units that may be in arrears. Holders of any Preferred OP Units that are issued after the date of original issuance are entitled to receive the same distributions as holders of any Preferred OP Units issued on the date of original issuance.

     When distributions are not paid in full upon the Preferred OP Units or any Parity Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Preferred OP Units and any Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Preferred OP Units and accumulated, accrued and unpaid on such Parity Units. Except as set forth in the preceding sentence, unless distributions on the Preferred OP Units equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past distribution periods, no distributions shall be declared or paid or set apart for payment by the AIMCO Operating Partnership with respect to any Parity Units. Unless full cumulative distributions (including all accumulated, accrued and unpaid distributions) on the Preferred OP Units have been declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions or distributions paid in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) may be declared or paid or set apart for payment by the AIMCO Operating Partnership and no other distribution of cash or other property may be declared or made, directly or indirectly, by the AIMCO Operating Partnership with respect to any Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (except for a redemption, purchase or other acquisition of Common OP Units made for purposes of an employee incentive or benefit plan of AIMCO, the AIMCO Operating Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units), directly or indirectly, by the AIMCO Operating Partnership (except by conversion into or exchange for Junior Units, or options, warrants or rights to subscribe for or purchase Junior Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Units. Notwithstanding the foregoing provisions of this paragraph, the AIMCO Operating Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain AIMCO's qualification as a REIT.

ALLOCATION

     Holders of Preferred OP Units will be allocated net income of the AIMCO Operating Partnership in an amount equal to the distributions made on such holder's Preferred OP Units during the taxable year. Holders of Preferred OP Units also will generally be allocated any net loss of the AIMCO Operating Partnership that is not allocated to holders of Common OP Units or other interests of the AIMCO Operating Partnership.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership, before any allocation of income or gain by the AIMCO Operating Partnership shall be made to or set apart for the holders of any Junior Units, to the extent possible, the holders of Preferred OP Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference (the "Liquidation Preference") of $25 per Preferred OP Unit (the "Stated Preference"), plus accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until the holders of the Preferred OP Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Units upon the liquidation, dissolution or winding up of the AIMCO Operating Partnership. If, upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, the assets of the AIMCO Operating Partnership, or proceeds thereof, distributable among the holders of Preferred OP Units shall be insufficient to pay in full the above described preferential amount and liquidating payments on any Parity Units, then following certain allocations made by the AIMCO Operating Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred OP Units and any such Parity Units ratably in the same proportion as the respective amounts that would be payable on such Preferred OP Units and any such Parity Units if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of the AIMCO Operating Partnership will not include a consolidation or merger of the AIMCO Operating Partnership with one or more partnerships, corporations or other entities, or a sale or transfer of all or substantially all of the AIMCO Operating Partnership's assets. Upon any liquidation, dissolution or winding up of the AIMCO Operating Partnership, after all allocations shall have been made in full to the holders of Preferred OP Units and any Parity Units to enable them to receive their Liquidation Preference, any Junior Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred OP Units and any Parity Units shall not be entitled to share therein.

REDEMPTION

     The Preferred OP Units may not be redeemed at the option of the AIMCO Operating Partnership, and will not be required to be redeemed or repurchased by the AIMCO Operating Partnership or AIMCO except if a holder of a Preferred OP Unit effects a redemption, as described below. The AIMCO Operating Partnership or AIMCO may purchase Preferred OP Units from time to time in the open market, by tender or exchange offer, in privately negotiated purchases or otherwise. After a one-year holding period, a holder may redeem Preferred OP Units and receive in exchange therefor, at the AIMCO Operating Partnership's option, (i) subject to the terms of any Senior Units, cash in an amount equal to the Liquidation Preference of the Preferred OP Units tendered for redemption, (ii) a number of shares of Class I Preferred Stock of AIMCO that pay an aggregate amount of dividends equivalent to the distributions on the Preferred OP Units tendered for redemption; provided that such shares are part of a class or series of preferred stock that is then listed on the NYSE or another national securities exchange, or (iii) a number of shares of Class A Common Stock of AIMCO that is equal in Value to the Liquidation Preference of the Preferred OP Units tendered for redemption. The "Value" of shares of Class A Common Stock will be determined based on a 10-day average trading price of the shares, as set forth in the AIMCO Operating Partnership's agreement of limited partnership. If shares of Class I Preferred Stock or Class A Common Stock of AIMCO are issued in exchange for any Preferred OP Units tendered for redemption, the Preferred OP Units that are acquired by AIMCO will be converted to a class of AIMCO Operating Partnership units that corresponds to the class of stock so issued.

VOTING RIGHTS

     Except as otherwise required by applicable law or in the AIMCO Operating Partnership's agreement of limited partnership, the holders of the Preferred OP Units will have the same voting rights as holders of the Common OP Units. See "Description of OP Units" in the accompanying Prospectus. So long as any Preferred OP Units are outstanding, in addition to any other vote or consent of partners required by law or by the AIMCO Operating Partnership's agreement of limited partnership, the affirmative vote or consent of holders of at least 50% of the outstanding Preferred OP Units will be necessary for effecting any amendment of any of the provisions of the Partnership Unit Designation of the Preferred OP Units that materially and adversely affects the rights or preferences of the holders of the Preferred OP Units. The creation or issuance of any class or series of AIMCO Operating Partnership units, including, without limitation, any AIMCO Operating Partnership units that may have rights senior or superior to the Preferred OP Units, will not be deemed to materially adversely affect the rights or preferences of the holders of Preferred OP Units. With respect to the exercise of the above described voting rights, each Preferred OP Unit will have one (1) vote per Preferred OP Unit.

RESTRICTIONS ON TRANSFER

     Preferred OP Units will be subject to the same restrictions on transfer applicable to Common OP Units, as set forth in the AIMCO Operating Partnership's agreement of limited partnership.

                     DESCRIPTION OF CLASS I PREFERRED STOCK

     The Class I Preferred Stock (a) ranks prior to the Class A Common Stock and the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class I Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class I Junior Stock"), (b) ranks on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock, the Class J Preferred Stock and with any other class or series of capital stock of AIMCO, if the holders of such class of stock or series and the Class I Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class I Parity Stock") and (c) ranks junior to any class or series of capital stock of AIMCO if the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class I Preferred Stock ("Class I Senior Stock").

     Holders of Class I Preferred Stock are entitled to receive cash dividends at the rate of 8.0% per annum of the $25 liquidation preference (equivalent to $2.00 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO may be made to or set apart for the holders of any shares of Class I Junior Stock, the holders of Class I Preferred Stock are entitled to receive a liquidation preference of $25 per share (the "Class I Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution are insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class I Parity Stock, then such proceeds will be distributed among the holders of Class I Preferred Stock and any such other Class I Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class I Preferred Stock and any such other Class I Parity Stock if all amounts payable thereon were paid in full.

     On and after                     ,           , AIMCO may redeem shares of
Class I Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class I Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class I Preferred Stock have no voting rights, except that if distributions on Class I Preferred Stock or any series or class of Class I Parity Stock are in arrears for six or more quarterly periods, the number of directors constituting the AIMCO board of directors will be increased by two and the holders of Class I Preferred Stock (voting together as a single class with all other shares of Class I Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class I Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class I Preferred Stock will be required to amend the AIMCO charter in any manner that would adversely affect the rights of the holders of Class I Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class I Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     Ownership of shares of Class I Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class I Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over
(ii) the aggregate value of all shares of capital stock of AIMCO (the "Class I Preferred Ownership Limit"). The AIMCO board of directors may waive such ownership limit if evidence satisfactory to the AIMCO board of directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. As a condition of such waiver, the AIMCO board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class I Preferred Stock in excess of the Class I Preferred Ownership Limit, or shares of Class I Preferred Stock which would result in AIMCO being "closely held," within the meaning of Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the Class I Preferred Stock. Shares of Class I Preferred Stock transferred in excess of the Class I Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class I Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of Class I Preferred Stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the Class I Preferred Stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the Class I Preferred Stock on the date that AIMCO determines to purchase the Class I Preferred Stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO board of directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class I Preferred Stock bear a legend referring to the restrictions described above.

                      COMPARISON OF PREFERRED OP UNITS AND
                            CLASS I PREFERRED STOCK

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                              Nature of Investment


The Preferred OP Units constitute equity          The Class I Preferred Stock constitutes an
interests entitling each holder of Preferred      equity interest entitling each holder of
OP Units to receive, when and as declared by      Class I Preferred Stock to receive, when and
the board of directors of the general             as declared by the AIMCO board of directors,
partner of the AIMCO Operating Partnership,       cash distribution at a rate of $2.00 per
quarterly cash distribution at a rate of          annum per share.
$0.50 per Preferred OP Unit, subject to
adjustments from time to time on or after
the fifth anniversary of the issue date of
the Preferred OP Units.

                                 Voting Rights


Except as otherwise required by applicable        Holders of Class I Preferred Stock do not
law or in the AIMCO Operating Partnership's       have any voting rights, except as set forth
agreement of limited partnership, the             below and except as otherwise required by
holders of the Preferred OP Units will have       applicable law.
the same voting rights as holders of the
Common OP Units. See "Description of OP           If and whenever dividends on any shares of
Units" in the accompanying Prospectus. So         Class I Preferred Stock or any series or
long as any Preferred OP Units are                class of Class I Parity Stock are in arrears
outstanding, in addition to any other vote        for six or more quarterly periods (whether
or consent of partners required by law or by      or not consecutive), the number of directors
the AIMCO Operating Partnership's agreement       then constituting the AIMCO board of
of limited partnership, the affirmative vote      directors shall be increased by two (if not
or consent of holders of at least 50% of the      already increased by reason of similar types
outstanding Preferred OP Units will be            of provisions with respect to shares of
necessary for effecting any amendment of any      voting preferred stock), and the holders of
of the provisions of the Partnership Unit         shares of Class I Preferred Stock, together
Designation of the Preferred OP Units that        with the holders of shares of all other
materially and adversely affects the rights       voting preferred stock then entitled to
or preferences of the holders of the              exercise similar voting rights, voting as a
Preferred OP Units. The creation or issuance      single class regardless of series, will be
of any class or series of AIMCO Operating         entitled to vote for the election of two
Partnership units, including, without             additional directors of AIMCO. Whenever
limitation, any AIMCO Operating Partnership       dividends in arrears and dividends for the
units that may have rights senior or              current quarterly dividend period have been
superior to the Preferred OP Units, will not      paid or declared and set aside in respect of
be deemed to materially adversely affect the      the outstanding shares of the Class I
rights or preferences of the holders of           Preferred Stock and the voting preferred
Preferred OP Units. With respect to the           stock, then the right of the holders of
exercise of the above described voting            Class I Preferred Stock and the voting
rights, each Preferred OP Units will have         preferred stock to elect such additional two
one (1) vote per Preferred OP Unit.               directors will cease and the terms of office
                                                  of such directors will terminate.
                                                  The affirmative vote or consent of at least
                                                  66 2/3% of the votes entitled to be cast by
                                                  the holders of Class I Preferred Stock and
                                                  Class I Parity Stock entitled to vote on
                                                  such matters, voting as a single class, will
                                                  be required to (i) authorize, create,
                                                  increase the authorized amount of, or issue
                                                  any shares of any class of Class I Senior
                                                  Stock or any security convertible into
                                                  shares of any class of Class I Senior Stock,
                                                  or (ii) amend, alter or repeal any provision
                                                  of, or add any provision to, the AIMCO
                                                  charter or by-laws, if

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

                                                  such action would materially adversely
                                                  affect the voting powers, rights or
                                                  preferences of the holders of the Class I
                                                  Preferred Stock; provided, however, that no
                                                  such vote of the Class I Preferred
                                                  Stockholders shall be required if, at or
                                                  prior to the time such proposed change,
                                                  provisions are made for the redemption of
                                                  all outstanding shares of Class I Pre-
                                                  ferred Stock. The amendment of the AIMCO
                                                  charter to authorize, create, increase or
                                                  decrease the authorized amount of or to
                                                  issue Class I Junior Stock, Class I
                                                  Preferred Stock or any shares of any class
                                                  of Class I Parity Stock shall not be deemed
                                                  to materially adversely affect the voting
                                                  powers, rights or preferences of the holders
                                                  of Class I Preferred Stock.
                                                  With respect to the exercise of the above
                                                  described voting rights, each share of Class
                                                  I Preferred Stock will have one vote per
                                                  share, except that when any other class or
                                                  series of preferred stock has the right to
                                                  vote with the Class I Preferred Stock as a
                                                  single class, then the Class I Preferred
                                                  Stock and such other class or series shall
                                                  have one quarter of one vote per $25 of
                                                  stated liquidation preference.

                                 Distributions


Holders of Preferred OP Units are entitled        Holders of Class I Preferred Stock are
to receive, when and as declared by the           entitled to receive, when and as declared by
board of directors of the general partner of      the AIMCO board of directors, out of funds
the AIMCO Operating Partnership, quarterly        legally available for payment, cash
cash distributions at the rate of $0.50 per       dividends at the rate of $2.00 per annum per
Preferred OP Unit; provided, however, that        share. Such dividends are cumulative from
at any time and from time to time on or           the date of original issue. Holders of Class
after the fifth anniversary of the issue          I Preferred Stock are not be entitled to
date of the Preferred OP Units, the AIMCO         receive any dividends in excess of
Operating Partnership may adjust the annual       cumulative dividends on the Class I Pre-
distribution rate on the Preferred OP Units       ferred Stock. No interest, or sum of money
to the lower of (i)      % plus the annual        in lieu of interest, shall be payable in
interest rate then applicable to U.S.             respect of any dividend payment or payments
Treasury notes with a maturity of five            on the Class I Preferred Stock that may be
years, and (ii) the annual dividend rate on       in arrears.
the most recently issued AIMCO
non-convertible preferred stock which ranks       When dividends are not paid in full upon the
on a parity with its Class H Cumulative           Class I Preferred Stock or any other class
Preferred Stock. Such distributions will be       or series of Class I Parity Stock, all
cumulative from the date of original issue.       dividends declared upon the Class I
Holders of Preferred OP Units will not be         Preferred Stock and any shares of Class I
entitled to receive any distributions in          Parity Stock will be declared ratably in
excess of cumulative distributions on the         proportion to the respective amounts of
Preferred OP Units. No interest, or sum of        dividends accumulated, accrued and unpaid on
money in lieu of interest, shall be payable       the Class I Preferred Stock and such Class I
in respect of any distribution payment or         Parity Stock. Unless dividends equal to the
payments on the Preferred OP Units that may       full amount of all accumulated, accrued and
be in arrears.                                    unpaid dividends on the Class I Preferred
                                                  Stock have been paid, or declared and set
                                                  apart for pay-

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

When distributions are not paid in full upon      ment, except in limited circumstances, no
the Preferred OP Units or any Parity Units,       dividends may be declared or paid or set
all distributions declared upon the               apart for payment by AIMCO and no other
Preferred OP Units and any Parity Units will      distribution of cash or other property may
be declared ratably in proportion to the          be declared or made, directly or indi-
respective amounts of distributions               rectly, by AIMCO with respect to any shares
accumulated, accrued and unpaid on the            of Class I Junior Stock, nor shall any
Preferred OP Units and such Parity Units.         shares of Class I Junior Stock be redeemed,
Unless full cumulative distributions on the       purchased or otherwise acquired for any
Preferred OP Units have been declared and         consideration, nor shall any other cash or
paid, except in limited circumstances, no         other property be paid or distributed to or
distributions may be declared or paid or set      for the benefit of holders of shares of
apart for payment by the AIMCO Operating          Class I Junior Stock. See "Description of
Partnership and no other distribution of          Class I Preferred Stock -- Dividends."
cash or other property may be declared or
made, directly or indirectly, by the AIMCO
Operating Partnership with respect to any
Junior Units, nor shall any Junior Units be
redeemed, purchased or otherwise acquired
for consideration, nor shall any other cash
or other property be paid or distributed to
or for the benefit of holders of Junior
Units. See "Description of Preferred OP
Units -- Distributions."

                    Liquidity and Transferability/Redemption


There is no public market for the Preferred       Ownership of shares of Class I Preferred
OP Units and the Preferred OP Units are not       Stock by any person will be limited such
listed on any securities exchange. The            that the sum of the aggregate value of all
Preferred OP Units are subject to certain         equity stock (including all shares of Class
restrictions on transferability set forth in      I Preferred Stock) owned directly or
the AIMCO Operating Partnership Agreement.        constructively by such person may not exceed
                                                  8.7% (or 15% in the case of certain parties)
Pursuant to the AIMCO Operating                   of the aggregate value of all outstanding
Partnership's agreement of limited                shares of equity stock. Further, certain
partnership, until the expiration of one          transfers which may have the effect of
year from the date on which a holder of           causing AIMCO to lose its status as a REIT
Preferred OP Units acquired Preferred OP          are void ab initio.
Units, subject to certain exceptions, such
holder of Preferred OP Units may not              If any transfer of Class I Preferred Stock
transfer all or any portion of its Preferred      occurs which, if effective, would result in
OP Units to any transferee without the            any person beneficially or constructively
consent of the general partner, which             owning Class I Preferred Stock in excess or
consent may be withheld in its sole and           in violation of the Class I Preferred
absolute discretion. After the expiration of      Ownership Limit, such shares of Class I
one year, such holders of Preferred OP Units      Preferred Stock in excess of the Class I
has the right to transfer all or any portion      Preferred Ownership Limit will be
of its Preferred OP Units to any person,          automatically transferred to a trustee in
subject to the satisfaction of certain            his capacity as trustee of a trust for the
conditions specified in the AIMCO Operating       exclusive benefit of one or more charitable
Partnership's agreement of limited                beneficiaries designated by AIMCO, and the
partnership, including the general partner's      prohibited transferee will generally have no
right of first refusal.                           rights in such shares, except upon sale of
                                                  the shares by the trustee. The trustee will
After a one-year holding period, a holder         have all voting rights and rights to
may redeem Preferred OP Units and receive in      dividends with respect to shares of Class I
exchange therefor, at the AIMCO Operating         Preferred Stock held in the trust, which
Partnership's option, (i) subject to the          rights will be exercised for the benefit of
terms of any Senior Units,                        the charitable beneficiaries.

         PREFERRED OP UNITS                       CLASS I PREFERRED STOCK

cash in an amount equal to the Liquidation        The trustee may sell the Class I Preferred
Preference of the Preferred OP Units              Stock held in the trust to AIMCO or a
tendered for redemption, (ii) a number of         person, designated by the trustee, whose
shares of preferred stock of AIMCO that have      ownership of the Class I Preferred Stock
an aggregate dividend yield equivalent to         will not violate the Class I Preferred
the distribution yield of the Preferred OP        Ownership Limit. Upon such sale, the
Units tendered for redemption and are part        interest of the charitable beneficiaries in
of a class or series of preferred stock that      the shares sold will terminate and the
is then listed on the New York Stock              trustee will distribute to the prohibited
Exchange or another national securities           transferee, the lesser of (i) the price paid
exchange, or (iii) a number of shares of          by the prohibited transferee for the shares
Class A Common Stock of AIMCO that is equal       or if the prohibited transferee did not give
in value to the Liquidation Preference of         value for the shares in connection with the
the Preferred OP Units tendered for               event causing the shares to be held in the
redemption. The Preferred OP Units may not        trust, the market price of such shares on
be redeemed at the option of the AIMCO            the day of the event causing the shares to
Operating Partnership. See "Description of        be held in the trust and (ii) the price per
Preferred OP Units -- Redemption."                share received by the trustee from the sale
                                                  or other disposition of the shares held in
                                                  the trust. Any proceeds in excess of the
                                                  amount payable to the prohibited transferee
                                                  will be payable to the charitable
                                                  beneficiaries.
                                                  On and after                  ,      AIMCO
                                                  may, at its option, redeem shares of Class I
                                                  Preferred Stock, in whole or from time to
                                                  time in part, at a cash redemption price
                                                  equal to 100% of the Class I Liquidation
                                                  Preference plus all accumulated, accrued and
                                                  unpaid dividends to the date fixed for
                                                  redemption. If full cumulative dividends on
                                                  all outstanding shares of Class I Preferred
                                                  Stock have not been paid or declared and set
                                                  apart for payment, no shares of Class I
                                                  Preferred Stock may be redeemed unless all
                                                  outstanding shares of Class I Preferred
                                                  Stock are simultaneously redeemed and
                                                  neither AIMCO nor any of its affiliates may
                                                  purchase or acquire shares of Class I
                                                  Preferred Stock otherwise than pursuant to a
                                                  purchase or exchange offer made on the same
                                                  terms to all holders of Class I Preferred
                                                  Stock. The redemption price for the Class I
                                                  Preferred Stock (other than any portion
                                                  thereof consisting of accumulated, accrued
                                                  and unpaid dividends) will be payable solely
                                                  with the proceeds from the sale by AIMCO of
                                                  capital stock of AIMCO or the sale by the
                                                  AIMCO Operating Partnership of partnership
                                                  interests in the AIMCO Operating Partnership
                                                  (whether or not such sale occurs
                                                  concurrently with such redemption).

                             CONFLICTS OF INTEREST

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership became a majority-owned subsidiary of AIMCO on October 1, 1998, when AIMCO merged with Insignia. Accordingly, the general partner of your partnership is an affiliate of the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Offerees Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We have a majority ownership interest in both the general partner of your partnership and the manager of your partnership's property. The general partner does not receive an annual management fee but may receive reimbursements for expenses incurred in its capacity as general partner. The general partner of your partnership received total fees and reimbursements of $196,000 in 1996, $223,000 in 1997 and $158,000 for the nine months ended July 31, 1998. The property manager received management fees of $540,000 in 1996, $558,000 in 1997 and $430,000 for the nine months ended July 31, 1998. The AIMCO Operating Partnership has no current intention of changing the fee structure for the general partner or for the manager of your partnership's property.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where your partnership property is located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership."

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might be required to pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. However, we will not acquire any additional units for a period of at least one year after completion of the offer. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $15,300,000 will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership will obtain all such funds from cash from operations, equity issuances and short term borrowings. The AIMCO Operating Partnership will pay all of the costs of the offer and not your partnership.

     Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

Information Agent Fees......................................  $
Accountant's Fees...........................................  $
Legal Fees..................................................  $
Printing Fees...............................................  $
Stanger's Fees..............................................  $
Other.......................................................  $

     If funds are borrowed to consummate the offer, we intend to use our amended and restated credit agreement with Bank of America National Trust and Savings Association ("Bank of America") and BankBoston, N.A. The credit agreement provides a revolving credit facility of up to $100 million, including a swing line of up to $30 million. The AIMCO Operating Partnership is the borrower under the credit facility, and all obligations thereunder are guaranteed by AIMCO and certain of its subsidiaries. The annual interest rate under the credit facility is based on either LIBOR or a base rate which is the higher of Bank of America's reference rate or 0.5% over the federal funds rate, plus, in either case, an applicable margin. The AIMCO Operating Partnership elects which interest rate will be applicable to particular borrowings under the credit facility. The margin ranges between 1.25% and 2.0% in the case of LIBOR-based loans and between negative 0.25% and positive 0.5% in the case of base rate loans, depending upon a ratio of the AIMCO Operating Partnership's consolidated unsecured indebtedness to the value of certain unencumbered assets. The credit facility matures on September 30, 1999 unless extended, at the discretion of the lenders. The credit facility provides for the conversion of the revolving facility into a three year term loan. The availability of funds to the AIMCO Operating Partnership under the credit facility is subject to certain borrowing base restrictions and other customary restrictions, including compliance with financial and other covenants thereunder. The financial covenants require the AIMCO Operating Partnership to maintain a ratio of debt to gross asset value of no more than 0.55 to 1.0, an interest coverage ratio of 2.25 to 1.0 and a fixed charge coverage ratio of at least 1.6 to 1.0 through December 31, 1998, 1.7 to
1.0 from January 1, 1999 through June 30, 1999, and 1.8 to 1.0 thereafter. In addition, the credit facility limits the AIMCO Operating Partnership from distributing more than 80% of its Funds From Operations (as defined) to holders of OP Units, imposes minimum net worth requirements and provides other financial covenants related to certain unencumbered assets.

     Following the IPT merger, we may obtain funds pursuant to a credit agreement entered into by Insignia Properties, L.P. ("IPLP"), the operating partnership for IPT, with Lehman Commercial Paper, Inc., as syndication agent, First Union National Bank, as administrative agent and the lenders from time to time parties thereto. Pursuant to the credit agreement, which is guaranteed by IPT, the lenders have made available to IPLP a revolving credit facility of up to $50,000,000 at any one time outstanding which matures in a single installment on December 30, 2000. Loans may be borrowed by IPLP at a rate based upon the adjusted LIBOR Rate (as defined in the credit agreement) or the Base Rate (as defined in the credit agreement). IPT is obligated to pay a commitment fee at a rate of 0.25% per annum on the undrawn portion of the line of credit. The credit agreement includes customary covenants and restrictions on IPLP's ability to, among other things, incur debt or contingent obligations, grant liens, sell assets, make distributions or make investments. In addition, the credit agreement contains certain financial covenants. The AIMCO Operating Partnership intends to repay any funds borrowed out of working capital in the ordinary course of business.

                                 LEGAL MATTERS


     Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion to the effect that the Common OP Units and the Preferred OP Units offered by this Prospectus Supplement will be validly issued, fully paid and nonassessable. Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion as to the status of AIMCO as a REIT and with regard to the fairness and accuracy of the discussion of the tax matters described in this Prospectus Supplement and the attached Prospectus. Skadden, Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.


     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is not attached to this Prospectus Supplement. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinion will be sent by the Information Agent.

                                    EXPERTS


     Ernst & Young LLP, independent auditors, have audited Shelter Properties IV's consolidated financial statements included in Shelter Properties IV's Annual Report on Form 10-KSB for the year ended October 31, 1998, as set forth in their report, which is incorporated in this Prospectus Supplement by reference. Shelter Properties IV's consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

           PRO FORMA FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.
                   AS OF SEPTEMBER 30, 1998 AND FOR THE YEAR
                        ENDED DECEMBER 31, 1997 AND THE
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

INTRODUCTION

     On October 1, 1998, Apartment Investment and Management Company ("AIMCO") completed its merger with Insignia Financial Group ("IFG") ("the IFG Merger"). Prior to the IFG Merger, IFG completed the spin-off of Insignia/ESG Holdings, Inc. ("New Insignia") resulting in only the residential business of IFG remaining, which was merged into AIMCO. In the IFG Merger, IFG's common stock was converted into 8,423,751 shares of Class E Cumulative Convertible Preferred Stock of AIMCO ("Class E Preferred Stock") whose issue date market value approximately equaled $292 million. In addition to receiving the same dividends as holders of AIMCO Common Stock, holders of Class E Preferred Stock will be entitled to a special dividend of approximately $50 million in the aggregate. When that special dividend is paid in full, the Class E Preferred Stock will automatically convert into AIMCO Common Stock on a one-for-one basis, subject to antidilution adjustments, if any. In addition, AIMCO assumed approximately $411 million in indebtedness and other liabilities of IFG and its subsidiaries, and subsidiaries of AIMCO assumed approximately $149.5 million of convertible securities and purchased approximately $5 million of IFG stock prior to the Merger. AIMCO and Insignia Properties Trust ("IPT") have entered into an agreement and plan of merger dated as of October 7, 1998, pursuant to which a subsidiary of AIMCO will be merged into IPT with IPT being the surviving corporation (the "IPT Merger"). In the IPT Merger, IPT's common stock will be converted, at AIMCO's option, into 4,457,765 shares of AIMCO Class A Common Stock whose market value approximately equaled $152 million or $152 million in cash. AIMCO assumed approximately $68 million in indebtedness. In connection with the IFG Merger and the IPT Merger, AIMCO will incur approximately $55 million in transaction costs for a combined transactional value of approximately $1,183 million. AIMCO will contribute substantially all the assets and liabilities of Insignia acquired in the Insignia Merger to AIMCO Properties, L.P. (together with its subsidiaries and other controlled entities, the "Partnership") (and together with entities in which the Partnership has a controlling financial interest, the "Company") in exchange for 8,423,751 Class E Preferred Units. The Class E Preferred Units have terms substantially the same as the Class E Preferred Stock. In addition, AIMCO will contribute substantially all the assets and liabilities of IPT acquired in the IPT Merger to the Partnership in exchange for 4,457,765 limited partnership units in the Partnership ("OP Units"). In connection with the IFG Merger, the Partnership assumed property management of approximately 192,000 multifamily units which consist of general and limited partnership investments in 115,000 units and third party management of 77,000 units. Insignia Properties Trust ("IPT"), which prior to the IFG Merger was a subsidiary of IFG, owns a 32% weighted average general and limited partnership interest in approximately 51,000 units.

     Immediately following the IFG Merger, in order to satisfy certain requirements of the Internal Revenue Code of 1986 (the "Code") applicable to AIMCO's status as a REIT, AIMCO engaged in a reorganization (the "IFG Reorganization") of the assets and operations of IFG whereby IFG's operations are being conducted through corporations (the "Unconsolidated Subsidiaries") in which the Partnership holds non-voting preferred stock that represents a 95% economic interest, and certain officers and/or directors of AIMCO hold, directly or indirectly, all of the voting common stock, representing a 5% economic interest. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by others, the Partnership accounts for its interest in the Unconsolidated Subsidiaries on the equity method.

     In May and September of 1997, AIMCO directly or indirectly through a subsidiary, acquired (the "NHP Stock Purchase") an aggregate of 6,930,122 shares of common stock ("NHP Common Stock") of NHP. On December 8, 1997, AIMCO acquired the remaining shares of NHP Common Stock in a merger transaction accounted for as a purchase (the "NHP Merger"). As a result of the NHP Merger, AIMCO issued 6,759,148 shares of AIMCO Common Stock, valued at $180.8 million, and paid $86.5 million in cash. The total cost of the purchase of NHP was $349.5 million. Substantially all assets and liabilities of NHP were contributed by AIMCO to the Partnership.

     In June 1997, the Company purchased a group of companies (the "NHP Real Estate Companies") affiliated with NHP that hold general and limited partnership interests in partnerships (the "NHP Partnerships") that own 534 conventional and affordable multifamily apartment properties (the "NHP Properties") containing 87,659 units, a captive insurance subsidiary and certain related assets (the "NHP Real Estate Acquisition"). The Company paid aggregate consideration of $54.8 million in cash and warrants that entitle the holders to purchase 399,999 shares of AIMCO Common Stock at an exercise price of $36.00 per share. The Company engaged in a reorganization (the "NHP Real Estate Reorganization") of its interests in the NHP Real Estate Companies, which resulted in certain of the assets of the NHP Real Estate Companies being owned by a limited partnership (the "Unconsolidated Partnership") in which the Partnership holds 99% limited partner interest and certain directors and officers of AIMCO, directly or indirectly, hold a 1% general partner interest.

     Immediately following the NHP Merger, in order to satisfy certain requirements of the Code applicable to AIMCO's status as a REIT, AIMCO engaged in a reorganization (the "NHP Reorganization") of the assets and operations of NHP that resulted in the Master Property Management Agreement being terminated and NHP's operations being conducted through Unconsolidated Subsidiaries in which the AIMCO Operating Partnership holds non-voting preferred stock that represents a 95% economic interest, and certain officers and/or directors of AIMCO hold, directly or indirectly, all of the voting common stock, representing a 5% economic interest. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by others, the Partnership accounts for its interest in the Unconsolidated Subsidiaries on the equity method.

     On May 8, 1998, AIMCO completed a merger with Ambassador Apartments, Inc. ("Ambassador"), pursuant to which Ambassador was merged into AIMCO (the "Ambassador Merger"). Each outstanding share of stock ("Ambassador Common Stock") of Ambassador, other than those shares held by AIMCO or Ambassador, were converted into 0.553 (the "Conversion Ratio") shares of AIMCO Common Stock. Any outstanding options to purchase Ambassador Common Stock were converted, at the election of the option holder, into cash or options to purchase AIMCO Common Stock at such options' then current exercise price divided by the Conversion Ratio. In accordance with the Agreement and Plan of Merger, dated December 23, 1997, by and between AIMCO and Ambassador, and supplemented by letter dated as of March 11, 1998 (the "Ambassador Merger Agreement"), the outstanding shares of Class A Senior Cumulative Convertible Preferred Stock of Ambassador, (the "Ambassador Preferred Stock") were redeemed and converted into Ambassador Common Stock prior to the Ambassador Merger. Following the consummation of the Ambassador Merger, a subsidiary of the Partnership was merged with and into the Ambassador Operating Partnership (the "Ambassador OP Merger"). Each outstanding unit of limited partnership interest in the Ambassador Operating Partnership was converted into the right to receive 0.553 OP Units, and as a result, the Ambassador Operating Partnership became a 99.9% owned subsidiary partnership of the Partnership.

     Also during 1997, the Partnership (i) (a) acquired 44 properties for aggregate purchase consideration of $467.4 million, of which $56 million was paid in the form of 1.9 million OP Units (b) paid $34.2 million in cash and issued OP Units valued at $7.3 million in connection with the acquisition of partnership interests through tender offers in certain partnerships ((a) and (b) together are the "1997 Property Acquisitions") and (c) paid $19.9 million to acquire 886,600 shares of Ambassador Common Stock (together with the 1997 Property Acquisitions, the "1997 Acquisitions"); (ii) sold (a) approximately 16,367,000 shares of AIMCO Common Stock for aggregate net proceeds of $513.4 million; (b) 750,000 shares of AIMCO Class B Cumulative Convertible Preferred Stock for net proceeds of $75 million; and (c) 2,400,000 shares of AIMCO Class C 9% Cumulative Preferred Stock for net proceeds of $58.1 million; of which all proceeds were contributed by AIMCO to the Partnership in exchange for 16,367,000 OP Units, 750,000 Class B Preferred Units, and 2,400,000 Class C Preferred Units (collectively, the "1997 Stock Offerings"); and (iii) sold five real estate properties (the "1997 Dispositions").

     Also during 1998, AIMCO (i) (a) sold 4,200,000 shares of its Class D Cumulative Preferred Stock for net proceeds of $101.5 million (the "Class D Preferred Stock Offering"); (b) sold 4,050,000 shares of its Class G Cumulative Preferred Stock for net proceeds of $98.0 million (the "Class G Preferred Stock

Offering"); (c) sold 2,000,000 shares of its Class H Cumulative Preferred Stock for net proceeds of $48.1 million (the "Class H Preferred Stock Offering"); and
(d) sold 1,000,000 shares of its Class J Cumulative Convertible Preferred Stock in a private placement for $100.0 million (the "Class J Preferred Stock Offering"); of which all proceeds were contributed by AIMCO to the Partnership in exchange for 4,050,000 Class G Preferred Units, 2,000,000 Class H Preferred Units and 1,000,000 shares of Class J Preferred Units (collectively, the "1998 Stock Offerings"); (ii) purchased 26 properties for aggregate purchase consideration of $214.3 million, of which $34.5 million was paid in the form of OP Units (the "1998 Acquisitions"); (iii) sold two real estate properties (the "1998 Dispositions"); (iv) completed the Ambassador Merger; (v) completed the IFG Merger; (vi) completed the IPT Merger; and (vii) contracted to purchase three properties for aggregate purchase consideration of $82.8 million, of which $27.4 million will be paid in the form of OP units (the "Probable Purchases").

PRO FORMA FINANCIAL INFORMATION OF THE PARTNERSHIP (INSIGNIA MERGER)

     The following Pro Forma Consolidated Balance Sheet (Insignia Merger) of the Partnership as of September 30, 1998 has been prepared as if each of the following transactions had occurred as of September 30, 1998: (i) the purchase of eight properties for an aggregate purchase price of $50.0 million; (ii) the Class J Preferred Stock Offering; (iii) the Probable Purchases; (iv) the IFG Merger; (v) the IPT Merger; and (vi) the IFG Reorganization.

     The following Pro Forma Consolidated Statement of Operations (Insignia Merger) and Pro Forma Consolidated Statement of Cash Flows (Insignia Merger) of the Partnership for the year ended December 31, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings; (iii) the 1997 Dispositions;
(iv) the NHP Real Estate Acquisition; (v) the NHP Real Estate Reorganization;
(vi) the NHP Stock Purchase; (vii) the NHP Merger; (viii) the NHP Reorganization; (ix) the 1998 Stock Offerings; (x) the 1998 Acquisitions; (xi) the Probable Purchases; (xii) the 1998 Dispositions; (xiii) the Ambassador Merger; (xiv) the IFG Merger; (xv) the merger between IPT and Angeles Mortgage Investment Trust ("AMIT") ("the AMIT Merger"); (xvi) the IPT Merger; and (xvii) the IFG Reorganization.

     The following Pro Forma Consolidated Statement of Operations (Insignia Merger) and Pro Forma Consolidated Statement of Cash Flows (Insignia Merger) of the Partnership for the nine months ended September 30, 1998 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the 1998 Stock Offerings; (ii) the 1998 Acquisitions; (iii) the Probable Purchases; (iv) the 1998 Dispositions; (v) the Ambassador Merger; (vi) the IFG Merger; (vii) the AMIT Merger; (viii) the IPT Merger; and (ix) the IFG Reorganization.

     The following Pro Forma Financial Information (Insignia Merger) is based, in part, on the following historical financial statements: (i) the audited Consolidated Financial Statements of the Partnership for the year ended December 31, 1997; (ii) the unaudited Consolidated Financial Statements of the Partnership for the nine months ended September 30, 1998; (iii) the audited Consolidated Financial Statements of Ambassador for the year ended December 31, 1997; (iv) the unaudited Consolidated Financial Statements of Ambassador for the four months ended April 30, 1998; (v) the audited Consolidated Financial Statements of IFG for the year ended December 31, 1997; (vi) the audited Consolidated Financial Statements of AMIT for the year ended December 31, 1997;
(vii) the unaudited Consolidated Financial Statements of IFG for the nine months ended September 30, 1998; (viii) the unaudited Financial Statements of AMIT for the period from January 1,1998 to September 17, 1998; (ix) the unaudited Consolidated Financial Statements of NHP for the nine months ended September 30, 1997; (x) the unaudited Combined Financial Statements of the NHP Real Estate Companies for the three months ended March 31, 1997; (xi) the unaudited Financial Statements of NHP Southwest Partners, L.P. for the three months ended March 31, 1997; (xii) the unaudited Combined Financial Statements of the NHP New LP Entities for the three months ended March 31, 1997; (xiii) the unaudited Combined Financial Statements of the NHP Borrower Entities for the three months ended March 31, 1997; (xiv) the unaudited Historical Summaries of Gross Income and Certain Expenses of The Bay Club at Aventura for the three months ended March 31, 1997; (xv) the unaudited Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the six months ended June 30, 1997; (xvi) the unaudited Combined Statement of Revenues and Certain Expenses of the Thirty-Five Acquisition Properties for the six months ended June 30, 1997; (xvii) the unaudited Statement of Revenues and Certain Expenses of First Alexandria Associates, a Limited Partnership for the nine months ended September 30, 1997; (xviii) the unaudited Statement of Revenues and Certain Expenses of Country Lakes Associates Two, a Limited Partnership for the nine months ended September 30, 1997; (xix) the unaudited Statement of Revenues and Certain Expenses of Point West Limited Partnership, A Limited Partnership for the nine months ended September 30, 1997; (xx) the unaudited Statement of Revenues and Certain Expenses for The Oak Park Partnership for the nine months ended September 30, 1997; (xxi) the audited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities I for the year ended December 31, 1997, (xxii) the audited Combined Historical Summary or Gross Income and Direct Operating Expenses of the Cirque Apartment Communities for the year ended December 31, 1997; (xxiii) the audited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities II for the year ended December 31, 1997;
(xxiv) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities I for the nine months ended September 30, 1998; (xxv) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Cirque Apartment Communities for the three months ended March 31, 1998; and (xxvi) the unaudited Combined Historical Summary of Gross Income and Direct Operating Expenses of the Realty Investment Apartment Communities II for the nine months ended September 30, 1998. The following Pro Forma Financial Information should be read in conjunction with such financial statements and the notes thereto incorporated by reference herein.

     The unaudited Pro Forma Financial Information (Insignia Merger) has been prepared using the purchase method of accounting whereby the assets and liabilities of NHP, the NHP Real Estate Companies, Ambassador, IFG, IPT, the 1997 Acquisitions, the 1998 Acquisitions, and the Probable Purchases are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information may differ from the amounts ultimately determined.

     The following unaudited Pro Forma Financial Information (Insignia Merger) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the Partnership that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions results of operations or cash flows. In the opinion of the Partnership's management, all material adjustments necessary to reflect the effects of these transactions have been made.

                             AIMCO PROPERTIES, L.P.

             PRO FORMA CONSOLIDATED BALANCE SHEET (INSIGNIA MERGER)
                            AS OF SEPTEMBER 30, 1998
                        IN THOUSANDS, EXCEPT SHARE DATA

                                               COMPLETED
                                              TRANSACTIONS                        IFG               AIMCO              IFG
                                              AND PROBABLE        IFG            MERGER          BEFORE IFG       REORGANIZATION
                              HISTORICAL(A)   PURCHASES(B)   HISTORICAL(C)   ADJUSTMENTS(D)   REORGANIZATION(E)   ADJUSTMENTS(F)
                              -------------   ------------   -------------   --------------   -----------------   --------------
Real estate.................   $2,355,122       $124,609       $ 44,488        $  15,363(G)      $2,539,582          $     --
Property held for sale......       42,212             --             --               --             42,212                --
Investments in securities...           --             --             --          443,513(G)                                --
                                                                                (443,513)(H)             --
Investments in and notes
 receivable from
 unconsolidated
 subsidiaries...............      127,082             --             --               --            127,082            73,697(I)
Investments in and notes
 receivable from
 unconsolidated real estate
 partnerships...............      246,847             --        232,892          394,321(G)         874,060                --
Mortgage notes receivable...           --             --         20,916               --             20,916
Cash and cash equivalents...       43,681             --         73,064               --            116,745           (17,897)(J)
Restricted cash.............       83,187             --          2,691               --             85,878            (1,352)(J)
Accounts receivable.........       11,545             --         54,060          (43,082)(G)         22,523            (6,631)(J)
Deferred financing costs....       21,835             --          7,020           (7,020)(G)         21,835                --
Goodwill....................      120,503             --         19,503          243,766(G)         383,772                --
Property management
 contracts..................           --             --         86,419           21,916(G)         108,335           (73,696)(I)
Other assets................       69,935             --         20,128           (3,572)(G)         86,491           (14,167)(J)
                               ----------       --------       --------        ---------         ----------          --------
       Total Assets.........   $3,121,949       $124,609       $561,181        $ 621,692         $4,429,431          $(40,046)
                               ==========       ========       ========        =========         ==========          ========
Secured notes payable.......   $  774,676       $ 69,068       $ 29,002        $      --         $  872,746          $     --
Secured tax-exempt bond
 financing..................      399,925                            --                             399,925                --
Secured short-term
 financing..................       50,000        (50,000)       332,691               --            332,691
Unsecured short-term
 financing..................       50,800        (28,380)            --               --             22,420                --
Accounts payable, accrued
 and other liabilities......      131,799             --         33,241           50,000(G)
                                                                                  55,279(G)
                                                                                   4,935(G)
                                                                                  38,791(G)         314,045            (3,394)(J)
Deferred tax liability......           --             --         18,802           17,850(G)          36,652           (36,652)(I)
Security deposits and
 prepaid rents..............       13,171             --          3,533           (3,533)            13,171                --
                               ----------       --------       --------        ---------         ----------          --------
                                1,420,371         (9,312)       417,269          163,322          1,991,650           (40,046)
Minority interest...........       42,086          6,495        108,485         (108,485)(G)         48,581                --
Company-obligated
 mandatorily redeemable
 convertible securities of a
 subsidiary trust...........           --             --        144,282            5,218            149,500                --
Redeemable Partnership
 Units......................      232,405         27,426             --               --            259,831                --
Partners' capital and
 shareholders' equity
 Common stock...............           --             --            320             (320)(G)             --                --
 Additional paid-in
   capital..................           --             --        (86,959)          86,959(G)              --                --
 Distributions in excess of
   earnings.................           --             --        (22,216)          22,216(G)              --                --
 General and Special Limited
   Partner..................    1,039,525             --             --          443,513(H)              --
                                                                                   9,269(G)       1,492,307                --
 Preferred Units............      387,562        100,000             --               --            487,562                --
                               ----------       --------       --------        ---------         ----------          --------
                                1,427,087        100,000       (108,855)         561,637          1,979,869                --
                               ----------       --------       --------        ---------         ----------          --------
       Total Liabilities and
        Equity..............   $3,121,949       $124,609       $561,181        $ 621,692         $4,429,431          $(40,046)
                               ==========       ========       ========        =========         ==========          ========


                                 PRO
                                FORMA
                              ----------
Real estate.................  $2,539,582
Property held for sale......      42,212
Investments in securities...          --
Investments in and notes
 receivable from
 unconsolidated
 subsidiaries...............     200,779(K)
Investments in and notes
 receivable from
 unconsolidated real estate
 partnerships...............     874,060
Mortgage notes receivable...      20,916
Cash and cash equivalents...      98,848
Restricted cash.............      84,526
Accounts receivable.........      15,892
Deferred financing costs....      21,835
Goodwill....................     383,772
Property management
 contracts..................      34,639
Other assets................      72,324
                              ----------
       Total Assets.........  $4,389,385
                              ==========
Secured notes payable.......  $  872,746
Secured tax-exempt bond
 financing..................     399,925
Secured short-term
 financing..................     332,691
Unsecured short-term
 financing..................      22,420
Accounts payable, accrued
 and other liabilities......
                                 310,651
Deferred tax liability......          --
Security deposits and
 prepaid rents..............      13,171
                              ----------
                               1,951,604
Minority interest...........      48,581
Company-obligated
 mandatorily redeemable
 convertible securities of a
 subsidiary trust...........     149,500
Redeemable Partnership
 Units......................     259,831
Partners' capital and
 shareholders' equity
 Common stock...............          --
 Additional paid-in
   capital..................          --
 Distributions in excess of
   earnings.................          --
 General and Special Limited
   Partner..................
                               1,492,307
 Preferred Units............     487,562
                              ----------
                               1,979,869
                              ----------
       Total Liabilities and
        Equity..............  $4,389,385
                              ==========

---------------

(A) Represents the unaudited historical consolidated financial position of the Partnership as of September 30, 1998.

(B) Represents adjustments to reflect the purchase of eight properties for an aggregate purchase price of $50.0 million; the Class J Preferred Stock Offering and the Probable Purchases.

(C) Represents the unaudited historical consolidated financial position of IFG (subsequent to the spin-off of New Insignia) as of September 30, 1998.

(D)  Represents the following adjustments occurring as a result of the IFG
     Merger: (i) the issuance of 8,423,751 shares of AIMCO Common Stock, based on consideration to holders of IFG common stock outstanding as of the date of the IFG Merger; (ii) the issuance of 4,457,765 shares of AIMCO Class A Common Stock to holders of IPT common stock (other than AIMCO); (iii) the payment of a special dividend of $50,000; (iv) the assumption of $149,500 of the convertible debentures of IFG; (v) the allocation of the combined purchase price of IFG (subsequent to the spin-off of New Insignia) and IPT based on the preliminary estimates of relative fair market value of the assets and liabilities of IFG and IPT; and (vi) the contribution by AIMCO of substantially all the assets and liabilities of IFG (subsequent to the spin-off of New Insignia) and IPT to the Partnership in exchange for OP Units.

(E) Represents the effects of AIMCO's acquisition of IFG immediately after the IFG Merger. These amounts do not give effect to the IFG Reorganization, which includes the transfers of certain assets and liabilities of IFG to the combined Unconsolidated Subsidiaries. The IFG Reorganization occurred immediately after the IFG Merger so that AIMCO could maintain its qualification as a REIT. This column is included as an intermediate step to assist the reader in understanding the entire nature of the IFG Merger and related transactions.

(F) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party property management operations. The adjustments reflect the transfer of assets valued at the Partnership's new basis resulting from the allocation of the purchase price of IFG. The Partnership received non-voting preferred stock as consideration in exchange for the net assets contributed. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.

(G) In connection with the IFG Merger and the IPT Merger, AIMCO became obligated to issue a total of 12,881,516 shares of AIMCO Common Stock.

     The total purchase price of IFG and IPT is $1,182,873, as follows:

Issuance of 8,423,751 shares of AIMCO Common Stock in
  connection with the IFG Merger, at $34.658 per share......  $  291,949
Issuance of 4,457,765 shares of AIMCO Common Stock in
  connection with the IPT Merger, at $34.00 per share.......     151,564
Assumption of Convertible Debentures........................     149,500
Assumption of liabilities as indicated in the Merger
  Agreement.................................................     452,527
Transaction costs...........................................      55,279
Generation of deferred tax liability........................      17,850
Special dividend............................................      50,000
Purchase of IFG Common Stock prior to merger................       4,935
Consideration for options...................................       9,269
                                                              ----------
          Total.............................................  $1,182,873
                                                              ==========

     The purchase price was allocated to the various assets of IFG and IPT acquired in the IFG Merger and the IPT Merger, as follows:

Purchase price..............................................  $1,182,873
Historical basis of IFG's assets acquired...................    (561,181)
                                                              ----------
Step-up to record the fair value of IFG's assets acquired...  $  621,692
                                                              ==========

     This step-up was applied to IFG's assets as follows:

Real estate.................................................  $ 15,363
Investment in real estate partnerships......................   394,321
Decrease in accounts receivable.............................   (43,082)
Decrease in deferred loan costs.............................    (7,020)
Management contracts........................................    21,916
Increase in goodwill........................................   243,766
Reduction in value of other assets..........................    (3,572)
                                                              --------
          Total.............................................  $621,692
                                                              ========

     The fair value of IFG's assets, primarily the real estate and management contracts, was calculated based on estimated future cash flows of the underlying assets.

     As of September 30, 1998, IFG's stockholders' equity (deficit) was $(108,855), which is detailed as follows:

Common stock................................................  $     320
Additional paid-in capital..................................    (86,959)
Distributions in excess of earnings.........................    (22,216)
                                                              ---------
          Total.............................................  $(108,855)
                                                              =========

     Upon completion of the IFG Merger, the entire amount of the stockholders' equity (deficit) was eliminated.

     In addition, the minority interest of IFG of $108,485 will be eliminated upon the IPT Merger.

(H) Represents the issuance of a total of 12,881,516 OP Units to AIMCO and the concurrent issuance of 12,881,516 shares of AIMCO Common Stock to IFG and IPT stockholders, in exchange for all the shares of IFG and IPT common stock.

     In accordance with the IFG Merger Agreement, AIMCO became obligated to issue 8,423,751 shares of Class E Preferred Stock, approximately equal to $292 million. Each share of Class E Preferred Stock will automatically convert to one share of AIMCO Common Stock upon the payment of the special dividend thereon. As such, for the purpose of preparing the pro forma financial statements, AIMCO's management believes that the Class E Preferred Stock is substantially the same as AIMCO Common Stock, and that the fair value of the Class E Preferred Stock approximates the fair value of the AIMCO Common Stock. Upon the payment of the special dividend on the Class E Preferred Stock and the conversion of the Class E Preferred Stock to AIMCO Common Stock, the former IFG stockholders will own approximately 15.0% of the AIMCO Common Stock and the IPT stockholders will own approximately 7.3% of AIMCO Common Stock. The special dividend on the Class E Preferred Stock is intended to represent a distribution in an amount at least equal to the earnings and profits of IFG at the time of the IFG Merger, to which AIMCO succeeded.

     Concurrent with the issuance of Class E Preferred Stock, the Partnership will issue comparable Class E Preferred Units to AIMCO. The Class E Preferred Units will have terms substantially the same as the Class E Preferred Stock.

(I) Represents the increase in the Partnership's investment in Unconsolidated Subsidiaries to reflect the contribution or sale of property management contracts, including the related deferred tax liability, in exchange for preferred stock and a note payable from the Unconsolidated Subsidiaries. These assets and liabilities are valued at the Partnership's new basis resulting from the allocation of the purchase price of IFG.

(J) Represents certain assets and liabilities of IFG, primarily related to the management operations of IFG, contributed or sold by the Partnership to the Unconsolidated Subsidiaries,

(K) Represents notes receivable from the Unconsolidated Subsidiaries of $95,000, advances to the Unconsolidated Subsidiaries of $42,792, and equity in the Unconsolidated Subsidiaries of $62,987. The combined pro forma balance sheet of the Unconsolidated Subsidiaries as of September 30, 1998 is presented below, which reflects the effects of the IFG Merger, the IPT Merger, and the IFG Reorganization as if such transactions had occurred as of September 30, 1998.

                          UNCONSOLIDATED SUBSIDIARIES

             PRO FORMA CONSOLIDATED BALANCE SHEET (INSIGNIA MERGER)
                            AS OF SEPTEMBER 30, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                             IFG
                                                         HISTORICAL   REORGANIZATION(i)    PRO FORMA
                                                         ----------   -----------------    ---------
Real estate............................................   $ 22,376        $     --         $ 22,376
Cash and cash equivalents..............................     16,919          17,897(ii)       34,816
Restricted cash........................................      5,507           1,352(ii)        6,859
Management contracts...................................     47,846          73,696(iii)     121,542
Accounts receivable....................................     13,109           6,631(ii)       19,740
Deferred financing costs...............................      3,117              --            3,117
Goodwill...............................................     43,544              --           43,544
Other assets...........................................     51,498          14,167(ii)       65,665
                                                          --------        --------         --------
                                                          $203,916        $113,743         $317,659
                                                          ========        ========         ========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Secured notes payable..................................   $114,302        $ 45,000(iii)    $159,302
Accounts payable, accrued and other liabilities........     56,773           3,394(ii)       60,167
Security deposits and deferred income..................        334              --(ii)          334
Deferred tax liability.................................         --          36,652(iii)      36,652
                                                          --------        --------         --------
                                                           171,409          85,046          256,455
Common stock...........................................      2,061           1,510(iv)        3,571
Preferred stock........................................     34,290          28,697(iii)      62,987
Retained earnings......................................     (3,844)             --           (3,844)
Notes receivable on common stock purchases.............         --          (1,510)(iv)      (1,510)
                                                          --------        --------         --------
                                                            32,507          28,697           61,204
                                                          --------        --------         --------
                                                          $203,916        $113,743         $317,659
                                                          ========        ========         ========

---------------

(i) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily related to the management operations owned by IFG. The adjustments reflect the transfer of assets valued at the Partnership's new basis resulting from the allocation of the purchase price of IFG. the Partnership received non-voting preferred stock as consideration in exchange for the net assets contributed. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.

(ii) Represents certain assets and liabilities of IFG, primarily related to the management operations of IFG, contributed or sold by the Partnership to the Unconsolidated Subsidiaries, valued at the Partnership's new basis resulting from the allocation of the purchase price of IFG.

(iii)Represents the transfer or sale of management contracts, the establishment of an intercompany note,and the establishment of the related estimated net deferred Federal and state tax liabilities at a combined rate of 40% for the estimated difference between the book and tax basis of the net assets of the Unconsolidated Subsidiaries. The primary component of the deferred tax liability is the difference between the new basis of the property management contracts, as a result of the allocation of the purchase price of IFG, and the historical tax basis.

(iv) Represents the issuance of common stock to the common stockholders of the Unconsolidated Subsidiaries in exchange for notes receivable, in order for the common stockholders to maintain their respective ownership interest in the Unconsolidated Subsidiaries.

                             AIMCO PROPERTIES, L.P.

        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (INSIGNIA MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    COMPLETED
                                                   TRANSACTIONS                                       AMBASSADOR
                                                   AND PROBABLE         NHP          AMBASSADOR     PURCHASE PRICE     IFG AS
                                   HISTORICAL(A)   PURCHASES(B)   TRANSACTIONS(C)   HISTORICAL(D)   ADJUSTMENTS(E)   ADJUSTED(F)
                                   -------------   ------------   ---------------   -------------   --------------   -----------
Rental and other property
 revenues........................    $193,006        $114,984(I)
                                                       14,499(J)      $ 6,660         $ 93,329         $    --        $  6,912
Property operating expenses......     (76,168)        (57,050)(I)
                                                       (6,405)(J)      (2,941)         (36,088)             --          (3,307)
Owned property management
 expense.........................      (6,620)         (4,097)(I)
                                                         (761)(J)        (282)              --              --              --
Depreciation.....................     (37,741)        (23,199)(I)
                                                       (2,898)(J)      (1,414)         (18,979)         (5,997)(O)        (966)
                                     --------        --------         -------         --------         -------        --------
Income from property
 operations......................      72,477          35,073           2,023           38,262          (5,997)          2,639
                                     --------        --------         -------         --------         -------        --------
Management fees and other
 income..........................      13,937              --           7,813               --              --          94,330
Management and other expenses....      (9,910)             --          (5,394)              --              --         (57,615)
Corporate overhead allocation....        (588)             --              --               --              --              --
Amortization.....................      (1,401)             --          (5,800)              --              --         (16,768)
                                     --------        --------         -------         --------         -------        --------
Income from service company
 business........................       2,038              --          (3,381)              --              --          19,947
Minority interest in service
 company business................         (10)             --              --               --              --              --
                                     --------        --------         -------         --------         -------        --------
AIMCO's share of income from
 service company business........       2,028              --          (3,381)              --              --          19,947
                                     --------        --------         -------         --------         -------        --------
General and administrative
 expenses........................      (5,396)             --          (1,025)          (7,392)          7,392(P)      (21,199)
Interest expense.................     (51,385)         (1,247)(K)
                                                       (4,092)(L)      (5,462)         (26,987)           (221)(Q)      (9,035)
Interest income..................       8,676              --           1,900               --              --          10,967
Minority interest................       1,008             960(M)           16             (851)            705(R)      (12,871)
Equity in losses of
 unconsolidated partnerships.....      (1,798)           (122)(N)      (8,542)             405              --          12,515
Equity in earnings of
 unconsolidated subsidiaries.....       4,636              --           5,790               --              --              --
                                     --------        --------         -------         --------         -------        --------
Income (loss) from operations....      30,246          30,572          (8,681)           3,437           1,879           2,963
Income tax provision.............          --              --              --               --              --           1,701
Gain on dispositions of
 property........................       2,720          (2,720)             --               --              --              80
                                     --------        --------         -------         --------         -------        --------
Income (loss) before
 extraordinary item..............      32,966          27,852          (8,681)           3,437           1,879           4,744
Extraordinary item -- early
 extinguishment of debt..........        (269)            269              --               --              --              --
                                     --------        --------         -------         --------         -------        --------
Net income.......................      32,697          28,121          (8,681)           3,437           1,879           4,744
Income attributable to preferred
 unitholders.....................       2,315          38,859              --               --              --              --
                                     --------        --------         -------         --------         -------        --------
Income attributable to common
 unitholders.....................    $ 30,382        $(10,738)        $(8,681)        $  3,437         $ 1,879        $  4,744
                                     ========        ========         =======         ========         =======        ========
Basic earnings per OP unit.......    $   1.09
                                     ========
Diluted earnings per OP unit.....    $   1.08
                                     ========
Weighted average OP units
 outstanding.....................      27,732
                                     ========
Weighted average OP units and
 equivalents outstanding.........      28,113
                                     ========


                                        IFG              IFG
                                       MERGER       REORGANIZATION
                                   ADJUSTMENTS(G)   ADJUSTMENTS(H)    PRO FORMA
                                   --------------   --------------    ---------
Rental and other property
 revenues........................
                                      $     --         $     --       $ 429,390
Property operating expenses......
                                            --               --        (181,959)
Owned property management
 expense.........................
                                            --               --         (11,760)
Depreciation.....................
                                        (1,937)(S)           --         (93,131)
                                      --------         --------       ---------
Income from property
 operations......................       (1,937)              --         142,540
                                      --------         --------       ---------
Management fees and other
 income..........................           --          (74,404)(X)      41,676
Management and other expenses....           --           49,236(X)      (23,683)
Corporate overhead allocation....           --               --            (588)
Amortization.....................      (36,563)(T)       28,355(Y)      (32,177)
                                      --------         --------       ---------
Income from service company
 business........................      (36,563)           3,187         (14,772)
Minority interest in service
 company business................           --               --             (10)
                                      --------         --------       ---------
AIMCO's share of income from
 service company business........      (36,563)           3,187         (14,782)
                                      --------         --------       ---------
General and administrative
 expenses........................           --            6,392(X)      (21,228)
Interest expense.................
                                            --               --         (98,429)
Interest income..................           --              191(Z)       21,734(BB)
Minority interest................        1,552(U)            --          (9,481)
Equity in losses of
 unconsolidated partnerships.....      (24,281)(V)           --         (21,823)
Equity in earnings of
 unconsolidated subsidiaries.....           --           (4,181)(AA)      6,245(DD)
                                      --------         --------       ---------
Income (loss) from operations....      (61,229)           5,589           4,776
Income tax provision.............       (1,701)(W)           --              --
Gain on dispositions of
 property........................          (80)              --              --
                                      --------         --------       ---------
Income (loss) before
 extraordinary item..............      (63,010)           5,589           4,776
Extraordinary item -- early
 extinguishment of debt..........           --               --              --
                                      --------         --------       ---------
Net income.......................      (63,010)           5,589           4,776
Income attributable to preferred
 unitholders.....................           --               --          41,174(CC)
                                      --------         --------       ---------
Income attributable to common
 unitholders.....................     $(63,010)        $  5,589       $ (36,398)(BB)
                                      ========         ========       =========
Basic earnings per OP unit.......                                     $   (0.55)(BB)
                                                                      =========
Diluted earnings per OP unit.....                                     $   (0.55)(BB)
                                                                      =========
Weighted average OP units
 outstanding.....................                                        66,646
                                                                      =========
Weighted average OP units and
 equivalents outstanding.........                                        67,490
                                                                      =========

---------------

(A) Represents the Partnership's audited consolidated results of operations for the year ended December 31, 1997.

(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1997: (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings;
      (iii) the 1997 Dispositions; (iv) the 1998 Stock Offerings; (v) the 1998 Acquisitions; (vi) the Probable Purchases; and (vii) the 1998 Dispositions.

(C) Represents adjustments to reflect the purchase of the NHP Real Estate Companies, the NHP Merger, and the NHP Reorganization, as if the transactions had taken place on January 1, 1997. These adjustments are detailed, as follows:

                                    NHP
                                REAL ESTATE           NHP               NHP                 NHP                 NHP
                                PURCHASE(i)      HISTORICAL(ii)   ADJUSTMENTS(iii)   REORGANIZATION(iv)     TRANSACTIONS
                                -----------      --------------   ----------------   ------------------     ------------
Rental and other property
  revenues....................    $ 6,660(v)        $16,842           $    --             $(16,842)(xvii)     $ 6,660
Property operating expenses...     (2,941)(v)        (8,411)               --                8,411(xvii)       (2,941)
Owned property management
  expense.....................       (282)(v)          (862)               --                  862(xvii)         (282)
Depreciation..................     (1,414)(vi)       (2,527)             (693)(xi)           3,220(xvii)       (1,414)
                                  -------           -------           -------             --------            -------
Income from property
  operations..................      2,023             5,042              (693)              (4,349)             2,023
                                  -------           -------           -------             --------            -------
Management fees and other
  income......................      1,405(vii)       72,176                --              (65,768)(xviii)      7,813
Management and other
  expenses....................     (2,263)(viii)    (35,267)               --               32,136 (xviii      (5,394)
Amortization..................         --            (9,111)           (4,432)(xii)          7,743(xix)        (5,800)
                                  -------           -------           -------             --------            -------
Income from service company
  business....................       (858)           27,798            (4,432)             (25,889)            (3,381)
                                  -------           -------           -------             --------            -------
General and administrative
  expenses....................         --           (16,266)            8,668 (xiii          6,573 (xviii      (1,025)
Interest expense..............     (5,082)(ix)      (10,685)               --               10,305(xx)         (5,462)
Interest income...............        540(v)          1,963                --                 (603)(xxi)        1,900
Minority interest.............         16(v)             --                --                   --                 16
Equity in losses of
  unconsolidated
  partnerships................     (3,905)(x)            --            (4,631)(xiv)             (6)            (8,542)
Equity in earnings of
  unconsolidated
  subsidiaries................         --                --            (4,636)(xv)          10,426(xxii)        5,790
                                  -------           -------           -------             --------            -------
Income (loss) from
  operations..................     (7,266)            7,852            (5,724)              (3,543)            (8,681)
Income tax provision..........         --            (3,502)            3,502 (xvi              --                 --
                                  -------           -------           -------             --------            -------
Net income (loss).............    $(7,266)          $ 4,350           $(2,222)            $ (3,543)           $(8,681)
                                  =======           =======           =======             ========            =======

---------------

       (i) Represents the adjustment to record activity from January 1, 1997 to the date of acquisition, as if the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997. The historical financial statements of the NHP Real Estate Companies consolidate certain real estate partnerships in which they have an interest that will be presented on the equity method by the Partnership as a result of the NHP Real Estate Reorganization. In addition, represents adjustments to record additional depreciation and amortization related to the increased basis in the assets of the NHP Real Estate Companies as a result of the allocation of the purchase price of the NHP Real Estate Companies and additional interest expense incurred in connection with borrowings incurred by the Partnership to consummate the NHP Real Estate Acquisition.

       (ii)Represents the unaudited consolidated results of operations of NHP for the period from January 1, 1997 through December 8, 1997 (date of the NHP Merger).

       (iii)
           Represents the following adjustments occurring as a result of the NHP
           Merger: (i) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (ii) the incremental depreciation of the purchase price adjustment related to real estate;
           (iii) the incremental amortization of the purchase price adjustment related to the management contracts, furniture, fixtures and equipment, and goodwill; (iv) the reversal of equity in earnings of NHP during the pre-merger period when the Partnership held a 47.62% interest in NHP; and (v) the amortization of the increased basis in investments in real estate partnerships based on the purchase price adjustment related to real estate and an estimated average life of 20 years.

       (iv)Represents adjustments related to the NHP Reorganization, whereby the Partnership contributed or sold to the Unconsolidated Subsidiaries and the Unconsolidated Partnership: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP and (ii) 12 real estate properties containing 2,905 apartment units. The adjustments represent (i) the revenues and expenses primarily related to the management operations and other businesses owned by NHP and (ii) the historical results of operations of such real estate partnerships contributed, with additional depreciation and amortization recorded related to the Partnership's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

       (v) Represents adjustments to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997.

       (vi)Represents incremental depreciation related to the consolidated real estate assets purchased from the NHP Real Estate Companies. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

       (vii)
           Represents the adjustment to record the revenues from ancillary businesses purchased from the NHP Real Estate Companies as if the acquisition had occurred on January 1, 1997.

       (viii)
           Represents $4,878 related to the adjustment to record the expenses from ancillary businesses purchased from the NHP Real Estate Companies as if the acquisition had occurred on January 1, 1997, less $2,615 related to a reduction in personnel costs pursuant to a restructuring plan, approved by the Company's senior management, assuming that the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and the date of completion.

       (ix)Represents adjustments in the amount of $3,391 to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997, as well as the increase in interest expense in the amount of $1,691 related to borrowings on the Partnership's credit facilities of $55,807 to finance the NHP Real Estate Acquisition.

       (x) Represents adjustments in the amount of $2,432 to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997, as well as amortization of $1,473 related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of the NHP Real Estate Companies, based on an estimated average life of 20 years.

       (xi)Represents incremental depreciation related to the real estate assets purchased from NHP. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

       (xii)
           Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management and other business operated by the Unconsolidated Subsidiaries, based on the Partnership's new basis as adjusted by the allocation of the combined purchase price of NHP including amortization of management contracts of $3,782, depreciation of furniture, fixtures and equipment of $2,018 and amortization of goodwill of $7,743, less NHP's historical depreciation and amortization of $9,111. Management contracts are amortized using the straight-line method over the weighted average life of the contracts estimated to be approximately 15 years. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated life of 3 years. Goodwill is amortized using the straight-line method over 20 years.

       (xiii)
           Represents a reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan, approved by the Company's senior management, specifically identifying all significant actions to be taken to complete the restructuring plan, assuming that the NHP Merger had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997.

       (xiv)
           Represents adjustment for amortization of the increased basis in investments in real estate partnerships, as a result of the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, based on an estimated average life of 20 years.

       (xv)Represents the reversal of equity in earnings in NHP during the pre-merger period when the Partnership held a 47.62% interest in NHP, as a result of the Partnership's acquisition of 100% of the NHP Common Stock.

       (xvi)
           Represents the reversal of NHP's income tax provision due to the contribution of the management business to the Unconsolidated Subsidiaries.

       (xvii)
           Represents the contribution of NHP's 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership pursuant to the NHP Reorganization.

       (xviii)
           Represents the historical income and expenses associated with certain assets and liabilities of NHP that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.

       (xix)
           Represents the amortization and depreciation of certain management contracts and other assets of NHP, based on the Partnership's new basis resulting from the allocation of the purchase price of NHP, that will be contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.

       (xx)Represents interest expense of $6,020 related to the contribution of NHP's 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership and interest expense of $4,285 related to the certain assets and liabilities that will be contributed or sold to the Unconsolidated Subsidiaries pursuant to the NHP Reorganization.

       (xxi)
           Represents the interest income of $5,000 earned on notes payable of $50,000 to the Partnership issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries by the Partnership, net of the elimination of the Partnership's share of the related interest expense of $4,750 reflected in the equity in earnings of the Unconsolidated Subsidiaries operating results, offset by $853 in interest income primarily related to the management operations and other businesses owned by NHP contributed or sold to the Unconsolidated Subsidiaries pursuant to the NHP Reorganization.

       (xxii)
           Represents the Partnership's equity in earnings of the Unconsolidated Subsidiaries.

(D) Represents the audited historical statement of operations of Ambassador for the year ended December 31, 1997. Certain reclassifications have been made to Ambassador's historical statement of operations to conform to the Partnership's Statement of Operations presentation. The Ambassador historical statement of operations excludes extraordinary loss of $1,384 and a loss on sale of an interest rate cap of $509.

(E) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.

(F) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger, and the spin-off of New Insignia as if these transactions had occurred on January 1, 1997. These adjustments are detailed, as follows:

                                                                         NEW
                                            IFG           AMIT        INSIGNIA          IFG
                                       HISTORICAL(i)   MERGER(ii)   SPIN-OFF(iii)   AS ADJUSTED
                                       -------------   ----------   -------------   -----------
  Rental and other property
     revenues........................    $   6,646      $   266       $      --      $  6,912
  Property operating expenses........       (3,251)         (56)             --        (3,307)
  Depreciation.......................         (966)          --              --          (966)
                                         ---------      -------       ---------      --------
  Income from property operations....        2,429          210              --         2,639
                                         ---------      -------       ---------      --------
  Management fees and other income...      389,626           --        (295,296)       94,330
  Management and other expenses......     (315,653)          --         258,038       (57,615)
  Amortization.......................      (31,709)        (303)         15,244       (16,768)
                                         ---------      -------       ---------      --------
  Income from service company
     business........................       42,264         (303)        (22,014)       19,947
                                         ---------      -------       ---------      --------
  General and administrative
     expenses........................      (20,435)      (1,351)            587       (21,199)
  Interest expense...................       (9,353)          --             318        (9,035)
  Interest income....................        4,571        6,853            (457)       10,967
  Minority interest..................      (12,448)        (382)            (41)      (12,871)
  Equity in income (losses) of
     unconsolidated partnership......       10,027        2,639            (151)       12,515
                                         ---------      -------       ---------      --------
  Income (loss) from operations......       17,055        7,666         (21,758)        2,963
  Income tax provision...............       (6,822)        (180)          8,703         1,701
  Gain on sale of property...........           --           80              --            80
                                         ---------      -------       ---------      --------
  Net income (loss)..................    $  10,233      $ 7,566       $ (13,055)     $  4,744
                                         =========      =======       =========      ========

---------------

       (i) Represents the audited consolidated results of operations of IFG for the year ended December 31, 1997, as reported in IFG's Annual Report on Form 10-K. Certain reclassifications have been made to IFG's historical statement of operations to conform to the Partnership's statement of operations presentation.

       (ii)Represents the historical statement of operations of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT Merger closed prior to the IFG Merger.

       (iii)
           Represents the distribution of two shares of New Insignia common stock for each three shares of IFG common stock to holders of IFG common stock.

(G) Represents the following adjustments occurring as a result of the IFG Merger and the IPT Merger: (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) the amortization of goodwill and property management contracts resulting from the IFG Merger; (iii) the increase in interest expense resulting from the net increase in debt; and
      (iv) the elimination of the income tax provision.

(H) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.

(I) Represents adjustments to reflect the 1997 Property Acquisitions and the 1998 Acquisitions, less the 1997 Dispositions and the 1998 Dispositions as if they had occurred on January 1, 1997. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on the Partnership's investment in the properties.

      These adjustments are as follows:

                                   1997
                                 PROPERTY         1997           1998           1998
                               ACQUISITIONS   DISPOSITIONS   ACQUISITIONS   DISPOSITIONS    TOTAL
                               ------------   ------------   ------------   ------------   --------
Rental and other property
  revenues...................  $     88,589     $(4,081)       $ 33,779       $(3,303)     $114,984
Property operating expense...       (44,109)      1,944         (16,239)        1,354       (57,050)
Owned property management
  expense....................        (3,233)        133          (1,119)          122        (4,097)
Depreciation.................       (16,839)        452          (7,500)          688       (23,199)

(J) Represents adjustments to reflect the Probable Purchases as if they had occurred on January 1, 1997. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on the Partnership's investment in the properties.

(K)   Represents adjustments to interest expense for the following:

Borrowings on the Partnership's credit facilities and other
  loans and mortgages assumed in connection with the 1997
  Property Acquisitions.....................................  $(29,490)
Repayments on the Partnership's credit facilities and other
  indebtedness with proceeds from the 1997 Dispositions and
  the 1997 Stock Offerings..................................    20,033
Repayments on the Partnership's credit facilities with
  proceeds from a dividend received from one of the
  Unconsolidated Subsidiaries...............................     1,889
Borrowings on the Partnership's credit facilities and other
  loans and mortgages assumed in connection with the 1998
  Acquisitions..............................................   (13,327)
Repayments on the Partnership's credit facilities and other
  indebtedness with proceeds from the 1998 Dispositions and
  the 1998 Stock Offerings..................................    22,142
                                                              --------
                                                              $  1,247
                                                              ========

(L) Represents adjustments to interest expense related to the assumption of mortgage debt in connection with the Probable Purchases.

(M) Represents income related to limited partners in consolidated partnerships acquired in connection with the 1997 Property Acquisitions and the 1998 Property Acquisitions.

(N) Represents the reduction in the Partnership's earnings in unconsolidated partnerships as a result of the consolidation of additional partnerships resulting from additional ownership acquired through tender offers.

(O) Represents incremental depreciation related to the real estate assets purchased in connection with the Ambassador Merger. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(P) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Ambassador Merger, as follows:

Duplication of public company expenses......................  $  724
Reduction in salaries and benefits..........................   4,197
Merger related costs........................................     524
Other.......................................................   1,947
                                                              ------
                                                              $7,392
                                                              ======

      The reduction in salaries and benefits is pursuant to a restructuring plan, approved by the Company's senior management, assuming that the Ambassador Merger had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion.

(Q) Represents the decrease in interest expense of $3,612 related to the repayment of the Ambassador revolving lines of credit upon consummation of the Ambassador Merger, offset by an increase in interest expense of $3,833 related to borrowings under the Partnership's credit facilities.

(R) Represents elimination of minority interest in Jupiter-I, L.P. resulting from the redemption of limited partnership interests not owned by Ambassador in connection with the Ambassador Merger.

(S) Represents incremental depreciation related to the consolidated real estate assets purchased in connection with the IFG Merger and IPT Merger, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG and IPT. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(T) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management business of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG, including amortization of property management contracts of $36,112, amortization of goodwill of $13,163, and depreciation of furniture, fixtures, and equipment of $3,753, less IFG's historical depreciation and amortization of $16,465. Property management contracts are amortized using the straight-line method over a period of three years. Furniture, fixtures, and equipment are depreciated using the straight-line method over a period of three years. Goodwill is amortized using the straight-line method over 20 years.

(U) Represents elimination of minority interest of IPT resulting from the IPT merger.

(V) Represents amortization related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of IFG and IPT, based on an estimated average life of 20 years, and based on the Partnership's new basis resulting from the allocation of the purchase price of IFG and IPT.

(W)   Represents the reversal of IFG's income tax provision.

(X) Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.

(Y) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG.

(Z) Represents interest income of $3,825 earned on notes payable of $45,000 to the Partnership issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries by the Partnership, net of the elimination of the Partnership's share of the related interest expense of $3,634 reflected on the equity in earnings of the Unconsolidated Subsidiaries.

(AA) Represents the Partnership's equity in earnings of the Unconsolidated Subsidiaries.

(BB) The following table presents the net impact to pro forma net loss applicable to holders of OP Units and net loss per OP Units assuming the interest rate per annum increases by 0.25%:

Increase in interest expense................................   $    902
                                                               ========
Net income..................................................   $  3,874
                                                               ========
Net loss attributable to OP unitholders.....................   $(37,300)
                                                               ========
Basic loss per OP unit......................................   $  (0.56)
                                                               ========
Diluted loss per OP unit....................................   $  (0.56)
                                                               ========

(CC) Represents the net income attributable to holders of the Class B Preferred Units, the Class C Preferred Units, the Class D Preferred Units, the Class G Preferred Units, the Class H Preferred Units and the Class J Preferred Units as if these Preferred Units had been issued as of January 1, 1997.

(DD) Represents the Partnership's equity in earnings in the Unconsolidated Subsidiaries of $(2,139), plus the elimination of intercompany interest expense of $8,384. The combined Pro Forma Statement of Operations of the Unconsolidated Subsidiaries for the year ended December 31, 1997 is presented below, which represents the effects of the Ambassador Merger, the NHP Merger, the NHP Reorganization, the IFG Merger, and the IFG Reorganization as if these transactions had occurred as of January 1, 1997.

                          UNCONSOLIDATED SUBSIDIARIES

        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (INSIGNIA MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                         REORGANIZATION            IFG
                                         HISTORICAL(i)   ADJUSTMENTS(ii)   REORGANIZATION(iii)   PRO FORMA
                                         -------------   ---------------   -------------------   ---------
Rental and other property revenues.....    $  6,194         $  6,371(iv)        $     --          $12,565
Property operating expenses............      (3,355)          (3,531)(iv)             --           (6,886)
Owned property management expense......        (147)            (478)(iv)             --             (625)
Depreciation expense...................      (1,038)            (767)(iv)             --           (1,805)
                                           --------         --------            --------          -------
Income from property operations........       1,654            1,595                  --            3,249
                                           --------         --------            --------          -------
Management fees and other income.......      23,776           41,992(v)           74,404(x)       140,172
Management and other expenses..........     (11,733)         (20,403)(v)         (49,236)(x)      (81,372)
Amortization...........................      (3,726)          (4,017)(v)         (28,355)(xi)     (36,098)
                                           --------         --------            --------          -------
Income from service company............       8,317           17,572              (3,187)          22,702
General and administrative expense.....          --           (6,573)(v)          (6,392)(x)      (12,965)
Interest expense.......................      (6,058)          (5,849)(vi)         (3,825)(xii)    (15,732)
Interest income........................       1,001             (148)(v)              --              853
Minority interest......................      (2,819)           2,198 (viii            --             (621)
Equity in losses of unconsolidated
  partnerships.........................      (1,028)           1,028(iv)              --               --
Equity in earnings of Unconsolidated
  Subsidiaries.........................       2,943           (2,943)(vii)            --               --
                                           --------         --------            --------          -------
Income (loss) from operations..........       4,010            6,880             (13,404)          (2,514)
Income tax provision...................      (1,902)          (3,013)(ix)          5,177 (xiii        262
                                           --------         --------            --------          -------
Net income (loss)......................    $  2,108         $  3,867            $ (8,227)         $(2,252)
                                           ========         ========            ========          =======
Income attributable to preferred
  stockholders.........................    $  2,003         $  3,673            $ (7,815)         $(2,139)
                                           ========         ========            ========          =======
Income (loss) attributable to common
  stockholders.........................    $    105         $    194            $   (412)         $  (113)
                                           ========         ========            ========          =======

---------------

(i) Represents the historical results of operations of the Unconsolidated Subsidiaries for the year ended December 31, 1997.

(ii) Represents adjustments related to the NHP Reorganization, which includes the sale or contribution of 14 properties containing 2,725 apartment units from the unconsolidated partnerships to the Unconsolidated Subsidiaries, as well as the sale or contribution of 12 properties containing 2,905 apartment units from the Unconsolidated Subsidiaries to the Unconsolidated Partnership.

(iii) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily related to the management operations owned by IFG. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.

(iv) Represents adjustments for the historical results of operations of the 14 real estate properties contributed or sold to the Unconsolidated Subsidiaries, offset by the historical results of operations of the 12 real estate properties contributed or sold to the Unconsolidated Partnership, with additional depreciation recorded related to the Partnership's new basis resulting from the allocation of purchase price of NHP and the NHP Real Estate Companies.

(v) Represents adjustments to reflect income and expenses associated with certain assets and liabilities of NHP contributed or sold to the Unconsolidated Subsidiaries.

(vi) Represents adjustments of $6,058 to reverse the historical interest expense of the Unconsolidated Subsidiaries, which resulted from its original purchase of NHP Common Stock, offset by $2,622 related to the contribution or sale of the 14 real estate properties, $4,285 related to assets and liabilities transferred from the Partnership to the Unconsolidated Subsidiaries and $5,000 related to a note payable to the Partnership.

(vii) Represents the reversal of the historical equity in earnings of NHP for the period in which NHP was not consolidated by the Unconsolidated Subsidiaries.

(viii)Represents the minority interest in the operations of the 14 real estate properties.

(ix) Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill which is not deductible for tax purposes.

(x) Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.

(xi) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG.

(xii) Represents adjustment for interest expense related to a note payable to the Partnership.

(xiii)Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill, which is not deductible for tax purposes.

                             AIMCO PROPERTIES, L.P.

        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (INSIGNIA MERGER)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               COMPLETED
                                              TRANSACTIONS                      AMBASSADOR                         IFG
                                              AND PROBABLE     AMBASSADOR     PURCHASE PRICE      IFG AS          MERGER
                              HISTORICAL(A)   PURCHASES(B)    HISTORICAL(C)   ADJUSTMENTS(D)    ADJUSTED(E)   ADJUSTMENTS(F)
                              -------------   ------------    -------------   --------------    -----------   --------------
Rental and other property
  revenues..................    $ 265,700       $15,396(H)       $35,480         $     --        $  8,126       $      --
                                                 11,065(I)
Property operating
  expenses..................     (101,600)       (6,995)(H)      (14,912)              --          (2,585)             --
                                                 (4,866)(I)
Owned property management
  expense...................       (7,746)         (548)(H)           --               --              --              --
                                                   (581)(I)
Depreciation................      (59,792)       (3,309)(H)       (7,270)          (1,420)(M)        (904)         (1,273)(Q)
                                                 (2,168)(I)
                                ---------       -------          -------         --------        --------       ---------
Income from property
  operations................       96,562         7,994           13,298           (1,420)          4,637          (1,273)
                                ---------       -------          -------         --------        --------       ---------
Management fees and other
  income....................       13,968            --               --               --          71,155              --
Management and other
  expenses..................       (8,101)           --               --               --         (41,477)             --
Corporate overhead
  allocation................         (196)           --               --               --              --              --
Amortization................           (3)           --               --               --         (13,986)        (25,861)(R)
                                ---------       -------          -------         --------        --------       ---------
Income from service company
  business..................        5,668            --               --               --          15,692         (25,861)
                                ---------       -------          -------         --------        --------       ---------
General and administrative
  expenses..................       (7,444)           --           (5,278)           5,278(N)      (61,386)       45,823(S)
Interest expense............      (56,756)        3,625(J)
                                                 (3,662)(K)      (10,079)             145(O)      (24,871)             --
Interest income.............       18,244            (1)              --               --          22,501              --
Minority interest in other
  partnerships..............       (1,052)          537(L)          (252)             252(P)      (14,159)          6,622(T)
Equity in losses of
  unconsolidated
  partnerships..............       (5,078)           --              (71)              --          13,492         (14,304)(U)
Equity in earnings of
  unconsolidated
  subsidiaries..............        8,413            --               --               --              --              --
Amortization of goodwill....       (5,071)           --               --               --              --              --
                                ---------       -------          -------         --------        --------       ---------
Income (loss) from
  operations................       53,486         8,493           (2,382)           4,255         (44,094)         11,007
Income tax provision........           --            --               --               --           1,180          (1,180)(V)
Gain on dispositions of
  property..................        2,783        (2,783)              --               --           6,576          (6,576)
                                ---------       -------          -------         --------        --------       ---------
Net income..................       56,269         5,710           (2,382)           4,255         (36,338)          3,251
Income attributable to
  preferred unitholders.....       16,320        14,594               --               --              --              --
                                ---------       -------          -------         --------        --------       ---------
Income (loss) attributable
  to common unitholders.....    $  39,949       $(8,884)         $(2,382)        $  4,255        $(36,338)      $   3,251
                                =========       =======          =======         ========        ========       =========
Basic earnings (loss) per
  OP Unit...................    $    0.80
                                =========
Diluted earnings (loss) per
  OP Unit...................    $    0.79
                                =========
Weighted average OP Units
  outstanding...............       50,420
                                =========
Weighted average OP Unit and
  equivalents outstanding...       50,544
                                =========


                                   IFG
                              REORGANIZATION
                              ADJUSTMENTS(G)    PRO FORMA
                              --------------    ---------
Rental and other property
  revenues..................     $     --       $ 335,767
Property operating
  expenses..................           --        (130,958)
Owned property management
  expense...................           --          (8,875)
Depreciation................           --         (76,136)
                                 --------       ---------
Income from property
  operations................           --         119,798
                                 --------       ---------
Management fees and other
  income....................      (56,211)(W)      28,912
Management and other
  expenses..................       35,192(W)      (14,386)
Corporate overhead
  allocation................           --            (196)
Amortization................       21,266(X)      (18,584)
                                 --------       ---------
Income from service company
  business..................          247          (4,254)
                                 --------       ---------
General and administrative
  expenses..................       13,800(W)       (9,207)
Interest expense............
                                       --         (91,598)(AA)
Interest income.............          143(Y)       40,887
Minority interest in other
  partnerships..............           --          (8,052)
Equity in losses of
  unconsolidated
  partnerships..............           --          (5,961)
Equity in earnings of
  unconsolidated
  subsidiaries..............       (6,875)(Z)       1,538(CC)
Amortization of goodwill....           --          (5,071)
                                 --------       ---------
Income (loss) from
  operations................        7,315          38,080
Income tax provision........           --              --
Gain on dispositions of
  property..................           --              --
                                 --------       ---------
Net income..................        7,315          38,080
Income attributable to
  preferred unitholders.....           --          30,914(BB)
                                 --------       ---------
Income (loss) attributable
  to common unitholders.....     $  7,315       $   7,166(AA)
                                 ========       =========
Basic earnings (loss) per
  OP Unit...................                    $    0.11(AA)
                                                =========
Diluted earnings (loss) per
  OP Unit...................                    $    0.10(AA)
                                                =========
Weighted average OP Units
  outstanding...............                       67,678
                                                =========
Weighted average OP Unit and
  equivalents outstanding...                       68,342
                                                =========

---------------

(A) Represents the Partnership's unaudited consolidated results of operations for the nine months ended September 30, 1998.

(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1998: (i) the 1998 Stock Offerings; (ii) the 1998 Acquisitions;
      (iii) the Probable Purchases; and (iv) the 1998 Dispositions.

(C) Represents the unaudited historical statement of operations of Ambassador for the four months ended April 30, 1998. Certain reclassifications have been made to Ambassador's historical Statement of Operations to conform to the Partnership's Statement of Operations presentation.

(D) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.

(E) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger and the spin-off of the common stock of New Insignia as if these transactions had occurred on January 1, 1998. These adjustments are detailed, as follows:

                                                                       NEW
                                          IFG           AMIT        INSIGNIA          IFG
                                     HISTORICAL(i)   MERGER(ii)   SPIN-OFF(iii)   AS ADJUSTED
                                     -------------   ----------   -------------   -----------
Rental and other property
  revenues.........................    $  7,566        $  560       $      --      $  8,126
Property operating expenses........      (2,585)           --              --        (2,585)
Depreciation.......................        (904)           --              --          (904)
                                       --------        ------       ---------      --------
Income from property operations....       4,077           560              --         4,637
                                       --------        ------       ---------      --------
Management fees and other income...     311,475            --        (240,320)       71,155
Management and other expenses......    (252,295)           --         210,818       (41,477)
Amortization.......................     (26,781)          (48)         12,843       (13,986)
                                       --------        ------       ---------      --------
Income from service company
  business.........................      32,399           (48)        (16,659)       15,692
                                       --------        ------       ---------      --------
General and administrative
  expenses.........................     (66,272)         (675)          5,561       (61,386)
Interest expense...................     (24,164)           --            (707)      (24,871)
Interest income....................      18,817         4,193            (509)       22,501
Minority interest..................     (14,159)           --              --       (14,159)
Equity in losses of unconsolidated
  partnerships.....................      12,169                         1,323        13,492
                                       --------        ------       ---------      --------
Income (loss) from operations......     (37,133)        4,030         (10,991)      (44,094)
Income tax provision...............      (4,772)           --           5,952         1,180
Gain on disposition of property....       5,888           688              --         6,576
                                       --------        ------       ---------      --------
Item income (loss).................    $(36,017)       $4,718       $  (5,039)     $(36,338)
                                       ========        ======       =========      ========

---------------

       (i)Represents the unaudited consolidated results of operations of IFG for the nine months ended September 30, 1998.

          Certain reclassifications have been made to IFG's historical statement of operations to conform to the Partnership's statement of operations presentation.

       (ii)
          Represents the historical statement of operations of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT Merger closed prior to the IFG Merger.

       (iii)
          Represents the distribution of two shares of New Insignia common stock for each three shares of IFG common stock to holders of IFG common stock.

(F)   Represents the following adjustments occurring as a result of the IFG
      Merger: (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) the amortization of goodwill and property management contracts resulting from the IFG Merger; (iii) the increase in interest expense resulting from the net increase in debt; and (iv) the elimination of the income tax provision.

(G) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.

(H) Represents adjustments to reflect the 1998 Acquisitions, less the 1998 Dispositions as if they had occurred on January 1, 1998. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on the Partnership's investment in the properties.

      These adjustments are as follows:

                                                      1998           1998
                                                  ACQUISITIONS   DISPOSITIONS    TOTAL
                                                  ------------   ------------   -------
Rental and other property revenues..............    $16,347         $(951)      $15,396
Property operating expense......................     (7,371)          376        (6,995)
Owned property management expense...............       (585)           37          (548)
Depreciation....................................     (3,402)           93        (3,309)

(I) Represents adjustments to reflect the Probable Purchases as if they had occurred on January 1, 1998. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on the Partnership's investment in the properties.

(J)   Represents adjustments to interest expense for the following:

Borrowings on the Partnership's credit facilities and other
  loans and mortgages assumed in connection with the 1998
  Acquisitions..............................................   $(6,701)
Repayments on the Partnership's credit facilities and other
  indebtedness with proceeds from the 1998 Dispositions and
  the 1998 Stock Offerings..................................    10,326
                                                               -------
                                                               $ 3,625
                                                               =======

(K) Represents adjustments to interest expense related to the assumption of mortgage debt in connection with the probable purchases.

(L) Represents income related to limited partners in consolidated partnerships acquired in connection with the 1998 Acquisitions.

(M) Represents incremental depreciation related to the real estate assets purchased in connection with the Ambassador Merger. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(N) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Ambassador Merger, as follows:

Duplication of public company expenses......................   $  355
Reduction in salaries and benefits..........................    2,482
Merger related costs........................................    1,212
Other.......................................................    1,229
                                                               ------
                                                               $5,278
                                                               ======

      The reduction in salaries and benefits is pursuant to a restructuring plan, approved by the Company's senior management, assuming that the Ambassador Merger had occurred on January 1, 1998 and that the restructuring plan was completed on January 1, 1998. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion.

(O) Represents the decrease in interest expense of $1,480 related to the repayment of the Ambassador revolving lines of credit upon consummation of the Ambassador Merger, offset by an increase in interest expense of $1,335 related to borrowings under the Partnership's line of credit.

(P) Represents elimination of minority interest in Jupiter-I, L.P. resulting from the redemption of limited partnership interests not owned by Ambassador in connection with the Ambassador Merger.

(Q) Represents incremental depreciation related to the consolidated real estate assets purchased in connection with the IFG Merger and IPT Merger, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG and IPT. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(R) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management business of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG, including amortization of property management contracts of $27,084, amortization of goodwill of $9,873, and depreciation of furniture, fixtures, and equipment of $2,842, less IFG's historical depreciation and amortization of $13,938. Property management contracts are amortized using the straight-line method over a period of three years. Furniture, fixtures, and equipment are depreciated using the straight-line method over a period of three years. Goodwill is amortized using the straight-line method over 20 years.

(S) Represents the elimination of merger related expenses recorded by IFG during the nine months ended September 30, 1998. In connection with the IFG Merger, certain IFG executives will receive one-time lump-sum payments in connection with the termination of their employment and option agreements. The total of these lump sum payments is estimated to be approximately $50,000.

(T) Represents elimination of minority interest in IPT resulting from the IPT merger.

(U) Represents amortization related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of IFG and IPT, based on an estimated average life of 20 years, and based on the Partnership's new basis resulting from the allocation of the purchase price of IFG and IPT.

(V)   Represents the reversal of IFG's income tax provision.

(W) Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.

(X) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG.

(Y) Represents interest income of $2,861 earned on notes payable of $45,000 to the Partnership issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries of the Partnership, net of the elimination of the Partnership's share of the related interest expense of $2,718 reflected in the equity in earnings of the Unconsolidated Subsidiaries.

(Z) Represents the Partnership's equity in earnings of the Unconsolidated Subsidiaries.

(AA) The following table presents the net impact to pro forma net income applicable to holders of shares of AIMCO Common Stock and net income per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%:

Increase in interest........................................   $   674
                                                               =======
Net income..................................................   $37,406
                                                               =======
Net income attributable to OP Unitholders...................   $ 6,492
                                                               =======
Basic loss per OP Unit......................................   $  0.10
                                                               =======
Diluted loss per OP Unit....................................   $  0.10
                                                               =======

(BB) Represents the net income attributable to holders of the Class B Preferred Units, the Class C Preferred Units, the Class D Preferred Units, the Class G Preferred Units, the Class H Preferred Units and the Class J Preferred Units as if these stock offerings had occurred as of January 1, 1997.

(DD) Represents the Partnership's equity in earnings in the Unconsolidated Subsidiaries of $(1,180) plus the elimination of intercompany interest of $2,718. The combined Pro Forma Statement of Operations of the Unconsolidated Subsidiaries for the nine months ended September 30, 1998 is presented below, which represents the effects of the Ambassador Merger, the IFG Merger and the IFG Reorganization as if these transactions had occurred as of January 1, 1997.

                          UNCONSOLIDATED SUBSIDIARIES

        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (INSIGNIA MERGER)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                                             IFG
                                                      HISTORICAL(i)   REORGANIZATION(ii)     PRO FORMA
                                                      -------------   ------------------     ---------
Rental and other property revenues..................    $  9,910          $      --          $  9,910
Property operating expense..........................      (5,139)                --            (5,139)
Owned property management expense...................        (345)                --              (345)
Depreciation expense................................      (1,026)                --            (1,026)
                                                        --------          ---------          --------
Income from property operations.....................       3,400                 --             3,400
                                                        --------          ---------          --------
Management fees and other income....................      57,665             56,211(iii)      113,876
Management and other expenses.......................     (36,221)           (35,192)(iii)     (71,413)
Amortization........................................      (2,111)           (21,266)(iv)      (23,377)
                                                        --------          ---------          --------
Income from service company.........................      19,333               (247)           19,086
General and administrative expense..................          --            (13,800)(iii)     (13,800)
Interest expense....................................      (6,931)            (2,861)(v)        (9,792)
Interest income.....................................         617                 --               617
Minority interest...................................        (526)                --              (526)
                                                        --------          ---------          --------
Income (loss) from operations.......................      15,893            (16,908)           (1,015)
Income tax provision................................      (7,037)             6,810(vi)          (227)
                                                        --------          ---------          --------
Net income (loss)...................................    $  8,856          $ (10,098)         $ (1,242)
                                                        ========          =========          ========
Income (loss) attributable to preferred
  stockholders......................................    $  8,413          $  (9,593)         $ (1,180)
                                                        ========          =========          ========
Income (loss) attributable to common stockholders...    $    443          $    (505)         $    (62)
                                                        ========          =========          ========

---------------

(i) Represents the Unconsolidated Subsidiaries historical consolidated results of operations.

(ii) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the combined Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily related to the management operations owned by IFG. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.

(iii)Represents the historical income and expenses associated with certain assets and liabilities of IFG that were contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG.

(iv) Represents the depreciation and amortization of certain management contracts and furniture, fixtures, and equipment contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations of IFG, based on the Partnership's new basis resulting from the allocation of the purchase price of IFG.

(v) Represents adjustment for interest expense related to a note payable to the Partnership.

(vi) Represents the estimated Federal and state tax provisions, which are calculated on the pro forma operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill, which is not deductible for tax purposes.

                             AIMCO PROPERTIES, L.P.

        PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS (INSIGNIA MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                    COMPLETED
                                                   TRANSACTIONS                                       AMBASSADOR         IFG
                                                   AND PROBABLE         NHP          AMBASSADOR     PURCHASE PRICE       AS
                                   HISTORICAL(A)   PURCHASES(B)   TRANSACTIONS(C)   HISTORICAL(D)   ADJUSTMENTS(E)   ADJUSTED(F)
                                   -------------   ------------   ---------------   -------------   --------------   -----------
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net Income (loss)................   $  32,697      $  28,121        $  (8,681)       $   3,437        $  1,879       $  4,744
 Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in) operating
   activities:
   Depreciation and
    amortization..................      43,520         26,097            7,354           20,372           5,997         17,248
   Gain on investments............          --             --              (12)              --              --             --
   (Gain) loss on disposition of
    properties....................      (2,720)         2,720           (3,882)              --              --            (80)
   Minority interests.............      (1,008)          (960)             (16)             851            (705)        12,871
   Equity in earnings of
    unconsolidated partnerships...       1,798            122            8,542             (405)             --        (12,515)
   Equity in earnings of
    unconsolidated subsidiaries...      (4,636)            --           (5,790)              --              --             --
   Extraordinary (gain) loss on
    early extinguishment of debt..         269             --               --               --              --         (5,366)
   Changes in operating assets and
    operating liabilities.........       3,112             --            5,314           (3,523)             --         (4,384)
                                     ---------      ---------        ---------        ---------        --------       --------
      Total adjustments...........      40,335         27,979           11,510           17,295           5,292          7,774
                                     ---------      ---------        ---------        ---------        --------       --------
      Net cash provided by (used
       in) operating activities...      73,032         56,100            2,829           20,732           7,171         12,518
      Net cash used in
       discontinued operations....          --             --           (7,999)              --              --             --
                                     ---------      ---------        ---------        ---------        --------       --------
      Net cash provided by (used
       in) continuing operations..      73,032         56,100           (5,170)          20,732           7,171         12,518
                                     ---------      ---------        ---------        ---------        --------       --------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Proceeds from sale of real
   estate.........................      21,792         19,627(I)            --               --              --             --
 Purchase of real estate..........    (376,315)       (63,839)(J)       (4,114)         (24,179)             --             --
 Additions to real estate,
   investments and property held
   for sale.......................     (26,966)        (4,849)(K)         (522)         (19,033)             --         (4,154)
 Proceeds from sale of property
   held for sale..................         303             --               --               --              --             --
 Purchase of general and limited
   partnership interests..........    (199,146)            --           (1,208)              --              --        (76,104)
 Purchase of management
   contracts......................          --             --          (11,686)              --              --        (36,868)
 Purchase of/additions to notes
   receivable.....................     (59,787)            --           (4,236)              --              --        (17,647)
 Proceeds from repayments of notes
   receivable.....................          --             --              214            1,000              --          8,838
 Distributions from investments in
   real estate partnerships and
   unconsolidated subsidiaries....      45,791             --            3,097            3,183              --         42,615
 Contribution to unconsolidated
   subsidiaries...................     (42,879)            --               --               --              --             --
 Proceeds from sale of
   securities.....................          --             --              642               --              --             --
 Purchase of investments held for
   sale...........................          --             --              (73)              --              --             --
 Purchase of NHP mortgage loans...     (60,575)            --               --               --              --             --
 Purchase of Ambassador common
   stock..........................     (19,881)            --               --               --              --             --
                                     ---------      ---------        ---------        ---------        --------       --------
      Net cash used in investing
       activities.................    (717,663)       (49,061)         (17,886)         (39,029)             --        (83,320)
                                     ---------      ---------        ---------        ---------        --------       --------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from secured notes
   payable borrowings.............     225,436             --          145,519          156,746              --        111,001
 Principal repayments on secured
   notes payable..................     (12,512)      (204,027)(L)     (141,032)        (141,676)             --        (12,697)
 Proceeds from secured short-term
   financing......................      19,050             --               --               --              --             --
 Repayments on secured short-term
   financing......................          --             --             (434)              --              --             --
 Principal repayments on unsecured
   short-term notes payable.......         (79)            --               --               --              --             --
 Proceeds (payoff) from unsecured
   short-term financing...........     (12,500)            --               --               --              --             --
 Principal repayments on secured
   tax-exempt bond financing......      (1,487)            --               --               --              --             --
 Net borrowings (paydowns) on the
   Company's revolving credit
   facilities.....................    (162,008)            --               --               --              --             --
 Payment of loan costs, net of
   proceeds from interest rate
   hedge..........................      (6,387)            --             (245)          (8,095)             --         (2,305)
 Proceeds from issuance of common
   and preferred stock, net.......     643,224        253,239(M)         6,286           28,946              --         62,420
 Proceeds from exercises of
   employee stock options and
   warrants.......................         871             --               --            3,195              --          7,487
 Repurchase of common stock.......          --             --               --               --              --         (3,283)
 Principal repayments received on
   notes due from Officers........      25,957             --               --            1,323              --             --
 Investments made by minority
   interests......................          --             --               --               --              --            249
 Payment of distributions.........     (44,660)       (19,396)(N)      (11,503)(Q)      (15,717)        (12,173)(R)     (2,695)
 Payment of distributions to
   limited partners...............          --         (5,678)(O)           --               --             (15)(R)         --
 Payment of preferred unit
   distributions..................        (846)       (39,255)(P)           --           (2,279)             --             --
 Payment of distributions to
   minority interests.............      (5,510)            --               --           (3,700)             --        (12,578)
 Net transactions with
   Insignia/ESG...................          --             --               --               --              --        (57,612)
                                     ---------      ---------        ---------        ---------        --------       --------
      Net cash provided by (used
       in) financing activities...     668,549        (20,117)          (1,409)          18,743         (12,188)        89,987
                                     ---------      ---------        ---------        ---------        --------       --------
NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS.............      23,918        (13,078)         (24,465)             446          (5,017)        19,185
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD..............      13,170             --           36,277            4,002              --         64,447
                                     ---------      ---------        ---------        ---------        --------       --------
CASH AND CASH EQUIVALENTS AT END
 OF PERIOD........................   $  37,088      $ (13,078)       $  11,812        $   4,448        $ (5,017)      $ 83,632
                                     =========      =========        =========        =========        ========       ========


                                         IFG              IFG
                                        MERGER       REORGANIZATION      PRO
                                    ADJUSTMENTS(G)   ADJUSTMENTS(H)     FORMA
                                    --------------   --------------   ---------
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net Income (loss)................     $(63,010)        $  5,589      $   4,776
 Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in) operating
   activities:
   Depreciation and
    amortization..................       38,500          (28,355)       130,733
   Gain on investments............           --               --            (12)
   (Gain) loss on disposition of
    properties....................           80               --         (3,882)
   Minority interests.............       (1,552)              --          9,481
   Equity in earnings of
    unconsolidated partnerships...       24,281               --         21,823
   Equity in earnings of
    unconsolidated subsidiaries...           --            4,181         (6,245)
   Extraordinary (gain) loss on
    early extinguishment of debt..           --               --         (5,097)
   Changes in operating assets and
    operating liabilities.........           --               --            519
                                       --------         --------      ---------
      Total adjustments...........       61,309          (24,174)       147,320
                                       --------         --------      ---------
      Net cash provided by (used
       in) operating activities...       (1,701)         (18,585)       152,096
      Net cash used in
       discontinued operations....           --               --         (7,999)
                                       --------         --------      ---------
      Net cash provided by (used
       in) continuing operations..       (1,701)         (18,585)       144,097
                                       --------         --------      ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Proceeds from sale of real
   estate.........................           --               --         41,419
 Purchase of real estate..........           --               --       (468,447)
 Additions to real estate,
   investments and property held
   for sale.......................           --               --        (55,524)
 Proceeds from sale of property
   held for sale..................           --               --            303
 Purchase of general and limited
   partnership interests..........           --               --       (276,458)
 Purchase of management
   contracts......................           --               --        (48,554)
 Purchase of/additions to notes
   receivable.....................           --               --        (81,670)
 Proceeds from repayments of notes
   receivable.....................           --               --         10,052
 Distributions from investments in
   real estate partnerships and
   unconsolidated subsidiaries....           --               --         94,686
 Contribution to unconsolidated
   subsidiaries...................           --               --        (42,879)
 Proceeds from sale of
   securities.....................           --               --            642
 Purchase of investments held for
   sale...........................           --               --            (73)
 Purchase of NHP mortgage loans...           --               --        (60,575)
 Purchase of Ambassador common
   stock..........................           --               --        (19,881)
                                       --------         --------      ---------
      Net cash used in investing
       activities.................           --               --       (906,959)
                                       --------         --------      ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from secured notes
   payable borrowings.............           --               --        638,702
 Principal repayments on secured
   notes payable..................           --               --       (516,944)
 Proceeds from secured short-term
   financing......................           --               --         19,050
 Repayments on secured short-term
   financing......................           --               --           (434)
 Principal repayments on unsecured
   short-term notes payable.......           --               --            (79)
 Proceeds (payoff) from unsecured
   short-term financing...........           --               --        (12,500)
 Principal repayments on secured
   tax-exempt bond financing......           --               --         (1,487)
 Net borrowings (paydowns) on the
   Company's revolving credit
   facilities.....................           --               --       (162,008)
 Payment of loan costs, net of
   proceeds from interest rate
   hedge..........................           --               --        (17,032)
 Proceeds from issuance of common
   and preferred stock, net.......           --               --        994,115
 Proceeds from exercises of
   employee stock options and
   warrants.......................           --               --         11,553
 Repurchase of common stock.......           --               --         (3,283)
 Principal repayments received on
   notes due from Officers........           --               --         27,280
 Investments made by minority
   interests......................           --               --            249
 Payment of distributions.........      (23,831)(S)           --       (129,975)
 Payment of distributions to
   limited partners...............           --               --         (5,693)
 Payment of preferred unit
   distributions..................           --               --        (42,380)
 Payment of distributions to
   minority interests.............           --               --        (21,788)
 Net transactions with
   Insignia/ESG...................           --               --        (57,612)
                                       --------         --------      ---------
      Net cash provided by (used
       in) financing activities...      (23,831)              --        719,734
                                       --------         --------      ---------
NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS.............      (25,532)         (18,585)       (43,128)
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD..............           --               --        117,896
                                       --------         --------      ---------
CASH AND CASH EQUIVALENTS AT END
 OF PERIOD........................     $(25,532)        $(18,585)     $  74,768
                                       ========         ========      =========

---------------

(A) Represents the Partnership's audited consolidated statement of cash flows for the year ended December 31, 1997.

(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1997; (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings;
     (iii) the 1997 Dispositions; (iv) the 1998 Stock Offerings; (v) the 1998 Acquisitions; (vi) the Probably Purchases; and (vii) the 1998 Dispositions.

(C) Represents adjustments to reflect the purchase of the NHP Real Estate Companies, the NHP Merger, and the NHP Reorganization, as if the transactions had taken place on January 1, 1997. These adjustments are detailed as follows:

                                             NHP
                                         REAL ESTATE        NHP               NHP                 NHP               NHP
                                         PURCHASE(i)   HISTORICAL(ii)   ADJUSTMENTS(iii)   REORGANIZATION(iv)   TRANSACTIONS
                                         -----------   --------------   ----------------   ------------------   ------------
   CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income (loss).................   $ (7,266)       $  4,350          $(2,222)            $ (3,543)        $  (8,681)
     Adjustments to reconcile net
       income (loss) to net cash
       provided by (used in) operating
       activities:
       Depreciation and amortization...      4,058           9,134            5,125              (10,963)            7,354
       Gain on investments.............        (12)             --               --                   --               (12)
       (Gain) loss on disposition of
         properties....................     (3,882)             --               --                   --            (3,882)
       Minority interests..............        (16)             --               --                   --               (16)
       Equity in earnings of
         unconsolidated partnerships...      3,905              --            4,631                    6             8,542
       Equity in earnings of
         unconsolidated subsidiaries...         --              --            4,636              (10,426)           (5,790)
       Changes in operating assets and
         operating liabilities.........     (1,036)          6,350               --                   --             5,314
                                          --------        --------          -------             --------         ---------
           Total adjustments...........      3,017          15,484           14,392              (21,383)           11,510
                                          --------        --------          -------             --------         ---------
           Net cash provided by (used
             in) operating
             activities................     (4,249)         19,834           12,170              (24,926)            2,829
           Net cash used in
             discontinued operations...         --          (7,999)              --                   --            (7,999)
                                          --------        --------          -------             --------         ---------
           Net cash provided by (used
             in) continuing
             operations................     (4,249)         11,835           12,170              (24,926)           (5,170)
                                          --------        --------          -------             --------         ---------
   CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of real estate...........         --          (4,114)              --                   --            (4,114)
     Additions to real estate,
       investments and property held
       for sale........................       (522)             --               --                   --              (522)
     Purchase of general and limited
       partnership interests...........     (1,208)             --               --                   --            (1,208)
     Purchase of management
       contracts.......................         --         (11,686)              --                   --           (11,686)
     Purchase of/additions to notes
       receivable......................         --          (4,236)              --                   --            (4,236)
     Proceeds from repayments of notes
       receivable......................        214              --               --                   --               214
     Distributions from investments in
       real estate partnerships and
       unconsolidated subsidiaries.....      3,097              --               --                   --             3,097
     Proceeds from sale of
       securities......................        642              --               --                   --               642
     Purchase of investments held for
       sale............................        (73)             --               --                   --               (73)
                                          --------        --------          -------             --------         ---------
           Net cash provided by (used
             in) investing
             activities................      2,150         (20,036)              --                   --           (17,886)
                                          --------        --------          -------             --------         ---------

                                             NHP
                                         REAL ESTATE        NHP               NHP                 NHP               NHP
                                         PURCHASE(i)   HISTORICAL(ii)   ADJUSTMENTS(iii)   REORGANIZATION(iv)   TRANSACTIONS
                                         -----------   --------------   ----------------   ------------------   ------------
   CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from secured notes
       payable borrowings..............   $ 74,019        $ 71,500          $    --             $     --         $ 145,519
     Principal repayments on secured
       notes payable...................    (71,256)        (69,776)              --                   --          (141,032)
     Repayments on secured short-term
       financing.......................       (434)             --               --                   --              (434)
     Payment of loan costs, net of
       proceeds from interest rate
       hedge...........................         --            (245)              --                   --              (245)
     Proceeds from issuances of common
       and preferred stock, net........         --           6,286               --                   --             6,286
     Payment of distributions..........     (2,000)             --           (9,503)                  --           (11,503)
                                          --------        --------          -------             --------         ---------
           Net cash provided by (used
             in) financing
             activities................        329           7,765           (9,503)                  --            (1,409)
                                          --------        --------          -------             --------         ---------
   NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS..................     (1,770)           (436)           2,667              (24,926)          (24,465)
   CASH AND CASH EQUIVALENTS AT
     BEGINNING OF PERIOD...............     25,795          10,482               --                   --            36,277
                                          --------        --------          -------             --------         ---------
   CASH AND CASH EQUIVALENTS AT END OF
     PERIOD............................   $ 24,025        $ 10,046          $ 2,667             $(24,926)        $  11,812
                                          ========        ========          =======             ========         =========

---------------

      (i)Represents the adjustment to record cash flow activity from January 1, 1997 to the date of acquisition, as if the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997. In addition, represents adjustments to record additional deprecation and amortization related to the increased basis in the assets of the NHP Real Estate Companies as a result of the allocation of the purchase price of the NHP Real Estate Companies and additional interest expense incurred in connection with borrowings incurred by the Partnership to consummate the NHP Real Estate Acquisition.

      (ii)
         Represents the unaudited consolidated statement of cash flows of NHP for the period from January 1, 1997 through December 8, 1997 (date of the NHP Merger).

      (iii)
         Represents the following adjustments occurring as a result of the NHP
         Merger: (i) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (ii) the incremental depreciation of the purchase price adjustment related to real estate;
         (iii) the incremental amortization of the purchase price adjustment related to management contracts, furniture, fixtures and equipment, and goodwill; (iv) the reversal of equity in earnings of NHP during the pre-merger period when the Partnership held a 47.62% interest in NHP; and (v) the amortization of the increased basis in investments in real estate partnerships, based on the purchase price adjustment related to real estate and an estimated average life of 20 years.

      (iv)
         Represents adjustments related to the NHP Reorganization, whereby the Partnership contributed or sold to the Unconsolidated Subsidiaries and the Unconsolidated Partnership; (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP and (ii) 12 real estate properties containing 2,905 apartment units. The adjustments represent (i) the related cash flow activity primarily related to the management operations of such real estate partnerships contributed, with additional depreciation and amortization recorded related to the Partnership's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

(D) Represents the audited historical statement of cash flows of Ambassador for the year ended December 31, 1997. Certain reclassifications have been made to Ambassador's historical statement of cash flows to conform to the Partnership's statement of cash flows presentation. The Ambassador historical statement of cash flows excludes an extraordinary loss of $1,384 and a loss on sale of an interest rate cap of $509.

(E) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense, resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.

(F) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger, and the spin-off of New Insignia as if those transaction had occurred on January 1, 1997. These adjustments are detailed as follows:

                                                                                 NEW
                                                  IFG            AMIT         INSIGNIA           IFG
                                             HISTORICAL(i)    MERGER(ii)    SPIN-OFF(iii)    AS ADJUSTED
                                             -------------    ----------    -------------    -----------
   CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss).....................    $  10,233       $  7,566       $(13,055)       $  4,744
     Adjustments to reconcile net income to
        net cash provided by (used in)
        operating activities:
        Depreciation and amortization......       32,675             63        (15,490)         17,248
        Gain on disposition of property....           --            (80)            --             (80)
        Minority interests.................       12,448            382             41          12,871
        Equity in earnings of
          unconsolidated partnerships......      (10,027)        (2,639)           151         (12,515)
        Extraordinary gain on early
          extinguishment of debt...........       (5,366)            --             --          (5,366)
        Changes in operating assets and
          liabilities......................           --         (2,405)        (1,979)         (4,384)
                                               ---------       --------       --------        --------
             Total adjustments.............       29,730         (4,679)       (17,277)          7,774
                                               ---------       --------       --------        --------
   Net cash provided by (used in) operating
     activities............................       39,963          2,887        (30,332)         12,518
                                               ---------       --------       --------        --------
   CASH FLOWS FROM INVESTING ACTIVITIES
     Additions to real estate, investments
        and property held for sale.........       (7,695)           665          2,876          (4,154)
     Purchase of general and limited
        partnership interests..............      (93,118)            --         17,014         (76,104)
     Purchase of management contracts......      (99,540)            --         62,672         (36,868)
     Purchase of/additions to notes
        receivable.........................       (9,172)       (14,251)         5,776         (17,647)
     Proceeds from repayments of notes
        receivable.........................        4,523          7,552         (3,237)          8,838
     Distributions from investments in real
        estate partnerships and
        unconsolidated subsidiaries........       44,823             --         (2,208)         42,615
                                               ---------       --------       --------        --------
             Net cash provided by (used in)
               investing activities........     (160,179)        (6,034)        82,893         (83,320)
                                               ---------       --------       --------        --------

                                                                                 NEW
                                                  IFG            AMIT         INSIGNIA           IFG
                                             HISTORICAL(i)    MERGER(ii)    SPIN-OFF(iii)    AS ADJUSTED
                                             -------------    ----------    -------------    -----------
   CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from secured notes payable
        borrowings.........................    $ 118,141       $     --       $ (7,140)       $111,001
     Principal repayments on secured notes
        payable............................      (15,682)            --          2,985         (12,697)
     Payment of loan costs, net of proceeds
        from interest rate hedge...........       (2,305)            --             --          (2,305)
     Proceeds from issuance of common and
        preferred stock, net...............       62,420             --             --          62,420
     Proceeds from exercises of employee
        stock options and warrants.........        7,487             --             --           7,487
     Repurchase of common stock............       (3,283)            --             --          (3,283)
     Investment made by minority
        interests..........................          249             --             --             249
     Payment of distributions..............           --         (2,695)            --          (2,695)
     Payment of distributions to minority
        interests..........................      (12,578)            --             --         (12,578)
     Net transactions with Insignia/ESG....           --             --        (57,612)        (57,612)
                                               ---------       --------       --------        --------
             Net cash provided by (used in)
               financing activities........      154,449         (2,695)       (61,767)        (89,987)
                                               ---------       --------       --------        --------
   NET INCREASE (DECREASE) IN CASH AND CASH
     EQUIVALENTS...........................       34,233         (5,842)        (9,206)        (19,185)
   CASH AND CASH EQUIVALENTS AT BEGINNING
     OF PERIOD.............................       54,614          9,789             44          64,447
                                               ---------       --------       --------        --------
   CASH AND CASH EQUIVALENTS AT END OF
     PERIOD................................    $  88,847       $  3,947       $ (9,162)       $ 83,632
                                               =========       ========       ========        ========

---------------

      (i)Represents the audited consolidated statement of cash flows of IFG for the year ended December 31, 1997, as reported in IFG's Annual Report on Form 10-K. Certain reclassifications have been made to IFG's historical statement of cash flows to conform to the Partnership's statement of cash flows presentation.

      (ii)
         Represents the historical statement of cash flows of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT merger closed prior to the IFG Merger.

      (iii)
         Represents the distribution of two shares of New Insignia common stock for each three shares of IFG common stock to holders of IFG common stock.

(G) Represents the following adjustments occurring as a result of the IFG Merger and the IPT Merger; (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) the amortization of goodwill and property management contracts resulting from the IFG Merger; (iii) the increase in interest expense resulting from the net increase in debt; and (iv) the elimination of the income tax provision.

(H) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related cash flow activity primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.

(I) Represents proceeds from the sale of the 1998 Dispositions, as if these dispositions occurred on January 1, 1997.

(J) Represents the use of cash to purchase the 1998 Acquisitions, as if these acquisitions occurred on January 1, 1997.

(K) Represents cash payments for capital improvements of $300 per unit on the 1997 Acquisitions and the 1998 Acquisitions.

(L) Represents net principal repayments assuming the 1998 Acquisitions, the 1998 Dispositions and the 1998 Stock Offerings occurred January 1, 1997.

(M) Represents cash proceeds from the 1998 Stock Offerings, as if these offerings occurred on January 1, 1997.

(N) Represents distributions paid on the 1997 Stock Offerings as if these occurred on January 1, 1997.

(O) Represents distributions paid to limited partners on OP Units issued in connection with the 1997 Acquisitions and the 1998 Acquisitions, as if the issuance of the OP Units occurred on January 1, 1997.

(P) Represents preferred unit distributions paid on the Class B Preferred Stock, the Class C Preferred Stock and the 1998 Stock Offerings as if these occurred on January 1, 1997.

(Q) Represents historical distributions of $2,000 and pro forma distributions on the shares issued in the NHP Merger as if these shares had been issued on January 1, 1997.

(R) Represents pro forma distributions and distributions to limited partners on the shares issued in the Ambassador Merger as if these shares had been issued on January 1, 1997.

(S) Represents pro forma distributions on the shares issued in the IFG Merger and IPT Merger as if these shares had been issued on January 1, 1997.

                             AIMCO PROPERTIES, L.P.

        PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS (INSIGNIA MERGER)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                      COMPLETED
                                                     TRANSACTIONS
                                                         AND                          AMBASSADOR
                                                       PROBABLE      AMBASSADOR     PURCHASE PRICE     IFG AS        IFG MERGER
                                     HISTORICAL(A)   PURCHASE(B)    HISTORICAL(C)   ADJUSTMENTS(D)   ADJUSTED(E)   ADJUSTMENTS(F)
                                     -------------   ------------   -------------   --------------   -----------   --------------
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net Income (loss).................    $  56,269       $  5,710       $ (2,382)        $ 4,255        $ (36,338)      $  3,251
 Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in) operating
   activities:
   Depreciation and amortization...       67,344          5,477          7,520           1,420           14,890         27,134
   (Gain) loss on disposition of
    properties.....................       (2,783)         2,783             --              --           (6,576)         6,576
   Minority interests..............        1,052           (537)           252            (252)          14,159         (6,622)
   Equity in earnings of
    unconsolidated partnerships....        5,078             --             71              --          (13,492)        14,304
   Equity in earnings of
    unconsolidated subsidiaries....       (8,413)            --             --              --               --             --
   Non-cash compensation...........           --             --             --              --              796             --
   Changes in operating assets and
    operating liabilities..........      (67,722)            --          5,948              --           (7,775)            --
                                       ---------       --------       --------         -------        ---------       --------
      Total adjustments............       (5,444)         7,723         13,791           1,168            2,002         41,392
                                       ---------       --------       --------         -------        ---------       --------
      Net cash provided by (used
        in) operating activities...       50,825         13,433         11,409           5,423          (34,336)        44,643
                                       ---------       --------       --------         -------        ---------       --------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Purchase of real estate...........      (63,839)        63,839(H)          --              --           27,122             --
 Additions to real estate..........      (47,878)        (1,120)(I)    (17,759)             --            9,309             --
 Proceeds from sale of property and
   investments held for sale.......       19,627        (19,627)(J)         --              --              (35)            --
 Additions to property held for
   sale............................       (1,986)            --             --              --               --             --
 Purchase of general and limited
   partnership interests...........      (27,016)            --             --              --           17,420             --
 Purchase of/additions to notes
   receivable......................      (72,445)            --             --              --          (27,589)            --
 Proceeds from repayments/sale of
   notes receivable................       21,562             --             --              --           21,185             --
 Distributions from investments in
   real estate partnerships and
   unconsolidated subsidiaries.....          513             --          1,063              --           22,053             --
 Payment of trust based preferred
   dividends.......................           --             --             --              --           (7,415)            --
 Cash received in connection with
   Ambassador Merger and AMIT
   Merger..........................        4,492             --             --              --           13,423             --
 Contribution to unconsolidated
   subsidiaries....................      (13,032)            --             --              --               --             --
 Purchase of investments held for
   sale............................       (4,935)            --             --              --               --             --
 Redemption of OP Units............         (516)            --             --              --               --             --
 Merger costs......................           --             --             --              --           (1,402)            --
                                       ---------       --------       --------         -------        ---------       --------
      Net cash provided by (used
        in) investing activities...     (185,453)        43,092        (16,696)             --           74,071             --
                                       ---------       --------       --------         -------        ---------       --------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from secured notes
   payable borrowings..............       77,489             --         37,162              --          177,234             --
 Principal repayments on secured
   notes payable...................      (56,262)            --             --              --            4,239             --
 Principal advances on secured
   tax-exempt bond financing.......           --             --         21,784              --               --             --
 Principal repayments on secured
   tax-exempt bond financing.......       (1,436)            --             --              --               --             --
 Net borrowings/repayments on
   secured short-term financing....      (30,693)       209,027(K)     (43,002)             --               --             --
 Net borrowings (paydowns) on the
   revolving credit facilities.....           --             --          2,513              --               --             --
 Principal repayments on unsecured
   short-term notes payable........           --             --             --              --            2,644             --
 Payment of loan costs, net of
   proceeds from interest rate
   hedge...........................       (5,727)            --             --              --              (83)            --
 Proceeds from issuance of common
   stock and preferred stock,
   net.............................      253,239       (253,239)(L)         --              --               --             --
 Repurchase of common stock........      (10,972)            --             --              --               --             --
 Proceeds from exercises of
   employee stock options and
   warrants........................           --             --          9,761              --            6,533             --
 Principal repayments received on
   notes due from Officers.........        8,084             --             --              --               --             --
 Payment of distributions..........      (73,322)            --             --          (3,701)(O)       (8,606)       (21,738)(P)
 Payment of distributions to
   limited partners................      (10,251)        (7,530)(M)         --              (5)(O)         (494)            --
 Payment of preferred unit
   distributions...................      (10,916)       (27,471)(N)         --              --               --             --
 Proceeds from issuance of High
   Performance Units...............        1,988             --             --              --               --             --
 Net transactions with
   Insignia/ESG....................           --             --             --              --         (241,003)            --
                                       ---------       --------       --------         -------        ---------       --------
      Net cash provided by (used
        in) financing activities...      141,221        (79,213)        28,218          (3,706)         (59,536)       (21,738)
                                       ---------       --------       --------         -------        ---------       --------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS..................        6,593        (22,688)        22,931           1,717          (19,801)        22,905
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD...............       37,088        (13,078)         4,448          (5,017)          83,632        (25,532)
                                       ---------       --------       --------         -------        ---------       --------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD............................    $  43,681       $(35,766)      $ 27,379         $(3,300)       $  63,831       $ (2,627)
                                       =========       ========       ========         =======        =========       ========


                                          IFG
                                     REORGANIZATION      PRO
                                     ADJUSTMENTS(G)     FORMA
                                     --------------   ---------
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net Income (loss).................     $  7,315      $  38,080
 Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in) operating
   activities:
   Depreciation and amortization...      (21,266)       102,519
   (Gain) loss on disposition of
    properties.....................           --             --
   Minority interests..............           --          8,052
   Equity in earnings of
    unconsolidated partnerships....           --          5,961
   Equity in earnings of
    unconsolidated subsidiaries....        6,875         (1,538)
   Non-cash compensation...........           --            796
   Changes in operating assets and
    operating liabilities..........           --        (69,549)
                                        --------      ---------
      Total adjustments............      (14,391)        46,241
                                        --------      ---------
      Net cash provided by (used
        in) operating activities...       (7,076)        84,321
                                        --------      ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Purchase of real estate...........           --         27,122
 Additions to real estate..........           --        (57,448)
 Proceeds from sale of property and
   investments held for sale.......           --            (35)
 Additions to property held for
   sale............................           --         (1,986)
 Purchase of general and limited
   partnership interests...........           --         (9,596)
 Purchase of/additions to notes
   receivable......................           --       (100,034)
 Proceeds from repayments/sale of
   notes receivable................           --         42,747
 Distributions from investments in
   real estate partnerships and
   unconsolidated subsidiaries.....           --         23,629
 Payment of trust based preferred
   dividends.......................           --         (7,415)
 Cash received in connection with
   Ambassador Merger and AMIT
   Merger..........................           --         17,915
 Contribution to unconsolidated
   subsidiaries....................           --        (13,032)
 Purchase of investments held for
   sale............................           --         (4,935)
 Redemption of OP Units............           --           (516)
 Merger costs......................           --         (1,402)
                                        --------      ---------
      Net cash provided by (used
        in) investing activities...           --        (84,986)
                                        --------      ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from secured notes
   payable borrowings..............           --        291,885
 Principal repayments on secured
   notes payable...................           --        (52,023)
 Principal advances on secured
   tax-exempt bond financing.......           --         21,784
 Principal repayments on secured
   tax-exempt bond financing.......           --         (1,436)
 Net borrowings/repayments on
   secured short-term financing....           --        135,332
 Net borrowings (paydowns) on the
   revolving credit facilities.....           --          2,513
 Principal repayments on unsecured
   short-term notes payable........           --          2,644
 Payment of loan costs, net of
   proceeds from interest rate
   hedge...........................           --         (5,810)
 Proceeds from issuance of common
   stock and preferred stock,
   net.............................           --             --
 Repurchase of common stock........           --        (10,972)
 Proceeds from exercises of
   employee stock options and
   warrants........................           --         16,294
 Principal repayments received on
   notes due from Officers.........           --          8,084
 Payment of distributions..........           --       (107,367)
 Payment of distributions to
   limited partners................           --        (18,280)
 Payment of preferred unit
   distributions...................           --        (38,387)
 Proceeds from issuance of High
   Performance Units...............           --          1,988
 Net transactions with
   Insignia/ESG....................           --       (241,003)
                                        --------      ---------
      Net cash provided by (used
        in) financing activities...           --          5,246
                                        --------      ---------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS..................       (7,076)         4,581
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD...............      (18,585)        62,956
                                        --------      ---------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD............................     $(25,661)     $  67,537
                                        ========      =========

---------------

(A) Represents the Partnership's unaudited consolidated statement of cash flows for the nine months ended September 30, 1998.

(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1997; (i) the 1998 Stock Offerings; (ii) the 1998 Acquisitions;
     (iii) the Probably Purchases; and (iv) the 1998 Dispositions.

(C) Represents the unaudited historical statement of cash flows of Ambassador for the four months ended April 20, 1998. Certain reclassifications have been made to Ambassador's historical statement of cash flows to conform to the Partnership's statement of cash flows presentation.

(D) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the reduction of interest expense, resulting from the net reduction of debt; and (iv) the elimination of the minority interest associated with Jupiter-I, L.P.

(E) Represents adjustments to reflect the IFG Merger, the AMIT Merger, the IPT Merger, and the spin-off of New Insignia as if those transaction had occurred on January 1, 1997. These adjustments are detailed as follows:

                                                                                                   NEW
                                                                      IFG           AMIT        INSIGNIA          IFG
                                                                 HISTORICAL(i)   MERGER(ii)   SPIN-OFF(iii)   AS ADJUSTED
                                                                 -------------   ----------   -------------   -----------
   CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss).........................................    $ (36,017)     $  4,718      $  (5,039)     $(36,338)
     Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities:
       Depreciation and amortization...........................       27,685            48        (12,843)       14,890
       Gain on disposition of property.........................       (5,888)         (688)            --        (6,576)
       Minority interests......................................       14,159            --             --        14,159
       Equity in earnings of unconsolidated partnerships.......      (12,169)           --         (1,323)      (13,492)
       Non-cash compensation...................................          796            --             --           796
       Changes in operating assets and liabilities.............      (18,853)       (1,499)        12,577        (7,775)
                                                                   ---------      --------      ---------      --------
           Total adjustments...................................        5,730        (2,139)        (1,589)        2,002
                                                                   ---------      --------      ---------      --------
           Net cash provided by (used in) operating
             activities........................................      (30,287)        2,579         (6,628)      (34,336)
                                                                   ---------      --------      ---------      --------
   CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of real estate...................................       (3,804)           --         30,926        27,122
     Additions to real estate..................................       (2,252)          (25)        11,586         9,309
     Proceeds from sales of property and investments held for
       sale....................................................           --           161           (196)          (35)
     Purchase of general and limited partnership interests.....      (44,270)           --         61,690        17,420
     Purchases of / additions to notes receivable..............      (17,107)      (15,407)         4,925       (27,589)
     Proceeds from repayments/sale of notes receivable.........          151        23,672         (2,638)       21,185
     Distributions from investments in real estate partnerships
       and unconsolidated subsidiaries.........................       21,360            --            693        22,053
     Payment of trust based preferred dividends................       (7,415)           --             --        (7,415)
     Cash received in connection with AMIT Merger..............       13,423            --             --        13,423
     Merger costs..............................................       (1,402)           --             --        (1,402)
                                                                   ---------      --------      ---------      --------
           Net cash provided by (used in) investing
             activities........................................      (41,316)        8,401        106,986        74,071
                                                                   ---------      --------      ---------      --------

                                                                                                   NEW
                                                                      IFG           AMIT        INSIGNIA          IFG
                                                                 HISTORICAL(i)   MERGER(ii)   SPIN-OFF(iii)   AS ADJUSTED
                                                                 -------------   ----------   -------------   -----------
   CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from secured notes payable borrowings............      186,000            --         (8,766)      177,234
     Principal repayments on secured notes payable.............       (1,874)           --          6,113         4,239
     Principal repayments on unsecured short-term notes
       payable.................................................        2,644            --             --         2,644
     Payment of loan costs, net of proceeds from interest rate
       hedge...................................................          (83)           --             --           (83)
     Proceeds from exercises of employee stock options and
       warrants................................................        6,533            --             --         6,533
     Payment of distributions..................................       (6,541)       (2,065)            --        (8,606)
     Payment of distributions minority interests...............         (494)           --             --          (494)
     Net transactions with Insignia/ESG........................     (118,424)           --       (122,579)     (241,003)
                                                                   ---------      --------      ---------      --------
           Net cash provided by (used in) financing
             activities........................................       67,761        (2,065)      (125,232)      (59,536)
                                                                   ---------      --------      ---------      --------
   NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       (3,842)        8,915        (24,874)      (19,801)
   CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............       88,847         3,947         (9,162)       83,632
   CASH AND CASH EQUIVALENTS AT END OF PERIOD..................    $  85,005      $ 12,862      $ (34,036)     $ 63,831
                                                                   =========      ========      =========      ========

---------------

      (i)Represents the unaudited consolidated statement of cash flows of IFG for the nine months ended September 30, 1998. Certain reclassifications have been made to IFG's historical statement of cash flows to conform to the Partnership's statement of cash flows presentation. In addition, the cash and cash equivalents at the beginning of the period has been adjusted.

      (ii)
         Represents the historical statement of cash flows of AMIT, as well as pro forma adjustments related to the AMIT Merger. The AMIT merger closed prior to the IFG Merger.

      (iii)
         Represents the distribution of two shares of New Insignia common stock for each three shares of IFG common stock to holders of IFG common stock. In addition, the cash and cash equivalents at the beginning of the period has been adjusted.

(F) Represents the following adjustments occurring as a result of the IFG Merger and the IPT Merger; (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) the amortization of goodwill and property management contracts resulting from the IFG Merger; (iii) the increase in interest expense resulting from the net increase in debt; and (iv) the elimination of the income tax provision.

(G) Represents adjustments related to the IFG Reorganization, whereby, following the IFG Merger, the Partnership contributed or sold to the Unconsolidated Subsidiaries certain assets and liabilities of IFG, primarily management contracts and related working capital assets and liabilities related to IFG's third party management operations. The adjustments reflect the related cash flow activity primarily related to the management operations owned by IFG, with additional amortization recorded related to the Partnership's new basis resulting from the allocation of the purchase price of IFG.

(H) Represents adjustment to remove the use of cash to purchase the 1998 Acquisitions, as if these acquisitions occurred on January 1, 1997; therefore, the purchases are included on the Pro Forma Consolidated Statement of Cash Flows for the year ended December 31, 1997.

(I) Represents cash payments for capital improvements of $300 per unit on the 1998 Acquisitions.

(J) Represents adjustment to remove the proceeds from the sale of the 1998 Dispositions, as if these dispositions occurred on January 1, 1997; therefore, the proceeds are included on the Pro Forma Consolidated Statement of Cash Flows for the year ended December 31, 1997.

(K) Represents adjustment to remove net principal repayments assuming the 1998 Acquisitions, the 1998 Dispositions and the 1998 Stock Offerings occurred January 1, 1997; therefore, the repayments are included on the Pro Forma Consolidated Statement of Cash Flows for the year ended December 31, 1997.

(L) Represents adjustment to remove cash proceeds from the 1998 Stock Offerings, as if these offerings occurred on January 1, 1997; therefore, the repayments are included on the Pro Forma Consolidated Statement of Cash Flows for the year ended December 31, 1997.

(M) Represents distributions paid to limited partners on OP Units issued in connection with the 1998 Acquisitions, as if the issuance of the OP Units occurred on January 1, 1997.

(N) Represents preferred unit distributions paid on the 1998 Stock Offerings as if these occurred on January 1, 1997.

(O) Represents pro forma distributions and distributions to limited partners on the shares issued in the Ambassador Merger as if these shares had been issued on January 1, 1997.

(P) Represents pro forma distributions on the shares issued in the IFG Merger and IPT Merger as if these shares had been issued on January 1, 1997.

                       PRO FORMA FINANCIAL INFORMATION OF
                             AIMCO PROPERTIES, L.P.
                               (EXCHANGE OFFERS)

INTRODUCTION

     AIMCO Properties L.P. (the "Partnership") intends to offer to purchase limited partnership interests in syndicated real estate limited partnerships in which AIMCO holds partnership interests. The Partnership, is subject to applicable law, plans to offer to purchase certain of such limited partnership interests in exchange for (i) equity securities of the Partnership; (ii) cash or
(iii) a combination of such equity securities and cash. Such offers are expected to include terms that will allow limited partners to continue to hold their limited partnership interests.

     The following Pro Forma Consolidated Balance Sheet (Exchange Offers) of the Partnership as of September 30, 1998 has been prepared as if each of the following transactions had occurred as of September 30, 1998: (i) all the transactions discussed in the Pro Forma Financial Statements (Insignia Merger) appearing elsewhere herein; and (ii) the acceptance of exchange offers by limited partners in 91 limited partnerships.

     The following Pro Forma Consolidated Statement of Operations (Exchange Offers) and Pro Forma Consolidated Statement of Cash Flows (Exchange Offers) of the Partnership for the year ended December 31, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) all the transactions discussed in the Pro Forma Financial Statements (Insignia Merger) appearing elsewhere herein; and (ii) the acceptance of exchange offers by limited partners in 91 limited partnerships.

     The following Pro Forma Consolidated Statement of Operations (Exchange Offers) and Pro Forma Consolidated Statement of Cash Flows (Exchange Offers) of the Partnership for the nine months ended September 30, 1998 has been prepared as if each of the following transactions had occurred as of January 1, 1998: (i) all the transactions discussed in the Pro Forma Financial Statements (Insignia Merger) appearing elsewhere herein; and (ii) the acceptance of exchange offers by limited partners in 91 limited partnerships.

     The Pro Forma Financial Information (Exchange Offers) is based, in part, on the historical financial statements of the partnerships in which the Exchange Offers are made. The Pro Forma Financial Information (Exchange Offers) is also based, in part, on the Pro Forma Financial Information (Insignia Merger) of the Partnership included elsewhere herein. Such pro forma information is based in part upon: (i) the audited Consolidated Financial Statements of Insignia for the year ended December 31, 1997; (ii) the audited Consolidated Financial Statements of Angeles Mortgage Investment Trust ("AMIT") for the year ended December 31, 1997; (iii) the unaudited Consolidated Financial Statements of Insignia for the nine months ended September 30, 1998; and (iv) the unaudited Consolidated Financial Statements of AMIT for the period from January 1, 1998 to September 17, 1998. The Pro Forma Financial Information (Insignia Merger) is also based, in part, upon: (i) the audited Consolidated Financial Statements of Ambassador for the year ended December 31, 1997; (ii) the audited Consolidated Financial Statements of the Partnership for the year ended December 31, 1997; (iii) the unaudited Consolidated Financial Statements of Ambassador for the four months ended April 30, 1998; (iv) the unaudited Consolidated Financial Statements of the Partnership for the nine months ended September 30, 1998; and (v) the historical financial statements of certain properties and companies acquired by AIMCO filed in AIMCO's Current Reports on Form 8-K, dated April 16, 1997, May 5, 1997, June 3, 1997, September 19, 1997, October 15, 1997, December 1, 1997 and
November 2, 1998. The following Pro Forma Financial Information (Exchange Offers) should be read in conjunction with such financial statements and notes thereto.

     The unaudited Pro Forma Financial Information (Exchange Offers) has been prepared under the assumption that after the exchange offers are accepted, AIMCO will own varying ownership percentages of each partnership, and that the limited partners will choose to elect to receive 35% of the consideration in the form of equity securities of AIMCO Properties, L.P. and 65% of the consideration in the form of cash. The interest to be acquired in each of the partnerships, the estimated purchase price for each partnership, including cash, common units, or preferred units is summarized below:


                                                         INTEREST TO     ESTIMATED
                                                         BE ACQUIRED     PURCHASE
                   PARTNERSHIP NAME                     IN PARTNERSHIP     PRICE      CASH    OP UNITS
                   ----------------                     --------------   ---------   ------   --------
Angeles Income Properties, Ltd. II.....................     17.87         $ 2,942    $1,912    1,030
Angeles Income Properties, Ltd. III....................     24.50           1,141       742      399
Angeles Income Properties, Ltd. IV.....................     20.50             701       456      245
Angeles Income Properties, Ltd. 6......................     21.96           1,917     1,246      671
Angeles Opportunity Properties, Ltd....................     22.39             977       635      342
Angeles Partners VII...................................     24.50             447       291      156
Angeles Partners VIII..................................     24.50               7         5        2
Angeles Partners IX....................................     15.39             797       518      279
Angeles Partners X.....................................     24.50             634       412      222
Angeles Partners XI....................................     24.50               6         4        2
Angeles Partners XII...................................     13.38           3,322     2,151    1,171
Angeles Partners XIV...................................     24.50               7         5        2
Baywood Partners, Ltd..................................     24.50             242       157       85
Brampton Associates Partnership........................     24.50              72        47       25
Buccaneer Trace Limited Partnership....................     24.50               7         5        2
Burgundy Court Associates, L.P.........................     24.50             964       627      337
Calmark/Fort Collins, Ltd..............................     24.50             163       106       57
Calmark Heritage Park II Ltd...........................     24.50              39        25       14
Casa Del Mar Associates Limited Partnership............     21.16             503       327      176
Catawba Club Associates, L.P...........................     24.50               7         5        2
Cedar Tree Investors Limited Partnership...............     24.50             742       482      260
Century Properties Fund XVI............................      5.12             150        98       52
Century Properties Fund XVIII..........................      5.14             201       131       70
Century Properties Fund XIX............................     24.50             218       142       76
Century Properties Growth Fund XXII....................      8.66           2,010     1,307      703
Chapel Hill, Limited...................................     24.50             536       348      188
Chestnut Hill Associates Limited Partnership...........     13.38             799       519      280
Coastal Commons Limited Partnership....................     24.50             544       354      190
Consolidated Capital Institutional Properties/2........     13.82           3,940     2,561    1,379
Consolidated Capital Institutional Properties/3........     12.15           4,972     3,232    1,740
Consolidated Capital Properties III....................      8.94             778       506      272
Consolidated Capital Properties IV.....................      7.68           4,004     2,603    1,401
Consolidated Capital Properties V......................      8.56             269       175       94
Consolidated Capital Properties VI.....................      9.89             221       144       77
DFW Apartment Investors Limited Partnership............     17.83           1,373       892      481
DFW Residential Investors Limited Partnership..........     17.83             523       340      183
Davidson Diversified Real Estate I, L.P................     24.50             410       267      143
Davidson Diversified Real Estate II, L.P...............     22.16             526       342      184
Davidson Diversified Real Estate III, L.P..............     24.50               7         5        2
Davidson Growth Plus, L.P..............................     18.74           1,668     1,084      584
Davidson Income Real Estate, L.P.......................     22.14           1,559     1,013      546
Drexel Burnham Lambert Real Estate Associates II.......     24.50           1,263       821      442
Four Quarters Habitat Apartment Associates, Ltd........     10.21              61        40       21
Fox Strategic Housing Income Partners..................     24.50           1,700     1,105      595
Georgetown of Columbus Associates, L.P.................     24.50             173       112       61
HCW Pension Real Estate Fund Limited Partnership.......     23.28           1,546     1,005      541
Investors First-Staged Equity..........................     24.50               7         5        2
Johnstown/Consolidated Income Partners.................     14.03           1,033       671      362
La Colina Partners, Ltd................................     24.50             530       345      185
Lake Eden Associates, L.P..............................     24.50             463       301      162

                                                         INTEREST TO     ESTIMATED
                                                         BE ACQUIRED     PURCHASE
                   PARTNERSHIP NAME                     IN PARTNERSHIP     PRICE      CASH    OP UNITS
                   ----------------                     --------------   ---------   ------   --------
Landmark Associates, L.P...............................     24.50         $    95    $   62       33
Minneapolis Associates II Limited Partnership..........     24.50               3         2        1
Multi-Benefit Realty Fund "87-1-Class A & Class B......      9.68             734       477      257
National Property Investors 8..........................      5.27             467       304      163
Northbrook Apartments, Ltd.............................     24.00             252       164       88
Olde Mill Investors Limited Partnership................     16.38             318       207      111
Orchard Park Apartments Limited Partnership............     24.50              55        36       19
Park Town Place Associates Limited Partnership.........     24.50             212       138       74
Quail Run Associates, L.P..............................     24.50             381       248      133
Ravensworth Associates Limited Partnership.............     24.50               7         5        2
Rivercreek Apartments Limited Partnership..............     24.50              75        49       26
Rivercrest Apartments, Limited.........................     24.50           1,348       876      472
Riverside Park Associates L.P..........................     24.50           1,067       694      373
Salem Arms of Augusta Limited Partnership..............     24.50             336       218      118
Shaker Square, L.P.....................................     24.50             528       343      185
Shannon Mannor Apartments, Limited Partnership.........     11.45             518       337      181
Sharon Woods, L.P......................................     24.50             331       215      116
Shelter Properties III.................................      7.49             966       628      338
Shelter Properties IV..................................     60.52          15,280     9,932    5,348
Shelter Properties VI..................................     10.64           1,256       816      440
Shelter Properties VII Limited Partnership.............     17.10           1,268       824      444
Snowden Village Associates, L.P........................     24.50             224       146       78
Springhill Lake Investors Limited Partnership..........     24.50           7,881     5,123    2,758
Sturbrook Investors, Ltd...............................     24.50             397       258      139
Sycamore Creek Associates, L.P.........................     24.50               8         5        3
Texas Residential Investors Limited Partnership........     21.23             805       523      282
Thurber Manor Associates, Limited Partnership..........     24.50             133        86       47
U.S. Realty Partners Limited Partnership...............     24.50           1,380       897      483
United Investors Growth Properties.....................     24.50           1,035       673      362
United Investors Growth Properties II..................     24.50             271       176       95
United Investors Income Properties.....................     24.50           2,032     1,321      711
Villa Nova, Limited Partnership........................     24.50             218       142       76
Walker Springs, Limited................................     24.50              55        36       19
Wingfield Investors Limited Partnership................     24.50             125        81       44
Winrock-Houston Limited Partnership....................      6.80             521       339      182
Winthrop Apartment Investors Limited Partnership.......     15.80             665       432      233
Winthrop Growth Investors 1 Limited Partnership........     24.50           1,201       781      420
Winthrop Texas Investors Limited Partnership...........     14.64             368       239      129
Woodmere Associates, L.P...............................     12.50             129        84       45
Yorktown Towers Associates.............................     24.50             502       326      176
                                                                          -------    ------    -----
Total (see adjustment C to the Pro Forma Consolidated
  Balance Sheet).......................................                    90,568    58,869   31,699
                                                                          =======    ======    =====


     The unaudited Pro Forma Financial Information (Exchange Offers) has been prepared using the purchase method of accounting whereby the assets and liabilities of NHP, the NHP Real Estate Companies, Ambassador, IFG, IPT, the Exchange Offers, the 1997 Acquisitions, the 1998 Acquisitions and the Probable Purchases are adjusted to estimated fair market value, based on preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information (Exchange Offers) may differ from the amounts ultimately determined.

     The following unaudited Pro Forma Financial Information (Exchange Offers) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the Partnership that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions, results of operations or cash flows. In the opinion of the Partnership's management, all material adjustments necessary to reflect the effects of these transactions have been made.

                             AIMCO PROPERTIES, L.P.

             PRO FORMA CONSOLIDATED BALANCE SHEET (EXCHANGE OFFERS)
                            AS OF SEPTEMBER 30, 1998

                                     ASSETS

                                                    INSIGNIA MERGER                       PRO FORMA
                                                     PRO FORMA(A)     ADJUSTMENTS(B)   EXCHANGE OFFERS
                                                    ---------------   --------------   ---------------
                                                             (IN THOUSANDS, EXCEPT UNIT DATA)
Real estate.......................................    $2,539,582         $ 15,280(C)
                                                                           26,954(D)
                                                                           13,655(E)     $2,595,471
Property held for sale............................        42,212               --            42,212
Investments in and notes receivable from
  unconsolidated subsidiaries.....................       200,779               --           200,779
Investments in and notes receivable from
  unconsolidated partnerships.....................       874,060           75,288(C)
                                                                          (13,655)(E)
                                                                           (8,161)(F)       927,532
Mortgage notes receivable.........................        20,916               --            20,916
Cash and cash equivalents.........................        98,848            2,620(D)        101,468
Restricted cash...................................        84,526            1,807(D)         86,333
Accounts receivable...............................        15,892            1,081(D)         16,973
Deferred financing costs..........................        21,835               --            21,835
Goodwill..........................................       383,772               --           383,772
Property management contracts.....................        34,639               --            34,639
Other assets......................................        72,324              422(D)         72,746
                                                      ----------         --------        ----------
                                                      $4,389,385         $115,291        $4,504,676
                                                      ==========         ========        ==========

                                  LIABILITIES AND PARTNERS' CAPITAL

Secured notes payable.............................    $  872,746         $ 23,642(D)     $  896,388
Secured tax-exempt bond financing.................       399,925               --           399,925
Secured short-term financing......................       332,691               --           332,691
Unsecured short-term financing....................        22,420           58,869(C)         81,289
Accounts payable, accrued and other liabilities...       310,651              826(D)        311,477
Security deposits and deferred income.............        13,171              255(D)         13,426
                                                      ----------         --------        ----------
                                                       1,951,604           83,592         2,035,196
Minority interests................................        48,581               --            48,581
Company obligated mandatorily redeemable
  convertible securities of a subsidiary trust....       149,500               --           149,500
Redeemable common partnership units...............       259,831            8,161(D)
                                                                           (8,161)(F)
                                                                           22,642(C)        282,473
Redeemable preferred partnership units............            --            9,057(C)          9,057
Partner's capital
  General and Special Limited Partner.............     1,492,307               --         1,492,307
  Preferred Units.................................       487,562               --           487,562
                                                      ----------         --------        ----------
                                                       1,979,869               --         1,979,869
                                                      ----------         --------        ----------
                                                      $4,389,385         $115,291        $4,504,676
                                                      ==========         ========        ==========

---------------

(A) Represents the Partnership's pro forma consolidated financial position as of September 30, 1998, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the purchase of eight properties for an aggregate purchase price of $50.0 million; (iv) the Class J Preferred Stock Offering; and (v) the Probable Purchases. See "Pro Forma Financial Information (Insignia Merger)."

(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical balance sheet data as of September 30, 1998 (unaudited) related to the 91 real estate partnerships is as follows (dollars in thousands):

Real estate.................................................   $1,082,652
Cash........................................................      151,024
Total assets................................................    1,493,409
Mortgages payable...........................................    1,585,196
Partners' capital (deficit).................................     (171,740)

(C) Represents the purchase price paid by the Partnership to the limited partners in order to obtain additional ownership by AIMCO in 91 real estate partnerships. For the purposes of the pro-forma presentation, it is assumed: (i) 65% of the purchase price is funded with cash by drawing down on the Partnership's unsecured short term credit facility; (ii) 25% of the purchase price is funded by the issuance of 646,914 OP Units at $35 per OP Unit; and (iii) 10% of the purchase price is funded by the issuance of 8% Preferred OP Units.

(D) Represents historical balance sheet data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional partnership interests.

(E) Represent the adjustment to real estate recorded in the IFG Merger related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional partnership interests.

(F) Represents the elimination of the partners' capital in the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional partnership interests.

                             AIMCO PROPERTIES, L.P.

        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (EXCHANGE OFFERS)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                    INSIGNIA MERGER                       PRO FORMA
                                                     PRO FORMA(A)     ADJUSTMENTS(B)   EXCHANGE OFFERS
                                                    ---------------   --------------   ---------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Rental and other property operations..............     $ 429,390         $ 11,270(C)      $ 440,660
Property operating expenses.......................      (181,959)          (6,612)(C)      (188,571)
Owned property management expense.................       (11,760)              --           (11,760)
Depreciation......................................       (93,131)          (2,711)(C)       (95,842)
                                                       ---------         --------         ---------
Income from property operations...................       142,540            1,947           144,487
                                                       ---------         --------         ---------
Management fees and other income..................        41,676               --            41,676
Management and other expenses.....................       (23,683)              --           (23,683)
Corporate overhead allocation.....................          (588)              --              (588)
Amortization......................................       (32,177)              --           (32,177)
                                                       ---------         --------         ---------
Income from service company business..............       (14,772)              --           (14,772)
Minority interest in service company business.....           (10)              --               (10)
                                                       ---------         --------         ---------
Partnership's share of income from service company
  business........................................       (14,782)              --           (14,782)
                                                       ---------         --------         ---------
General and administrative expenses...............       (21,228)              --           (21,228)
Interest expense..................................       (98,429)          (4,209)(D)
                                                                           (2,220)(C)      (104,858)(G)
Interest income...................................        21,734                             21,734
Minority interests................................        (9,481)              --            (9,481)
Equity in losses of unconsolidated partnerships...       (21,823)         (10,139)(E)
                                                                              483(F)        (31,479)(H)
Equity in earnings of Unconsolidated
  Subsidiaries....................................         6,245               --             6,245
                                                       ---------         --------         ---------
Net income (loss).................................         4,776          (14,138)           (9,362)(G)
Income attributable to Preferred Unitholders......        41,174              724            41,898(I)
                                                       ---------         --------         ---------
Income (loss) attributable to OP Unitholders......       (36,398)        $(14,862)        $ (51,260)(G)
                                                       =========         ========         =========
Basic earnings (loss) per OP Unit.................         (0.55)                         $   (0.76)(G)
                                                       =========                          =========
Diluted earnings (loss) per OP Unit...............     $   (0.55)                         $   (0.76)(G)
                                                       =========                          =========
Weighted average OP Units outstanding.............        66,646                             67,293
                                                       =========                          =========
Weighted average OP Units and equivalents
  outstanding.....................................        67,490                             68,137
                                                       =========                          =========

---------------

(A) Represents the Partnership's pro forma consolidated statement of operations for the year ended December 31, 1997, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the 1997 Acquisitions; (iv) the 1997 Stock Offerings; (v) the 1997 Dispositions; (vi) the 1998 Stock Offerings; (vii) the 1998 Acquisitions; (viii) the 1998 Dispositions; (ix) the NHP Real Estate Acquisition; (x) the NHP Real Estate Reorganization;
     (xi) the NHP Merger; (xii) the NHP Reorganization; (xiii) the Ambassador Merger; and (xiv) the Probable Purchase, as if these transactions had occurred on January 1, 1997. See "Pro Forma Financial Information (Insignia Merger)."

(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical operating data for the year ended December 31, 1997 related to the 91 real estate partnerships is as follows (dollars in thousands):

Revenue.....................................................   $456,968
Operating expense...........................................    249,097
Depreciation................................................     87,344
Interest....................................................    138,778
Net income..................................................     15,005

(C) Represents historical statement of operations data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.

(D) Represents the increase in interest expense related to borrowings to pay the cash portion of the purchase price of the partnership interests. The interest rate used in the calculation of interest expense was LIBOR plus 1.75%.

(E) Represents the changes in the Partnership's equity in losses from the 91 real estate partnerships of (i) $5,612 resulting from the Partnership's increase in the ownership based on the historical operating results of the 91 real estate partnerships; and (ii) amortization of $4,527 related to the increased basis in investments in real estate partnerships, as a result of the allocation of the purchase price of the partnership interests, based on an estimated average life of 20 years.

(F) Represents the elimination of the equity earnings related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.

(G) The pro forma financial statements have been prepared under the assumption that the limited partners will elect 65% of the consideration to be paid in cash, 25% of the consideration to be paid in the form of common OP Units, and 10% of the consideration to be paid in the form of 8% Preferred OP Units. The following table shows the effect on interest expense, net loss, preferred unit distributions, and net loss per OP Unit in the event that the limited partners elect to receive all their consideration in cash, common OP Units, and 8% Preferred OP Units, respectively:

                                                                     8% PREFERRED
                           PRO FORMA     CASH      COMMON OP UNITS     OP UNITS
                           ---------   ---------   ---------------   ------------
Interest expense.........  $(104,858)  $(107,124)     $(100,649)      $(100,649)
Net loss.................     (9,362)    (11,628)        (5,153)         (5,153)
Preferred unit
  distributions..........     41,887      41,174         41,174          48,419
Net loss attributable to
  OP Unitholders.........    (51,260)    (52,802)       (46,327)        (53,572)
Net loss per OP Unit.....       (.76)       (.77)          (.68)           (.79)

     In addition, the following table presents the net impact to interest expense, net loss, and net loss per OP Unit assuming the interest rate per annum increases by 0.25%:

                                                                      8% PREFERRED
                             PRO FORMA     CASH     COMMON OP UNITS     OP UNITS
                             ---------   --------   ---------------   ------------
Increase in interest
  expense..................  $  1,049    $  1,128      $    902         $    902
Net loss...................   (10,411)    (12,756)       (6,055)          (6,055)
Net loss attributable to OP
  Unitholders..............   (52,309)    (53,930)      (47,229)         (54,474)
Net loss per OP Unit.......      (.78)       (.79)         (.69)            (.80)

(H) The pro forma financial statements have been prepared under the assumption that after the exchange offers are accepted, the Partnership will own varying percentages of each partnership. The amount included in the pro forma financial statements assume an acceptance rate of 50%. The following table shows the effect on equity in earnings of unconsolidated partnerships, net loss, net loss attributable to OP Unitholders, and net loss per OP Unit in the event that the Partnership will have an acceptance rate of 100% of the interests tendered and will own 49% of certain 88 Partnerships, 25% of two Partnerships, and 100% of one Partnership:

Equity in earnings of unconsolidated partnerships...........  $(39,814)
Net loss....................................................   (21,727)
Net loss attributable to OP Unitholders.....................   (64,217)
Net loss per OP Unit........................................      (.95)

(I) Represents the net income attributable to holders of the Class B Preferred Units, the Class C Preferred Units, the Class D Preferred Units, the Class G Preferred Units, the Class H Preferred Units, the Class J Preferred Units and the 8% Preferred OP Units as if these Preferred Units had been issued as of January 1, 1997.

                             AIMCO PROPERTIES, L.P.

        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (EXCHANGE OFFERS)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                     INSIGNIA MERGER                       PRO FORMA
                                                      PRO FORMA(A)     ADJUSTMENTS(B)   EXCHANGE OFFERS
                                                     ---------------   --------------   ---------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
Rental and other property operations...............     $ 335,767         $  8,654(C)      $ 344,421
Property operating expenses........................      (130,958)          (4,389)(C)      (135,347)
Owned property management expense..................        (8,875)              --            (8,875)
Depreciation.......................................       (76,136)          (2,033)(C)       (78,169)
                                                        ---------         --------         ---------
Income from property operations....................       119,798            2,232           122,030
                                                        ---------         --------         ---------
Management fees and other income...................        28,912               --            28,912
Management and other expenses......................       (14,386)              --           (14,386)
Corporate overhead allocation......................          (196)              --              (196)
Amortization.......................................       (18,584)              --           (18,584)
                                                        ---------         --------         ---------
Income from service company business...............        (4,254)              --            (4,254)
Minority interest in service company business......            --               --                --
                                                        ---------         --------         ---------
Partnership's share of income from service company
  business.........................................        (4,254)              --            (4,254)
                                                        ---------         --------         ---------
General and administrative expenses................        (9,207)              --            (9,207)
Interest expense...................................       (91,598)          (3,146)(D)
                                                                            (1,630)(C)       (96,374)(G)
Interest income....................................        40,887                             40,887
Minority interests.................................        (8,052)              --            (8,052)
Equity in losses of unconsolidated partnerships....        (5,961)          (8,541)(E)
                                                                                41(F)        (14,461)(H)
Equity in earnings of Unconsolidated
  Subsidiaries.....................................         1,538               --             1,538
Amortization of goodwill...........................        (5,071)              --            (5,071)
                                                        ---------         --------         ---------
Net income (loss)..................................        38,080          (11,044)           27,036(G)
Income attributable to Preferred Unitholders.......        30,914              544            31,458(I)
                                                        ---------         --------         ---------
Income (loss) attributable to OP Unitholders.......     $   7,166         $(11,588)        $  (4,422)(G)
                                                        =========         ========         =========
Basic earnings (loss) per OP Unit..................     $     .11                          $    (.06)(G)
                                                        =========                          =========
Diluted earnings (loss) per OP Unit................     $     .10                          $    (.06)(G)
                                                        =========                          =========
Weighted average OP Units outstanding..............        67,678                             68,325
                                                        =========                          =========
Weighted average OP Units and equivalents
  outstanding......................................        68,342                             68,989
                                                        =========                          =========

---------------

(A) Represents the Partnership's pro forma consolidated statement of operations for the nine months ended September 30, 1998, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the 1998 Stock Offerings;
     (iv) the 1998 Acquisitions; (v) the 1998 Dispositions; (vi) the Ambassador Merger; and (v) the Probable Purchases, as if these transactions had occurred on January 1, 1998. See "Pro Forma Financial Information (Insignia Merger)."

(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical operating data (unaudited) for the nine months ended September 30, 1998 related to the 91 real estate partnerships is as follows (dollars in thousands):

Revenue.....................................................   $338,937
Operating expense...........................................    182,529
Depreciation................................................     64,127
Interest....................................................    103,756
Net income..................................................     (9,329)

(C) Represents historical statement of operations data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.

(D) Represents the increase in interest expense related to borrowings to pay the cash portion of the purchase price of the partnership interests. The interest rate used in the calculation of interest expense was LIBOR plus 1.75%.

(E) Represents the changes in the Partnership's equity in losses from the 91 real estate partnerships of (i) $5,138 resulting from the Partnership's increase in the ownership based on the historical operating results of the 91 real estate partnerships; and (ii) amortization of $3,403 related to the increased basis in investments in real estate partnerships, as a result of the allocation of the purchase price of the partnership interests, based on an estimated average life of 20 years.

(F) Represents the elimination of the equity earnings related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.

(G) The pro forma financial statements have been prepared under the assumption that the limited partners will elect 65% of the consideration to be paid in cash, 25% of the consideration to be paid in the form of common OP Units, and 10% of the consideration to be paid in the form of 8% Preferred OP Units. The following table shows the effect on interest expense, net income, preferred unit distributions, and net loss per OP Unit in the event that the limited partners elect to receive all their consideration in cash, common OP Units, and 8% Preferred OP Units, respectively:

                                                                      8% PREFERRED
                             PRO FORMA     CASH     COMMON OP UNITS     OP UNITS
                             ---------   --------   ---------------   ------------
Interest expense...........  $(96,374)   $(98,068)     $(93,228)        $(93,228)
Net income.................    27,037      25,343        30,183           30,183
Preferred unit
  distributions............    31,449      30,914        30,914           36,348
Net loss attributable to OP
  Unitholders..............    (4,421)     (5,571)         (731)          (6,165)
Net loss per OP Unit.......      (.06)       (.08)         (.01)            (.09)

     In addition, the following table presents the net impact to interest expense, net loss, and net loss per OP Unit assuming the interest rate per annum increases by 0.25%:

                                                                       8% PREFERRED
                               PRO FORMA    CASH     COMMON OP UNITS     OP UNITS
                               ---------   -------   ---------------   ------------
Increase in interest
  expense....................   $   784    $   844       $   674         $   674
Net income...................    26,252     24,499        29,509          29,509
Net loss attributable to OP
  Unitholders................    (5,206)    (6,145)       (1,405)         (6,839)
Net loss per OP Unit.........      (.08)      (.09)         (.02)           (.10)

(H) The pro forma financial statements have been prepared under the assumption that after the exchange offers are accepted, AIMCO will own varying percentages of each partnership. The following table shows the effect on equity in earnings of unconsolidated partnerships, net income, net income
     (loss)
     attributable to OP Unitholders, and net loss per OP Unit in the event the Partnership will own 49% of certain 88 Partnerships, 25% of two Partnerships, and 100% of one Partnership:

Equity in earnings of unconsolidated partnerships...........    $(21,202)
Net income..................................................      17,298
Net income (loss) attributable to OP Unitholders............     (14,602)
Net income (loss) per OP Unit...............................       (0.21)

(I) Represents the net income attributable to holders of the Class B Preferred Units, the Class C Preferred Units, the Class D Preferred Units, the Class G Preferred Units, the Class H Preferred Units, the Class J Preferred Units and the 8% Preferred OP Units as if these Preferred Units had been issued as of January 1, 1998.

                             AIMCO PROPERTIES, L.P.

        PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS (EXCHANGE OFFERS)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                              INSIGNIA MERGER                         PRO FORMA
                                                               PRO FORMA(A)      ADJUSTMENTS(B)    EXCHANGE OFFERS
                                                              ---------------    --------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (loss).........................................     $   4,776          $(14,138)(C)      $  (9,362)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Depreciation and amortization...........................       130,733             2,711(D)         133,444
    Gain on investments.....................................           (12)               --                (12)
    (Gain) loss on disposition of properties................        (3,882)               --             (3,882)
    Minority interests......................................         9,481                --              9,481
    Equity in earnings of unconsolidated partnerships.......        21,823            10,139(E)
                                                                                        (483)(F)         31,479
    Equity in earnings of unconsolidated subsidiaries.......        (6,245)               --             (6,245)
    Extraordinary (gain) loss on early extinguishment of
      debt..................................................        (5,097)               --             (5,097)
    Changes in operating assets and operating liabilities...           519              (660)(G)           (141)
                                                                 ---------          --------          ---------
        Total adjustments...................................       147,320            11,707            159,027
                                                                 ---------          --------          ---------
        Net cash provided by (used in) operating
          activities........................................       152,096            (2,431)           149,665
        Net cash used in discontinued operations............        (7,999)               --             (7,999)
                                                                 ---------          --------          ---------
        Net cash provided by (used in) continuing
          operations........................................       144,097            (2,431)           141,666
                                                                 ---------          --------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of real estate.........................        41,419                --             41,419
  Purchase of real estate...................................      (468,447)               --           (468,447)
  Additions to real estate, investments and property held
    for sale................................................       (55,524)           (1,024)(G)        (56,548)
  Proceeds from sale of property held for sale..............           303                --                303
  Purchase of general and limited partnership interests.....      (276,458)          (58,869)(H)       (335,327)
  Purchase of management contracts..........................       (48,554)               --            (48,554)
  Purchase of/additions to notes receivable.................       (81,670)               --            (81,670)
  Proceeds from repayments of notes receivable..............        10,052                --             10,052
  Distributions from investments in real estate partnerships
    and unconsolidated subsidiaries.........................        94,686             7,166(I)         101,852
  Contribution to unconsolidated subsidiaries...............       (42,879)               --            (42,879)
  Proceeds from sale of securities..........................           642                --                642
  Purchase of investments held for sale.....................           (73)               --                (73)
  Purchase of NHP...........................................       (60,575)               --            (60,575)
  Purchase of Ambassador common stock.......................       (19,881)               --            (19,881)
                                                                 ---------          --------          ---------
        Net cash used in investing activities...............      (906,959)          (52,727)          (959,686)
                                                                 ---------          --------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from secured notes payable borrowings............       638,702                --            638,702
  Principal repayments on secured notes payable.............      (516,944)             (713)(G)       (517,657)
  Proceeds from secured short-term financing................        19,050            58,869(H)          77,919
  Repayments on secured short-term financing................          (434)               --               (434)
  Principal repayments on unsecured short-term notes
    payable.................................................           (79)               --                (79)
  Proceeds (payoff) from unsecured short-term financing.....       (12,500)               --            (12,500)
  Principal repayments on secured tax-exempt bond
    financing...............................................        (1,487)               --             (1,487)
  Net borrowings (paydowns) on the Company's revolving
    credit facilities.......................................      (162,008)               --           (162,008)
  Payment of loan costs, net of proceeds from interest rate
    hedge...................................................       (17,032)               --            (17,032)
  Proceeds from issuance of common and preferred stock,
    net.....................................................       994,115                --            994,115
  Proceeds from exercises of employee stock options and
    warrants................................................        11,553                --             11,553
  Repurchase of common stock................................        (3,283)               --             (3,283)
  Principal repayments received on notes due from
    Officers................................................        27,280                --             27,280
  Investments made by minority interests....................           249                --                249
  Payment of distributions..................................      (129,975)               --           (129,975)
  Payment of distributions to limited partners..............        (5,693)           (1,197)(J)         (6,890)
  Payment of preferred unit distributions...................       (42,380)             (724)(K)        (43,104)
  Payment of distributions to minority interests............       (21,788)               --            (21,788)
  Net transactions with Insignia/ESG........................       (57,612)               --            (57,612)
                                                                 ---------          --------          ---------
        Net cash provided by financing activities...........       719,734            56,235            775,969
                                                                 ---------          --------          ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       (43,128)            1,077            (42,051)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............       117,896             2,291            120,187
                                                                 ---------          --------          ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................     $  74,768          $  3,368          $  78,136
                                                                 =========          ========          =========

---------------

(A) Represents the Partnership's pro forma consolidated statement of cash flows for the year ended December 31, 1997, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the 1997 Acquisitions; (iv) the 1997 Stock Offerings; (v) the 1997 Dispositions; (vi) the 1998 Stock Offerings; (vii) the 1998 Acquisitions; (viii) the 1998 Dispositions; (ix) the NHP Real Estate Acquisition; (x) the NHP Real Estate Reorganization;
     (xi) the NHP Merger; (xii) the NHP Reorganization; (xiii) the Ambassador Merger; and (xiv) the Probable Purchases, as if these transactions had occurred on January 1, 1997. See "Pro Forma Financial Information (Insignia Merger)."

(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical cash flow data for the year ended December 31, 1997 related to the 91 real estate partnerships is as follows (dollars in thousands):

        Cash provided by operating activities.....................  $ 65,372
        Cash used in investing activities.........................   (11,713)
        Cash used in financing activities.........................   (74,617)

(C) Represents the pro forma net loss related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships.

(D) Represents additional deprecation related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests, based on the Partnership's new basis in the real estate. Buildings and improvements are depreciated on the straight-line method over a period of 20 years and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(E) Represents the increase in the Partnership's equity in earnings from the 90 real estate partnerships resulting from the Partnership's corresponding increase in ownership.

(F) Represents amortization related to the increased basis in investment in real estate partnerships, based on an estimated average life of 20 years, and based on the Partnership's new basis resulting from the purchase price of the partnership interests.

(G) Represents historical cash flow data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.

(H) Represents the cash portion of the purchase price (and additional borrowings by the Partnership) related to the acquisition by the Partnership of additional limited partnership interests in 91 real estate limited partnerships.

(I) Represents the distributions to be received for the additional partnership interests acquired by the Partnership in the 91 real estate partnerships, based on the historical distributions paid per partnership unit.

(J) Represents adjustments for distributions paid on the Common OP Units assumed to be issued by the Partnership to acquire the additional limited partnership interests in 91 real estate limited partnerships, at the historical distribution amount of $1.85 per Common OP Unit.

(K) Represents adjustments for distributions paid on the Preferred OP Units assumed to be issued by the Partnership to acquire the additional limited partnership interests in 91 real estate limited partnerships, at a distribution rate of 8% per Preferred OP Unit.

                             AIMCO PROPERTIES, L.P.

        PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS (EXCHANGE OFFERS)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                              INSIGNIA MERGER                       PRO FORMA
                                                               PRO FORMA(A)     ADJUSTMENTS(B)   EXCHANGE OFFERS
                                                              ---------------   --------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (loss).........................................     $  38,080         $(11,044)(C)     $  27,036
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................       102,519            2,033(D)        104,552
    (Gain) loss on disposition of properties................            --               --                --
    Minority interests......................................         8,052               --             8,052
    Equity in earnings of unconsolidated partnerships.......         5,961            8,541(E)
                                                                                        (41)(F)        14,461
    Equity in earnings of unconsolidated subsidiaries.......        (1,538)              --            (1,538)
    Non-cash compensation...................................           796               --               796
    Changes in operating assets and operating liabilities...       (69,549)             (21)(G)       (69,570)
                                                                 ---------         --------         ---------
        Total adjustments...................................        46,241           10,512            56,753
                                                                 ---------         --------         ---------
        Net cash provided by operating activities...........        84,321             (532)           83,789
                                                                 ---------         --------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of real estate...................................        27,122               --            27,122
  Additions to real estate..................................       (57,448)            (668)(G)       (58,116)
  Proceeds from sale of property and investments held for
    sale....................................................           (35)              --               (35)
  Additions to property held for sale.......................        (1,986)              --            (1,986)
  Purchase of general and limited partnership interests.....        (9,596)              --            (9,596)
  Purchase of/additions to notes receivable.................      (100,034)              --          (100,034)
  Proceeds from repayments/sale of notes receivable.........        42,747               --            42,747
  Distributions from investments in real estate partnerships
    and unconsolidated subsidiaries.........................        23,629            4,395(H)         28,024
  Payment of trust based preferred dividends................        (7,415)              --            (7,415)
  Cash received in connection with Ambassador Merger and
    AMIT Merger.............................................        17,915               --            17,915
  Contribution to unconsolidated subsidiaries...............       (13,032)              --           (13,032)
  Purchase of investments held for sale.....................        (4,935)              --            (4,935)
  Redemption of OP Units....................................          (516)              --              (516)
  Merger costs..............................................        (1,402)              --            (1,402)
                                                                 ---------         --------         ---------
        Net cash used in investing activities...............       (84,986)           3,727           (81,259)
                                                                 ---------         --------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from secured notes payable borrowings............       291,885               --           291,885
  Principal repayments on secured notes payable.............       (52,023)              --           (52,023)
  Principal advances on secured tax-exempt bond financing...        21,784               --            21,784
  Principal repayments on secured tax-exempt bond
    financing...............................................        (1,436)              --            (1,436)
  Net borrowings/ repayments on secured short-term
    financing...............................................       135,332               --           135,332
  Net borrowings (paydowns) on the revolving credit
    facilities..............................................         2,513             (812)(G)         1,701
  Principal repayments on unsecured short-term notes
    payable.................................................         2,644               --             2,644
  Payment of loan costs, net of proceeds from interest rate
    hedge...................................................        (5,810)              --            (5,810)
  Proceeds from issuance of common stock and preferred
    stock, net..............................................            --               --                --
  Repurchase of common stock................................       (10,972)              --           (10,972)
  Proceeds from exercises of employee stock options and
    warrants................................................        16,294               --            16,294
  Principal repayments received on notes due from
    Officers................................................         8,084               --             8,084
  Payment of distributions..................................      (107,367)              --          (107,367)
  Payment of distributions to limited partners..............       (18,280)          (1,092)(I)       (19,372)
  Payment of preferred unit distributions...................       (38,387)            (543)(J)       (38,930)
  Proceeds from issuance of High Performance Units..........         1,988               --             1,988
  Net transactions with Insignia/ESG........................      (241,003)              --          (241,003)
                                                                 ---------         --------         ---------
        Net cash provided by financing activities...........         5,246           (2,447)            2,799
                                                                 ---------         --------         ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........         4,581              748             5,329
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............        62,956            3,368            66,324
                                                                 ---------         --------         ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................     $  67,537         $  4,116         $  71,653
                                                                 =========         ========         =========

---------------

(A) Represents the Partnership's pro forma consolidated statement of cash flows for the nine months ended September 30, 1998, which gives effect to (i) the IFG Merger; (ii) the IFG Reorganization; (iii) the Ambassador Merger; (iv) the 1998 Stock Offerings; (v) the 1998 Acquisitions; (vi) the 1998 Dispositions; and (vii) the Probable Purchases, as if these transactions had occurred on January 1, 1997. See "Pro Forma Financial Information (Insignia Merger)."

(B) Represents adjustments related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships. Selected historical cash flow data for the nine months ended September 30, 1998 related to the 91 real estate partnerships is as follows (dollars in thousands):

        Cash provided by operating activities.....................  $ 76,113
        Cash used in investing activities.........................   (22,616)
        Cash used in financing activities.........................   (42,273)

(C) Represents the pro forma net loss related to the Partnership's purchase of additional limited partnership interests in 91 real estate partnerships.

(D) Represents additional deprecation related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests, based on the Partnership's new basis in the real estate. Buildings and improvements are depreciated on the straight-line method over a period of 30 years and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(E) Represents the increase in the Partnership's equity in earnings from the 90 real estate partnerships resulting from the Partnership's corresponding increase in ownership.

(F) Represents amortization related to the increased basis in investment in real estate partnerships, based on an estimated average life of 20 years, and based on the Partnership's new basis resulting from the purchase price of the partnership interests.

(G) Represents historical cash flow data related to the one real estate partnership that will be consolidated as a result of the Partnership's purchase of additional limited partnership interests.

(H) Represents the distributions to be received for the additional partnership interests acquired by the Partnership in the 91 real estate partnerships, based on the historical distributions paid per partnership unit.

(I) Represents adjustments for distributions paid on the Common OP Units assumed to be issued by the Partnership to acquire the additional limited partnership interests in 91 real estate limited partnerships, at the historical distribution amount of $1.6875 per Common OP Unit.

(J) Represents adjustments for distributions paid on the Preferred OP Units assumed to be issued by the Partnership to acquire the additional limited partnership interests in 91 real estate limited partnerships, at a distribution rate of 8% per Preferred OP Unit.

                                                                      APPENDIX A
                    OPINION OF ROBERT A. STANGER & CO., INC.

                          PRELIMINARY FORM OF OPINION

AIMCO Properties, L.P.
1873 South Bellaire -- Suite 1700
Denver, Colorado 80222

Re:  Shelter Properties IV

Gentlemen:


     You have advised us that AIMCO Properties, L.P. (the "Purchaser"), a subsidiary of Apartment Investment and Management Company ("AIMCO"), which directly or indirectly owns the general partner (the "General Partner") of Shelter Properties IV (the "Partnership") (the Purchaser, AIMCO, the General Partner and other affiliates and subsidiaries of AIMCO are referred to herein collectively as the "Company"), is contemplating a transaction (the "Offer") in which limited partnership interests in the Partnership (the "Units") will be
acquired by the Purchaser in exchange for an offer price per Unit of $       in
cash, or        Common OP Units of the Purchaser, or        Preferred OP Units
of the Purchaser, or a combination of any of such forms of consideration. The limited partners of the Partnership (the "Limited Partners") will have the choice to maintain their current interest in the Partnership or exchange their Units for any or a combination of such forms of consideration. The amount of cash, Common OP Units or Preferred OP Units offered per Unit is referred to herein as the "Offer Price."


     You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to whether the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

     Since its founding in 1978, Stanger and its affiliates have provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     In the course of our analysis for rendering this opinion, we have, among other things:

          1. Reviewed a draft of the Prospectus Supplement related to the Offer in a form management has represented to be substantially the same as will be distributed to the Limited Partners;

          2. Reviewed the Partnership's financial statements for the years ended October 31, 1995, 1996 and 1997, and annual reports on Form 10-KSB filed with the Securities and Exchange Commission for the years ended October 31, 1996 and 1997, and quarterly report on Form 10-QSB for the period ending July 31, 1998, which the Partnership's management has indicated to be the most current available financial statements;

          3. Reviewed descriptive information concerning the real property owned by the Partnership (the "Property"), including location, number of units and unit mix, age, amenities and land acreage;

          4. Reviewed summary historical operating statements for the Property, for the years ended October 31, 1996 and 1997, and the nine months ending July 31, 1998;


          5. Reviewed the 1998 operating budget for the Property prepared by the Partnership's management. Such budgets are summarized in the Prospectus Supplement under the section "Stanger Analysis -- Summary of Materials Considered";



          6. The general partner provided an estimate of liquidation value and going concern value to Stanger. Such estimates are described in the Prospectus Supplement under the section "Fairness of the Offer -- Comparison of Consideration to Alternative Consideration." In addition, the partnership provided Stanger with 1998 operating budgets for each property;



          7. Reviewed internal analysis prepared by the Partnership of the estimated current net liquidation value of the Partnership per Unit of limited partnership interest;


          8. Discussed with management market conditions for the Property; conditions in the market for sales/acquisitions of properties similar to that owned by the Partnership; historical, current and expected operations and performance of the Property and the Partnership; the physical condition of the Property including any deferred maintenance; and other factors influencing value of the Property and the Partnership;

          9. Performed a site inspection of the Property;

          10. Reviewed data and discussed with local sources real estate rental market conditions in the market of the Property, and reviewed available information relating to acquisition criteria for income-producing properties similar to the Property;

          11. Reviewed information provided by the Company relating to debt encumbering the Property;

          12. [Reviewed any bids received for the Property or publicly disclosed tender offers for the Units during the past two years;] and

          13. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In rendering this opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial information and management reports and data, and all other reports and information contained in the Prospectus Supplement or that were provided, made available or otherwise communicated to us by the Partnership and the Company. We have not performed an independent appraisal, engineering study or environmental study of the assets and liabilities of the Partnership. We have relied upon the representations of the Partnership and the Company concerning, among other things, any environmental liabilities, deferred maintenance and estimated capital expenditures and replacement reserve requirements, the determination and valuation of non-real estate assets and liabilities of the Partnership, the terms and conditions of any debt encumbering the Property, the allocation of net Partnership values between the General Partner, Special Limited Partner and Limited Partners, and the transaction costs and fees associated with a sale of the Property. We have also relied upon the assurance of the Partnership and the Company that any financial statements, projections, capital expenditure estimates, debt summaries, value estimates and other information contained in the Prospectus Supplement or otherwise provided or communicated to us were reasonably prepared and adjusted on bases consistent with actual historical experience, are consistent with the terms of the Partnership Agreement, and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Property or other information reviewed between the date such information was provided and date of this letter; that the Partnership and the Company are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading; that the highest and best use of the Property is as improved; and that all calculations were made in accordance with the terms of the Partnership Agreement.

     In addition, you have advised us that upon consummation of the Offer, the Partnership will continue its business and operations substantially as they are currently being conducted and that the Partnership and the Company do not have any present plans, proposals or intentions which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation involving the Partnership; a sale of the Partnership's Properties or the sale or transfer of a material amount of the Partnership's other assets; any changes to the Partnership's senior management or personnel or their compensation; any changes in the Partnership's present capitalization or distribution policy; or any other material changes in the Partnership's structure or business.

     We have not been requested to, and therefore did not: (i) select the Offer Price or the method of determining the Offer Price in connection with the Offer;
(ii) make any recommendation to the Partnership or its partners with respect to whether to accept or reject the Offer or whether to accept the cash, Preferred OP Units or Common OP Units if the Offer is accepted; (iii) solicit any third party indications of interest in acquiring the assets of the Partnership or all or any part of the Partnership; or (iv) express any opinion as to (a) the tax consequences of the proposed Offer to the Limited Partners, (b) the terms of the Partnership Agreement or of any agreements or contracts between the Partnership and the Company, (c) the Company's business decision to effect the Offer or alternatives to the Offer, (d) the amount of expenses relating to the Offer or their allocation between the Company and the Partnership or tendering Limited Partners; (e) the relative value of the cash, Preferred OP Units or Common OP Units to be issued in connection with the Offer; and (f) any adjustments made to determine the Offer price and the net amounts distributable to the Limited Partners, including but not limited to, balance sheet adjustments to reflect the Partnership's estimate of the value of current net working capital balances, reserve accounts, and liabilities, and adjustments to the Offer Price for distributions made by the Partnership subsequent to the date of the initial Offer. We are not expressing any opinion as to the fairness of any terms of the Offer other than the Offer Price for the Units.

     Our opinion is based on business, economic, real estate and capital market, and other conditions as they existed and could be evaluated as of the date of our analysis and addresses the Offer in the context of information available as of the date of our analysis. Events occurring after that date could affect the assumptions used in preparing the opinion.

     The summary of the opinion set forth in the Prospectus Supplement does not purport to be a complete description of the analyses performed, or the matters considered, in rendering our opinion. The analyses and the summary set forth must be considered as a whole, and selecting portions of such summary or analyses, without considering all factors and analyses, would create an incomplete view of the processes underlying this opinion. In rendering this opinion, judgment was applied to a variety of complex analyses and assumptions. The assumptions made, and the judgments applied, in rendering the opinion are not readily susceptible to partial analysis or summary description. The fact that any specific analysis is referred to in the Prospectus Supplement is not meant to indicate that such analysis was given greater weight than any other analysis.

     Based upon and subject to the foregoing, it is our opinion that as of the date of this letter the Offer Price is fair to the Limited Partners of the Partnership from a financial point of view.

                                            Yours truly,

                                            Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey

February   , 1999

                                                                      APPENDIX B

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                      AND
                                 AIMCO-GP, INC.


     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"), AIMCO-GP, Inc. ("AIMCO-GP") and the directors of AIMCO are set forth below. The two directors of AIMCO-GP are Terry Considine and Peter Kompaniez. The two directors of the general partner of your partnership are Peter K. Kompaniez and Patrick J. Foye. The two executive officers of the general partner of your partnership are Patrick J. Foye, Executive Vice President, and Timothy R. Garrick, Vice President -- Accounting. Unless otherwise indicated, the business address of each executive officer and director is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222. Each executive officer and director is a citizen of the United States of America.



                    NAME                                              POSITION
                    ----                                              --------
Terry Considine..............................  Chairman of the Board of Directors and Chief Executive
                                                 Officer
Peter K. Kompaniez...........................  Vice Chairman, President and Director
Thomas W. Toomey.............................  Executive Vice President -- Finance and Administration
Joel F. Bonder...............................  Executive Vice President, General Counsel and
                                               Secretary
Patrick J. Foye..............................  Executive Vice President
Robert Ty Howard.............................  Executive Vice President -- Ancillary Services
Steven D. Ira................................  Executive Vice President and Co-Founder
Harry G. Alcock..............................  Senior Vice President -- Acquisitions
Troy D. Butts................................  Senior Vice President and Chief Financial Officer
Richard S. Ellwood...........................  Director
J. Landis Martin.............................  Director
Thomas L. Rhodes.............................  Director
John D. Smith................................  Director


                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman of the Board of Directors and Chief Executive Officer of AIMCO and AIMCO-GP since July
                                       1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of
                                       Property Asset Management, L.L.C., Limited Liability
                                       Company, a Colorado limited liability company, and its
                                       related entities (collectively, "PAM"), one of AIMCO's
                                       predecessors. On October 1, 1996, Mr. Considine was
                                       appointed Co-Chairman and director of Asset Investors Corp.
                                       and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of
                                       Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been involved as a
                                       principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities
                                       engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr.
                                       Considine received a B.A. from Harvard College, a J.D. from
                                       Harvard Law School and is admitted as a member of the
                                       Massachusetts Bar.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President of AIMCO in July
                                       1997. Mr. Kompaniez has served as Vice President of AIMCO-GP from July 1994 through July 1998 and was appointed President in July 1998. Mr. Kompaniez has been a director of AIMCO-GP since July 1994. Since September 1993, Mr. Kompaniez has
                                       owned 75% of PDI Realty Enterprises, Inc., a Delaware
                                       corporation ("PDI"), one of AIMCO's predecessors, and serves as its President and Chief Executive Officer. From 1986 to
                                       1993, he served as President and Chief Executive Officer of
                                       Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and
                                       related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately
                                       8,150 apartment units (including 6,217 units that have been acquired by the AIMCO) and 3.1 million square feet of
                                       commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb
                                       where he had extensive real estate and REIT experience. Mr.
                                       Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).
Thomas W. Toomey.....................  Mr. Toomey has served as Senior Vice President -- Finance and Administration of AIMCO since January 1996 and was
                                       promoted to Executive Vice-President-Finance and
                                       Administration in March 1997. Mr. Toomey has been Executive
                                       Vice President -- Finance and Administration of AIMCO-GP
                                       since July 1998. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as well as Vice President/Senior Controller and Director of
                                       Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From
                                       1984 to 1990, he was an audit manager with Arthur Andersen &
                                       Co. where he served real estate and banking clients. From
                                       1981 to 1983, Mr. Toomey was on the audit staff of Kenneth
                                       Leventhal & Company. Mr. Toomey received a B.S. in Business
                                       Administration/Finance from Oregon State University and is a
                                       Certified Public Accountant.
Joel F. Bonder.......................  Mr. Bonder was appointed Executive Vice President and
                                       General Counsel of AIMCO since December 8, 1997. Mr. Bonder has been Executive Vice President and General Counsel of
                                       AIMCO-GP since July 1998. Prior to joining AIMCO, Mr. Bonder served as Senior Vice President and General Counsel of NHP from April 1994 until December 1997. Mr. Bonder served as
                                       Vice President and Deputy General Counsel of NHP from June
                                       1991 to March 1994 and as Associate General Counsel of NHP
                                       from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with
                                       the Washington, D.C. law firm of Lane & Edson, P.C. From
                                       1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the
                                       University of Rochester and a J.D. from Washington
                                       University School of Law.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Patrick J. Foye......................  Mr. Foye has served as Executive Vice President of AIMCO and
                                       AIMCO-GP since May 1998. Prior to joining AIMCO, Mr. Foye
                                       was a partner in the law firm of Skadden, Arps, Slate,
                                       Meagher & Flom LLP from 1989 to 1998 and was Managing
                                       Partner of the firm's Brussels, Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of
                                       the New York State Privatization Council. He received a B.A.
                                       from Fordham College and a J.D. from Fordham University Law
                                       School.
Robert Ty Howard.....................  Mr. Howard has served as Executive Vice
                                       President -- Ancillary Services since February 1998. Mr.
                                       Howard was appointed Executive Vice President -- Ancillary
                                       Services of AIMCO-GP in July 1998. Prior to joining AIMCO,
                                       Mr. Howard served as an officer and/or director of four
                                       affiliated companies, Hecco Ventures, Craig Corporation,
                                       Reading Company and Decurion Corporation. Mr. Howard was
                                       responsible for financing, mergers and acquisitions
                                       activities, investments in commercial real estate, both
                                       nationally and internationally, cinema development and
                                       interest rate risk management. From 1983 to 1988, he was
                                       employed by Spieker Properties. Mr. Howard received a B.A.
                                       from Amherst College, a J.D. from Harvard Law School and an
                                       M.B.A. from Stanford University Graduate School of Business.
Steven D. Ira........................  Mr. Ira is a Co-Founder of AIMCO and has served as Executive
                                       Vice President of AIMCO since July 1994. Mr. Ira has been
                                       Executive Vice President of AIMCO-GP since July 1998. From
                                       1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired
                                       extensive experience in property management. Between 1977
                                       and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan,
                                       Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and
                                       Ira. Mr. Ira served for several years on the National
                                       Apartment Manager Accreditation Board and is a former
                                       president of both the National Apartment Association and the
                                       Colorado Apartment Association. Mr. Ira is the sixth
                                       individual elected to the Hall of Fame of the National
                                       Apartment Association in its 54-year history. He holds a
                                       Certified Apartment Property Supervisor (CAPS) and a
                                       Certified Apartment Manager designation from the National
                                       Apartment Association, a Certified Property Manager (CPM)
                                       designation from the National Institute of Real Estate
                                       Management (IREM) and he is a member of the Board of
                                       Directors of the National Multi-Housing Council, the
                                       National Apartment Association and the Apartment Association
                                       of Metro Denver. Mr. Ira received a B.S. from Metropolitan
                                       State College in 1975.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Harry G. Alcock......................  Mr. Alcock has served as Vice President of AIMCO and
                                       AIMCO-GP since July 1996, and was promoted to Senior Vice
                                       President -- Acquisitions in October 1997, with
                                       responsibility for acquisition and financing activities
                                       since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From
                                       1988 to 1992, Mr. Alcock worked for Larwin Development
                                       Corp., a Los Angeles based real estate developer, with
                                       responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988,
                                       Mr. Alcock worked for Ford Aerospace Corp. He received his
                                       B.S. from San Jose State University.
Troy D. Butts........................  Mr. Butts has served as Senior Vice President and Chief
                                       Financial Officer of AIMCO since November 1997. Mr. Butts
                                       has been Senior Vice President and Chief Financial Officer of AIMCO-GP since July 1998. Prior to joining AIMCO, Mr.
                                       Butts served as a Senior Manager in the audit practice of
                                       the Real Estate Services Group for Arthur Andersen LLP in
                                       Dallas, Texas. Mr. Butts was employed by Arthur Andersen LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family
                                       real estate investment trusts. Mr. Butts holds a Bachelor of
                                       Business Administration degree in Accounting from Angelo
                                       State University and is a Certified Public Accountant.
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
12 Auldwood Lane                       and is currently Chairman of the Audit Committee. Mr.
Rumson, NJ 07660                       Ellwood is the founder and President of R.S. Ellwood & Co.,
                                       Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr.
                                       Ellwood had 31 years experience on Wall Street as an
                                       investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987;
                                       Managing Director at Warburg Paribas Becker from 1978 to
                                       1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in
                                       various capacities at J.P. Morgan & Co. from 1955 to 1968.
                                       Mr. Ellwood currently serves as a director of FelCor Suite
                                       Hotels, Inc. and Florida East Coast Industries, Inc.
J. Landis Martin.....................  Mr. Martin was appointed a Director of AIMCO in July 1994
199 Broadway                           and became Chairman of the Compensation Committee in March
Suite 4300                             1998. Mr. Martin has served as President and Chief Executive
Denver, CO 80202                       Officer and a Director of NL Industries, Inc., a
                                       manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation
                                       ("TIMET") and NL Industries, Inc., since 1990 and as Chief
                                       Executive Officer and a director of Tremont since 1998. Mr.
                                       Martin has served as Chairman of Timet, an integrated
                                       producer of titanium, since 1987 and Chief Executive Officer since January 1995. From 1990 until its acquisition by
                                       Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin
                                       served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In
                                       addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services,
                                       hydrocarbon and engineering industries.

                NAME                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
                ----                          ---------------------------------------------
Timothy R. Garrick...................  Mr. Garrick has been Vice President -- Accounting of the general partner and AIMCO since October 1, 1998. Prior to
                                       that date, Mr. Garrick served as Vice
                                       President -- Accounting Services of Insignia Financial Group
                                       from June 1997 until October 1998. From 1992 until June of
                                       1997, Mr. Garrick served as Vice President of Partnership
                                       Accounting for Insignia Financial Group. From 1987 to 1990,
                                       Mr. Garrick served as Investment Advisor for U.S. Shelter
                                       Corporation. From 1984 to 1987, Mr. Garrick served as
                                       Partnership Investment Analyst for U.S. Shelter Corporation.
                                       From 1979 to 1984, Mr. Garrick worked on the audit staff of
                                       Ernst & Whinney. Mr. Garrick received his B.S. Degree from the University of South Carolina in 1979 and is a certified public accountant.
Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994.
215 Lexingon Avenue                    Mr. Rhodes has served as the President and a Director of
4th Floor                              National Review magazine since November 30, 1992, where he
New York, NY 10016                     has also served as a Director since 1998. From 1976 to 1992
                                       , he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 27, 1992. He is currently
                                       Co-Chairman of the Board , Co-Chief Executive Officer and a
                                       Director of Commercial Assets Inc. and Asset Investors
                                       Corporation. He also serves as a Director of Delphi
                                       Financial Group, Inc. and its subsidiaries, Delphi
                                       International Ltd., Oracle Reinsurance Company, and the
                                       Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman
                                       of the Empire Foundation for Policy Research, a Founder and
                                       Trustee of Change NY, a Trustee of The Heritage Foundation,
                                       and a Trustee of the Manhattan Institute.
John D. Smith........................  Mr. Smith was appointed a Director of AIMCO in November
3400 Peachtree Road                    1994. Mr. Smith is Principal and President of John D. Smith
Suite 831                              Developments. Mr. Smith has been a shopping center
Atlanta, GA 30326                      developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in
                                       Atlanta, Georgia. Mr. Smith is a Trustee and former
                                       President of the International Council of Shop ping Centers and was selected to be a member of the American Society of
                                       Real Estate Counselors. Mr. Smith served as a Director for
                                       Pan-American Properties, Inc. (National Coal Board of Great
                                       Britain) formerly known as Continental Illinois Properties.
                                       He also serves as a director of American Fidelity Assurance
                                       Companies and is retained as an advisor by Shop System Study
                                       Society, Tokyo, Japan.

     Questions and requests for assistance or for additional copies of this Prospectus Supplement and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

              By Mail:                         By Overnight Courier:                        By Hand:
            P.O. Box 2065                        111 Commerce Road                      111 Commerce Road
   S. Hackensack, N.J. 07606-2065              Carlstadt, N.J. 07072                  Carlstadt, N.J. 07072
                                            Attn.: Reorganization Dept.            Attn.: Reorganization Dept.

                                 By Telephone:

                            TOLL FREE (888) 349-2005

                                       or

                                 (201) 896-1900

                                    By Fax:

                                 (201) 460-2881

                                On the Internet:

                               www.clc-online.com

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

AIMCO

     AIMCO's Charter limits the liability of AIMCO's directors and officers to AIMCO and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of AIMCO or its stockholders to obtain other relief, such as an injunction or rescission.

     AIMCO's Charter and Bylaws require AIMCO to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

     AIMCO has entered into agreements with certain of its officers, pursuant to which AIMCO has agreed to indemnify such officers to the fullest extent permitted by applicable law.

THE AIMCO OPERATING PARTNERSHIP

     The AIMCO Operating Partnership Agreement requires the AIMCO Operating Partnership to indemnify its directors and officers (each an "Indemnitee") to the fullest extent authorized by applicable law against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the AIMCO Operating Partnership. Such indemnification continues after the Indemnitee ceases to be a director or officer. The right to indemnification includes the right to be paid by the AIMCO Operating Partnership the expenses incurred in defending any proceeding in advance of its final disposition upon the delivery of an undertaking by or on behalf of the Indemnitee to repay all amounts advanced if a final judicial decision is rendered that such Indemnitee did not meet the standard of conduct permitting indemnification under the AIMCO Operating Partnership Agreement or applicable law.

     The Partnership maintains insurance, at its expense, to protect against any liability or loss, regardless of whether any director or officer is entitled to indemnification under the AIMCO Operating Partnership Agreement or applicable law.

ITEM 21. EXHIBITS.

     (a)


        4.1    (1)          Specimen certificate for Class A Common Stock.
        4.2    (1)          Specimen certificate for Common OP Unit.
        5.1    (2)          Opinion of Piper & Marbury L.L.P. regarding the validity of the Class A Common Stock and Preferred Stock offered
                               hereby.
        5.2    (2)          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding the validity of the Common OP Units and the
                               Preferred OP Units offered hereby.
        8.1    (4)          Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding tax matters.
       12.1    (5)          Calculation of ratio of earnings to fixed charges.
       12.2    (5)          Calculation of ratio of earnings to combined fixed charges and preferred stock dividends.
       23.1    (5)          Consent of Ernst & Young LLP, Dallas, Texas.
       23.2    (5)          Consent of Ernst & Young LLP, Chicago, Illinois.
       23.3    (5)          Consent of Ernst & Young LLP, Greenville, South Carolina.
       23.4    (5)          Consent of Ernst & Young LLP, Indianapolis, Indiana.
       23.5    (5)          Consent of Arthur Andersen LLP.
       23.6    (2)          Consent of Piper & Marbury L.L.P. (included in opinion filed as Exhibit 5.1).
       23.7    (2)          Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                               (included in opinion filed as Exhibit 5.2).
       23.8                 Consents of KPMG Peat Marwick LLP with respect to financial statements of the following entities:
       23.8.1  (5)          -- Baywood Partners, Ltd.
       23.8.2  (5)          -- Burgundy Court Associates, L.P.
       23.8.3  (5)          -- Catawba Club Associates, L.P.
       23.8.4  (5)          -- Georgetown of Columbus Associates, L.P.
       23.8.5  (5)          -- La Colina Partners, Ltd.
       23.8.6  (5)          -- Lake Eden Associates, L.P.
       23.8.7  (5)          -- Landmark Associates, Ltd.
       23.8.8  (5)          -- Northbrook Apartments, Ltd.
       23.8.9  (5)          -- Shaker Square, L.P.
       23.8.10 (5)          -- Thurber Manor Associates, Limited Partnership.
       23.8.11 (5)          -- Quail Run Associates, L.P.
       23.8.12 (5)          -- Sycamore Creek Associates, L.P.
       23.9    (5)          Consent of Portock, Bye & Co. (Brampton Associates
                               Partnership).
       23.10                Consents of Ernst & Young LLP, Greenville, South Carolina
                               with respect to financial statements of the following
                               entities:
       23.10.1 (5)          -- Rivercreek Apartments Limited Partnership.
       23.10.2 (5)          -- Calmark Heritage Park II Ltd.
       23.10.3 (5)          -- Yorktown Towers Associates.
       23.10.4 (5)          -- Shannon Manor Apartments, a Limited Partnership.
       23.10.5 (5)          -- Woodmere Associates, L.P.

       23.10.6 (5)          -- Salem Arms of Augusta Limited Partnership.
       23.10.7 (5)          -- Coastal Commons Limited Partnership.
       23.10.8 (5)          -- Snowden Village Associates, L.P.
       23.10.9 (5)          -- Sharon Woods, L.P.
       23.10.10(5)          -- Rivercrest Apartments, Limited.
       23.10.11(5)          -- Angeles Income Properties, Ltd. II.
       23.10.12(5)          -- Angeles Income Properties, Ltd. III.
       23.10.13(5)          -- Angeles Income Properties, Ltd. IV.
       23.10.14(5)          -- Angeles Income Properties, Ltd. 6.
       23.10.15(5)          -- Angeles Opportunity Properties, Ltd.
       23.10.16(5)          -- Angeles Partners VII.
       23.10.17(5)          -- Angeles Partners VIII.
       23.10.18(5)          -- Angeles Partners IX.
       23.10.19(5)          -- Angeles Partners X.
       23.10.20(5)          -- Angeles Partners XI.
       23.10.21(5)          -- Angeles Partners XII.
       23.10.22(5)          -- Angeles Partners XIV.
       23.10.23(5)          -- Consolidated Capital Institutional Properties/2.
       23.10.24(5)          -- Consolidated Capital Institutional Properties/3.
       23.10.25(5)          -- Consolidated Capital Properties III.
       23.10.26(5)          -- Consolidated Capital Properties IV.
       23.10.27(5)          -- Consolidated Capital Properties V.
       23.10.28(5)          -- Consolidated Capital Properties VI.
       23.10.29(5)          -- Davidson Diversified Real Estate I, L.P.
       23.10.30(5)          -- Davidson Diversified Real Estate II, L.P.
       23.10.31(5)          -- Davidson Diversified Real Estate III, L.P.
       23.10.32(5)          -- Davidson Growth Plus, L.P.
       23.10.33(5)          -- Davidson Income Real Estate, L.P.
       23.10.34(5)          -- Investors First-Staged Equity.
       23.10.35(5)          -- Johnstown/Consolidated Income Partners.
       23.10.36(5)          -- Multi-Benefit Realty Fund '87-1.
       23.10.37(5)          -- Shelter Properties III.
       23.10.38(5)          -- Shelter Properties VI.
       23.10.39(5)          -- Shelter Properties VII Limited Partnership.
       23.10.40(5)          -- U.S. Realty Partners Limited Partnership.
       23.10.41(4)          -- Shelter Properties IV
       23.11   (5)          Consents of Deloitte & Touche (Cedar-Tree Investors Limited
                               Partnership and Wingfield Investors Limited Partnership).
       23.11.1 (5)          -- HCW Pension Real Estate Fund Limited Partnership.
       23.11.2 (5)          -- United Investors Growth Properties.
       23.11.3 (5)          -- United Investors Growth Properties II.
       23.11.4 (5)          -- United Investors Income Properties.
       23.12   (5)          Consents of Reznick Fedder & Silverman (Burnsville
                               Apartments, LP (Minneapolis Associates II Limited
                               Partnership), Chestnut Hill Associates Limited
                               Partnership, DFW Apartment Investors Limited Partnership,
                               DFW Residential Investors Limited Partnership, Olde Mill
                               Investors Limited Partnership, Park Towne Place
                               Associates Limited Partnership and Texas Residential
                               Investors Limited Partnership, Winthrop Apartment
                               Investors Limited Partnership).
       23.12.1 (5)          -- Riverside Park Associates L.P.
       23.12.2 (5)          -- Springhill Lake Investors Limited Partnership.

       23.13   (5)        Consent of Barry S. Fishman & Associates (Ravensworth Associates Limited Partnership).
       23.14              Consents of Imowitz Koenig LLP with respect to financial statements of the following entities:
       23.14.1 (5)        -- Winthrop Apartment Investors Limited Partnership.
       23.14.2 (5)        -- Winrock -- Houston Limited Partnership.
       23.14.3 (5)        -- Century Properties Fund XVI.
       23.14.4 (5)        -- Century Properties Fund XVIII.
       23.14.5 (5)        -- Century Properties Fund XIX.
       23.14.6 (5)        -- Century Properties Growth Fund XXII.
       23.14.7            -- [Reserved].
       23.14.8 (5)        -- Fox Strategic Housing Income Partners.
       23.14.9 (5)        -- National Property Investors 8.
       23.14.10(5)        -- Winthrop Growth Investors 1 Limited Partnership.
       23.15.1 (5)        Consent of Pannell Kerr Forster PC (Drexel Burnham Lambert Real Estate Associates II).
       23.16   (5)        Consent of Beers & Cutler PLLC
       23.17   (5)        Consent of Ernst & Young LLP, Denver, Colorado.
       24.1    (5)        Power of Attorney for Apartment Investment and Management Company.
       24.2    (5)        Power of Attorney for AIMCO Properties, L.P.


---------------

(1) Incorporated by reference from AIMCO's Registration Statement on Form 8-A filed on July 19, 1994.

(2)  To be filed by amendment.

(3)  Incorporated by reference from AIMCO's Form 8-K filed on July 2, 1998.

(4)  Filed herewith.

(5)  Previously filed.

   (b) Financial Statement Schedules
       Not Applicable.

   (c) Report, opinion or appraisal


      (i)See Appendix A to each Prospectus Supplement.



      (ii)
         Summaries of appraisals referred to in the Prospectus Supplement of Shelter Properties IV in the Section "Fairness of the
         Offer -- Appraisals" are incorporated by reference to Exhibit (z)(I) to the Form 14D-1 of Shelter Properties IV filed by Cooper River Properties, L.L.C. on July 21, 1998.



       (iii)
          Physical inspection reports of Adjuster's International, Inc. referred to in the Prospectus Supplement of Shelter Properties IV are incorporated by reference to Exhibit (b)(3) to the Schedule 13E-3 of AIMCO Properties, L.P. and Shelter Realty IV Corporation relating to Shelter Properties IV.


ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (f) The undersigned registrants hereby undertake to not issue securities under this registration statement in order to effect any "roll-up transaction" (as such term is defined paragraph (c) of Item 901 of Regulation S-K). Furthermore, the undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning an offer to purchase partnership interests in exchange for securities issued under this registration statement, prior to commencing such an offer, if pursuant to the provisions of subparagraph (iv), (vii) or (viii) of paragraph (c)(2) of Item 901 of Regulation S-K, such transaction would be excluded from the definition of a "roll-up transaction."

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Apartment Investment and Management Company has duly caused this Amendment No. 7 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 11th day of February, 1999.


                                            APARTMENT INVESTMENT AND
                                              MANAGEMENT COMPANY


                                            By:   /s/ PETER K. KOMPANIEZ

                                              ----------------------------------

                                                     Peter K. Kompaniez,


                                                 Vice Chairman and President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                /s/ TERRY CONSIDINE*                   Chairman and Chief Executive   February 11, 1999
-----------------------------------------------------    Officer
                   Terry Considine

               /s/ PETER K. KOMPANIEZ                  Vice Chairman and President    February 11, 1999
-----------------------------------------------------
                 Peter K. Kompaniez

                 /s/ TROY D. BUTTS*                    Senior Vice President and      February 11, 1999
-----------------------------------------------------    Chief Financial Officer
                    Troy D. Butts

               /s/ RICHARD S. ELLWOOD*                 Director                       February 11, 1999
-----------------------------------------------------
                 Richard S. Ellwood

                /s/ J. LANDIS MARTIN*                  Director                       February 11, 1999
-----------------------------------------------------
                  J. Landis Martin

                /s/ THOMAS L. RHODES*                  Director                       February 11, 1999
-----------------------------------------------------
                  Thomas L. Rhodes

                 /s/ JOHN D. SMITH*                    Director                       February 11, 1999
-----------------------------------------------------
                    John D. Smith

             *By: /s/ PETER K. KOMPANIEZ
  ------------------------------------------------
       Peter K. Kompaniez, as Attorney-in-Fact
          for each of the persons indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, AIMCO Properties, L.P. has duly caused this Amendment No. 7 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 11th day of February, 1999.


                                            AIMCO PROPERTIES, L.P.

                                            By: AIMCO-GP, INC.
                                              its General Partner


                                            By:   /s/ PETER K. KOMPANIEZ

                                              ----------------------------------

                                                     Peter K. Kompaniez,


                                                 Vice Chairman and President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                /s/ TERRY CONSIDINE*                   Chairman and Chief             February 11, 1999
-----------------------------------------------------    Executive Officer
                   Terry Considine

               /s/ PETER K. KOMPANIEZ                  Vice Chairman and President    February 11, 1999
-----------------------------------------------------
                 Peter K. Kompaniez

                 /s/ TROY D. BUTTS*                    Senior Vice President and      February 11, 1999
-----------------------------------------------------    Chief Financial Officer
                    Troy D. Butts

             *By: /s/ PETER K. KOMPANIEZ
  ------------------------------------------------
     Peter K. Kompaniez, as Attorney-in-Fact for
            each of the persons indicated

                               INDEX TO EXHIBITS


         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
        4.1    (1)          Specimen certificate for Class A Common Stock.
        4.2    (1)          Specimen certificate for Common OP Unit.
        5.1    (2)          Opinion of Piper & Marbury L.L.P. regarding the validity of the Class A Common Stock and Preferred Stock offered
                               hereby.
        5.2    (2)          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding the validity of the Common OP Units and the
                               Preferred OP Units offered hereby.
        8.1    (4)          Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                               regarding tax matters.
       12.1    (5)          Calculation of ratio of earnings to fixed charges.
       12.2    (5)          Calculation of ratio of earnings to combined fixed charges and preferred stock dividends.
       23.1    (5)          Consent of Ernst & Young LLP, Dallas, Texas.
       23.2    (5)          Consent of Ernst & Young LLP, Chicago, Illinois.
       23.3    (5)          Consent of Ernst & Young LLP, Greenville, South Carolina.
       23.4    (5)          Consent of Ernst & Young LLP, Indianapolis, Indiana.
       23.5    (5)          Consent of Arthur Andersen LLP.
       23.6    (2)          Consent of Piper & Marbury L.L.P. (included in opinion filed as Exhibit 5.1).
       23.7    (2)          Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                               (included in opinion filed as Exhibit 5.2).
       23.8                 Consents of KPMG Peat Marwick LLP with respect to financial statements of the following entities:
       23.8.1  (5)          -- Baywood Partners, Ltd.
       23.8.2  (5)          -- Burgundy Court Associates, L.P.
       23.8.3  (5)          -- Catawba Club Associates, L.P.
       23.8.4  (5)          -- Georgetown of Columbus Associates, L.P.
       23.8.5  (5)          -- La Colina Partners, Ltd.
       23.8.6  (5)          -- Lake Eden Associates, L.P.
       23.8.7  (5)          -- Landmark Associates, Ltd.
       23.8.8  (5)          -- Northbrook Apartments, Ltd.
       23.8.9  (5)          -- Shaker Square, L.P.
       23.8.10 (5)          -- Thurber Manor Associates, Limited Partnership.
       23.8.11 (5)          -- Quail Run Associates, L.P.
       23.8.12 (5)          -- Sycamore Creek Associates, L.P.
       23.9    (5)          Consent of Portock, Bye & Co. (Brampton Associates
                               Partnership).
       23.10                Consents of Ernst & Young LLP, Greenville, South Carolina
                               with respect to financial statements of the following
                               entities:
       23.10.1 (5)          -- Rivercreek Apartments Limited Partnership.
       23.10.2 (5)          -- Calmark Heritage Park II Ltd.
       23.10.3 (5)          -- Yorktown Towers Associates.
       23.10.4 (5)          -- Shannon Manor Apartments, a Limited Partnership.
       23.10.5 (5)          -- Woodmere Associates, L.P.
       23.10.6 (5)          -- Salem Arms of Augusta Limited Partnership.

         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
       23.10.7 (5)          -- Coastal Commons Limited Partnership.
       23.10.8 (5)          -- Snowden Village Associates, L.P.
       23.10.9 (5)          -- Sharon Woods, L.P.
       23.10.10(5)          -- Rivercrest Apartments, Limited.
       23.10.11(5)          -- Angeles Income Properties, Ltd. II.
       23.10.12(5)          -- Angeles Income Properties, Ltd. III.
       23.10.13(5)          -- Angeles Income Properties, Ltd. IV.
       23.10.14(5)          -- Angeles Income Properties, Ltd. 6.
       23.10.15(5)          -- Angeles Opportunity Properties, Ltd.
       23.10.16(5)          -- Angeles Partners VII.
       23.10.17(5)          -- Angeles Partners VIII.
       23.10.18(5)          -- Angeles Partners IX.
       23.10.19(5)          -- Angeles Partners X.
       23.10.20(5)          -- Angeles Partners XI.
       23.10.21(5)          -- Angeles Partners XII.
       23.10.22(5)          -- Angeles Partners XIV.
       23.10.23(5)          -- Consolidated Capital Institutional Properties/2.
       23.10.24(5)          -- Consolidated Capital Institutional Properties/3.
       23.10.25(5)          -- Consolidated Capital Properties III.
       23.10.26(5)          -- Consolidated Capital Properties IV.
       23.10.27(5)          -- Consolidated Capital Properties V.
       23.10.28(5)          -- Consolidated Capital Properties VI.
       23.10.29(5)          -- Davidson Diversified Real Estate I, L.P.
       23.10.30(5)          -- Davidson Diversified Real Estate II, L.P.
       23.10.31(5)          -- Davidson Diversified Real Estate III, L.P.
       23.10.32(5)          -- Davidson Growth Plus, L.P.
       23.10.33(5)          -- Davidson Income Real Estate, L.P.
       23.10.34(5)          -- Investors First-Staged Equity.
       23.10.35(5)          -- Johnstown/Consolidated Income Partners.
       23.10.36(5)          -- Multi-Benefit Realty Fund '87-1.
       23.10.37(5)          -- Shelter Properties III.
       23.10.38(5)          -- Shelter Properties VI.
       23.10.39(5)          -- Shelter Properties VII Limited Partnership.
       23.10.40(5)          -- U.S. Realty Partners Limited Partnership.
       23.10.41(4)          -- Shelter Properties IV
       23.11   (5)          Consents of Deloitte & Touche (Cedar-Tree Investors Limited
                               Partnership and Wingfield Investors Limited Partnership).
       23.11.1 (5)          -- HCW Pension Real Estate Fund Limited Partnership.
       23.11.2 (5)          -- United Investors Growth Properties.
       23.11.3 (5)          -- United Investors Growth Properties II.
       23.11.4 (5)          -- United Investors Income Properties.

         EXHIBIT
          NUMBER                                    DESCRIPTION
         -------                                    -----------
       23.12   (5)          Consents of Reznick Fedder & Silverman (Burnsville
                               Apartments, LP (Minneapolis Associates II Limited
                               Partnership), Chestnut Hill Associates Limited
                               Partnership, DFW Apartment Investors Limited Partnership,
                               DFW Residential Investors Limited Partnership, Olde Mill
                               Investors Limited Partnership, Park Towne Place
                               Associates Limited Partnership and Texas Residential
                               Investors Limited Partnership, Winthrop Apartment
                               Investors Limited Partnership).
       23.12.1 (5)          -- Riverside Park Associates L.P.
       23.12.2 (5)          -- Springhill Lake Investors Limited Partnership.
       23.13   (5)          Consent of Barry S. Fishman & Associates (Ravensworth
                               Associates Limited Partnership).
       23.14                Consents of Imowitz Koenig LLP with respect to financial
                               statements of the following entities:
       23.14.1 (5)          -- Winthrop Apartment Investors Limited Partnership.
       23.14.2 (5)          -- Winrock -- Houston Limited Partnership.
       23.14.3 (5)          -- Century Properties Fund XVI.
       23.14.4 (5)          -- Century Properties Fund XVIII.
       23.14.5 (5)          -- Century Properties Fund XIX.
       23.14.6 (5)          -- Century Properties Growth Fund XXII.
       23.14.7              -- [Reserved].
       23.14.8 (5)          -- Fox Strategic Housing Income Partners.
       23.14.9 (5)          -- National Property Investors 8.
       23.14.10(5)          -- Winthrop Growth Investors 1 Limited Partnership.
       23.15.1 (5)          Consent of Pannell Kerr Forster PC (Drexel Burnham Lambert
                               Real Estate Associates II).
       23.16   (5)          Consent of Beers & Cutler PLLC.
       23.17   (5)          Consent of Ernst & Young, LLP, Denver, Colorado.
       24.1    (5)          Power of Attorney for Apartment Investment and Management
                               Company.
       24.2    (5)          Power of Attorney for AIMCO Properties, L.P.


---------------

(1) Incorporated by reference from AIMCO's Registration Statement on Form 8-A filed on July 19, 1994.

(2)    To be filed by amendment.

(3)    Incorporated by reference from AIMCO's Form 8-K filed on July 2, 1998.

(4)    Filed herewith.

(5)    Previously filed.

   (b) Financial Statement Schedules
       Not Applicable.

   (c) Report, opinion or appraisal


        (i)


          See Appendix A to each Prospectus Supplement.



        (ii)
          Summaries of appraisals referred to in the Prospectus Supplement of Shelter Properties IV in the Section "Fairness of the
          Offer -- Appraisals" are incorporated by reference to Exhibit (z)(I) to the Form 14D-1 of Shelter Properties IV filed by Cooper River Properties, L.L.C. on July 21, 1998.



       (iii)
          Physical inspection reports of Adjuster's International, Inc. referred to in the Prospectus Supplement of Shelter Properties IV are incorporated by reference to Exhibit (b)(3) to the Schedule 13E-3 of AIMCO Properties, L.P. and Shelter Realty IV Corporation relating to Shelter Properties IV.